   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1998

                                                        REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                               ONEMAIN.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------
        DELAWARE                      7375                    11-3460073
    (STATE OR OTHER            (PRIMARY STANDARD           (I.R.S. EMPLOYER
    JURISDICTION OF                INDUSTRIAL           IDENTIFICATION NUMBER)
    INCORPORATION OR          CLASSIFICATION CODE
     ORGANIZATION)                  NUMBER)

                               50 HAWTHORNE ROAD
                             SOUTHAMPTON, NY 11968
                                 (516) 287-4084
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                                STEPHEN E. SMITH
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ONEMAIN.COM, INC.
                               50 HAWTHORNE ROAD
                             SOUTHAMPTON, NY 11968
                                 (516) 287-4084
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------
                                   COPIES TO:
          STEVEN A. MUSELES                         R.W. SMITH, JR.
        HOGAN & HARTSON L.L.P.                   PIPER & MARBURY L.L.P.
     555 THIRTEENTH STREET, N.W.                36 SOUTH CHARLES STREET
        WASHINGTON, D.C. 20004                    BALTIMORE, MD 21201
            (202) 637-5600                           (410) 539-2530

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                                ---------------
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
    TITLE OF EACH CLASS OF                       PROPOSED MAXIMUM              AMOUNT OF
  SECURITIES TO BE REGISTERED               AGGREGATE OFFERING PRICE(1)     REGISTRATION FEE
--------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share...         $143,750,000                 $39,963
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of computing the registration fee.

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE + +CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT + +FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS + +PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR DOES IT + +SEEK OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR +
+SALE IS NOT PERMITTED.                                                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                                          SUBJECT TO COMPLETION,
                                                         DATED DECEMBER 30, 1998

                                       Shares

                                     [LOGO]

                               ONEMAIN.COM, INC.

                                  Common Stock

OneMain.com, Inc. provides Internet access and related services to individuals and businesses located predominantly in secondary, tertiary and rural markets throughout the United States. Upon completion of this offering, we will immediately become one of the ten largest (based on number of subscribers) independent Internet service providers in the United States with approximately 273,000 subscribers.

This is the initial public offering of our common stock. We expect the initial
public offering price will be between $    and $    per share. The price per
share in this offering may not reflect the price of our shares in the public market after this offering is complete. We intend to have our common stock trade on the Nasdaq National Market.

INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. PLEASE READ THE RISK FACTORS BEGINNING ON PAGE 8 BEFORE MAKING A DECISION TO INVEST IN THE COMPANY'S COMMON STOCK.

                                                                PER SHARE TOTAL
                                                                --------- -----
    Public Offering Price......................................   $       $
    Underwriting Discounts and Commissions.....................   $       $
    Proceeds, before expenses, to OneMain.Com, Inc. ...........   $       $

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OF COMMON STOCK OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                                  ----------

OneMain.com, Inc. has granted the underwriters the right, at any time until 30 days after the date of this prospectus, to purchase up to an additional shares to cover any over-allotments of shares the underwriters may make in this offering.


                                  ----------

The underwriters expect to deliver the shares against payment in Baltimore,
Maryland on    , 1999.

BT ALEX. BROWN

            SOUNDVIEW TECHNOLOGY GROUP

                                                         WIT CAPITAL CORPORATION
                                                            AS E-MANAGER(TM)

                                       , 1999

[GRAPHIC: MAP OF THE CONTINENTAL UNITED STATES WITH SHADING TO SHOW THE AREAS WITHIN WHICH A SUBSCRIBER MAY ACCESS THE INTERNET BY A LOCAL TELEPHONE CALL THROUGH ONE OF THE ONEMAIN.COM, INC. ISPS.]

  This prospectus contains certain forward-looking statements and information relating to OneMain.com. We intend to identify forward-looking statements in this prospectus using words such as "believes," "intends," "expects," "may," "will," "should," "plan," "projected," "contemplates," "anticipates" or similar statements.

  These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve certain risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause such a difference include those discussed in the Risk Factors section beginning on page 8 of this prospectus.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Summary..................................................................   1
Risk Factors.............................................................   8
The Company..............................................................  20
The Transactions.........................................................  20
Use of Proceeds..........................................................  23
Dividend Policy..........................................................  23
Capitalization...........................................................  24
Dilution.................................................................  25
Selected Combined Pro Forma Financial Data...............................  27
Selected Historical Financial Data for Our ISPs..........................  29
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  33
Business.................................................................  65
Management...............................................................  76
Certain Transactions.....................................................  83
Principal Stockholders...................................................  86
Description of Capital Stock.............................................  87
Shares Available for Future Sale.........................................  91
Underwriting.............................................................  94
Experts..................................................................  97
Legal Matters............................................................ 100
Additional Information................................................... 100
Glossary of Technical Terms.............................................. G-1
Index to Financial Statements............................................ F-1

                                    SUMMARY

  Simultaneously with the consummation of this offering, OneMain.com, Inc. will acquire 17 existing Internet service providers ("ISPs") in exchange for cash and shares of our common stock (the "Transactions"). As used in this prospectus, "Company" means OneMain.com, Inc. and the ISPs that we will acquire in the Transactions or, as applicable, one or more of these ISPs on a combined basis. All references to the historical activities of the Company refer to the activities of our ISPs.

  The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the consolidated financial statements and the related notes beginning on page F-1. See the Glossary beginning on page G-1 for the meaning of certain technical terms that are used in this prospectus.

                               ONEMAIN.COM, INC.

OUR BUSINESS

  We provide Internet access and related services to individuals and businesses located predominantly in secondary, tertiary and rural markets throughout the United States. We believe individuals in these markets have traditionally been under-served or not served at all by national on-line service providers and therefore present a significant growth opportunity for us. Upon completion of this offering and the Transactions, we will immediately become one of the ten largest (based on number of subscribers) independent Internet service providers in the United States with approximately 273,000 subscribers at September 30, 1998.

  The 15 largest Metropolitan Statistical Areas in the United States comprise only 37% of the U.S. population, leaving approximately 167 million individuals in hundreds of secondary, tertiary and rural markets in the United States as potential subscribers. Currently, approximately 34 million people, or 13% of the U.S. population, are able to access one of our ISP networks through a local telephone call. Many of the national on-line service providers with whom we compete provide access in our markets only through long distance calls, which make access more expensive for subscribers. We believe our ability to provide Internet access through local calls provides us with a significant competitive advantage. We also expect to benefit from the managerial talent, technological competence and localized sales and marketing skills that we will acquire through what we believe are some of the fastest growing local ISPs in the United States.

  On a pro forma combined basis, our ISPs generated $14.4 million in total revenues for the three months ended September 30, 1998 and $37.5 million in total revenues for the nine months ended September 30, 1998. On a sequential quarter basis, our revenue growth has averaged 16.6% during the six-quarter period ended September 30, 1998, and our subscriber growth has averaged 19.9% over this period. Our pro forma combined subscriber turnover level, or "churn rate," of % per month for the quarter ended December 31, 1998 illustrates the stability of our subscriber base. "Churn rate" means the percentage obtained by dividing the number of subscribers that cancel or do not renew their subscriptions during a period by the number of subscribers at the end of the period.

OUR STRATEGY

  Our strategy is to meet the customer service and content requirements of our target markets while benefitting from the scale advantages now enjoyed by national on-line service providers. The following are the key elements of our strategy:

  Manage our ISPs through Operating Groups. We intend to organize our ISPs into operating groups. These operating groups will manage our ISPs on a day-to-day basis, identify acquisitions, integrate acquired subscribers and support growth at the local ISP level.

  Grow Our Subscriber Base. We will continue to attract new and retain existing subscribers primarily by enhancing our subscribers' on-line experience and migrating to a national brand.

  Integrate our ISPs. We plan to integrate our ISPs by eliminating redundant network costs and consolidating certain operations, including back office functions.

  Leverage our Scale. The primary role of our corporate level management team will be to build and leverage our combined scale to increase revenues and reduce costs.

  Offer Higher Margin Products and Services. We intend to capitalize on opportunities to sell higher margin value-added products and services to our subscribers.

OUR HISTORY AND STRUCTURE

  We formed OneMain.com for the purpose of acquiring existing ISPs serving subscribers predominantly in secondary, tertiary and rural markets. Upon completion of this offering, we will acquire 17 ISPs in the Transactions for a combination of common stock and cash. We will conduct our operations through our ISPs, which will be organized into seven operating groups. Our executive offices are located at 50 Hawthorne Road, Southampton, New York 11968, and our telephone number is (516) 287-4084.

                                  THE OFFERING

Stock Offered by the Company............     shares of common stock.

Stock Outstanding after this
 Offering(1)............................     shares of common stock.

Use of Proceeds.........................  We will use the proceeds of this offering to pay the cash portion of
                                          the purchase prices payable in the
                                          Transactions, repay certain
                                          indebtedness of our ISPs and for
                                          general corporate purposes, including
                                          acquisitions and working capital.

Proposed Nasdaq Symbol..................


Dividend Policy.........................  We do not anticipate paying cash dividends on our common stock.
--------
(1) Includes the     shares of common stock we will issue in the offering,
    4,777,500 shares of common stock issued to the founders and initial investors in OneMain.com and the approximately 6,087,211 shares of common stock we will issue at the closing of the Transactions. The actual number of common shares we will issue at the closing of the Transactions will be determined based on the financial condition of the ISPs as of the closing date of this offering. See "Risk Factors--We may be Obliged to Pay Substantial Additional Consideration Under Agreements entered into in Connection with the Transactions" at page 11 below and "The Transactions" at page 20 below. Upon completion of this offering, we also will have
    outstanding options to purchase      shares of common stock at the initial
    public offering price, of which options to purchase 841,600 shares will be exercisable immediately following completion of this offering.

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA

  We began business as a newly formed corporation in August 1998, and we have not conducted any operations yet, except negotiating and documenting the acquisitions of the 17 ISPs we will acquire in the Transactions, preparing this prospectus and the related documents for this offering and developing our management team and corporate structure. We present below certain summary pro forma combined financial data for the Company based on historical data for the year ended December 31, 1997, the nine months ended September 30, 1997 and the nine months ended September 30, 1998, considering the combined historical results for the Company and the 17 ISPs we will acquire in the Transactions. We present the pro forma combined balance sheet data as of September 30, 1998 based on historical data and as adjusted for this offering. The pro forma combined statement of operations data for the year ended December 31, 1997 and the nine months ended September 30, 1997 and 1998 assume that the Transactions and this offering were consummated on January 1, 1997. The pro forma combined balance sheet data assume that the Transactions were consummated on September 30, 1998. The summary pro forma financial data do not necessarily indicate the operating results or financial position which would have resulted from the operation of the Company on a combined basis during the periods presented, nor does this pro forma data necessarily represent any future operating results or financial position of the Company. In addition to this summary financial data, you should also refer to the more complete financial information included elsewhere in this prospectus, including more complete historical results for certain of the companies to be acquired in the Transactions.

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA

                                                          NINE MONTHS
                                      YEAR ENDED      ENDED SEPTEMBER 30,
                                     DECEMBER 31,  --------------------------
                                         1997          1997          1998
                                     ------------  ------------  ------------
PRO FORMA STATEMENT OF OPERATIONS
 DATA(1):
Revenues:
  Access revenues................... $ 27,251,573  $ 18,634,404  $ 35,865,317
  Other revenues....................    1,872,046     1,396,764     1,585,633
                                     ------------  ------------  ------------
    Total revenues..................   29,123,619    20,031,168    37,450,950
Costs and expenses:
  Cost of access revenues...........   11,774,867     7,761,015    15,682,667
  Cost of other revenues............      997,086       671,711       697,343
  Operations and customer support...    5,492,274     4,409,687     6,423,112
  Sales and marketing...............    3,523,164     2,448,329     4,178,888
  General and administrative(1).....   10,904,190     7,038,708    10,282,197
  Amortization(2)...................   17,933,873    13,426,490    13,666,416
  Depreciation......................    2,737,589     1,929,174     2,801,461
                                     ------------  ------------  ------------
    Total costs and expenses........   53,363,043    37,685,114    53,732,084
                                     ------------  ------------  ------------
Loss from operations................  (24,239,424)  (17,653,946)  (16,281,134)
Interest income.....................       26,612        10,825        69,274
Other income (expense), net.........        9,442        26,442      (247,907)
                                     ------------  ------------  ------------
Loss before provision for income
 taxes..............................  (24,203,370)  (17,616,679)  (16,459,767)
Provision for income taxes..........      262,641       264,857       189,452
                                     ------------  ------------  ------------
Net loss............................ $(24,466,011) $(17,881,536) $(16,649,219)
                                     ============  ============  ============
OTHER OPERATING DATA:
Approximate number of subscribers,
 end of period......................      154,467       126,033       273,238
EBITDA(3)........................... $ (3,567,962) $ (2,298,282) $    186,743

                                                        SEPTEMBER 30, 1998
                                                     --------------------------
                                                      PRO FORMA         AS
                                                       COMBINED      ADJUSTED
                                                     ------------  ------------
PRO FORMA BALANCE SHEET DATA:
Working capital(4).................................. $(77,489,033) $ 28,072,019
Total assets........................................  200,254,351   235,255,825
Total long-term debt and other liabilities..........    7,759,636       757,188
Stockholders' equity(5).............................  109,520,299   222,082,799

--------
(1) The pro forma combined statement of operations data for the year ended December 31, 1997 and for the nine-month periods ended September 30, 1997 and 1998 reflect an aggregate change in compensation and increases in expenses associated with corporate management and costs associated with being a public company of $4,369,374, $3,378,975 and $(922,075), respectively.
(2) Consists of amortization of goodwill to be recorded as a result of the Transactions in the amount of $17,674,946, $13,256,210 and $13,256,210, for the year ended December 31, 1997, and the nine month periods ended September 30, 1998 and 1997, respectively. The goodwill will be amortized over a 10-year period and computed on the basis described in the Notes to the Unaudited Pro Forma Combined Financial Statements.
(3) EBITDA represents loss from operations plus depreciation and amortization. EBITDA is provided because it is a measure commonly used by investors to analyze and compare companies on the basis of operating performance. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be construed as a substitute for operating income, net income or cash flows from operating activities for purposes of analyzing the Company's operating performance, financial position and cash flows. EBITDA is not necessarily comparable with similarly titled measures for other companies.
(4) Includes $66,593,293 representing the cash portion of the purchase price which will be paid on consummation of the Transactions, subject to adjustment based on the financial condition of certain of the ISPs as of the closing date of this offering. See "The Transactions," "Use of Proceeds" and Notes to the Unaudited Pro Forma Combined Financial Statements.
(5) Adjusted to reflect the sale of the     shares of common stock offered
    hereby and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

                SUMMARY HISTORICAL INDIVIDUAL ISP FINANCIAL DATA

  The following table presents certain summary historical statement of operations data for certain of the ISPs for each of their three most recent fiscal years and the nine-month periods ended September 30, 1997 and 1998. The historical statement of operations data presented below has not been adjusted for the pro forma adjustments reflected in the Unaudited Pro Forma Combined Financial Statements included elsewhere in this prospectus. See "Selected Historical Financial Data for Our ISPs" beginning on page 29 below. Where data has not been provided for certain periods, the data was either unavailable or the ISP had not yet commenced operations.

                                                            NINE MONTHS ENDED
                              YEARS ENDED DECEMBER 31,        SEPTEMBER 30,
                           ------------------------------ ---------------------
                             1995      1996       1997       1997       1998
                           -------- ---------- ---------- ---------- ----------
STATEMENT OF OPERATIONS
 DATA(1):
NORTHEAST GROUP
 D&E SuperNet, Inc.
   Revenues............... $119,545 $  841,537 $1,749,207 $1,217,711 $2,619,301
   Subscribers............               4,406      8,980      7,378     20,968
 SunLink, Inc.
   Revenues............... $  6,620 $  224,966 $  798,237 $  538,299 $1,016,954
   Subscribers............               1,390      3,730      3,126      7,038
 LebaNet, Inc.
   Revenues...............          $  149,299 $  199,571 $  129,329 $  216,048
   Subscribers............                 289        246        250        235
PLAINS STATES GROUP
 SouthWind Internet
  Access, Inc.
   Revenues............... $202,140 $  836,587 $1,437,848 $1,033,223 $1,504,456
   Subscribers............               5,185      8,116      7,167     10,545
 Horizon Internet
  Technologies, Inc.
   Revenues............... $  1,921 $  148,686 $  434,615 $  301,632 $  791,323
   Subscribers............                 807      3,380      2,578      7,893
SOUTHEAST GROUP
 United States Internet,
  Inc.
   Revenues............... $889,902 $2,506,732 $4,173,803 $2,992,752 $4,228,545
   Subscribers............              15,192     23,111     21,094     32,311
 Internet Partners of
  America, LC
   Revenues............... $ 28,155 $  930,989 $1,856,801 $1,231,776 $3,005,105
   Subscribers............               6,789     13,060     11,596     22,240
 Netrox, LLC
   Revenues............... $ 74,882 $  623,793 $1,196,977 $  868,926 $1,062,601
   Subscribers............               3,361      3,964      3,694      4,365
 ZoomNet, Inc.
   Revenues............... $ 18,701 $  272,692 $  857,619 $  571,406 $1,316,779
   Subscribers............               1,997      5,309      4,382      9,912
 Palm.Net, USA, Inc.
   Revenues...............          $   95,918 $  432,411 $  312,975 $  455,615
   Subscribers............               1,600      2,824      2,476      3,160
 Internet Access Group,
  Inc.
   Revenues............... $393,165 $  951,345 $1,179,434 $  849,192 $1,089,770
   Subscribers............               2,574      3,887      3,564      4,764

                                                               NINE MONTHS ENDED
                              YEARS ENDED DECEMBER 31,           SEPTEMBER 30,
                         ---------------------------------- -----------------------
                            1995       1996        1997        1997        1998
                         ---------- ----------- ----------- ----------- -----------
MIDWEST SOUTH GROUP
 Midwest Internet,
  L.L.C.
   Revenues............. $  186,143 $ 1,790,376 $ 2,523,128 $ 1,803,849 $ 2,757,988
   Subscribers..........                 11,529      11,474       9,976      16,100
 Internet Solutions,
  LLC
   Revenues............. $    7,004 $   140,701 $   446,057 $   287,581 $   672,551
   Subscribers..........                  1,010       4,608       3,680       8,064
MIDWEST NORTH GROUP
 FGInet, Inc.
   Revenues............. $   34,161 $   274,965 $   818,445 $   582,283 $   984,834
   Subscribers..........                  2,919       5,727       5,078       8,034
NORTH CENTRAL GROUP
 Superhighway, Inc.
  d/b/a Indynet
   Revenues............. $  248,479 $ 1,248,751 $ 2,106,290 $ 1,541,797 $ 2,242,106
   Subscribers..........                  6,556      12,468      11,073      16,783
CALIFORNIA GROUP
 Lightspeed Net, Inc.
   Revenues............. $   84,771 $ 1,124,474 $ 3,085,901 $ 2,086,100 $ 3,521,630
   Subscribers..........                  4,059      11,464       9,548      16,313
 JPS.Net Corporation
   Revenues.............         --          -- $ 2,074,398 $ 1,057,205 $ 5,942,734
   Subscribers..........         --          --      32,119      19,373      84,513
TOTAL
 Revenues(1)............ $2,295,589 $12,161,811 $25,370,742 $17,406,036 $33,428,310
 Subscribers............                 69,663     154,467     126,033     273,238

--------
(1) The revenues reported above do not necessarily correspond to revenues reflected in the Pro Forma Combined Statement of Operations as a result of acquisitions which our ISPs completed that are included in the Pro Forma Combined Statement of Operations but not reflected in the historical data shown above.

                                 RISK FACTORS

  An investment in our common stock involves certain risks. To understand these risks and to evaluate an investment in our common stock, you should read this entire prospectus, including the following risk factors.

WE DO NOT HAVE ANY COMBINED OPERATING HISTORY, AND OUR BUSINESS MODEL IS
UNTESTED

  We are a newly formed company. Upon completion of this offering, we will acquire 17 independent ISPs serving subscribers and other customers predominantly in secondary, tertiary and rural markets. We will combine these separate ISPs into a new company, and we may not be able to achieve or maintain profitability of any of our individual ISPs or overall. In particular, we will be applying an untested business model building on the strengths of these existing ISPs and the planned centralization of certain of our business functions. It may take us longer than anticipated to implement our business model, and some components of our model may not prove to be feasible or possible. We cannot assure potential investors that our business will produce the level of profitability we hope to achieve.

WE MAY FAIL TO INTEGRATE OUR ACQUISITIONS OR MANAGE OUR FUTURE GROWTH
SUCCESSFULLY

  Our success as a new national ISP will depend in large part on our ability to integrate the operations and management of the 17 independent ISPs we will acquire in the Transactions and our ability to integrate additional ISPs we may acquire in the future. We will have to expend substantial managerial, operating, financial and other resources to integrate these businesses and implement our business model. In particular, to integrate our newly acquired ISPs successfully, we must install and standardize adequate operational and control systems, deploy certain equipment and telecommunications facilities, implement new marketing efforts in new as well as existing locations, employ qualified personnel to provide technical and marketing support for our various operating sites and continue the expansion of our managerial, operational, technical and financial resources. Failure to integrate our ISPs successfully may result in significant operating inefficiencies, which may hurt our operating results.

  We expect our business to grow rapidly. This rapid growth is likely to place a significant strain on our business resources. To manage this growth effectively, we must implement additional management information systems capabilities, further develop our operating, administrative, financial and accounting systems and controls, improve coordination among accounting, finance, marketing and operations and hire and train additional personnel. As a result, we will have to hire new management personnel and existing management will have to develop additional expertise. In particular, we cannot assure investors that customer support resources will be sufficient to manage the growth in our business or that we will be successful in implementing our expansion program in whole or in part.

WE COMPETE WITH OTHER INTERNET ACCESS PROVIDERS, WHICH COULD CAUSE US TO LOWER PRICES RESULTING IN REDUCED REVENUES

  We face a competitive environment in the market for Internet access and related services. We expect that competition will continue to intensify as more people begin using the Internet. We believe both new companies and existing businesses in other industries will seek to enter the ISP market. Current and prospective competitors include other national, regional and local ISPs, long distance and local exchange telecommunications companies, cable television companies, direct broadcast satellite and wireless communications providers and on-line service providers. As a result of an increase in the number of competitors, and vertical and horizontal integration in the industry, we currently face and expect to continue to face significant pricing pressure and other competition in the future. Advances in technology and changes in the marketplace and the regulatory environment will continue, and we cannot predict the effect that ongoing or future developments may have on us or the pricing of our products and services.

  Our current primary competitors include national on-line service providers with a significant national presence which focus on individual and small business subscribers, such as America Online, Microsoft Network, Prodigy, MindSpring and EarthLink. Most of these competitors have significantly greater market presence, brand recognition and financial, technical and personnel resources than we do. They also have extensive coast-to-coast access to Internet backbones which provides them with greater scalability and can provide better service quality. We also compete with independent regional and local ISPs in many of our markets. We expect increased competition over time in the secondary, tertiary and rural markets where we operate as national on-line service providers and other ISPs enter and increase their focus on these markets.

  All of the major long distance companies (also known as interexchange carriers or IXCs), including AT&T, MCI WORLDCOM and Sprint, offer Internet access services and compete with us. Local exchange carriers ("LECs"), including the Regional Bell Operating Companies ("RBOCs") and competitive local exchange carriers ("CLECs") also have entered the ISP market. We believe long distance and local carriers are moving toward horizontal integration through acquisitions of, and joint ventures with, ISPs. Accordingly, we expect we will experience increased competition from the traditional telecommunications carriers both for subscribers and potential acquisitions. Many of these telecommunications carriers, in addition to their substantially greater coverage, market presence, and financial, technical and personnel resources, also have large, existing commercial subscriber bases. Furthermore, telecommunications providers may have the ability to bundle Internet access with basic local and long distance telecommunications services. This bundling of services may make it difficult for us to compete effectively with the telecommunications providers and may result in pricing pressure on us that could have an adverse effect on our business, financial condition and results of operations.

  In addition, Tele-Communications, Inc. and Time Warner, among other cable companies, offer high speed Internet access via cable modem in a growing number of markets, either directly or through alliances with Internet access providers such as @Home Corporation. Certain other alternative service companies are approaching the Internet connectivity market with various newer wireless terrestrial- and satellite-based service technologies.

CERTAIN OF THE ISPS WE WILL ACQUIRE IN THE TRANSACTIONS HAVE A HISTORY OF OPERATING LOSSES AND NEGATIVE CASH FLOW

  On a pro forma combined basis, we had operating losses of $24.2 million for the year ended December 31, 1997 and $16.3 million for the nine months ended September 30, 1998.

In addition, for the nine months ended September 30, 1998 and the year ended December 31, 1997, six and eight, respectively, of our ISPs reported operating losses or negative operating cash flow. The extent to which we experience operating losses or negative operating cash flow will depend upon a number of factors including the number and size of our acquisitions and investments, our ability to generate increasing revenues and cash flow, the amount of expenditures incurred at the corporate and national level and any potential adverse regulatory developments. We cannot assure investors that we will achieve or sustain positive operating cash flow or generate operating income at our ISPs on an individual or combined basis in the future.

WE MAY FAIL TO USE EXISTING AND NEW TECHNOLOGY PROPERLY AND WE MAY FALL BEHIND TECHNOLOGY TRENDS AND EVOLVING INDUSTRY STANDARDS

  The ISP market is characterized by rapidly changing technology, evolving industry standards, changes in subscriber needs and frequent new service and product introductions. Our future success will depend, in part, on our ability to use new technologies effectively, to continue to develop our technical expertise, to enhance our existing services and to develop new services to meet changing subscriber needs on a timely and cost-effective basis. We are not certain that we will successfully:

  . use new technologies effectively or achieve market acceptance of new technologies;

  . develop new products and services to take advantage of new technologies or secure market acceptance for new products; or

  . enhance existing services on a timely basis or achieve market acceptance for these enhancements.

  Our ability to compete successfully also depends upon the continued compatibility of our services with products and architectures offered by various vendors. Although we intend to support emerging standards in the market for Internet access, we cannot assure investors that industry standards will be established or, if they become established, that we will be able to conform to these new standards in a timely fashion and maintain a competitive position in the market. In addition, we cannot assure investors that services or technologies developed by others will not render our services or technology noncompetitive or obsolete.

WE MAY FAIL TO IDENTIFY OR CONSUMMATE ADDITIONAL ACQUISITIONS

  Our business strategy depends, in part, upon our ability to expand into new markets and enhance our presence in our existing markets by identifying and acquiring ISPs that meet our acquisition criteria. In pursuing these opportunities, we may compete with other ISPs with similar acquisition strategies, many of which may be larger than we are and have greater financial and other resources than we have. We will compete for potential acquisitions based on a number of factors, including price, terms and conditions, size, access to capital and ability to offer cash, stock or other forms of consideration. We cannot assure investors that we will be able to identify suitable ISPs or, that once a suitable ISP is identified, we will be able to consummate the acquisition of that ISP on terms and conditions acceptable to us. Once consummated, these acquisitions will continue to present certain risks, including:

  . the difficulty of assimilating the acquired operations, technology and personnel;

  . the possible inability of management to maximize our financial and strategic position by the successful incorporation of acquired technology and rights into our service offerings and to maintain uniform standards, controls, procedures and policies;

  . the possible acquisition of substantial contingent or undisclosed liabilities;

  . the risks of entering markets in which we have little or no direct prior experience; and

  . the potential impairment of relationships with employees and subscribers as a result of changes in management.

  We may not be successful in overcoming these risks or any other problems encountered in connection with future acquisitions. In addition, future acquisitions could materially adversely affect our operating results as a result of dilutive issuances of equity securities, the incurrence of additional debt or the amortization of expenses related to goodwill and other intangible assets.

WE MAY ACQUIRE CONTINGENT OR UNDISCLOSED LIABILITIES IN THE TRANSACTIONS

  We may acquire liabilities in the Transactions which we did not know about at the time we negotiated the Transactions or which are contingent and are realized or prove to be larger than anticipated. If such liabilities arise, we have only limited recourse against the former owners of our ISPs. If any substantial contingent obligations are realized or if we discover any substantial unknown liabilities, we may suffer an adverse impact on our financial condition.

WE MAY BE OBLIGATED TO PAY SUBSTANTIAL ADDITIONAL CONSIDERATION UNDER AGREEMENTS ENTERED INTO IN CONNECTION WITH THE TRANSACTIONS

  For certain of the ISPs we will acquire in the Transactions the total consideration to be paid will not be determined until the closing date of the Transactions when the final purchase price for these ISPs will be adjusted based on the financial condition of these ISPs as of the closing date of this offering. Generally, we will adjust the purchase price based on the net worth and debt level of each of these ISPs. The amounts of cash and common stock payable upon the closing of the Transactions set forth in this prospectus reflect the adjustments to the purchase prices for the ISPs which would have been made if the Transactions had closed on June 30, 1998 with regard to the net worth of each of the ISPs, or, in the case of JPS.Net Corporation, September 30, 1998, and on September 30, 1998 with regard to the debt of each of the ISPs.

  In addition to the purchase price paid upon the closing of the Transactions, we have agreed to pay to the former owners of each of our ISPs an amount based on a percentage

(generally 10% to 20% or, in the case of JPS.Net Corporation, 50%) of the amount by which the total revenues for the ISP for the 12 months ending June 30, 1999 exceeds the annualized revenues for the ISP for the three months ended June 30, 1998 (or, in the case of JPS.Net Corporation, the amount by which its total revenues for the 12 months ending September 30, 1999 exceeds its annualized revenues for the three months ended September 30, 1998) after giving effect to certain adjustments and provided, in certain cases, that the ISP has at least a 5% EBITDA (earnings before interest, taxes, depreciation and amortization) margin for the 12 months ending June 30, 1999. We cannot predict at this time the amount of the additional consideration that will be paid to the former owners of our ISPs; and no provision for such obligation has been reflected in our financial statement as of September 30, 1998.

  We must pay any amounts owing to these former owners of our ISPs based on this calculation prior to December 31, 1999, and may make any such payments in cash or in stock, at our option, or, in the case of one of our ISPs, at the option of the former owners of that ISP. If we pay these amounts in common stock, we will issue a number of new shares based on the fair market value of our common stock on June 30, 1999. Payment of these amounts in cash may substantially deplete our cash reserves and could result in an immediate, adverse effect on our business, financial condition and results of operations.

  In addition, on June 30, 1999, we will grant additional options to certain former owners, employees and affiliates of our ISPs. For each of our ISPs, we will grant options on June 30, 1999 to purchase a number of shares of common stock equal to the greater of (i) 20 times (A) the incremental revenues for the ISP for the 12 months ending June 30, 1999 over the annualized revenues for the ISP for the three months ended June 30, 1998, after giving effect to certain adjustments, divided by (B) $1,000, or (ii) the incremental increase in the number of subscribers for the ISP at June 30, 1999 compared to June 30, 1998, multiplied by five. These options will have an exercise price equal to the fair market value of the common stock at June 30, 1999 and will vest one-third on each of June 30, 2005, 2006 and 2007, subject to accelerated vesting based on the performance of our ISPs.

  If we issue common stock to satisfy these obligations, the issuance of such stock would result in dilution to existing stockholders.

WE DEPEND ON DEMAND FOR INTERNET ACCESS, AND THIS DEMAND MAY NOT GROW IF THE INTERNET FAILS TO BECOME A MAJOR MEDIUM OF COMMERCE AND COMMUNICATIONS

  Our business relies on demand for access to the Internet and for products and services related to the Internet. The Internet has experienced rapid growth in recent years, but demand and market acceptance for recently introduced Internet-related products and services are subject to a high level of uncertainty. In addition, critical issues concerning the commercial use of the Internet remain unresolved and may impact the growth of Internet use. Many individuals and businesses have been deterred from purchasing Internet access services for a number of reasons, including:

  .  inconsistent quality of service;

  .  lack of availability of cost-effective, high-speed options;

  .  a limited number of local access points;

  . inadequate protection of stored data and information moving across the Internet; and

  .  a lack of tools to simplify Internet access and use.

  In particular, numerous published reports have indicated that a perceived lack of security of commercial data, such as credit card numbers, has significantly impeded commercial use of the Internet to date. There can be no assurance that encryption or other technologies will be developed that satisfactorily address these security concerns. Published reports have also indicated that capacity constraints that cause delays, transmission errors and other difficulties, unless resolved, may impede further development of the Internet. As the delivery of Internet solutions undergoes significant technological changes, we may not be able to integrate technological advances or successfully adapt our network. We cannot assure investors that commerce and communication over the Internet will continue to develop and expand, or that our offered Internet access and communications services will become widely adopted for these purposes. If the market for Internet access services fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Internet access and related products and services we offer are not broadly accepted, our business, operating results and financial condition will be materially adversely affected.

WE MAY NOT RETAIN OUR SUBSCRIBERS

  The sales, marketing and other costs of acquiring new subscribers are substantial relative to the monthly fees derived from these subscribers. Accordingly, we believe our long-term success largely depends on our ability to retain existing subscribers while continuing to attract new subscribers. Our ISPs have invested and, after the consummation of this offering, we will continue to invest significant resources in our subscriber service and technical support capabilities. However, we cannot assure investors that this investment will maintain or improve subscriber retention. Some of our competitors offer many free hours of services for new subscribers, and we believe these offers may cause some of our subscribers to switch to competitors' services. In addition, a certain number of new subscribers experience the Internet only as a novelty and do not become consistent users of Internet services. These factors adversely affect our subscriber retention rates. Any decline in subscriber retention rates could have a material impact on our business, financial condition and results of operations.

WE DEPEND ON TELECOMMUNICATIONS CARRIERS AND OTHER SUPPLIERS

  We rely on local and long-distance telecommunications companies to provide data communications capacity. These providers may experience disruptions of service or may have limited capacity, which could disrupt our services or limit Internet access for our subscribers. We may not be able to replace or supplement these services on a timely basis or at all. In addition, because we rely on third-party telecommunications services providers for our backbone connection to the Internet, we face the following limitations on our ability to serve our existing subscribers and grow our subscriber base:

  . we do not control decisions regarding availability of service at any particular time;

  . we may not be able to deploy new technologies when we wish to because our telecommunications providers may not be able to support that technology on their backbones;

  . we may not be able to establish new points of presence ("POPs") rapidly enough to respond to increased subscriber demand; and

  . we may not be able to negotiate favorable interconnectivity agreements with other ISPs.

  We also depend on certain third-party suppliers of hardware components. As we and other ISPs and on-line service providers grow, our suppliers will face a significant demand for their products, and some of these suppliers have limited resources and production capacity. If our suppliers fail to adjust to meet increasing demand, they may be unable to supply components and products in the quantities, at the quality levels and at the times required by us, or at all. In addition, prices for these components and products may increase significantly. If a failure of our current suppliers occurs and we are unable to develop alternative sources of supply, we will experience delays and increased costs in expanding our network.

  Our suppliers and telecommunications carriers also sell or lease products and services to our competitors and may be, or in the future may become, competitors themselves. We cannot assure investors that our suppliers and telecommunications carriers will not enter into exclusive arrangements with our competitors or stop selling or leasing their products or services to us at commercially reasonable prices or at all.

WE DEPEND ON THE CAPACITY AND RELIABILITY OF OUR NETWORK, AND A SYSTEM FAILURE COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION

  The future success of our business depends on the capacity, reliability and security of our network. We will have to expand and adapt our network as the number of subscribers and the amount and type of information they wish to transfer increase. This expansion and adaptation of our network, in turn, will require substantial financial, operational, technical and management resources. We cannot assure investors that we will be able to expand or adapt our network to meet additional demand or changing subscriber requirements on a timely basis, at a commercially reasonable cost or at all.

  We face capacity constraints both at the level of particular POPs (affecting only subscribers attempting to use that POP) and in connection with system-wide services (such as e-mail services). From time to time, we have experienced delayed delivery from suppliers of new telephone lines, modems, terminal servers and other equipment. If we experience significant delays of this nature, all our incoming modem lines may become full during peak times, resulting in busy signals for subscribers who are trying to connect to our network. We may experience similar problems if we are unable to expand the capacity of our information servers (for e-mail, news, and the World Wide Web) fast enough to keep up with demand from a growing subscriber base. If the capacity of our servers is exceeded, subscribers will experience delays when trying to use a particular service. Further, if we do not maintain sufficient bandwidth capacity in our network connections, subscribers will experience a general slowdown of all services on the Internet. If we fail to expand or enhance our network on a timely basis or to adapt it to changing subscriber requirements or evolving industry standards, we could lose subscribers, which could result in adverse changes in our business, financial condition and results of operations.

  Our operations and services also depend on the extent to which our computer equipment is protected against damage from fire, earthquakes, power loss, telecommunications failures and similar events. The occurrence of a natural disaster or other unanticipated problems at one of our POPs could cause service interruptions for our subscribers. In addition, if our telecommunications providers fail to provide the data communications capacity we require as a result of a natural disaster, or operational disruption or for any other reason, our subscribers could experience service disruptions. We do not currently maintain fully redundant or back-up Internet services or backbone facilities or other fully redundant computing and telecommunications facilities. Any accident, incident or system failure that causes interruptions in our operations could have a material adverse effect on our ability to provide Internet services to our subscribers and, in turn, on our business, financial condition and results of operations.

WE DEPEND ON OUR KEY PERSONNEL

  Our success depends to a large degree upon the efforts of our senior management team and our technical, marketing and sales personnel. Our success also depends on our ability to attract and retain additional qualified management, technical, marketing and sales personnel. Hiring employees with the combination of skills and attributes required to carry out our strategy is extremely competitive and time-consuming. There can be no assurance that we will be able to retain or integrate existing personnel or identify and hire additional personnel. The loss of the services of key personnel or the inability to attract additional qualified personnel could materially adversely affect our business, financial condition, and results of operations.

OUR SECURITY MEASURES MAY FAIL

  Problems caused by third parties could lead to interruptions, delays or cessation in service to our subscribers. Inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in the computer systems of the Company or our subscribers, which could cause losses to us or our subscribers or deter certain persons from subscribing to our services. Such inappropriate use of the Internet would include attempting to gain unauthorized access to information or systems, commonly known as "cracking" or "hacking." We cannot assure investors that security measures implemented by us will not fail. Fixing problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or stops in service to our subscribers, which could have a material adverse effect on our business, financial condition and results of operations. In addition, we expect our subscribers will increasingly use the Internet for commercial transactions in the future. Any network malfunction or security breach could cause these transactions to be delayed, not completed at all, or completed with compromised security. We cannot assure that subscribers or others will not assert claims of liability against us as a result of any such failure. Further, until more comprehensive security technologies are developed, the security concerns of existing and potential subscribers may inhibit the growth of the Internet service industry in general and our subscriber base and revenue in particular.

THE YEAR 2000 ISSUE COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION

  The Year 2000 issue is the result of computer programs only being able to use two digits rather than four to define the applicable year. Thus, date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations, causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities. In connection with the Transactions, we have received representations from the former owners of our ISPs that none of our ISPs face material, unresolved Year 2000 issues. We have not conducted our own audit of our ISPs to confirm that these representations are true. To the extent these representations are breached and we suffer damages, our operating results and financial condition may be adversely affected. Although we rely on external vendors and third-party network service providers, we do not anticipate that these third parties' Year 2000 problems will significantly impact our operations. To the extent that we rely on external vendors or third-party network service providers with Year 2000 exposure, however, any failure by these vendors or third-party network service providers to resolve any Year 2000 issues on a timely basis or in a manner that is compatible with our systems could have a material adverse effect on our financial condition.

COMPLIANCE WITH CERTAIN REGULATIONS MAY ADVERSELY AFFECT OUR FINANCIAL
CONDITION

  Although we are not currently subject to direct regulation by the Federal Communications Commission (the "FCC") or any other federal or state agency, changes in the regulatory environment relating to the Internet connectivity market, including regulatory changes which directly or indirectly affect telecommunications costs or increase the likelihood or scope of competition from the RBOCs or other telecommunications companies, could affect the prices at which we may sell our services. For example, the FCC currently is considering whether subscriber calls to ISPs should be classified as "local" or "interstate" calls. Although the FCC to date has determined that ISPs should not be required to pay interstate access charges to local telephone companies for each minute that dial-up users spend connected to ISPs through telephone company switches, this decision may be reconsidered in the future if the FCC finds these calls to be "interstate." In particular, the FCC has stated publicly that it would be inclined to hold the provision of "phone-to-phone" Internet protocol ("IP") telephony to be a telecommunications service and therefore subject to access charges and universal service contribution requirements, as discussed below. The imposition of access charges would increase our costs of serving dial-up customers and could have a material adverse effect on the our business, operating results and financial condition.

  Moreover, the FCC may, in the future, reconsider its past ruling that Internet access service is not "telecommunications" and that ISPs are not subject to the requirement to pay a percentage of their gross revenues as a "universal service contribution." The FCC has not determined conclusively whether or not Internet backbone service is a form of

"telecommunications" subject to the universal service contribution requirement. If the FCC were to require universal service contributions from providers of Internet access or Internet backbone services, our costs of doing business could increase substantially, and there is no assurance that we could recover these costs from our customers. Also, the FCC is considering measures that could stimulate development of high-speed transmission facilities for customers to obtain access to ISPs. Such regulatory measures also could broaden or narrow the ability of ISPs that are not affiliated with transmission providers to use these high-speed facilities. In addition, state public utility commissions may make regulatory changes which could affect us.

WE MAY BE LIABLE FOR INFORMATION DISSEMINATED OVER OUR NETWORK

  We may face liability for information carried on or disseminated through our network. A number of lawsuits have sought to impose liability on ISPs or on-line service providers for defamatory speech and infringement of copyrighted materials. Although a growing number of courts have ruled that the 1996 Telecommunications Act immunizes ISPs from liability for defamatory material carried on their facilities, we cannot assure investors that other courts will take a similar approach. Some courts have held that ISPs and on-line service providers may, under certain circumstances, be subject to damages for copying, distributing or displaying copyrighted materials, although the recently enacted Digital Millennium Copyright Act establishes "safe harbor" procedures that enable ISPs to avoid monetary liability for copyright infringement. A recently enacted federal statute, the Child On-Line Protection Act ("COPA"), provides criminal penalties for the commercial distribution of material on the World Wide Web considered to be "harmful to minors." A federal district court has enjoined enforcement of COPA pending further proceedings in that litigation. In addition, other state and federal statutes continue to prohibit distribution of "obscene" materials and child pornography. ISPs are subject to new federal requirements that they report the presence of child pornography when made aware of it, although the law does not require ISPs to monitor information distributed through their systems. The imposition upon ISPs or Web server hosts of potential liability for materials carried on or disseminated through their systems could require us to implement measures to reduce our exposure to this liability. These measures, as well as existing and proposed federal and state legislation, may require the expenditure of substantial resources or the discontinuation of certain product or service offerings, any of which could have a material adverse effect on our business, operating results and financial condition.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE

  The operating results for our ISPs have fluctuated in the past, and our operating results may fluctuate significantly in the future depending upon a variety of factors, including the incurrence of capital costs and costs associated with the introduction of new products and services. Other factors that may contribute to changes in operating results include:

  .  the pricing and mix of services that we offer;

  .  our subscriber retention rates;

  .  changes in pricing policies and product offerings by our competitors;

  .  growth in demand for Internet access services;

  .  one-time costs associated with acquisitions; and

  .  general telecommunications services' performance and availability.

  As a result, variations in the timing and amounts of revenues could have a material adverse effect on our quarterly operating results. Due to the foregoing factors, we believe that period-to-period comparisons of our operating results are not necessarily meaningful and that these comparisons should not be relied upon as indicators of future performance.

WE MAY NOT COMPLETE ALL OF THE CONTEMPLATED ACQUISITIONS

  The closing under each of the acquisition agreements for our ISPs is subject to the satisfactory completion of this offering as well as certain other normal and customary closing conditions. We cannot assure investors that all the conditions to these acquisitions will be satisfied prior to the closing of this offering, and we may not be able to consummate the acquisitions of one or more of the ISPs at the time of this offering or at all. In such an event, we will use the proceeds of this offering which otherwise would have been used to complete that transaction in the same manner as the other proceeds of this offering remaining after funding the Transactions. See "Use of Proceeds" on page 23 below.

WE HAVE DISCRETION TO USE A PORTION OF THE NET OFFERING PROCEEDS

  We will retain discretion over how to use a significant portion (approximately $35.0 million) of the net proceeds of this offering. We have not identified specific uses for these proceeds, but we intend to use these proceeds for general corporate purposes, which may include acquisitions, working capital expenditures and payment of additional amounts payable under the acquisition agreements in the Transactions. However, because of the number and variability of factors that determine our use of the net proceeds of this offering, we cannot assure investors that these applications will not vary substantially from our current intentions. Pending this utilization, we intend to invest the net proceeds of this offering in short-term investment grade and government securities.

THE BOOK VALUE OF YOUR COMMON STOCK WILL BE SUBSTANTIALLY DILUTED IN THIS
OFFERING

  The public offering price will be substantially higher than the pro forma tangible book value per share of outstanding common stock. Purchasers of shares in this offering will therefore experience immediate and substantial dilution in tangible book value per share, and the existing stockholders (not including the former shareholders of our ISPs who will receive common stock in the Transactions) will receive a material increase in the tangible book value per share of their shares of common stock. The dilution to investors in this
offering will be $   per share.

THE LARGE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR FUTURE SALE COULD ADVERSELY AFFECT THE PRICE OF OUR PUBLICLY TRADED COMMON STOCK

  Upon completion of this offering, we will have     shares of common stock
outstanding (assuming the initial public offering price is greater than $8.00
per share) (or     shares if the Underwriters' over-allotment option is
exercised in full) of which
will be "restricted shares." In addition, we may, at our election, pay additional amounts of cash or issue additional shares of common stock as consideration in the Transactions based on the operating results of our ISPs for the 12 months ending June 30, 1999. See "The Transactions" on page 19 below for a discussion of how such additional consideration will be determined.

  The     shares (or up to     shares if the Underwriters' over-allotment
option is exercised in full) of common stock sold in this offering will be freely tradable without further restriction or further registration under the Securities Act, except for shares purchased by an affiliate (as this term is defined in the Securities Act) of ours, which will be subject to the limitations of Rule 144 ("Rule 144") under the Securities Act. Subject to certain contractual limitations, holders of restricted shares generally will be entitled to sell these shares in the public securities market without registration either pursuant to Rule 144 or any other applicable exemption under the Securities Act.

  Within approximately 180 days after the date of this prospectus, we intend to file one or more registration statements under the Securities Act to register shares of common stock subject to outstanding stock options or reserved for issuance under our equity compensation plans. Upon completion of this offering,
options to purchase approximately     shares will be outstanding under our
equity compensation plans.

  In addition, upon completion of this offering, the holders of    shares of
common stock will be entitled to certain piggy-back registration rights with respect to these shares, which will allow these stockholders to sell these shares in the market simultaneously with any further public offerings by us of our equity securities. Sales of a substantial amount of common stock in the public market, or the perception that these sales may occur, could adversely affect the market price of the common stock prevailing from time to time in the public market and could impair our ability to raise additional capital through the sale of our equity securities.

                                  THE COMPANY

  OneMain.com, Inc. is a newly formed Delaware corporation. We have not engaged in any significant independent business to date. As discussed below under "The Transactions," upon completion of this offering, we will acquire 17 existing ISPs serving subscribers predominantly in secondary, tertiary and rural markets and will implement our national business strategy through these ISPs. Our executive offices are located at 50 Hawthorne Road, Southampton, New York 11968, and our telephone number is (516) 287-4084.

                               THE TRANSACTIONS

  We formed OneMain.com, Inc. for the purpose of acquiring existing ISPs serving subscribers in secondary, tertiary and rural markets. Upon completion of this offering, we will close the Transactions, and our ISPs will have approximately 273,000 subscribers in the aggregate, at September 30, 1998, and will be organized into seven operating groups.

  We will consummate the Transactions in accordance with acquisition agreements negotiated with the current owners of each of our ISPs. We generally negotiated a purchase price for each ISP based upon a multiple of revenues generated by that ISP. At closing we will pay to each owner of that ISP cash or a combination of common stock and cash in exchange for all of the equity interests in the ISP owned by that person. We will adjust the purchase price for certain of the ISPs based on the net worth and the debt level of these ISPs as of the closing date of this offering. The Transactions will occur simultaneously with the closing of this offering using a portion of the offering proceeds and newly issued common stock to pay the purchase price. All debt, other than certain capitalized lease obligations of our ISPs, will be paid off in connection with the Transactions.

  The combined purchase price payable by us in the Transactions will consist of approximately $66.6 million in cash and approximately 6,087,211 shares of common stock, subject to the net worth and debt adjustments described above. However, if the initial public offering price is $8.00 or less per share, we will increase the number of shares issued in the Transactions so that the former owners of our ISPs receiving common stock in the Transactions receive an aggregate of approximately $60.9 million of common stock valued at the initial public offering price. If this offering is not completed prior to March 31, 1999, we will increase the purchase price for certain of our ISPs by 3%, payable in cash and common stock.

  We also will grant at the closing of the Transactions to certain of the former owners, employees and affiliates of our ISPs:

     (i) options to purchase 841,600 shares of common stock at the initial public offering price, which will be vested in full immediately upon completion of the Transactions and this offering; and

     (ii) options to purchase       shares of common stock at the initial
   public offering price, which will vest one-third on each of the sixth, seventh and eighth anniversaries of the closing date of the Transactions and this offering, subject to accelerated vesting based on the performance of our ISPs.

  In addition to the purchase price paid at the closing of the Transactions and this offering, we have agreed to pay to certain former owners of each of our ISPs an amount based on a percentage (generally 10% to 20%, or, in the case of JPS.Net Corporation, 50%) of the amount, if any, by which the total revenues for the ISP for the 12 months ending June 30, 1999 exceeds the annualized revenues for the ISP for the three months ended June 30, 1998 (or, in the case of JPS.Net Corporation, the amount by which its total revenues for the 12 months ending September 30, 1999 exceeds its annualized revenues for the three months ended September 30, 1998) after giving effect to certain adjustments and provided, in certain cases, that the ISP has at least a 5% EBITDA margin for the 12 months ending June 30, 1999. We must pay any amounts owing to these former ISP owners based on this calculation prior to December 31, 1999 and may make any such payments in cash or in stock, at our option or, in the case of one of our ISPs, at the option of the former owners of that ISP. In addition, on June 30, 1999, we will grant additional options to certain former owners, employees and affiliates of our ISPs. For each of our ISPs, we will grant options on June 30, 1999 to purchase a number of shares of common stock equal to the greater of (i) 20 times (A) the incremental revenues for the ISP for the 12 months ending June 30, 1999 over the annualized revenues for the ISP for the three months ended June 30, 1998, after giving effect to certain adjustments, divided by (B) $1,000, or (ii) the incremental increase in the number of subscribers for the ISP at June 30, 1999 compared to June 30, 1998, multiplied by five. These options will have an exercise price equal to the fair market value of the common stock at June 30, 1999 and will vest one-third on each of June 30, 2005, 2006 and 2007, subject to accelerated vesting based on the performance of our ISPs.

  Upon the closing of the Transactions and this offering, we will enter into employment agreements with certain of the key employees at each of our ISPs.

  We will account for the Transactions as a purchase for financial reporting purposes. We will allocate the excess of the purchase price for each ISP over the fair value of that ISP's net tangible assets (approximately $176.5 million excess in the aggregate) primarily to goodwill, subscriber lists and employee base. We will amortize amounts allocated to intangibles over an average life of 10 years from the closing of this offering. As a result, we will record annual amortization expenses for the intangible assets acquired in the Transactions of approximately $17.7 million each year during the 10 years following completion of this offering. To the extent we become obligated to pay additional consideration in the Transactions, as described above, or if we make additional acquisitions after completion of this offering, we may record additional amortization expenses associated with those obligations or acquisitions.

  We have set forth below certain information about the ISPs we will acquire in the Transactions.

                                                    NUMBER OF      TOTAL REVENUES FOR THE
                                                  SUBSCRIBERS AT     THREE MONTHS ENDED
NAME                          HEADQUARTERS      SEPTEMBER 30, 1998   SEPTEMBER 30, 1998
----                      --------------------- ------------------ ----------------------
D&E SuperNet, Inc.......  Lancaster, PA               20,968            $ 1,352,172
SunLink, Inc. ..........  Lebanon, PA                  7,038                374,534
LebaNet, Inc. ..........  Cornwall, PA                   235                 76,973
SouthWind Internet
 Access, Inc. ..........  Wichita, KS                 10,545                539,523
Horizon Internet
 Technologies, Inc. ....  Winfield, KS                 7,893                319,888
United States Internet,
 Inc. ..................  Knoxville, TN               32,311              1,575,507
Internet Partners of
 America, LC ...........  Fort Smith, AR              22,240              2,349,944
Netrox, LLC.............  Miami, FL                    4,365                357,830
ZoomNet, Inc. ..........  Portsmouth, OH               9,912                490,178
Palm.Net, USA, Inc. ....  Merritt Island, FL           3,160                163,025
Internet Access Group,
 Inc. ..................  Altamonte Springs, FL        4,764                450,814
Midwest Internet,
 L.L.C. ................  Carbondale, IL              16,100              1,183,366
Internet Solutions,
 LLC....................  Sullivan, MO                 8,064                262,476
FGInet, Inc. ...........  Springfield, IL              8,034                367,675
SuperHighway, Inc. d/b/a
 IndyNet................  Indianapolis, IN            16,783                800,437
Lightspeed Net, Inc. ...  Bakersfield, CA             16,313              1,227,522
JPS.Net Corporation ....  Sacramento, CA              84,513              2,557,713
                                                     -------            -----------
  Totals......................................       273,238            $14,449,577
                                                     =======            ===========

                                USE OF PROCEEDS

  We estimate that we will receive approximately $112.6 million in net proceeds from this offering based upon an assumed initial public offering price equal to
$    per share. This amount reflects deductions from the gross proceeds of the offering of (i) approximately $8.4 million, which will be retained by the Underwriters as discounts and commissions, and (ii) $4.0 million, representing our estimated expenses for this offering and the Transactions, including $500,000, plus accrued interest at the prime rate from November 25, 1998 to the closing date of this offering, as repayment of a loan made to us to fund certain of the expenses of the Transactions and this offering. We will use approximately $66.6 million of the net proceeds of this offering to pay the cash portion of the purchase prices payable in the Transactions, which will close simultaneously with the closing of this offering. We will use an additional $11.0 million of the net proceeds of this offering to pay off certain indebtedness and liabilities (including amounts due to affiliates) of the ISPs.

  We will use the remainder of the net proceeds (approximately $35.0 million) for general corporate purposes, which may include acquisitions, working capital and the payment of any additional amounts payable to certain former owners of our ISPs under the earn-out provisions of the acquisition agreements we entered into with these former owners in the Transactions, to the extent we make any of these payments in cash. This use of proceeds does not reflect the exercise of the Underwriters' over-allotment option. We estimate that we will receive $17.5 million in additional net proceeds from this offering if the Underwriters exercise their over-allotment option in full. Until we apply the net proceeds of this offering as described above or otherwise in our business, we intend to invest these net proceeds in short-term investment-grade securities.

                                DIVIDEND POLICY

  We do not intend to pay dividends on our common stock in the foreseeable future. Instead, we will retain our earnings to finance the expansion of our business and for general corporate purposes. Our Board of Directors will have the authority to declare dividends on the common stock at any time following completion of this offering and may declare dividends on the common stock at any time, subject to certain statutory requirements on the availability of funds for the payment of dividends.

                                 CAPITALIZATION

  The following table sets forth the capitalization of the Company at September 30, 1998, (i) on a pro forma combined basis, considering the combined historical balance sheets for the Company and the 17 ISPs we will acquire upon the closing of the Transactions, and applying certain pro forma adjustments to the historical information, and (ii) on a pro forma as adjusted basis, reflecting the pro forma adjustments and the consummation of this offering at
an assumed initial public offering price of $    per share and the application
of the estimated net proceeds therefrom. See "Use of Proceeds" on page 23 above and "Selected Combined Pro Forma Financial Data" on page 27 below. You also should refer to the Company's Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this prospectus.

                                                         SEPTEMBER 30, 1998
                                                     ----------------------------
                                                      PRO FORMA      PRO FORMA
                                                       COMBINED    AS ADJUSTED(1)
                                                     ------------  --------------
Short-term debt and current portion of long-term
 debt and capital lease obligations................. $  1,315,572     741,319
                                                     ------------     -------
Due to affiliates/stockholders......................   69,984,325         --
Long-term debt and capital lease obligations, less
 current portion....................................    2,469,968     547,832
Stockholders' equity:
  Preferred stock, $.001 par value per share:
    10,000,000 shares authorized;
    No shares issued and outstanding on a pro forma
     combined basis;
    No shares issued and outstanding on a pro forma
     as adjusted basis;.............................          --          --
  Common stock, $.001 par value per share:
   100,000,000 shares authorized;    shares issued
   and outstanding on a pro forma combined basis;
   shares issued and outstanding on a pro forma as
   adjusted basis...................................       10,837
  Additional paid-in capital........................  109,606,461
  Accumulated deficit...............................      (76,999)
  Stock subscription receivable.....................      (20,000)
                                                     ------------     -------
    Total stockholders' equity......................  109,520,299
                                                     ------------     -------
Total capitalization................................ $181,974,592     $
                                                     ============     =======

--------
(1) Assumes that we will issue      shares of common stock upon the closing of
    the Transactions, based on the net worth and debt level of each of our ISPs as of December 31, 1998. The actual number of shares of common stock to be issued upon the closing of the Transactions will be adjusted based on the net worth and the debt level of certain of our ISPs as of the closing date of this offering. Does not include: (i) shares of common stock which may be issued to the former owners of our ISPs pursuant to the earn-out arrangements to be calculated with reference to the ISPs' total revenues for the 12 months ending June 30, 1999, or, in the case of JPS.Net
    Corporation, September 30, 1999; (ii)      shares of common stock reserved
    for issuance under our 1999 Stock Option and Incentive Plan, of which options to purchase 841,600 shares of common stock at the initial public offering price will be exercisable upon completion of this offering; and
    (iii) shares of common stock reserved for issuance under our 1999 Employee Stock Purchase Plan.

                                    DILUTION

  The Company's pro forma net tangible book value at September 30, 1998 was
$   , or $    per share of common stock. Pro forma net tangible book value per share is determined by dividing the pro forma net tangible book value (total pro forma tangible assets less total pro forma liabilities) of the Company by the number of shares of common stock outstanding on a pro forma basis after giving effect to the Transactions. Assuming (i) no increase in the purchase prices of our ISPs to reflect any acquisitions made by any of our ISPs prior to the closing, and without taking into account any changes in the pro forma net tangible book value of the Company, other than to give effect to the sale of the shares of common stock offered hereby (assuming an initial public offering
price of $    per share) and the application of the net proceeds therefrom as described under "Use of Proceeds," the Company's pro forma as adjusted net
tangible book value at September 30, 1998 would have been $   , or $    per
share of common stock. This represents an immediate increase in pro forma as
adjusted net tangible book value of $    per share to existing stockholders
(including the former owners of our ISPs who will receive shares of common stock as partial payment for their equity interests in our ISPs upon completion of this offering) and an immediate dilution in pro forma as adjusted net
tangible book value of $    per share to new investors purchasing shares in
this offering. The following table illustrates this per share dilution.

   Assumed initial public offering price per share.................       $
   Pro forma as adjusted net tangible book value per share at
    September 30, 1998............................................. $
   Pro forma increase per share attributable to new investors......
   Pro forma as adjusted net tangible book value per share after the offering...................................................
                                                                          ----
   Pro forma dilution per share to new investors...................       $
                                                                          ====

  The following table summarizes, as of September 30, 1998, on a pro forma as adjusted basis after giving effect to the Transactions and this offering, (i) the number of shares of common stock purchased by existing stockholders (including the former owners of our ISPs who will receive shares of common stock as partial payment for their equity interests in our ISPs upon completion of this offering) and the total consideration (valuing the shares issued to the former owners of our ISPs as partial payment for their equity interests in our ISPs at the initial public offering price) and the average price per share paid to the Company for these shares, (ii) the number of shares of common stock purchased by new investors in this offering and the total consideration and the price per share paid by them for these shares and (iii) the percentage of shares purchased by the existing stockholders and new investors and the percentages of consideration paid to the Company for these shares by existing stockholders and new investors. This table assumes no exercise of the Underwriters' over-allotment option and no exercise of any outstanding stock options. Upon completion of this offering, there will be options outstanding to
purchase     shares of common stock at a weighted average exercise price of
$    (based on an assumed initial public offering price of $    per share). We
also have reserved     additional shares for future issuance
under our 1999 Stock Option and Incentive Plan and 1999 Employee Stock Purchase Plan. To the extent any of these options are exercised or shares issued, there will be future dilution to new investors. See "Shares Eligible for Future Sale" at page 88 below.

                                           SHARES         TOTAL
                                         PURCHASED    CONSIDERATION   AVERAGE
                                       -------------- --------------   PRICE
                                       NUMBER PERCENT AMOUNT PERCENT PER SHARE
                                       ------ ------- ------ ------- ---------
   Existing stockholders(1)...........              % $           %    $
   New investors......................
                                        ---    -----  -----   -----    ----
     Total............................         100.0% $       100.0%   $
                                        ===    =====  =====   =====    ====

--------
(1) Does not include: (i) shares of common stock which may be issued to the former owners of our ISPs pursuant to the earn-out arrangements to be calculated with reference to the ISPs' total revenues for the 12 months ended June 30, 1999, or, in the case of JPS.Net Corporation, September 30,
    1999; (ii)    shares of common stock reserved for issuance under our 1999
    Stock Option and Incentive Plan, of which options to purchase 841,600 shares of common stock at the initial public offering price will be
    exercisable upon completion of this offering; and (iii)     shares of
    common stock reserved for issuance under our 1999 Employee Stock Purchase Plan.

                   SELECTED COMBINED PRO FORMA FINANCIAL DATA

  We began business as a newly formed corporation in August 1998, and we have not conducted any operations yet, except negotiating and documenting the acquisitions of the 17 ISPs we will acquire in the Transactions, preparing this prospectus and the related documents for this offering and developing our management team and corporate structure. We present below certain summary pro forma combined financial data for the Company based on historical data for the year ended December 31, 1997, the nine months ended September 30, 1997 and the nine months ended September 30, 1998, considering the combined historical results for the Company and the 17 ISPs we will acquire in the Transactions. We present the pro forma combined balance sheet data for the nine months ended September 30, 1998 based on historical data and as adjusted for this offering. The pro forma combined statement of operations data for the year ended December 31, 1997 and the nine months ended September 30, 1998 assume that the Transactions and this offering were consummated on January 1, 1997. The pro forma combined balance sheet data assume that the Transactions were consummated on September 30, 1998. The summary pro forma financial data do not necessarily indicate the operating results or financial position which would have resulted from the operation of the Company on a combined basis during the periods presented, nor does this pro forma data necessarily represent any future operating results or financial position of the Company. In addition to this summary financial data, you should also refer to the more complete financial information included elsewhere in this prospectus, including more complete historical results for certain of the ISPs to be acquired in the Transactions.

                                                       NINE MONTHS ENDED
                                      YEAR ENDED         SEPTEMBER 30,
                                     DECEMBER 31,  --------------------------
                                         1997          1997          1998
                                     ------------  ------------  ------------
PRO FORMA STATEMENT OF OPERATIONS
 DATA:
Revenues:
 Access revenues.................... $ 27,251,573  $ 18,634,404  $ 35,865,317
 Other revenues.....................    1,872,046     1,396,764     1,585,633
                                     ------------  ------------  ------------
   Total net revenues...............   29,123,619    20,031,168    37,450,950
Costs and expenses:
 Cost of access revenues............   11,774,867     7,761,015    15,682,667
 Cost of other revenues.............      997,086       671,711       697,343
 Operations and customer support....    5,492,274     4,409,687     6,423,112
 Sales and marketing................    3,523,164     2,448,329     4,178,888
 General and administrative(1)......   10,904,190     7,038,708    10,282,197
 Amortization(2)....................   17,933,873    13,426,490    13,666,416
 Depreciation--non operating
  equipment.........................    2,737,589     1,929,174     2,801,461
                                     ------------  ------------  ------------
   Total costs and expenses.........   53,363,043    37,685,114    53,732,084
                                     ------------  ------------  ------------
Loss from operations................  (24,239,424)  (17,653,946)  (16,281,134)
Interest income.....................       26,612        10,825        69,274
Other income (expense), net.........        9,442        26,442      (247,907)
                                     ------------  ------------  ------------
Loss before provision for income
 taxes..............................  (24,203,370)  (17,616,679)  (16,459,767)
Provision for income taxes..........      262,641       264,857       189,452
                                     ------------  ------------  ------------
Net loss............................ $(24,466,011) $(17,881,536) $(16,649,219)
                                     ============  ============  ============
OTHER OPERATING DATA:
Approximate number of subscribers,
 end of period......................      154,467       126,033       273,238
EBITDA(3)........................... $ (3,567,962) $ (2,298,282) $    186,743

                                                        SEPTEMBER 30, 1998
                                                     --------------------------
                                                      PRO FORMA         AS
                                                       COMBINED      ADJUSTED
                                                     ------------  ------------
PRO FORMA BALANCE SHEET DATA:
Working capital(4).................................. $(77,489,033) $ 28,072,019
Total assets........................................  200,254,351   235,255,825
Total long-term debt and other liabilities..........    7,759,636       757,188
Stockholders' equity(5).............................  109,520,299   222,082,799

--------
(1) The pro forma combined statement of operations data for the year ended December 31, 1997 and the nine-month periods ended September 30, 1997 and 1998 reflect an aggregate change in compensation, and increases in expenses associated with corporate management, and costs associated with being a public company of $4,369,374, $3,378,975 and $(922,075), respectively.
(2) Consists of amortization of goodwill to be recorded as a result of the Transactions in the amount of $17,674,946, $13,256,210 and $13,256,210 for the year ended December 31, 1997 and the nine- month periods ended September 30, 1998 and 1997, respectively. The goodwill will be amortized over a 10-year period and computed on the basis described in the Notes to the Unaudited Pro Forma Combined Financial Statements.
(3) EBITDA represents loss from operations plus depreciation and amortization. EBITDA is provided because it is a measure commonly used by investors to analyze and compare companies on the basis of operating performance. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be construed as a substitute for operating income, net income or cash flows from operating activities for purposes of analyzing the Company's operating performance, financial position or cash flows. EBITDA is not necessarily comparable with similarly titled measures for other companies.
(4) Includes $66,593,293 representing the cash portion of the purchase price payable in the Transactions, subject to adjustment based on the financial condition of certain of the ISPs as of the closing date of this offering. See "The Transactions," "Use of Proceeds" and Notes to the Unaudited Pro Forma Combined Financial Statements.
(5) Adjusted to reflect the sale of the     shares of common stock offered
    hereby and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

                SELECTED HISTORICAL FINANCIAL DATA FOR OUR ISPS

  The selected financial data of our ISPs are derived in part from the more detailed historical financial statements and notes thereto of our ISPs included elsewhere in this prospectus. The balance sheet data as of December 31, 1995, 1996 and 1997 and the statement of operations data for the years ended December 31, 1995, 1996 and 1997 for D&E SuperNet, Inc.; SunLink, Inc.; SouthWind Internet Access, Inc.; Horizon Internet Technologies, Inc.; United States Internet, Inc.; Internet Partners of America, LC; Netrox, LLC; ZoomNet, Inc.; Internet Access Group, Inc.; Midwest Internet, LLC; Internet Solutions, LLC; FGInet, Inc.; Superhighway, Inc.; and Lightspeed Net, Inc. have been derived from the audited financial statements included elsewhere herein. The balance sheet data as of December 31, 1996 and 1997 and the statement of operations data for the years ended December 31, 1996 and 1997 for LebaNet, Inc. and Palm.Net, USA, Inc. have been derived from the audited financial statements included elsewhere herein. The balance sheet data as of December 31, 1997 and September 30, 1998 and the statement of operations data for the period January 31, 1997 (inception) to December 31, 1997 and the nine-month period ended September 30, 1998 for JPS.Net Corporation have been derived from the audited financial statements included elsewhere herein.

  The selected individual financial data of D&E SuperNet, Inc.; SunLink, Inc.; LebaNet, Inc.; SouthWind Internet Access, Inc.; Horizon Internet Technologies, Inc.; United States Internet, Inc.; Internet Partners of America, LC; Netrox, LLC; ZoomNet, Inc.; Palm.Net, USA, Inc.; Internet Access Group, Inc.; Midwest Internet, LLC; Internet Solutions, LLC; FGInet, Inc.; Superhighway, Inc.; and Lightspeed Net, Inc. as of September 30, 1997 and 1998 and for the nine months ended September 30, 1997 and 1998 have been derived from the unaudited financial statements included elsewhere herein. The selected individual financial data of JPS.Net Corporation for the period January 31, 1997 through September 30, 1997 have been derived from the unaudited financial statements included elsewhere herein. Such selected financial data are not necessarily indicative of the results to be expected for the full year.

  In our opinion, the unaudited financial statements of our ISPs reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations of the ISPs for those periods in accordance with generally accepted accounting principles. The following selected financial data of the ISPs should be read in conjunction with the historical financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. All our ISPs have fiscal years ending December 31.

  The following table presents selected historical financial data for our ISPs for the stated periods. Where data has not been provided for certain periods, the data was either unavailable or the ISP had not yet commenced operations.

                                                                 NINE MONTHS ENDED
                              YEARS ENDED DECEMBER 31,             SEPTEMBER 30,
                         ------------------------------------  -----------------------
                            1995         1996         1997        1997        1998
                         -----------  -----------  ----------  ----------  -----------
STATEMENT OF OPERATIONS
 DATA(1):
NORTHEAST GROUP
 D&E SuperNet, Inc.
   Revenues............. $   119,545  $   841,537  $1,749,207  $1,217,711  $ 2,619,301
   Operating income
    (loss).............. $  (190,067) $   (11,029) $  116,737  $   68,264  $   272,716
   Subscribers..........                    4,406       8,980       7,378       20,968
 SunLink, Inc.
   Revenues............. $     6,620  $   224,966  $  798,237  $  538,299  $ 1,016,954
   Operating income
    (loss).............. $    (9,185) $        80  $  149,583  $  109,754  $   (53,837)
   Subscribers..........                    1,390       3,730       3,126        7,038
 LebaNet, Inc.
   Revenues.............              $   149,299  $  199,571  $  129,329  $   216,048
   Operating income.....              $    52,717  $   34,928  $   27,405  $    72,361
   Subscribers..........                      289         246         250          235
PLAINS STATES GROUP
 SouthWind Internet
  Access, Inc.
   Revenues............. $   202,140  $   836,587  $1,437,848  $1,033,223  $ 1,504,456
   Operating income..... $     4,449  $   187,196  $  365,186  $  268,973  $   270,628
   Subscribers..........                    5,185       8,116       7,167       10,545
 Horizon Internet
  Technologies, Inc.
   Revenues............. $     1,921  $   148,686  $  434,615  $  301,632  $   791,323
   Operating income
    (loss).............. $   (13,749) $       351  $  (53,069) $  (23,599) $    26,289
   Subscribers..........                      807       3,380       2,578        7,893
SOUTHEAST GROUP
 United States
  Internet, Inc.
   Revenues............. $   889,902  $ 2,506,732  $4,173,803  $2,992,752  $ 4,228,545
   Operating income
    (loss)(2)........... $(2,592,725) $(1,850,915) $ (226,406) $ (226,531) $(4,085,176)
   Subscribers..........                   15,192      23,111      21,094       32,311
 Internet Partners of
  America, LC
   Revenues............. $    28,155  $   930,989  $1,856,801  $1,231,776  $ 3,005,105
   Operating income
    (loss).............. $  (150,265) $(1,162,396) $ (979,102) $ (705,019) $  (570,085)
   Subscribers..........                    6,789      13,060      11,596       22,240
 Netrox, LLC
   Revenues............. $    74,882  $   623,793  $1,196,977  $  868,926  $ 1,062,601
   Operating income
    (loss).............. $  (217,709) $  (139,441) $ (296,341) $  (56,486) $  (239,504)
   Subscribers..........                    3,361       3,964       3,694        4,365
 ZoomNet, Inc.
   Revenues............. $    18,701  $   272,692  $  857,619  $  571,406  $ 1,316,779
   Operating income
    (loss).............. $    (1,418) $   (12,533) $  161,550  $  100,994  $   113,975
   Subscribers..........                    1,997       5,309       4,382        9,912
 Palm.Net, USA, Inc.
   Revenues.............              $    95,918  $  432,411  $  312,975  $   455,615
   Operating income
    (loss)..............              $   (52,110) $   79,831  $   66,037  $   116,981
   Subscribers..........                    1,600       2,824       2,476        3,160
 Internet Access Group,
  Inc.
   Revenues............. $   393,165  $   951,345  $1,179,434  $  849,192  $ 1,089,770
   Operating income
    (loss).............. $  (138,036) $    32,954  $   36,137  $   26,019  $  (112,455)
   Subscribers..........                    2,574       3,887       3,564        4,764

                                                                   NINE MONTHS ENDED
                              YEARS ENDED DECEMBER 31,               SEPTEMBER 30,
                         -------------------------------------  ------------------------
                            1995         1996         1997         1997         1998
                         -----------  -----------  -----------  -----------  -----------
MIDWEST SOUTH GROUP
 Midwest Internet,
  L.L.C.
   Revenues............. $   186,143  $ 1,790,376  $ 2,523,128  $ 1,803,849  $ 2,757,988
   Operating income
    (loss).............. $  (196,800) $  (482,368) $    58,570  $    (7,285) $   292,704
   Subscribers..........                   11,529       11,474        9,976       16,100
 Internet Solutions,
  LLC
   Revenues............. $     7,004  $   140,701  $   446,057  $   287,581  $   672,551
   Operating income
    (loss).............. $   (47,136) $   (74,102) $    11,740  $     5,960  $    99,958
   Subscribers..........                    1,010        4,608        3,680        8,064
MIDWEST NORTH GROUP
 FGInet, Inc.
   Revenues............. $    34,161  $   274,965  $   818,445  $   582,283  $   984,834
   Operating income
    (loss).............. $    (3,790) $  (125,093) $       119  $    26,792  $   (33,707)
   Subscribers..........                    2,919        5,727        5,078        8,034
NORTH CENTRAL GROUP
 Superhighway, Inc.
  d/b/a Indynet
   Revenues............. $   248,479  $ 1,248,751  $ 2,106,290  $ 1,541,797  $ 2,242,106
   Operating income..... $    28,427  $   238,579  $   460,012  $   491,368  $   314,838
   Subscribers..........                    6,556       12,468       11,073       16,783
CALIFORNIA GROUP
 Lightspeed Net, Inc.
   Revenues............. $    84,771  $ 1,124,474  $ 3,085,901  $ 2,086,100  $ 3,521,630
   Operating loss....... $  (385,229) $(1,065,560) $(1,242,859) $  (890,320) $   (80,772)
   Subscribers..........                    4,059       11,464        9,548       16,313
 JPS.Net Corporation
   Revenues.............                           $ 2,074,398  $ 1,057,205  $ 5,942,734
   Operating loss.......                           $  (992,646) $  (361,609) $  (796,505)
   Subscribers..........                                32,119       19,373       84,513
TOTAL
 Revenues(1) ........... $ 2,295,589  $12,161,811  $25,370,742  $17,406,036  $33,428,310
 Operating income
  (loss)................ $(3,913,233) $(4,463,670) $(2,316,030) $(1,079,283) $(4,391,591)
 Subscribers............                   69,663      154,467      126,033      273,238
                                    DECEMBER 31,                     SEPTEMBER 30,
                         -------------------------------------  ------------------------
                            1995         1996         1997         1997         1998
                         -----------  -----------  -----------  -----------  -----------
BALANCE SHEET DATA:
NORTHEAST GROUP
 D&E SuperNet, Inc.
   Total assets......... $   227,716  $   596,488  $   767,247  $   728,172  $ 2,200,804
   Long-term debt.......         --           --           --           --     1,006,250
   Total stockholders'
    equity..............     (51,517)        (443)      46,130       13,134      475,352
 SunLink, Inc.
   Total assets.........      21,988      149,149      463,575      323,424      635,764
   Long-term debt.......       5,000        7,500       12,941        7,500      199,357
   Total stockholders'
    equity..............      11,310       17,926      157,327       86,549       91,507
 LebaNet, Inc.
   Total assets.........                   75,340      115,249       94,142      104,064
   Long-term debt.......                      --           --           --           --
   Total stockholders'
    equity..............                   24,716       49,204       43,946       71,635
PLAINS STATES GROUP
 SouthWind Internet
  Access, Inc.
   Total assets.........     158,735      427,912      609,336      572,340      613,989
   Long-term debt.......      59,050      129,283       70,433       84,729       44,899
   Total stockholders'
    equity..............      31,254      206,855      397,840      302,938      431,627
 Horizon Internet
  Technologies, Inc.
   Total assets.........      36,301       79,987      177,844      161,850      337,175
   Long-term debt.......      12,791       48,018       80,904       80,521      185,049
   Total stockholders'
    equity (deficit)....       8,251        7,367      (49,486)     (18,604)     (37,198)
SOUTHEAST GROUP
 United States
  Internet, Inc.
   Total assets.........     751,795    1,902,158    2,228,337    2,517,332    3,848,738
   Long-term debt.......     137,632    1,583,570      773,810    1,753,858    1,932,361
   Stock appreciation
    rights liability....   1,780,840    2,362,218    1,763,357    1,338,461    5,080,312
   Total stockholders'
    deficit.............  (1,853,742)  (3,307,922)  (2,799,234)  (2,671,220)  (5,817,065)

                                  DECEMBER 31,                  SEPTEMBER 30,
                         ---------------------------------  -----------------------
                           1995        1996        1997        1997        1998
                         ---------  ----------  ----------  ----------  -----------
 Internet Partners of
  America, LC
   Total assets......... $ 297,758  $1,500,578  $2,360,033  $2,085,075  $ 3,633,400
   Long-term debt.......   100,000     254,007     337,307   1,220,126    2,630,188
   Total stockholders'
    equity (deficit)....   149,735     573,220    (318,811)   (267,761)  (1,067,890)
 Netrox, LLC
   Total assets.........   140,961     290,462     378,563     364,979      348,643
   Long-term debt.......        --          --          --          --           --
   Total stockholders'
    equity..............  (228,692)   (412,360)   (767,882)   (497,359)  (1,071,679)
 ZoomNet, Inc.
   Total assets.........    31,585     170,159     681,281     498,843    1,193,737
   Long-term debt.......     5,397      15,701     219,957     121,439      136,328
   Total stockholders'
    equity..............    18,582      60,768     146,833     115,286      194,594
 Palm.Net, USA, Inc.
   Total assets.........                74,304     128,762     136,975      209,881
   Long-term debt.......                    --          --          --           --
   Total stockholders'
    (deficit) equity....               (50,413)     13,920       7,812      126,777
 Internet Access Group,
  Inc.
   Total assets.........    82,526     292,868     289,775     295,935      447,151
   Long-term debt.......    46,000     153,521     198,680     196,607      256,359
   Total stockholders'
    (deficit)...........  (146,223)   (123,758)   (111,636)   (115,042)    (249,987)
MIDWEST SOUTH GROUP
 Midwest Internet
  L.L.C.
   Total assets.........   434,841     759,993     747,249     740,000      701,497
   Long-term debt.......    86,212      38,822     127,691     104,000       79,682
   Total stockholders'
    (deficit)...........  (123,023)   (582,892)   (589,057)   (671,000)    (377,599)
 Internet Solutions,
  LLC
   Total assets.........    61,828     107,462     307,076     230,054      602,375
   Long-term debt.......        --          --          --          --           --
   Total stockholders'
    equity..............    42,864      81,080     102,703      98,851      158,105
MIDWEST NORTH GROUP
 FGInet, Inc.
   Total assets.........    27,556     243,321     375,388     349,414    1,166,704
   Long-term debt.......        --          --          --       9,079           --
   Total stockholders'
    equity..............    13,000     159,336     211,227     196,631      304,144
NORTH CENTRAL GROUP
 Superhighway, Inc.
  d/b/a IndyNet
   Total assets.........   171,289     435,399     918,678     817,133    1,211,758
   Long-term debt.......        --          --      28,889      28,889       12,021
   Total stockholders'
    equity..............   112,930     316,766     703,332     756,948      928,385
CALIFORNIA GROUP
 Lightspeed Net, Inc.
   Total assets.........   310,136   1,081,951   1,483,961   1,451,059    1,546,007
   Long-term debt.......        --          --          --          --           --
   Total stockholders'
    equity..............   297,553     874,751     848,248   1,041,569      959,671
 JPS.Net Corporation
   Total assets.........                         1,248,241     879,455    3,127,012
   Long-term debt.......                                --          --      830,952
   Total stockholders'
    equity (deficit)....                          (979,307)   (345,158)  (2,822,517)

--------
(1) The revenues reported above do not necessarily correspond to revenues reflected in the Pro Forma Combined Statement of Operations as a result of acquisitions which our ISPs completed that are included in the Pro Forma Combined Statement of Operation, but not reflected in the historical data shown above.
(2) Operating income (loss) for the years ended December 31, 1995, 1996 and 1997, and the nine-month periods ended September 30, 1997 and 1998 includes compensation expense (benefit) of $1,680,840, $581,378, ($598,861),
    ($449,145) and $3,316,955, respectively. This expense (benefit) is attributable to compensation expense related to United States Internet's stock appreciation rights.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis is based on the combined pro forma results of the Company and the historical results for each of the Company's ISPs for which such separate data has been included in this prospectus. See "Selected Combined Pro Forma Financial Data" on page 27 above for the basis of the pro forma presentation for the Company.

  Certain statements set forth below constitute "forward-looking statements" within the meaning of the Reform Act. The safe harbor provisions provided in
Section 27A of the Securities Act and Section 21E of the Exchange Act do not apply to forward-looking statements made in connection with an initial public offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements.

OVERVIEW

  OneMain.com provides Internet access and related services to individuals and businesses located predominantly in secondary, tertiary and rural markets throughout the United States. Upon completion of this offering, we will immediately become one of the ten largest (based on number of subscribers) independent Internet providers in the United States with approximately 273,000 subscribers at September 30, 1998.

  The Company derives Internet access revenues primarily from subscriptions from individuals and small businesses for dial-up access to the Internet. Subscription fees vary among the Company's ISPs and by billing plan within the subscriber base for a particular ISP. The Company also earns access revenues by providing dedicated Internet access and web-hosting services.

  The Company earns non-access revenues by charging set-up and installation fees, providing web page development and other technical services and selling advertising, equipment and software. Revenues from the sale of these products and services have been classified as other revenues in the Pro Forma Results of Operations table set forth below.

  The Company's costs and expenses include (i) cost of access revenues, (ii) cost of other revenues, (iii) operations and customer support, (iv) sales and marketing, (v) general and administrative, (vi) amortization and (vii) depreciation.

  Costs of access revenues consist primarily of the cost of routers and access servers and the recurring telecommunications costs associated with providing service to subscribers, including the cost of local telephone lines to carry subscriber calls to our POPs, the costs associated with leased lines connecting the POPs to the Internet and our operations centers, and Internet backbone costs.

  Cost of access revenues will increase over time to support the Company's growing subscriber base. We will seek to leverage the combined scale of our ISPs to lower telecommunications costs as a percentage of revenues by: (1) negotiating one or more relationships with national backbone providers to connect our ISPs to the Internet; (2) negotiating favorable local loop contracts and establishing co-location arrangements with incumbent and competitive local exchange carriers; and (3) establishing private peering relationships to reduce our costs and improve access and reliability for our subscribers. Negotiation of discounts with equipment vendors will also reduce this expense category as a percentage of revenues. Increases in individual subscriber usage will tend to offset the per subscriber cost savings we may be able to achieve.

  Costs of other revenues consist primarily of the salaries and benefits of the personnel providing installation, web development and technical services, as well as the cost of purchasing the equipment to provide these services. In the case of equipment and software sales, the costs of other revenues includes the cost of licensing software and purchasing equipment for resale.

  Operations and customer support includes the expenses associated with customer service and technical support, and consists primarily of the salaries and employment costs of the employees responsible for those efforts. Operations and customer support expenses are expected to increase over time to support new and existing subscribers. In the short term, new subscribers tend to be particularly heavy customer service and technical support users. Customer service and technical support provided on a 24 X 7 basis in certain markets will also serve to increase these expenses on an absolute basis. In the longer term, as a percentage of revenues, we believe that operations and customer support expenses should decline as the existing subscriber base is less dependent on customer service, and this relatively fixed expense category is leveraged by a growing subscriber base.

  Sales and marketing includes the expenses associated with acquiring subscribers, including salaries, bonuses, sales commissions, advertising and referral bonuses. Sales and marketing expense is expected to increase over time with the growth in the subscriber base. On a percentage of revenue basis, sales and marketing expense is a relatively variable cost and may increase with the migration to a unified national brand supported by a community-based marketing program.

  General and administrative expenses consist primarily of the salaries of our employees and associated benefits, as well as the cost of travel, entertainment, rent and utilities. General and administrative costs are expected to increase to support the growth of the Company, particularly as a network operations center and common billing and financial reporting systems are implemented in the near term. Over time, we expect these relatively fixed expenses to decrease as a percentage of revenues.

  Amortization expense primarily relates, on a pro forma basis, to the amortization of goodwill, covenants not to compete and other intangibles acquired in the Transactions and is provided over the useful lives of these intangibles ranging from three to 10 years. Amortization expense is expected to increase as additional acquisitions are closed, and will vary according to purchase price and tangible assets. The Company's policy in future acquisitions will be to amortize the portion of the acquisition purchase price attributable to goodwill and other intangible assets over an average 10-year period.

  Depreciation primarily relates to the Company's hardware infrastructure and is provided over the estimated useful lives of the assets ranging from three to five years using the straight line method. Depreciation expense is expected to increase as the operating groups build scale in their networks to support new and acquired subscribers and as corporate management builds a network operations center and common billing and reporting systems.

PRO FORMA RESULTS OF OPERATIONS

  The pro forma operating results include the effects of the pro forma adjustments that are included in the Unaudited Pro Forma Combined Statements appearing on page F-5. This data may not be comparable to and may not be indicative of the Company's past combined results of operations because (i) the operating subsidiaries were not under common control of management during the periods presented, (ii) the ISPs used different tax structures (generally, partnerships, S corporations and C corporations) during the periods presented,
(iii) the Company will incur incremental costs related to its new corporate management and the costs of being a public company, (iv) the Company will use the purchase method of accounting to record the Transactions, resulting in the recording of intangibles that will be amortized over an average life of ten years, and (v) the historical combined data does not reflect the compensation differential and potential benefits and cost savings the Company expects to realize when operating as a combined entity.

  The following table presents the combined unaudited pro forma operating results of the Company for the year ended December 31, 1997, and the nine months ended September 30, 1997 and 1998. For a discussion of the pro forma adjustments, see the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this prospectus.

                            YEAR ENDED        NINE MONTHS ENDED SEPTEMBER 30,
                           DECEMBER 31,      -------------------------------------
                               1997                1997                1998
                         -----------------   -----------------   -----------------
                                       (DOLLARS IN THOUSANDS)
Revenues:
  Access revenues....... $ 27,251.6   93.6%  $ 18,634.4   93.0%    35,865.3   95.8%
  Other revenues........    1,872.0    6.4      1,396.8    7.0      1,585.6    4.2
                         ----------  -----   ----------  -----   ----------  -----
    Total net revenues..   29,123.6  100.0     20,031.2  100.0     37,450.9  100.0
Cost and expenses:
  Cost of access
   revenues.............   11,774.9   40.4      7,761.0   38.7     15,682.7   41.9
  Cost of other
   revenues.............      997.1    3.4        671.7    3.4        697.3    1.9
  Operations and
   customer support.....    5,492.2   18.8      4,409.6   22.0      6,423.1   17.1
  Sales and marketing...    3,523.2   12.1      2,448.3   12.2      4,178.9   11.2
  General and
   administrative.......   10,904.1   37.4      7,038.7   35.1     10,282.3   27.4
  Amortization..........   17,933.9   61.6     13,426.5   67.0     13,666.4   36.5
  Depreciation..........    2,737.5    9.4      1,929.2    9.6      2,801.5    7.5
                         ----------  -----   ----------  -----   ----------  -----
    Total cost and
     expenses...........   53,363.0  183.6     37,685.2  188.1     53,732.0  143.4
                         ----------  -----   ----------  -----   ----------  -----
Loss from operations.... $(24,239.4) (83.2)% $(17,653.9) (88.1)% $(16,281.1) (43.5)%
                         ==========  =====   ==========  =====   ==========  =====
EBITDA.................. $ (2,804.2)   9.6%  $ (1,725.3)   8.6%  $    186.7    0.4%
                         ==========  =====   ==========  =====   ==========  =====

PRO FORMA COMBINED RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO THE PRO FORMA COMBINED RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues.

  . Access revenues increased $17.3 million, or 92.5%, from $18.6 million to $35.9 million primarily as a result of an increase in subscribers, and in part due to an increase in the price of access services. Pro forma combined subscribers increased from 71,475 at January 1, 1997 to 126,033 at September 30, 1997, and from 154,467 subscribers at January 1, 1998 to 273,238 at September 30, 1998.

  . Other revenues increased $200,000, or 13.5%, from $1.4 million to $1.6 million primarily as a result of slight increases in revenues generated from set-up and installation fees and web development services.

  Cost and Expenses.

  . Total cost and expenses increased $16.0 million, or 42.6% from $37.1 million to $53.7 million, on a pro forma basis, primarily as a result of personnel increases and infrastructure expansion to service the growing subscriber base.

  . Cost of access revenues increased $7.9 million, or 102%, from $7.8 million to $15.7 million. The increase was primarily the result of increased costs associated with (i) adding local telephone lines, increased capacity and leased equipment to add additional POPs and to service the growing subscriber base and (ii) the transition from analog to digital remote access servers. Cost of access revenues as a percentage of access revenues increased from 41.6% to 43.7% primarily as a result of costs associated with expanding the Company's infrastructure in advance of subscriber growth.

  . Cost of other revenues increased $30,000, or 3.8%, from $670,000 to $700,000, and as a percentage of other revenues decreased from 48.1% to 44.0% as a result of a decreasing focus on higher margin consulting and web development services.

  . Operations and customer support expenses increased $2.0 million, or 45.6%, from $4.4 million to $6.4 million, primarily as a result of hiring additional technical and customer support personnel on a pro forma basis to service the growing subscriber base. Operations and customer support expenses as a percentage of total revenues decreased from 22.0% to 17.2% as a result of leveraging personnel over the growing subscriber base.

  . Sales and marketing expense increased $1.8 million, or 70.7%, from $2.4 million to $4.2 million, primarily as a result of adding additional sales personnel on a pro forma basis and the increasing number of referral bonuses paid to service resellers.

  . General and administrative expenses increased $3.3 million, or 46.9%, from $7.0 million to $10.3 million, primarily as a result of hiring additional personnel to support the growing subscriber base and the relocation of a number of our ISPs to larger offices. General and administrative expenses as a percentage of revenues decreased from 35.1% to 27.5% primarily because costs of management and administrative personnel were spread over a larger revenue base.

  . Amortization costs increased $200,000, or 1.7%, from $13.4 million to $13.6 million. Amortization costs as a percentage of revenues decreased from 67.0% to 36.5%.

  . Depreciation costs increased $900,000, or 45.2%, from $1.9 million to $2.8 million, primarily as a result of increased equipment purchases. Depreciation costs as a percentage of revenues decreased from 9.6% to 7.6% as a result of higher revenues in conjunction with a small increase in depreciation costs.

  Loss from Operations.

  . Loss from operations decreased $1.4 million, or 7.8%, from $17.7 million to $16.3 million as a result of higher revenues in conjunction with moderate increases in non-access revenues costs and other expenses. Loss from operations as a percentage of revenues decreased from 88.1% to 43.5%, primarily as a result of amortization of acquisition costs over a larger revenue base, and leverage of operations, customer support and general and administrative expenses over a larger subscriber base.

COMBINED QUARTERLY RESULTS OF OPERATIONS

  The operating results for our ISPs have fluctuated in the past, and our operating results in the future may fluctuate significantly depending upon a variety of factors, including the incurrence of capital costs and costs associated with the introduction of new products and services and new services by the Company. Additional factors that may contribute to variability of operating results include: the pricing and mix of services we offer; subscriber retention rate; changes in pricing policies and product offerings by our competitors; growth in demand for connectivity and Internet access services; one-time costs associated with acquisitions and general telecommunications services' performance and availability. On a pro forma basis, we also have experienced seasonal variation in Internet use and, therefore, revenue streams have fluctuated. As a result, variations in the timing and amounts of revenues could have a material adverse effect on our quarterly operating results. Due to the foregoing factors, we believe that period-to-period comparisons of our operating results are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance.

  Our ISPs have in the past experienced quarterly variations in revenues, operating income (including operating losses), net income (including net losses) and cash flows. We expect to continue to experience such quarterly fluctuations in operating results (including possible net losses) due to the factors discussed above and may also experience quarterly fluctuations as a result of other factors including additional sales and marketing and general and administrative expenses to acquire and support new subscribers and the timing and magnitude of required capital expenditures. See "Risk Factors -- Our Quarterly Operating Results May Fluctuate" at page 17 above.

  The following table sets forth our pro forma statement of operations data for the four quarters ended December 31, 1997 and the three quarters ended September 30, 1998. This information, in our opinion, reflects all the adjustments that we consider necessary for fair presentation of this information in accordance with generally accepted accounting principles. The results of these quarters are not necessarily indicative of results for any future period.

                                                      QUARTER ENDED
                          ---------------------------------------------------------------------------
                                           1997                                   1998
                          ------------------------------------------  -------------------------------
                          MARCH 31    JUNE 30    SEP 30     DEC 31    MARCH 31    JUNE 30    SEP 30
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Revenues            $ 5,892.2  $ 6,551.0  $ 7,588.0  $  9092.4  $10,708.7  $12,292.7  $14,449.6
Cost of Access and Other
 Revenues                   2,693.8    2,832.7    2,906.2    4,339.3    4,414.0    5,399.8    6,566.1
Operations and Customer
 Support                    1,191.5    1,330.3    1,887.9    1,082.6    1,718.7    2,247.7    2,456.7
Sales and Marketing           769.2      778.8      900.3    1,074.9    1,194.2    1,483.1    1,501.6
General and
 Administrative             2,271.8    2,584.8    2,182.1    3,865.5    3,033.1    3,345.0    3,904.1
Amortization                4,437.5    4,456.1    4,532.9    4,507.4    4,521.2    4,549.3    4,595.9
Depreciation                  529.8      560.5      838.9      808.4      922.6      970.3      908.6
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating Income (Loss)   $(6,001.4) $(5,992.2) $(5,660.3) $(6,585.7) $(5,095.1) $(5,702.5) $(5,483.4)
                          =========  =========  =========  =========  =========  =========  =========

RESULTS OF OPERATIONS -- D&E SuperNet, Inc. ("SuperNet")

  SuperNet was organized on June 22, 1995 in the Commonwealth of Pennsylvania and began marketing services in July 1995. SuperNet's target market is the Commonwealth of Pennsylvania. The following table sets forth certain historical data and such data as a percentage of revenue for the periods indicated:

                              JUNE 22                                               NINE MONTHS ENDED
                          THROUGH DEC. 31,     YEARS ENDED DECEMBER 31,               SEPTEMBER 30,
                                1995          ------------------------------  ------------------------------
                               PERIOD             1996             1997            1997            1998
                          ------------------  -------------   --------------  --------------  --------------
                                                    (DOLLARS IN THOUSANDS)
Revenues................  $  119.5    100.0%  $841.5  100.0%  $1,749.2 100.0% $1,217.7 100.0% $2,619.3 100.0%
Cost of access and other
 revenues...............     174.7    146.2    443.4   52.7      874.5  50.0     634.0  52.1   1,148.8  43.9
Operating expenses......     134.9    112.8    409.2   48.6      758.0  43.3     515.4  42.3   1,197.7  45.7
                          --------  -------   ------  -----   -------- -----  -------- -----  -------- -----
Income (loss) from
 operations.............   $(190.1)  (159.0)% $(11.1)  (1.3)% $  116.7   6.7% $   68.3   5.6% $  272.8  10.4%
                          ========  =======   ======  =====   ======== =====  ======== =====  ======== =====
Approximate total
 subscribers............                       4,406             8,980           7,378          20,968

SUPERNET. NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues. Revenues increased 115.1% from the 1997 period to the 1998 period. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 81.2% from the 1997 period to the 1998 period, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues decreased from

52.1% for the 1997 period to 43.9% for the 1998 period, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 132.4% from the 1997 period to the 1998 period, primarily as a result of hiring customer support and administrative personnel. Operating expenses as a percentage of revenues increased from 42.3% in the 1997 period to 45.7% in the 1998 period, primarily as a result of the personnel increases highlighted above.

SUPERNET. 1997 COMPARED TO 1996

  Revenues. Revenues increased 107.9% from 1996 to 1997. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 97.2% from 1996 to 1997, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service new subscribers. Cost of services as a percentage of revenues decreased from 52.7% for the 1996 period to 50.0% for the 1997 period. The decrease was primarily attributable to existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 85.2% from 1996 to 1997. Operating expenses as a percentage of revenues decreased from 48.6% in 1996 to 43.3% in 1997, primarily as a result of leveraging existing personnel over a growing subscriber base.

SUPERNET. 1996 YEAR COMPARED TO THE 1995 PERIOD

  Revenues. Revenues increased 604.2% from the 1995 period to 1996. The increase was primarily attributable to revenue being generated over a six-month period in 1995 as opposed to 12 months in 1996.

  Cost of access and other revenues. Cost of access and other revenues increased 153.8% from the 1995 period to 1996. Cost of services as a percentage of revenues decreased from 146.2% for the 1995 period to 52.7% in 1996, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 203.3% from the 1995 period to 1996. Operating expenses as a percentage of revenues decreased from 112.8% for the 1995 period to 48.6% in 1996, primarily as a result of leveraging existing personnel over a growing subscriber base.

RESULTS OF OPERATIONS -- SunLink, Inc. ("SunLink")

  SunLink was incorporated on October 1, 1991 in the Commonwealth of Pennsylvania and began providing Internet access services on October 1, 1995. The following table sets forth certain historical data and such data as a percentage of revenue for the periods indicated:

                             OCT. 1
                            THROUGH                                           NINE MONTHS
                            DEC. 31,      YEARS ENDED DECEMBER 31,        ENDED SEPTEMBER 30,
                              1995        --------------------------  -----------------------------
                             PERIOD           1996          1997          1997           1998
                          -------------   ------------  ------------  ------------  ---------------
                                                (DOLLARS IN THOUSANDS)
Revenues................  $ 6.6   100.0%  $225.0 100.0% $798.2 100.0% $538.3 100.0% $1,016.9  100.0%
Cost of access and other
 revenue................    6.5    98.4     85.8  38.1   241.9  30.3   150.1  27.8     418.6   41.1
Operating expenses......    9.4   142.4    139.1  61.8   406.7  50.9   278.4  51.7     652.1   64.1
                          -----  ------   ------ -----  ------ -----  ------ -----  --------  -----
Income (loss) from
 operations.............  $(9.3) (140.9)% $  0.1   0.0% $149.8  18.8% $100.8  18.7% $  (53.8)  (5.2)%
                          =====  ======   ====== =====  ====== =====  ====== =====  ========  =====
Approximate total
 subscribers............                   1,390         3,730         3,126           7,038

SUNLINK. NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues. Revenues increased 88.9% from the 1997 period to the 1998 period. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 178.8% from the 1997 period to the 1998 period, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues increased from 27.8% for the 1997 period to 41.1% for the 1998 period, primarily as a result of telephone lines and capacity additions in advance of subscriber growth.

  Operating expenses. Operating expenses increased 131.8% from the 1997 period to the 1998 period, primarily as a result of increased depreciation costs incurred due to equipment purchases. Operating expenses as a percentage of revenues increased from 51.7% in the 1997 period to 64.1% in the 1998 period, primarily as a result of increases in customer support personnel and increases in general and administrative costs.

SUNLINK. 1997 COMPARED TO 1996

  Revenues. Revenues increased 254.8% from 1996 to 1997. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 181.9% from 1996 to 1997, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues decreased from 38.1% for the 1996 period to 30.3% for the 1997, primarily as a result of existing excess capacity being used to service new subscribers.

  Operating expenses. Operating expenses increased 192.3% from 1996 to 1997, primarily due to the increased depreciation expense incurred for equipment purchases made in 1997. Operating expenses as a percentage of revenues decreased from 61.8% in 1996 to 50.9% in 1997, primarily as a result of leveraging existing personnel over a growing subscriber base.

SUNLINK. 1996 YEAR COMPARED TO THE 1995 PERIOD

  Revenues. Revenues increased 3,309.1% from the 1995 period to 1996. The increase was primarily attributable to revenues being generated over a three-month period in 1995 as opposed to 12 months in 1996.

  Cost of access and other revenues. Cost of access and other revenues increased 1,220.0% from the 1995 period to 1996. Cost of access and other revenues as a percentage of revenues decreased from 98.4% for the 1995 period to 38.1% in 1996, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 1,379.7% from the 1995 period to 1996. Operating expenses as a percentage of revenues decreased from 142.4% in the 1995 period to 61.8% in 1996, primarily as a result of leveraging existing personnel over a growing subscriber base.

RESULTS OF OPERATIONS -- LebaNet, Inc. ("LebaNet")

  LebaNet began marketing services in the Commonwealth of Pennsylvania as a sole proprietorship in December 1994 and was incorporated on March 1, 1996 as a Pennsylvania corporation. LebaNet's target market is central Pennsylvania. The following table sets forth certain historical data and such data as a percentage of revenue for the periods indicated:

                                                             NINE MONTHS
                          YEARS ENDED DECEMBER 31,       ENDED SEPTEMBER 30,
                          --------------------------  --------------------------
                              1996          1997          1997          1998
                          ------------  ------------  ------------  ------------
                                        (DOLLARS IN THOUSANDS)
Revenues................  $149.3 100.0% $199.6 100.0% $129.3 100.0% $216.0 100.0%
Cost of access and other
 revenues...............    55.5  37.2   107.8  54.0    61.0  47.2    93.6  43.3
Operating expenses......    41.0  27.5    56.9  28.5    40.9  31.6    50.0  23.1
                          ------ -----  ------ -----  ------ -----  ------ -----
Income (loss) from
 operations.............  $ 52.8  35.3% $ 34.9  17.5% $ 27.4  21.2% $ 72.4  34.0%
                          ====== =====  ====== =====  ====== =====  ====== =====
Approximate total
 subscribers............     289           246           250           235

LEBANET. NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues. Revenues increased 67.1% from the 1997 period to the 1998 period. The increase was primarily attributable to an increase in the number of dedicated subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 53.4% from the 1997 period to the 1998 period, primarily as a result of deploying digital technology and the increased costs associated with adding local telephone lines and increased capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues decreased from 47.2% for the 1997 period to 43.3% for the 1998 period, primarily as a result of existing excess capacity being used to service new subscribers.

  Operating expenses. Operating expenses increased 22.2% from the 1997 period to the 1998 period, primarily as a result of increased marketing and advertising costs. Operating expenses as a percentage of revenues decreased from 31.6% in 1997 to 23.1% in 1998, primarily as a result of leveraging existing personnel over a growing subscriber base.

LEBANET. 1997 YEAR COMPARED TO THE 1996 PERIOD

  Revenues. Revenues increased 33.7% from the 1996 period to 1997. The increase was attributable in part to growth in dedicated subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 94.2% from the 1996 period to 1997, primarily as a result of increased local telephone rates and the increased costs associated with adding local telephone lines and increased capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues increased from 37.2% in the 1996 period to 54.0% in 1997. The increase was primarily attributable to additions of telephone lines and capacity in advance of subscriber growth.

  Operating expenses. Operating expenses increased 38.7% from the 1996 period to 1997. Operating expenses as a percentage of revenues remained relatively constant at 27.5% for the 1996 period and 28.5% for 1997.

RESULTS OF OPERATIONS -- SouthWind Internet Access, Inc. ("SouthWind")

  SouthWind Internet Access was incorporated in Kansas on July 6, 1994, and began marketing services in October 1994. SouthWind's target market is the state of Kansas. The following table sets forth certain historical data and such data as a percentage of revenue for the periods indicated:

                                                                                       NINE MONTHS
                                      YEARS ENDED DECEMBER 31,                     ENDED SEPTEMBER 30,
                          ----------------------------------------------------------------------------------
                              1995          1996               1997                1997            1998
                          ------------  ------------  --------------------------------------  --------------
                                                      (DOLLARS IN THOUSANDS)
Revenues................  $202.1 100.0% $836.6 100.0% $    1,437.8     100.0% $1,033.2 100.0% $1,504.5 100.0%
Cost of access and other
 revenues...............   125.8  62.2   396.0  47.3         654.5      45.5     464.2  44.9     778.3  51.7
Operating expenses......    71.9  35.6   253.3  30.3         418.2      29.1     300.1  29.1     455.5  30.3
                          ------ -----  ------ -----  ------------ ---------  -------- -----  -------- -----
Income (loss) from
 operations.............  $  4.4   2.2% $187.3  22.4% $      365.1      25.4% $  268.9  26.0% $  270.7  18.0%
                          ====== =====  ====== =====  ============ =========  ======== =====  ======== =====
Approximate total
 subscribers............                 5,185               8,116               7,167          10,545

SOUTHWIND. NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues. Revenues increased 45.6% from the 1997 period to the 1998 period. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 67.7% from the 1997 period to the 1998 period, primarily as a result of increased local telephone rates, additional local telephone lines and increased capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues increased from 44.9% for the 1997 period to 51.7% for the 1998 period, primarily as a result of capacity additions in advance of subscriber growth.

  Operating expenses. Operating expenses increased 51.8% from the 1997 period to the 1998 period, primarily as a result of increased costs relating to the hiring of additional customer support personnel. Operating expenses as a percentage of revenues remained relatively constant at 29.1% for the 1997 period and 30.3% for the 1998 period.

SOUTHWIND. 1997 COMPARED TO 1996

  Revenues. Revenues increased 71.9% from 1996 to 1997. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 65.3% from 1996 to 1997, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity. Cost of access and other revenues remained relatively constant at 47.3% in 1996 and 45.5% in 1997.

  Operating expenses. Operating expenses increased 65.1% from 1996 to 1997, primarily as a result of increased costs relating to the hiring of additional customer support personnel. Operating expenses as a percentage of revenues remained relatively constant at 30.3% in 1996 to 29.1% in 1997.

SOUTHWIND. 1996 COMPARED TO 1995

  Revenues. Revenues increased 314.0% from 1995 to 1996. The increase was primarily attributable to an increase in the number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 214.8% from 1995 to 1996, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues decreased from 62.2% in 1995 to 47.3% in 1996, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 252.3% from 1995 to 1996, primarily as a result of the hiring of operational and technical personnel. Operating expenses as a percentage of revenues decreased from 35.6% in 1995 to 30.3% in 1996, primarily as a result of leveraging personnel over a growing subscriber base.

RESULTS OF OPERATIONS -- Horizon Internet Technologies, Inc. ("Horizon")

  Horizon was incorporated in Kansas on July 26, 1995. Horizon's target markets include Missouri, Oklahoma and Kansas. The following table sets forth certain historical data and such data as a percentage of revenue for the periods indicated:


                             JULY 26
                             THROUGH                                            NINE MONTHS
                            DEC. 31,       YEARS ENDED DECEMBER 31,         ENDED SEPTEMBER 30,
                              1995         ---------------------------   ----------------------------
                             PERIOD            1996          1997            1997            1998
                          --------------   ------------  -------------   -------------   ------------
                                               (DOLLARS IN THOUSANDS)
Revenues................  $  1.9   100.0%  $148.7 100.0% $434.6  100.0%  $301.6  100.0%  $791.3 100.0%
Cost of access and other
 revenues...............    10.1   531.6     78.8  53.0   232.3   53.4    163.9   54.3    339.1  42.9
Operating expenses......     5.6   294.7     69.5  46.7   255.4   55.4    161.3   53.4    425.9  53.8
                          ------  ------   ------ -----  ------  -----   ------  -----   ------ -----
Income (loss) from
 operations.............  $(13.8) (726.3)% $  0.4   0.3% $(53.1) (12.2)% $(23.6)  (7.8)% $ 26.3   3.3%
                          ======  ======   ====== =====  ======  =====   ======  =====   ====== =====
Approximate total
 subscribers............                      807         3,380           2,578           7,893

HORIZON. NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues. Revenues increased 162.3% from the 1997 period to the 1998 period. The increase was primarily attributable to the increase in the total number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 106.9% from the 1997 period to the 1998 period, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service the growing subscriber base. Cost of access and other revenues as a percentage of revenues decreased from 54.3% for the 1997 period to 42.9% for the 1998 period, primarily as a result of excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 164.1% from the 1997 period to the 1998 period, primarily as a result of relocating to a larger facility. Operating expenses as a percentage of revenues remained relatively constant at 53.8% for the 1997 period and 53.4% for the 1998 period.

HORIZON. 1997 COMPARED TO 1996

  Revenues. Revenues increased 192.3% from 1996 to 1997. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 194.7% from 1996 to 1997, primarily as a result of deploying digital technology and the increased costs associated with adding local telephone lines and increased capacity to service the growing subscriber base. Cost of access and other revenues as a percentage of revenues increased from 53.0% in 1996 to 53.4% in 1997.

  Operating expenses. Operating expenses increased 267.5% from 1996 to 1997, primarily as a result of increased costs relating to the hiring of additional operating and technical personnel. Operating expenses as a percentage of revenues increased from 46.7% in 1996 to 58.8% in 1997, also as a result of the increased number of employees.

HORIZON. 1996 YEAR COMPARED TO THE 1995 PERIOD

  Revenues. Revenues increased 7,726.3% from the 1995 period to 1996. The increase was primarily attributable to revenues being generated over a five-month period in 1995 as opposed to 12 months in 1996.

  Cost of access and other revenues. Cost of access and other revenues increased 680.2% from the 1995 period to 1996, primarily as a result of revenues being generated over a five-month period in 1995 as opposed to 12 months in 1996. Cost of access and other revenues as a percentage of revenues decreased from 531.6% in the 1995 period to 78.8% in 1996, primarily as a result of excess capacity being used to service new subscribers.

  Operating expenses. Operating expenses increased 1,141.1% from the 1995 period to 1996. Operating expenses as a percentage of revenues decreased from 294.7% in the 1995 period to 46.7% in 1996, primarily as a result of leveraging existing personnel over a growing subscriber base.

RESULTS OF OPERATIONS -- United States Internet, Inc. ("United States
Internet")

  United States Internet was incorporated in 1994 and has points of presence in Tennessee, Virginia, Kentucky and Alabama. The following table sets forth certain historical data and such data as a percentage of revenue for the periods indicated:

                                                                                             NINE MONTHS
                                     YEARS ENDED DECEMBER 31,                            ENDED SEPTEMBER 30,
                          -------------------------------------------------------   ----------------------------------
                                1995               1996                1997              1997              1998
                          -----------------   ----------------    ---------------   ---------------   ----------------
                                                      (DOLLARS IN THOUSANDS)
Revenues................  $   889.9   100.0%  $ 2,506.7  100.0%   $4,173.8  100.0%  $2,992.8  100.0%  $ 4,228.5  100.0%
Cost of access and other
 revenues...............      512.5    57.6       931.7   37.2     1,999.2   47.9    1,434.6   47.9     2,351.2   55.6
Operating expenses(1)...    2,970.1   333.8     3,426.0  136.7     2,401.0   57.5    1,784.7   59.6     5,962.5  141.0
                          ---------  ------   ---------  -----    --------  -----   --------  -----   ---------  -----
Income (loss) from
 operations.............  $(2,592.7) (291.3)% $(1,851.0) (73.8)%$   (226.4)  (5.4)% $ (226.5)  (7.6)% $(4,085.2) (96.6)%
                          =========  ======   =========  =====    ========  =====   ========  =====   =========  =====
Approximate total
 subscribers............                         15,192             23,111            21,094             32,311

--------
(1) As part of operating expense, the Company has included stock compensation expense (benefit). For the years ended December 31, 1995, 1996 and 1997, the Company incurred expenses of approximately $1,680.8, $581.4, and a benefit of ($598.9), respectively. For the months ended September 30, 1997 and 1998, the Company incurred a benefit of ($449.1) and an expense of $3,316.9, respectively.

UNITED STATES INTERNET. NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues. Revenues increased 41.3% from the 1997 period to the 1998 period. The increase was primarily attributable to an increase in the number of dial-up subscribers as well as the integration of 1,400 subscribers acquired during the quarter ended March 31, 1998.

  Cost of access and other revenues. Cost of access and other revenues increased 63.9% from the 1997 period to the 1998 period, primarily as a result of the increased costs associated with increased capacity and additional leased equipment costs. Cost of access and other revenues as a percentage of revenues increased from 47.9% for the 1997 period to 55.6% for the 1998 period, primarily as a result the addition of leased equipment and capacity in advance of subscriber growth.

  Operating expenses. Operating expenses increased 234.1% from the 1997 period to the 1998 period, primarily as a result of increased costs relating to the hiring of additional sales and customer support personnel. Included within this increase is a $3,316,955 stock compensation expense attributable to certain stock appreciation rights. Operating expenses as a percentage of revenues increased from 59.6% in the 1997 period to 141.0% in the 1998 period primarily as a result of the increase in stock compensation expense.

UNITED STATES INTERNET. 1997 COMPARED TO 1996

  Revenues. Revenues increased 66.5% from 1996 to 1997. The increase was primarily attributable to the increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 114.6% from 1996 to 1997. The increase was primarily attributable to
(i) increases in the number of access lines, capacity and leased remote access equipment required by the change from metered dial-up access accounts to unlimited access accounts, (ii) the change to digital remote access servers and
(iii) the integration expenses related to five acquisitions. Cost of services as a percentage of revenues increased from 37.2% in 1996 to 47.9% in 1997, primarily as a result of capacity additions in advance of subscriber growth.

  Operating expenses. Operating expenses decreased 29.9% from 1996 to 1997 primarily as a result of $600,000 stock compensation benefit in 1997. Operating expenses as a percentage of revenues decreased from 136.7% in 1996 to 57.5% in 1997 primarily as a result of the $600,000 stock compensation benefit recorded in 1997.

UNITED STATES INTERNET. 1996 COMPARED TO 1995

  Revenues. Revenues increased 181.7% from 1995 to 1996. The increase was primarily attributable to strategic focus on growth through expansion of the number of POPs, new subscriber promotions associated with new POPs and the acquisition of four ISPs.

  Cost of access and other revenues. Cost of access and other revenues increased 81.8% from 1995 to 1996. The increase was primarily a result of the increase in the number of access lines, capacity and leased remote access equipment and the change to digital remote access servers. Cost of services as a percentage of revenues decreased from 57.6% in 1995 to 37.2% in 1996. The decrease was primarily attributable to excess equipment capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 15.3% from 1995 to 1996. Operating expenses as a percentage of revenues decreased from 333.8% in 1995 to 136.7% in 1996 primarily as a result of leveraging existing personnel over a growing subscriber base, as well as a stock compensation expense of approximately $1.1 million from 1995 to 1996.

RESULTS OF OPERATIONS -- Internet Partners of America, LC ("Internet Partners of America")

  Internet Partners of America was formed in Arkansas on May 12, 1995 and began marketing services in June 1995. Internet Partners of America's target markets include Arkansas, Missouri, and Oklahoma. The following table sets forth certain historical data and such data as a percentage of revenue for the periods indicated:

                              MAY 12                                                       NINE MONTHS
                             THROUGH           YEARS ENDED DECEMBER 31,                ENDED SEPTEMBER 30,
                          DEC. 31, 1995     -----------------------------------   ---------------------------------
                              PERIOD              1996               1997              1997              1998
                          ---------------   -----------------   ---------------   ---------------   ---------------
                                                     (DOLLARS IN THOUSANDS)
Revenues................  $  28.2   100.0%  $   931.0   100.0%  $1,856.8  100.0%  $1,231.8  100.0%  $3,005.1  100.0%
Cost of access and other
 revenues...............     61.9   219.5       685.5    73.6    1,087.9   58.6      721.8   58.6    1,803.6   60.0
Operating expenses......    116.6   414.0     1,407.9   151.2    1,747.9   94.1    1,215.0   98.6    1,771.6   59.0
                          -------  ------   ---------  ------   --------  -----   --------  -----   --------  -----
Income (loss) from
 operations.............  $(150.3) (533.7)% $(1,162.4) (124.9)% $ (979.0) (52.7)% $ (705.0) (57.2)% $ (570.1) (19.0)%
                          =======  ======   =========  ======   ========  =====   ========  =====   ========  =====
Approximate total
 subscribers............                        6,789             13,060            11,596            22,240

INTERNET PARTNERS OF AMERICA. NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues. Revenues increased 144.0% from the 1997 period to the 1998 period. The increase was primarily attributable to an increase in the number of dial-up subscribers as well as the integration of 3,500 subscribers acquired during the quarter ended June 30, 1998.

  Cost of access and other revenues. Cost of access and other revenues increased 149.9% from the 1997 period to the 1998 period, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service the growing subscriber base. Cost of access and other revenues as a percentage of revenues remained relatively constant at 58.6% for the 1997 period and 60.0% for the 1998 period.

  Operating expenses. Operating expenses increased 45.8% from the 1997 period to the 1998 period primarily as a result of increased costs relating to the hiring of additional technical and customer support personnel. Operating expenses as a percentage of revenues decreased from 98.6% in the 1997 period to 59.0% for the 1998 period primarily as a result of leveraging existing personnel over a growing subscriber base.

INTERNET PARTNERS OF AMERICA. 1997 COMPARED TO 1996

  Revenues. Revenues increased 99.4% from 1996 to 1997. The increase was primarily attributable to an increase in the number of dial-up subscribers as well as the integration of certain subscribers acquired during 1997.

  Cost of access and other revenues. Cost of access and other revenues increased 58.7% from 1996 to 1997, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service the growing subscriber base. Cost of access and other revenues as a percentage of revenues decreased from 73.6% in 1996 to 58.6% in 1997 primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 24.1% from 1996 to 1997. Operating expenses as a percentage of revenues decreased from 151.2% in 1996 to 94.1% in 1997, primarily as a result of the closing of the Little Rock, Arkansas office and the elimination of personnel associated with that office, as well as leveraging existing personnel over a growing subscriber base.

INTERNET PARTNERS OF AMERICA. 1996 YEAR COMPARED TO THE 1995 PERIOD

  Revenues. Revenues increased 3,201% from the 1995 period to 1996. The increase was primarily attributable to an increase in the number of subscribers and revenues being generated over an eight-month period in 1995 as opposed to the 12 months in 1996.

  Cost of access and other revenues. Cost of access and other revenues increased 1,007.4% from the 1995 period to 1996. Cost of access and other revenues as a percentage of revenues decreased from 219.5% for the 1995 period to 73.6% in 1996, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 1,107.5% from the 1995 period to 1996. Operating expenses as a percentage of revenues decreased from 414.0% in the 1995 period to 151.2% in 1996, primarily as a result of leveraging existing personnel over a growing subscriber base.

RESULTS OF OPERATIONS -- Netrox, LLC ("Netrox")

  Netrox was formed under the name Bridgenet L.C. in Florida on February 24, 1995 and began marketing services on April 1, 1995. On September 27, 1997, Netrox changed its name to Netrox, LLC. Netrox's target market is Florida. The following table sets forth certain data and such data as a percentage of revenue for the periods indicated:

                             FEB. 24                YEARS ENDED                        NINE MONTHS
                             THROUGH                DECEMBER 31,                   ENDED SEPTEMBER 30,
                             DEC. 31,       --------------------------------   -------------------------------
                               1995
                              PERIOD            1996              1997             1997             1998
                          ---------------   --------------   ---------------   -------------   ---------------
                                                  (DOLLARS IN THOUSANDS)
Revenues................  $  74.9   100.0 % $ 623.8  100.0 % $1,197.0  100.0%  $868.9  100.0 % $1,062.6  100.0 %
Cost of access and other
 revenues...............     71.3    95.2     226.4   36.3      421.1   35.2    223.0   25.7      383.4   36.1
Operating expenses......    221.2   295.3     536.8   86.1    1,072.2   89.6    702.4   80.8      918.7   86.4
                          -------  ------   -------  -----   --------  -----   ------  -----   --------  -----
Income (loss) from
 operations.............  $(217.6) (290.5)% $(139.4) (22.3)% $ (296.3) (24.8)% $(56.5)  (6.5)% $ (239.5) (22.5)%
                          =======  ======   =======  =====   ========  =====   ======  =====   ========  =====
Approximate total
 subscribers............                                        3,964           3,694             4,365

NETROX. NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues. Revenues increased 22.3% from the 1997 period to the 1998 period. The increase was primarily attributable to the increase in the number of web hosting and dedicated subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 71.9% from the 1997 period to the 1998 period, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity. Cost of access and other revenues as a percentage of revenues increased from 25.7% for the 1997 period to 36.1% for the 1998 period, primarily as a result of the addition of capacity in advance of subscriber growth.

  Operating expenses. Operating expenses increased 30.8% from the 1997 period to the 1998 period, primarily as a result of increased costs relating to the hiring of data entry personnel in connection with its Cyberchefs division. Operating expenses as a percentage of revenues increased from 80.8% in the 1997 period to 86.4% in the 1998 period.

NETROX. 1997 COMPARED TO 1996

  Revenues. Revenues increased 91.9% from 1996 to 1997. The increase was primarily attributable to an increase in the number of subscribers and revenues from web development.

  Cost of access and other revenues. Cost of access and other revenues increased 86.0% from 1996 to 1997. The increase was primarily attributable to the cost of purchasing equipment for resale pursuant to a major service contract. Cost of access and other revenues as a percentage of revenues remained relatively constant at 36.3% in 1996 and 35.2% in 1997.

  Operating expenses. Operating expenses increased 99.7% from 1996 to 1997, primarily as a result of increased advertising and marketing costs and costs relating to the hiring of web development personnel. Operating expenses as a percentage of revenues remained relatively constant at 86.1% in 1996 and 89.6% in 1997.

NETROX. 1996 YEAR COMPARED TO THE 1995 PERIOD

  Revenues. Revenues increased 732.8% from the 1995 period to 1996. The increase was primarily attributable to revenues being generated over a nine-month period in 1995 as opposed to 12 months in 1996.

  Cost of access and other revenues. Cost of access and other revenues increased 217.5% from the 1995 period to 1996. Cost of access and other revenues as a percentage of revenues decreased from 95.2% for the 1995 period to 36.3% in 1996, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 142.7% from the 1995 period to 1996. Operating expenses as a percentage of revenues decreased from 295.3% in the 1995 period to 86.1% in 1996, primarily as a result of leveraging existing personnel over a growing subscriber base.

RESULTS OF OPERATIONS -- ZoomNet, Inc. ("ZoomNet")

  ZoomNet was founded on June 19, 1995 and began marketing services in August 1995. ZoomNet's target markets include Ohio, Kentucky and West Virginia. The following table sets forth certain historical data and such data as a percentage of revenue for the periods indicated:

                            JUNE 19
                            THROUGH             YEARS ENDED                    NINE MONTHS
                           DEC. 31,            DECEMBER 31,                ENDED SEPTEMBER 30,
                             1995        ----------------------------  ----------------------------
                            PERIOD           1996            1997          1997           1998
                          ------------   -------------   ------------  ------------  --------------
                                               (DOLLARS IN THOUSANDS)
Revenues................  $18.7  100.0 % $272.7  100.0 % $857.6 100.0% $571.4 100.0% $1,316.8 100.0%
Cost of access and other
 revenues...............    6.5   34.8    139.4   51.1    262.7  30.6   187.0  32.7     547.5  41.6
Operating expenses......   13.6   72.7    145.8   53.5    433.4  50.5   283.4  50.0     655.3  49.8
                          -----  -----   ------  -----   ------ -----  ------ -----  -------- -----
Income (loss) from
 operations.............  $(1.4)  (7.5)% $(12.5)  (4.6)% $161.6  18.8% $101.0  17.7% $  114.0   8.7%
                          =====  =====   ======  =====   ====== =====  ====== =====  ======== =====
Approximate total
 subscribers............                  1,997           5,309         4,382           9,912

ZOOMNET. NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues. Revenues increased 130.4% from the 1997 period to the 1998 period. The increase was primarily attributable to an increase in dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 192.8% from the 1997 period to the 1998 period, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service the growing subscriber base. Cost of services as a percentage of revenues increased from 32.7% for the 1997 period to 41.6% for the 1998 period. The increase was primarily attributable to the addition of two new access locations.

  Operating expenses. Operating expenses increased 131.2% from the 1997 period to the 1998 period, primarily as a result of hiring additional technical and customer support personnel and increased use of television and print advertising. Operating expenses as a percentage of revenues remained relatively constant at 50.0% in the 1997 period and 47.8% in the 1998 period.

ZOOMNET. 1997 COMPARED TO 1996

  Revenues. Revenues increased 214.5% from 1996 to 1997. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 88.5% from 1996 to 1997, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service the growing subscriber base. Cost of services as a percentage of revenues decreased from 51.1% for the 1996 period to 30.6% for the 1997 period, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 197.2% from 1996 to 1997. Operating expenses as a percentage of revenues decreased from 53.5% in 1996 to 50.5% in 1997, primarily as a result of improved efficiency in operations.

ZOOMNET. 1996 YEAR COMPARED TO THE 1995 PERIOD

  Revenues. Revenues increased 1,358.3% from the 1995 period to 1996. The increase was primarily attributable to revenues being generated over a six-month period in 1995 as opposed to 12 months in 1996.

  Cost of access and other revenues. Cost of access and other revenues increased 2,044.6% from 1995 to 1996. Cost of services as a percentage of revenues increased from 34.8% for the 1995 period to 51.1% for the 1996 period, primarily as a result of telephone line and capacity additions in advance of subscriber growth.

  Operating expenses. Operating expenses increased 972.1% from the 1995 period to 1996. Operating expenses as a percentage of revenues decreased from 72.7% in 1995 to 53.5% in 1996, primarily as a result of leveraging existing personnel over a growing subscriber base.

RESULTS OF OPERATIONS -- Palm.Net, USA, Inc. ("Palm.Net")

  Palm.Net was formed on January 3, 1996 and operates in Brevard County, Florida. The following table sets forth certain historical data and such data as a percentage of revenue for the periods indicated:

                             JAN. 3
                            THROUGH                            NINE MONTHS
                            DEC. 31,       YEAR ENDED      ENDED SEPTEMBER 30,
                              1996        DECEMBER 31,  --------------------------
                             PERIOD           1997          1997          1998
                          -------------   ------------  ------------  ------------
                                        (DOLLARS IN THOUSANDS)
Revenues................  $ 95.9  100.0%  $432.4 100.0% $313.0 100.0% $455.6 100.0%
Cost of access and other
 revenues...............    43.2   45.0    138.5  32.0    92.8  29.6   108.8  23.9
Operating expenses......   104.9  109.4    214.0  49.5   154.1  49.3   229.9  50.5
                          ------  -----   ------ -----  ------ -----  ------ -----
Income (loss) from
 operations.............  $(52.1) (54.3)% $ 79.9  18.5% $ 66.1  21.1% $117.0  25.7%
                          ======  =====   ====== =====  ====== =====  ====== =====
Approximate total
 subscribers............   1,600           2,824         2,476         3,160

PALM.NET. NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues. Revenues increased 45.6% from the 1997 period to the 1998 period. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 17.2% from the 1997 period to the 1998 period, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service the growing subscriber base. Cost of access and other revenues as a percentage of revenues decreased from 29.6% for the 1997 period to 23.9% for the 1998 period, primarily attributable to a reduction in access line costs realized by a switch from an RBOC to a CLEC.

  Operating expenses. Operating expenses increased 49.1% from the 1997 period to the 1998 period, primarily due to an increase in salary costs. Operating expenses as a percentage of revenues remained relatively constant at 49.3% for the 1997 period and 50.5% for the 1998 period.

PALM.NET. 1997 YEAR COMPARED TO THE 1996 PERIOD

  Revenues. Revenues increased 350.9% from the 1996 period to 1997. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 220.6%, from the 1996 period to 1997. Cost of access and other revenues as a percentage of revenues decreased from 45.0% for the 1996 period to 32.0% for the 1997 period, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 104.0% from 1996 to 1997. Operating expenses as a percentage of revenues decreased from 109.4% in the 1996 period to 49.5% in 1997, primarily as a result of leveraging existing personnel over a growing subscriber base.

RESULTS OF OPERATIONS -- Internet Access Group, Inc. ("Internet Access Group")

  Internet Access Group was incorporated in December 1994. Internet Access Group's target markets include Orlando, Florida and its six surrounding communities. The following table sets forth certain historical data and such data as a percentage of revenue for the periods indicated:

                                                                              NINE MONTHS ENDED
                                  YEARS ENDED DECEMBER 31,                      SEPTEMBER 30,
                          ---------------------------------------------  ------------------------------
                              1995             1996           1997           1997           1998
                          --------------   ------------  --------------  ------------  ----------------
                                                  (DOLLARS IN THOUSANDS)
Revenues................  $ 393.2  100.0%  $951.3 100.0% $1,179.4 100.0% $849.2 100.0% $1,089.8   100.0%
Cost of access and other
 revenues...............    181.4   46.1    317.2  33.3     432.9  36.7   311.7  36.7     428.0    39.3
Operating expenses......    349.8   89.0    601.2  63.2     710.4  60.2   512.2  60.3     774.2    71.0
                          -------  -----   ------ -----  -------- -----  ------ -----  --------  ------
Income (loss) from
 operations.............  $(138.0) (35.1)% $ 32.9   3.5% $   36.1   3.1% $ 25.3   3.0% $ (112.4) (10.3)%
                          =======  =====   ====== =====  ======== =====  ====== =====  ========  ======
Approximate total
 subscribers............                    2,574           3,887         3,564           4,764

INTERNET ACCESS GROUP. NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues. Revenues increased 28.3% from the 1997 period to the 1998 period. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 37.3% from the 1997 period to the 1998 period, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service new subscribers. Cost of access and other revenues remained relatively constant at 36.7% for the 1997 period and 39.3% for the 1998 period.

  Operating expenses. Operating expenses increased 51.2% from the 1997 period to the 1998 period, primarily as a result of hiring additional administrative, technical and customer support personnel. Operating expenses as a percentage of revenues increased from 60.3% in the 1997 period to 71.0% in the 1998 period, primarily as a result of the personnel increases highlighted above.

INTERNET ACCESS GROUP. 1997 COMPARED TO 1996

  Revenues. Revenues increased 24.0% from 1996 to 1997. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 36.5% from 1996 to 1997, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues remained relatively constant at 33.3% in 1996 compared to 36.7% in the 1997 period.

  Operating expenses. Operating expenses increased 18.2% from 1996 to 1997. Operating expenses as a percentage of revenues remained relatively constant at 63.2% in the 1996 period and 60.2% in the 1997 period.

INTERNET ACCESS GROUP. 1996 COMPARED TO 1995

  Revenues. Revenues increased 142.0% from 1995 to 1996. The increase was primarily attributable to an increase in the number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 74.9% from 1995 to 1996, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues decreased from 46.1% for 1995 to 33.3% for 1996. The decrease was primarily attributable to existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 71.9% from 1995 to 1996, primarily as a result of increases in customer support personnel and increases in general and administrative costs. Operating expenses as a percentage of revenues decreased from 89.0% in 1995 to 63.2% in 1996, primarily as a result of leveraging existing personnel over a growing subscriber base.

RESULTS OF OPERATIONS -- Midwest Internet, L.L.C. ("Midwest Internet")

  Midwest Internet was organized in Illinois on February 2, 1995 and began marketing services in November 1995. Midwest Internet's target markets include residential and business in Illinois, Tennessee, Kentucky and Missouri. The following table sets forth certain historical data and such data as a percentage of revenue for the periods indicated:

                              FEB. 2
                             THROUGH                                                   NINE MONTHS
                             DEC. 31,         YEARS ENDED DECEMBER 31,             ENDED SEPTEMBER 30,
                               1995         --------------------------------  --------------------------------
                              PERIOD             1996              1997            1997              1998
                          ---------------   ---------------   --------------  ---------------   --------------
                                                    (DOLLARS IN THOUSANDS)
Revenues................  $ 186.1   100.0%  $1,790.4  100.0%  $2,523.1 100.0% $1,803.9  100.0%  $2,757.9 100.0%
Cost of access and other
 revenues...............     98.3    52.9      666.7   37.2      937.1  37.1     759.2   42.1      997.3  36.2
Operating expenses......    284.6   152.9    1,606.0   89.7    1,527.5  60.5   1,051.9   58.3    1,468.0  53.2
                          -------  ------   --------  -----   -------- -----  --------  -----   -------- -----
Income (loss) from
 operations.............  $(196.8) (105.7)% $ (482.3) (26.9)% $   58.5   2.3% $   (7.2)  (0.4)% $  292.0  10.6%
                          =======  ======   ========  =====   ======== =====  ========  =====   ======== =====
Approximate total
 subscribers............                      11,529            11,474           9,976            16,100

MIDWEST INTERNET. NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues. Revenues increased 52.9% from the 1997 period to the 1998 period. The increase was primarily attributable to the increase in dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 31.3% from the 1997 period to the 1998 period, primarily as a result of deploying digital technology and the increased costs associated with adding local telephone lines and increased capacity to service the growing subscriber base. Cost of services as a percentage of revenues decreased from 42.1% for the 1997 period to 36.2% for the 1998 period, primarily as a result of existing access capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 39.6% from the 1997 period to the 1998 period, primarily as a result of hiring additional technical and customer support personnel. Operating expenses as a percentage of revenues remained relatively constant at 58.3% for the 1997 period and 53.2% for the 1998 period.

MIDWEST INTERNET. 1997 COMPARED TO 1996

  Revenues. Revenues increased 40.9% from 1996 to 1997. The increase was primarily attributable to an increase in dedicated subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 40.6% from 1996 to 1997, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service the growing subscriber base. Cost of services as a percentage of revenues remained relatively constant at 37.2% in 1996 and 37.1% in 1997.

  Operating expenses. Operating expenses decreased 4.9% from 1996 to 1997, primarily as a result of reductions in sales and marketing personnel. Operating expenses as a percentage of revenues decreased from 89.7% in 1996 to 60.5% in 1997 primarily as a result of the personnel reductions highlighted above.

MIDWEST INTERNET. 1996 YEAR COMPARED TO THE 1995 PERIOD

  Revenues. Revenues increased 862.1% from the 1995 period to 1996. The increase was primarily attributable to growth in subscribers as Midwest Internet was founded in 1995.

  Cost of access and other revenues. Cost of access and other revenues increased 578.2% from the 1995 period to 1996. Cost of services as a percentage of revenues decreased from 52.9% for the 1995 period to 37.2% in 1996, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 464.3% from the 1995 period to 1996. Operating expenses as a percentage of revenues decreased from 152.9% in 1995 to 89.7% in 1996, primarily as a result of leveraging existing personnel over a growing subscriber base.

RESULTS OF OPERATIONS -- Internet Solutions, LLC ("Internet Solutions")

  Internet Solutions was organized in Missouri on August 30, 1995 and began providing services on October 1, 1996. Internet Solutions' target market includes rural areas of Missouri. The following table sets forth certain historical data and such data as a percentage of revenue for the periods indicated:

                             AUG. 30                                            NINE MONTHS
                             THROUGH       YEARS ENDED DECEMBER 31,         ENDED SEPTEMBER 30,
                          DEC. 31, 1995    ----------------------------  --------------------------
                             PERIOD            1996            1997          1997          1998
                          --------------   -------------   ------------  ------------  ------------
                                               (DOLLARS IN THOUSANDS)
Revenues................  $  7.0   100.0%  $140.7  100.0%  $446.1 100.0% $287.6 100.0% $672.5 100.0%
Cost of access and other
 revenues...............    17.2   245.7     84.4   60.0    162.7  36.5   107.4  37.3   229.2  34.1
Operating expenses......    37.0   528.6    130.4   92.7    271.6  60.9   174.2  60.6   343.4  51.1
                          ------  ------   ------  -----   ------ -----  ------ -----  ------ -----
Income (loss) from
 operations.............  $(47.2) (672.8)% $(74.1) (52.7)% $ 11.8   2.6% $  6.0   2.1% $ 99.9  14.8%
                          ======  ======   ======  =====   ====== =====  ====== =====  ====== =====
Approximate total
 subscribers............                    1,010           4,608         3,680         8,064

INTERNET SOLUTIONS. NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues. Revenues increased 133.8% from the 1997 period to the 1998 period. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 113.4% from the 1997 period to the 1998 period, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service the growing subscriber base. Cost of access and other revenues as a percentage of revenues decreased from 37.3% for the 1997 period to 34.1% for the 1998 period.

  Operating expenses. Operating expenses increased 97.1%, from the 1997 period to the 1998 period, primarily as a result of hiring additional customer support personnel. Operating expenses as a percentage of revenues decreased from 60.6% in the 1997 period to 51.1% in the 1998 period. This decrease was primarily attributable to improved efficiency in operations resulting in employees being able to service more subscribers.

INTERNET SOLUTIONS. 1997 COMPARED TO 1996

  Revenues. Revenues increased 217.1% from 1996 to 1997. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 92.8% from 1996 to 1997, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service the growing subscriber base. Cost of access and other revenues as a percentage of revenues decreased from 60.0% in 1996 to 36.5% in 1997, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 108.3% from 1996 to 1997, primarily as a result of hiring additional customer support and clerical personnel. Operating expenses as a percentage of revenues decreased from 92.7% in 1996 to 60.9% in 1997, primarily as a result of improved efficiencies in operations resulting in employees being able to service more subscribers.

INTERNET SOLUTIONS. 1996 YEAR COMPARED TO THE 1995 PERIOD

  Revenues. Revenues increased 1,910.0% from the 1995 period to 1996. The increase was primarily attributable to revenues being generated over a three-month period in 1995 as opposed to a 12 months in 1996.

  Cost of access and other revenues. Cost of access and other revenues increased 390.7% from the 1995 period to 1996, primarily as a result of increased costs associated with adding local telephone lines and increased capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues decreased from 245.7% in the 1995 period to 60.0% in 1996, primarily as a result of existing excess capacity being used to service new subscribers.

  Operating expenses. Operating expenses increased 252.4% from the 1995 period to 1996, primarily as a result of revenues being generated over a three-month period in 1995 as opposed to 12 months in 1996. Operating expenses as a percentage of revenues decreased from 528.6% in the 1995 period to 92.7% in 1996, primarily as a result of leveraging existing personnel over a growing subscriber base.

RESULTS OF OPERATIONS -- FGInet, Inc. ("FGInet")

  FGInet was incorporated on September 16, 1994 and began marketing services in late 1994. FGInet's targeted market is the state of Illinois. The following table sets forth certain historical data and such data as a percentage of revenue for the periods indicated:

                                                                                   NINE MONTHS
                                 YEARS ENDED DECEMBER 31,                      ENDED SEPTEMBER 30,
                          --------------------------------------------  ---------------------------
                             1995            1996             1997           1997         1998
                          ------------   --------------   ------------  ------------  -------------
                                               (DOLLARS IN THOUSANDS)
Revenues................  $34.2  100.0%  $ 275.0  100.0%  $818.4 100.0% $582.3 100.0% $984.8  100.0%
Cost of access and other
 revenues...............   16.0   46.8     194.5   70.7    386.1  47.2   254.8  43.8   551.6   56.0
Operating expenses......   22.0   64.3     205.6   74.8    432.2  52.8   300.7  51.6   466.9   47.4
                          -----  -----   -------  -----   ------ -----  ------ -----  ------  -----
Income (loss) from
 operations.............  $(3.8) (11.1)% $(125.1) (45.5)% $  0.1   0.0% $ 26.8   4.6% $(33.7)  (3.4)%
                          =====  =====   =======  =====   ====== =====  ====== =====  ======  =====
Approximate total
 subscribers............                   2,919           5,727         5,078         8,034

FGINET. NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues. Revenues increased 69.1% from the 1997 period to the 1998 period. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 116.5% from the 1997 period to the 1998 period, primarily as a result of deploying digital technology and the increased costs associated with adding local telephone lines and increased capacity to service the growing subscriber base. Cost of access and other revenues as a percentage of revenues increased from 43.8% for the 1997 period to 56.0% for the 1998 period. The increase was primarily attributable to redundant access line costs while digital access servers were being installed.

  Operating expenses. Operating expenses increased 55.3% from the 1997 period to the 1998 period, primarily as a result of hiring additional customer support personnel as well as relocating to a new office facility. Operating expenses as a percentage of revenues decreased from 51.6% in the 1997 period to 47.4% in the 1998 period, primarily as a result of existing personnel servicing a larger subscriber base.

FGINET. 1997 COMPARED TO 1996

  Revenues. Revenues increased 197.7% from 1996 to 1997. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 98.5% from 1996 to 1997, primarily as a result of deploying digital technology and the increased costs associated with adding local telephone lines and increased capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues decreased from 70.7% in 1996 to 47.2% in 1997 period. The decrease was primarily attributable to existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 110.2% from 1996 to 1997. Operating expenses as a percentage of revenues decreased from 74.8% in 1996 to 52.8% in 1997, primarily as a result of existing personnel servicing a larger subscriber base.

FGINET. 1996 COMPARED TO 1995

  Revenues. Revenues increased 704.1% from 1995 to 1996. The increase was primarily attributable to an increase in the number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 1,115.6% from 1995 to 1996, primarily as a result of adding capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues increased from 46.8% in 1995 to 70.7% in 1996. The increase was primarily attributable to additions of telephone lines and capacity in advance of subscriber growth.

  Operating expenses. Operating expenses increased 834.5% from 1995 to 1996, primarily as a result of hiring customer support personnel. Operating expenses as a percentage of revenues increased from 64.3% in 1995 to 74.8% in 1996, primarily as a result of the personnel increases highlighted above.

RESULTS OF OPERATIONS -- Superhighway, Inc. d/b/a/ Indynet ("Superhighway")

  Superhighway was incorporated on June 1, 1995. Superhighway's target market includes central Indiana and surrounding communities. The following table sets forth certain historical data and such data as a percentage of revenue for the periods indicated.

                             JUNE 1
                            THROUGH                                              NINE MONTHS
                            DEC. 31,      YEARS ENDED DECEMBER 31,           ENDED SEPTEMBER 30,
                              1995      ------------------------------  ------------------------------
                             PERIOD          1996            1997            1997            1998
                          ------------  --------------  --------------  --------------  --------------
                                                   (DOLLARS IN THOUSANDS)
Revenues................  $248.5 100.0% $1,248.8 100.0% $2,106.3 100.0% $1,541.8 100.0% $2,242.1 100.0%
Cost of access and other
 revenues...............    74.0  29.8     436.1  34.9     752.6  35.7     340.7  22.1     935.5  41.7
Operating expenses......   146.1  58.8     574.1  46.0     893.6  42.4     709.8  46.0     991.8  44.2
                          ------ -----  -------- -----  -------- -----  -------- -----  -------- -----
Income (loss) from
 operations.............  $ 28.4  11.4% $  238.6  19.1% $  460.1  21.9% $  491.3  31.9% $  314.8  14.1%
                          ====== =====  ======== =====  ======== =====  ======== =====  ======== =====
Approximate total
 subscribers............                   6,556          12,468          11,073          16,783

SUPERHIGHWAY. NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues. Revenues increased 45.4% from the 1997 period to the 1998 period. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 174.6% from the 1997 period to the 1998 period, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues increased from 22.1% in the 1997 period to 41.7% in the 1998 period. The increase was primarily attributable to increases in telecommunications related costs in advance of subscriber growth.

  Operating expenses. Operating expenses increased 39.7% from the 1997 period to the 1998 period, primarily as a result of increased costs associated with the hiring of additional technical support and sales and marketing personnel. Operating expenses as a percentage of revenues remained relatively constant at 46.0% in the 1997 period and 44.2% in the 1998 period.

SUPERHIGHWAY. 1997 COMPARED TO 1996

  Revenues. Revenues increased 68.7% from 1996 to 1997. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 72.6% from 1996 to 1997, primarily as a result of the increased costs associated with adding local telephone lines and increased capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues remained relatively constant at 34.9% for the 1996 period and 35.7% for the 1997 period.

  Operating expenses. Operating expenses increased 55.7% from 1996 to 1997, primarily as a result of hiring administrative and technical support personnel. Operating expenses as a percentage of revenues decreased from 46.0% in 1996 to 42.4% in 1997, primarily as a result of better pricing from suppliers and tighter controls on spending as well as leveraging existing personnel over a growing subscriber base.

SUPERHIGHWAY. 1996 YEAR COMPARED TO THE 1995 PERIOD

  Revenues. Revenues increased 402.5% from the 1995 period to 1996, primarily as a result of revenues being generated over a seven-month period in 1995 as opposed to 12 months in 1996.

  Cost of access and other revenues. Cost of access and other revenues increased 489.3% from the 1995 period to 1996. Cost of access and other revenues as a percentage of revenues increased from 29.8% in the 1995 period to 34.9% in 1996, primarily as a result of telephone lines and capacity additions in advance of subscriber growth.

  Operating expenses. Operating expenses increased 293.0% from the 1995 period to 1996. Operating expenses as a percentage of revenues decreased from 58.8% in the 1995 period to 46.0% in 1996, primarily as a result of leveraging existing personnel over a growing subscriber base.

RESULTS OF OPERATIONS -- Lightspeed Net, Inc. ("Lightspeed Net")

  Lightspeed Net was incorporated on June 28, 1996. Lightspeed Net's target market is central California and surrounding communities. The following table sets forth certain historical data and such data as a percentage of revenue for the periods indicated:

                             JUNE 28
                             THROUGH                                                       NINE MONTHS
                             DEC. 31,          YEARS ENDED DECEMBER 31,                ENDED SEPTEMBER 30,
                               1995         -----------------------------------   ---------------------------------
                              PERIOD             1996               1997               1997              1998
                          ---------------   ----------------   ----------------   ---------------   ---------------
                                                     (DOLLARS IN THOUSANDS)
Revenues................  $  84.8   100.0%  $ 1,124.5  100.0%  $ 3,085.9  100.0%  $2,086.1  100.0%  $3,521.6  100.0%
Cost of access and other
 revenues...............    125.5   148.0       820.9   73.0     1,537.0   49.8    1,003.0   48.1    1,347.8   38.3
Operating expenses......    344.5   406.3     1,369.2  121.8     2,791.7   90.5    1,973.5   94.6    2,254.6   64.0
                          -------  ------   ---------  -----   ---------  -----   --------  -----   --------  -----
Income (loss) from
 operations.............  $(385.2) (454.3)% $(1,065.6) (94.8)% $(1,242.8) (40.3)% $ (890.4) (42.7)% $  (80.8)  (2.3)%
                          =======  ======   =========  =====   =========  =====   ========  =====   ========  =====
Approximate total
 subscribers............                        4,059             11,464             9,548            16,313

LIGHTSPEED NET. NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues. Revenues increased 68.8% from the 1997 period to the 1998 period. The increase was primarily attributable to the 71% growth in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 34.4% from the 1997 period to the 1998 period primarily as a result of the increased costs associated with adding local telephone lines and increased capacity. Cost of access and other revenues as a percentage of revenues decreased from 48.1% for the 1997 period to 38.3% for the 1998 period, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 14.2% from the 1997 period to the 1998 period, primarily as a result of increased costs associated with the hiring of sales and marketing, technical support and customer support personnel. Operating expenses as a percentage of revenues decreased from 94.6% in the 1997 period to 64.0% in the 1998 period, primarily as a result of leveraging existing personnel over a growing subscriber base, as well as increased prices in services to dial-up subscribers.

LIGHTSPEED NET. 1997 COMPARED TO 1996

  Revenues. Revenues increased 174.4% from 1996 to 1997. The increase was primarily as a result of the 168% growth in dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 87.2% from 1996 to 1997, primarily as a result of the increased costs associated with adding local telephone lines to service new subscribers. Cost of access and other revenues as a percentage of revenues decreased from 73.0% for the 1996 period to 49.8% for the 1997 period, primarily as a result of existing excess capacity being used to service new subscribers.

  Operating expenses. Operating expenses increased 103.9% from 1996 to 1997, primarily as a result of hiring new customer support and network personnel. Operating expenses as a percentage of revenues decreased from 121.8% in 1996 to 90.5% in 1997, primarily as a result of leveraging personnel over a growing subscriber base.

LIGHTSPEED NET. 1996 YEAR COMPARED TO THE 1995 PERIOD

  Revenues. Revenues increased 1,226.1% from the 1995 period to 1996. The increase was primarily as a result of revenues being generated over a six-month period in 1995 as opposed to 12 months in 1996.

  Cost of access and other revenues. Cost of access and other revenues increased 554.1% from the 1995 period to 1996. Cost of access and other revenues as a percentage of revenues decreased from 148.0% for the 1995 period to 73.0% in 1996, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 297.4% from the 1995 period to 1996. Operating expenses as a percentage of revenues decreased from 406.3% in 1995 to 121.8% in 1996, primarily as a result of leveraging existing personnel over a growing subscriber base.

RESULTS OF OPERATIONS -- JPS.Net Corporation ("JPS.Net")

  JPS.Net was incorporated on January 31, 1997. JPS.Net's target markets include northern California with a primary focus on Sacramento and surrounding communities. The following table sets forth certain historical data and such data as a percentage of revenue for the periods indicated:

                                                     NINE MONTHS
                            YEAR ENDED           ENDED SEPTEMBER 30,
                           DECEMBER 31,     ----------------------------------
                               1997              1997              1998
                          ---------------   ---------------   ----------------
                                     (DOLLARS IN THOUSANDS)
Revenues................  $2,074.4  100.0%  $1,057.2  100.0%  $5,942.7   100.0%
Cost of access and other
 revenues...............   1,121.4   54.1      513.5   48.6    2,400.3    40.4
Operating expenses......   1,945.7   93.8      905.3   85.6    4,338.9    73.0
                          --------  -----   --------  -----   --------  ------
Income (loss) from
 operations.............  $ (992.7) (47.9)% $ (361.6) (34.2)% $ (796.5)  (13.4)%
                          ========  =====   ========  =====   ========  ======
Approximate total
 subscribers............    32,119            19,373            84,513

JPS.NET. NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Revenues. Revenues increased 462.1% from the 1997 period to the 1998 period. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 367.5% from the 1997 period to the 1998 period, primarily as a result of the increased costs associated with adding local telephone lines, increased capacity and equipment leases to service new subscribers. Cost of access and other revenues as a percentage of revenues decreased from 48.6% in the 1997 period to 40.4% in the 1998 period, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 379.3% from the 1997 period to the 1998 period, primarily as a result of hiring of operating and technical support personnel. Operating expenses as a percentage of revenues decreased from 85.6% in the 1997 period to 73.0% in the 1998 period, primarily as a result of leveraging existing personnel over a growing subscriber base.

LIQUIDITY AND CAPITAL RESOURCES

  We formed the Company to acquire existing companies which provide Internet access and related services to subscribers in secondary, tertiary and rural markets. We anticipated accessing the capital markets in conjunction with consummation of the Transactions, and, as a result, we were not concerned with the liquidity of any of the individual companies which we intend to acquire in the Transactions. Certain of these companies are very thinly capitalized, with little initial capital invested, and the growth of these businesses has been financed primarily through operations. In addition, the nature of the subscription-based Internet access business model requires the investment of capital in advance to build network infrastructure and acquire subscribers. As a result of these factors, six of the 17 companies which we will acquire upon completion of this offering received opinions from their auditors which expressed doubt as to their ability to continue independently as going concerns. However, because of the benefits of consolidation and anticipated reductions in cost, as well as the net proceeds from this offering our liquidity is very different than that of the individual entities, and our liquidity should be analyzed on a combined basis assuming completion of the offering.

PRO FORMA COMBINED LIQUIDITY AND CAPITAL RESOURCES

  We are a holding company that will conduct significant operations through our subsidiaries. We expect the Company will be a source of growth capital for our subsidiaries, and we expect to invest in our ISPs to allow them to increase the number of their subscribers and fund their operations. Upon completion of the offering and after funding the Transactions and repaying debt, we will have approximately $37.6 million of cash on hand and $1.3, million of debt in the form of capitalized lease obligations outstanding. If the underwriters' over-allotment option is exercised, we will have approximately $55.1 million of cash on hand.

  On a combined basis, we generated cash flow from operations of $3.9 million during the nine months ended September 30, 1998, and $2.2 million during 1997. In addition, we utilized cash flow in investing activities of $8.1 million during the nine months ended September 30, 1998, and $5.3 million during 1997. We generated $4.7 million from financing activities for the nine months ended September 30, 1998, and $4.1 million for the year ended December 31, 1997. We believe that our cash flow from operations and proceeds from the offering will provide the cash required to execute our business plan through December 1999. We intend to pursue an acquisition program that we will fund through the issuance of additional common stock and cash flow from operations.

YEAR 2000

  The Year 2000 issue is the result of computer programs using two digits rather than four to define the applicable year. Thus, date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations, causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities. In connection with the transactions, we have received a representation from the former owner of our ISPs that none of our ISPs face material, unresolved Year 2000 issues. We have not conducted our own audit of our ISPs to confirm that these representations are true. To the extent these representations are breached and we suffer damages, our operating results and financial condition may be adversely affected. Although we rely on external vendors and third-party network service providers, we do not anticipate that these third parties' Year 2000 problems will significantly impact our operations. To the extent that we rely on external vendors or third-party network service providers with Year 2000 exposure, however, any failure by these vendors or third-party network service providers to resolve any Year 2000 issues on a timely basis or in a manner that is compatible with our systems could have a material adverse effect on our financial condition.

                                    BUSINESS

  OneMain.com provides Internet access and related services to individuals and businesses located predominantly in secondary, tertiary and rural markets throughout the United States. We believe individuals in these markets have traditionally been under-served or not served at all by national on-line service providers and therefore present a significant growth opportunity for us. Upon completion of this offering and the Transactions, we will immediately become one of the ten largest (based on number of subscribers) independent Internet service providers in the United States with approximately 273,000 subscribers at September 30, 1998.

  Our target markets are those metropolitan statistical areas ("MSAs") not in the top 15 (based on population) in the United States. Our ISPs benefit from the relatively low fixed costs for personnel and facilities in secondary, tertiary and rural markets. We also expect to benefit from the reduced telecommunications and operating costs resulting from our national scale. Based on the experience of our ISPs, we believe the typical subscribers in our markets are best described as individuals who:

  . derive a high utility from the Internet because information, shopping and entertainment options generally are limited in their local communities;

  . typically have been referred to our service by acquaintances, and are either new users of Internet access services or have left large, national on-line service providers because they were not satisfied with the services provided by those companies;

  . are interested in local content and appreciative of friendly, local, reliable service and, therefore, tend to reward ISPs which exhibit these characteristics with strong loyalty; and

  . are driven primarily by local customer service, and thus place a lower emphasis on price and technology.

  We believe most national ISPs have focused on the 35 largest MSAs in the United States and have not addressed to any significant degree the demand for Internet services in secondary, tertiary and rural markets. The 15 largest MSAs comprise only 37% of the U.S. population, leaving approximately 167 million individuals in hundreds of secondary, tertiary and rural markets in the United States as potential subscribers. Currently, approximately 34 million people, or 13% of the U.S. population, are able to access one of our ISP networks through a local telephone call. Many of the national on-line service providers with whom we compete provide access in our markets only through long distance calls, which make access more expensive for subscribers. We believe that our ability to provide Internet access through local calls provides us with a significant competitive advantage. We also expect to benefit from the managerial talent, technological competence and localized sales and marketing skills that we will acquire through what we believe are some of the fastest growing local ISPs in the United States.

  On a pro forma combined basis, our ISPs generated $14.4 million in total revenues for the three months ended September 30, 1998 and $37.5 million in total revenues for the nine months ended September 30, 1998. These amounts represented increases of 92.6% and 87.0%, respectively, over the same three-month and nine-month periods in 1997. The number of our subscribers grew 116.8% to 273,238 at September 30, 1998 from 126,033 at September 30, 1997. On a sequential quarter basis, our revenue growth has averaged 16.6% during the six-quarter period ended September 30, 1998, and our subscriber growth has averaged 19.9% over this period. Our churn rate of % per month for the quarter ended December 31, 1998 illustrates the stability of our subscriber base.

INDUSTRY BACKGROUND

  Growth of the Internet. The Internet has become a global medium that enables millions of people to obtain and share information, communicate and conduct business electronically. The Internet has grown rapidly since its introduction to the public in the early 1990's. International Data Corporation ("IDC") estimates that by the end of 2002 the number of Internet users will increase to over 135 million in the United States and over 319 million worldwide, a 29% and a 36% compound annual growth rate for each of these markets since 1997. The growth in the number of Internet users and the number of Web sites is being driven by a number of factors, including the large and growing installed base of personal computers, advances in the performance and speed and reduction in cost of personal computers and modems, improvements in network infrastructure, easier and cheaper access to the Internet and the increasing importance of the Internet as a communications medium, an information resource and a sales and distribution channel.

  The Internet Services Market. The Internet services market currently consists primarily of access services, which include dial-up access for individuals and small businesses and high-speed dedicated access primarily for larger organizations. Forrester Research, Inc. ("Forrester") projects that revenues from Internet access services in the United States will grow from $4.7 billion in 1997 to $15.3 billion in 2001. Additionally, a 1997 Jupiter Communications Research report projected that independent ISPs would serve approximately 22.6 million of the 28.7 million on-line households in 1998, a market share of approximately 79%. Dial-up access technology during 1998 is projected by Forrester to represent 27.7 million of these 28.7 million on-line accounts, or approximately 97%.

  The rapid development and growth of the Internet has resulted in a highly fragmented industry comprised of 4,855 national and local ISPs in the United States as of September 1, 1998 based on Boardwatch data, most of which operate as small, local businesses. The Internet services industry is expected to undergo substantial consolidation over the next few years, especially among small- and mid-sized ISPs. ISPs vary widely in geographic coverage, customer focus and the nature and quality of services provided to subscribers. Relatively few ISPs offer nationwide coverage, have a brand name with national recognition or have the ability to grow significantly without additional investment in infrastructure. We believe consumers generally focus on customer service, speed and reliability of access, ease of use and price when they evaluate an ISP.

  The OneMain.com Opportunity. We believe subscribers in secondary, tertiary and rural markets generally are under-served or not served at all by national on-line service providers. According to Forrester, independent regional and local ISPs have successfully captured approximately one-half of the total ISP market, despite the substantially greater resources of the national providers. However, while regional and local ISPs can tailor their support services and content to the particular needs of their target markets, they cannot capture the cost benefits that large national providers enjoy as a result of their scale. We believe these factors have created an opportunity for a national company such as OneMain.com to provide the customer support and content requirements of a smaller region or town while benefitting from the scale advantages now enjoyed by national providers.

OUR STRATEGY

  We intend to create shareholder value by continuing to build scale through both organic growth and acquisitions and then leveraging our large scale to increase revenues and reduce costs. The following are the key elements of our strategy:

 . MANAGE OUR ISPS THROUGH OPERATING GROUPS. We intend to organize our ISPs into operating groups. These operating groups will manage our ISPs on a day-to-day basis, identify acquisitions, integrate acquired subscribers and support organic growth at the local ISP level. Our operating groups will be formed by our largest ISPs and typically will have the following characteristics:

    .substantial operating and financial scale;

    . scalability, as defined by operating infrastructure, which can be leveraged by adding subscribers;

    .a focus on increasing the ratio of subscribers to POPs; and

    .experience, whenever possible, in acquiring and integrating ISPs.

    Initially, we intend to manage our business through seven operating groups, each focused on increasing subscriber density, reducing local telecommunications costs, managing regional accounting and billing systems, and maintaining customer support and network management functions. Our operating group leaders will be the individuals who manage our largest ISPs prior to this offering. Certain of the operating group leaders have substantial experience in identifying, consummating and integrating acquisitions, and we expect that acquisitions in existing and contiguous markets will be driven by our operating group leaders.

    Our ISPs have been successful both in attracting new subscribers and retaining existing subscribers. The table below demonstrates the scale we have achieved through the growth in our subscriber base on a combined basis over the last seven quarters:

                                                                   PERCENTAGE
                                                     NUMBER OF    GROWTH FROM
     DATE                                           SUBSCRIBERS PREVIOUS QUARTER
     ----                                           ----------- ----------------
     March 31, 1997................................    92,643         29.6%
     June 30, 1997.................................   104,656         13.0
     September 30, 1997............................   126,033         20.4
     December 31, 1997.............................   154,467         22.6
     March 31, 1998................................   195,806         26.8
     June 30, 1998.................................   230,381         17.7
     September 30, 1998............................   273,238         18.6

 . GROW OUR SUBSCRIBER BASE. We intend to grow our subscriber base through a combination of organic and acquisition-driven growth. This growth will help us to increase the density of our subscriber base on a subscriber per POP basis, which should allow us to leverage our cost structure, particularly those costs associated with network operations, customer support, back office functions and management overhead. We expect our operating groups to generate organic subscriber growth primarily by enhancing our subscribers' on-line experience and migrating to a national brand.

    Enhance Subscribers' On-line Experience. We intend to maintain our high subscriber retention rates and add new subscribers by enhancing our on-line service:

    . Ease of Use. Develop and implement a common, easy-to-use CD-based software package that automatically configures all the individual Internet access programs after one-time entry by the user of a few required fields of information (name, user name, password, etc.), thereby making Internet access for our subscribers as easy as "10 clicks and you're on."

    . Local Content. Source local, customized, community-specific content, such as weather, crop reports, business club meetings and high school and college sports information, through national providers of local content or partnerships with businesses and organizations in our subscribers' local communities.

    . New Products and Services. Offer subscribers new products and services, such as IP telephony or audio-visual streaming, as the technologies supporting these products and services become stable and profitable.

    . Co-Marketing Opportunities. Develop our affinity-based marketing programs to offer products and services, such as co-branded credit cards and long distance telephone service, to our subscribers in exchange for fee-based revenues.

    Migrate to a National Brand. We will also seek to support organic growth by migrating to a national brand supported by community-based marketing programs. This strategy includes two components:

    . National Brand. Migrate our strong regional brands to our national brand, OneMain.com--"Your Hometown Internet." We will begin to migrate these brands on a market by market basis as we implement service enhancements to improve subscriber satisfaction.

    . Community-Based Marketing. Continue to build goodwill through community involvement, such as providing free service to libraries and educational institutions, sponsoring local sports teams and other community organizations and furthering relationships with local retailers to promote our products and services in their stores.

    Grow Through Acquisitions. The ISP industry remains fragmented, with 4,855 ISPs in the United States as of September 1, 1998. Many of these ISPs operate in the secondary, tertiary and rural markets in which we will focus our strategy. We intend to continue our growth by acquiring additional ISPs within existing and contiguous markets to increase our density in these markets and by acquiring independent ISPs in targeted new markets to increase our scale and geographic scope. When determining which ISPs to acquire, we focus on the following criteria:

    .rapid revenue and subscriber growth;

    .low subscriber turnover or churn rates;

    .high density as defined by a high ratio of subscribers to POPs;

    .limited competition;

    . consistent network platforms provided by common vendors that can be integrated readily into our network; and

    .experienced and capable management teams.

    We believe ISPs in our target markets will continue to be attracted to and benefit from the opportunity to affiliate with us. We believe we offer local ISP owners an attractive opportunity based upon, among other factors:

    . enpowering local ISP owners to leverage their local market knowledge to build market share and density by acquiring competitors and having access to sufficient capital and resources; and

    . offering a combination of liquidity and upside potential through equity ownership in a publicly traded entity to current owners and employees.

 . INTEGRATE OUR ISPS. We plan to integrate our ISPs at the operating group level to achieve the following:

    .elimination of redundant network costs;

    .consolidation of certain operations, including back office functions;
    and

    .retention of sales staff and key managers.

 . LEVERAGE OUR SCALE. The primary role of our corporate level management team will be to build and leverage our combined scale to increase revenues and reduce costs. We will seek to realize the benefits of scale in the following areas:

    . Incremental Revenue Streams. We can leverage our growing subscriber base and combined user traffic to obtain revenues from: (i) sponsors and advertisers; (ii) relationships with internet portals and content providers; and (iii) co-branded affiliate marketing programs.

    . Reduce Costs. We intend to take advantage of our national scale to leverage purchasing power and consolidate certain business functions and thereby reduce our costs and improve profitability.
       Specifically, we intend to implement the following steps to reduce costs:

           . reduce our telecommunications costs system-wide by negotiating one or more relationships with national backbone providers to connect our ISPs to the Internet;

           . negotiate favorable local loop contracts and establish co-location arrangements with incumbent and competitive local exchange carriers to reduce substantially our local loop costs;

           . establish private peering relationships to reduce our costs and improve access and reliability for our subscribers;

           . reduce costs through the implementation of a standardized billing system;

           .  negotiate discounts with equipment vendors; and

           . manage financial information through a central, common accounting system.

 . OFFER HIGHER MARGIN PRODUCTS AND SERVICES. We intend to capitalize on opportunities to sell higher margin value-added products and services to our subscribers. We intend to monitor our subscribers' usage habits and market certain of our products to subscribers who exhibit characteristics which indicate a demand for these products and services. For example, we can identify subscribers who spend a great deal of time on-line through use of a dial-up modem and therefore are likely candidates for enhanced access capability such as through dedicated access services.

SERVICES

  We offer Internet services tailored to meet the needs of our individual and business customers. Our primary service offerings are dial-up Internet access and value-added services for individual customers. Our business customers take advantage of dedicated high speed Internet access, Web hosting and other services. Our ISPs offer their services in various prices and packages so that subscribers may customize their subscription with services that meet their particular requirements. We plan on offering a common nationwide pricing plan as soon as practical.

  The majority of our customers have month-to-month subscriptions, though certain of our ISPs also offer annual subscriptions, in some instances, with significant discounts. Customers can subscribe to our services by mail, over the telephone, by walking into the office of one of our ISPs, or by enrolling through an individual ISP's web site. The majority of our customers are billed through automatic charges to their credit cards or bank accounts, although some customers are invoiced.

  Our primary services are dial-up Internet services including Internet access and various Internet applications such as e-mail, the World Wide Web, Internet relay chat ("IRC"), File Transfer Protocol ("FTP") and Usenet news access. Some of our ISPs currently offer unlimited use pricing, while others offer tiered levels of pricing plans. We intend to offer a common nationwide pricing plan as soon as practical, possibly with tiered levels of pricing based upon number of hours per month of usage. Included in the Internet access package provided by each ISP is a CD-ROM with web browsers (such as Netscape Navigator or Microsoft Internet Explorer), client programs for other services such as IRC and Usenet news and utility programs. We expect to consolidate all our ISPs' CD-ROM offerings into one national CD-ROM as soon as practical.

  In addition to offering dial-up and dedicated analog access, we offer our business customers dedicated ISDN access and full and partial T-1 connectivity. These high speed connections can service hundreds of users at once, and are often used by businesses to connect their offices directly to the Internet. Our ISPs offer numerous services related to a customer's T-1 connection, including hardware configuration and local loop installation.

  Certain of our ISPs offer Web hosting for businesses and other organizations that wish to create their own World Wide Web sites without maintaining their own Web servers and high-speed Internet connections. Our Web hosting services feature state-of-the-art Web servers for high speed and reliability, a high quality connection to the Internet, specialized customer support and advanced services features, such as secure transactions and site usage reports.

  Some of our ISPs also offer Web design services. These range from simple one page Web design requests to full company presentations. Some of our ISPs have created turnkey Web site designs of great detail, using the talents of their in-house art and web designers and technical staff. Often, we sell our Web design services and Web hosting as a package.

SALES AND MARKETING

  Currently our ISPs possess a series of strong regional and local brands. We attract our new subscribers primarily through referrals, re-seller programs and direct sales efforts. Our direct sales effort is conducted through our local sales forces at the individual ISP level. Because they are locally based, our sales teams are able to meet face-to-face with prospective subscribers to discuss their Internet needs and technical requirements as well as develop tailored solutions. Co-branding relationships will serve as an essential element of our future sales and marketing program. We intend to pursue co-branding opportunities with one or more national backbone providers, affinity-based marketing partners and Internet content providers. We believe these co-branding relationships will help us add subscribers, build revenue and enhance subscriber loyalty through improved utility.

  We plan to continue to develop programs to attract and train high quality, motivated sales representatives that have the necessary technical skills, consultative sales experience and knowledge of their local markets, and we will support our sales teams through integrated marketing efforts, particularly at the community level, as we migrate to one national brand.

CUSTOMER SUPPORT

  We believe superior customer support is critical to our ability to retain existing subscribers and attract new subscribers. Our subscribers depend on the speed and reliability of our network and our ability to keep them connected to the Internet at all times. The knowledge and service-orientation of our local customer support personnel is a key element in our ability to assist our subscribers in quickly resolving problems.

  To address individual subscriber problems, we plan to provide customer support 24 hours a day, seven days a week, in markets where it is economically feasible. This support will be initially provided through our ISPs and ultimately supported through a national call center. Each of our ISPs will provide direct customer support to the markets it serves through local customer support representatives who will be trained to respond to referrals from the national call center. We believe this local support is crucial to maintaining the local, personalized feel of our service and, in most cases, will allow us to take advantage of the lower cost of labor in our markets. In addition, our subscribers have the ability to reach our customer support representatives by e-mail or schedule a telephone appointment at a time that is convenient to the subscriber. The strategy of creating a partnership between local support teams and a national call center should enable us to capture economies of scale, improve quality and responsiveness and increase productivity, while allowing local personnel to focus on relationships with subscribers.

OUR NETWORK

  Currently, our network consists of the 17 individual networks maintained by the ISPs we will acquire in the Transactions. Our plans include establishment of our own national backbone network, insistence on common technology, reduction of redundant POPs, operation of a national Network Operations Center ("NOC") and continued deployment of stable technology.

  We plan to establish a national backbone within our first year of operation, by utilizing the resources of one or more large communications carriers. At completion, our individual companies will utilize this national backbone for Internet connectivity. As part of our national network, we intend to establish private peering relationships, a central NOC and a standby NOC facility.

  One of our acquisition criteria was that each ISP use a common technology infrastructure. At this time, all of our ISPs are utilizing routers from Cisco, access servers from Lucent, Ascend, 3Com or Cisco and are based on the Unix operating system. We plan to continue to utilize several key vendors to build our network in the future, and will seek to implement similar arrangements with other companies we may acquire. Currently, we maintain approximately 770 POPs covering approximately 13% of the U.S. population. We will consolidate POPs as soon as possible to eliminate duplicate resources from our network.

  We plan to operate a centralized NOC. This NOC will be designed to survive fiber optic or power failure, and will be backed by a remote standby facility. Network management will be coordinated through the NOC, with individual operating groups responsible for installation and maintenance of equipment within their regions. The NOC will also act as a central resource for tracking all problems and incidents relating to network outages, repair and installation activity.

COMPETITION

  The market for providing Internet access to individuals is extremely competitive and highly fragmented. We currently compete or expect to compete with the following types of Internet access providers: (i) national commercial Internet access providers, such as MindSpring and EarthLink; (ii) established on-line commercial information service providers, such as America Online and Prodigy; (iii) numerous regional and local commercial Internet access providers that vary widely in quality, service offerings and pricing; (iv) cable operaters; (v) national long-distance carriers, such as AT&T, MCI WORLDCOM and Sprint; (vi) the RBOCs and certain CLECs; (vii) computer hardware and software and other technology companies, such as IBM and Microsoft; and (viii) nonprofit or educational Internet access providers. We also believe that new competitors, including large computer hardware and software, media and telecommunications companies, will continue to enter the Internet access market. Additionally, we face competition from companies that provide connections to consumers' homes, including local and long-distance telephone companies, cable television companies, electric utility companies and wireless communications companies.

  We believe the primary competitive factors determining success for Internet access providers in the secondary, tertiary and rural markets that we serve are local presence, knowledgeable salespeople, responsive subscriber satisfaction personnel and quality technical support. Other important factors include price, the timing of introductions of new products and services and industry and general economic trends. See "Risk Factors--We Compete with other Internet Access Providers, which could cause us to Lower Prices Resulting in Reduced Revenues" on page 8.

GOVERNMENT REGULATION

  We provide Internet access, in part, through transmissions over public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for communications. As an Internet access provider, we are not currently subject to direct regulation by the FCC or any other agency, other than regulations applicable to businesses generally. However, we could become subject in the future to regulations by the FCC and/or other regulatory commissions as a provider of basic telecommunications services.

  These regulations could affect the charges that we pay to connect to the local telephone network or for other purposes. Currently, we, like other Internet access providers, are not required to pay carrier access charges. Access charges are assessed by local telephone companies to long-distance companies for the use of the local telephone network to originate and terminate long-distance calls, generally on a per minute basis. Access charges have been a matter of continuing dispute, with long-distance companies complaining that the rates are substantially in excess of cost and local telephone companies arguing that access rates are justified to subsidize lower local rates for end users and other purposes. In May 1997, the FCC reaffirmed its decision that Internet access providers should not be required to pay carrier access charges. In a related order, the FCC also concluded that Internet access providers should not be required to contribute to a new universal service fund established to replace current local rate subsidies and to meet other public policy objectives, such as enhanced communications systems for schools, libraries and certain health care providers. As a result, unlike telecommunications carriers and other telecommunications providers, Internet access providers will not have to contribute a percentage of their revenues to the federal universal service fund and are not likely to be required to contribute to similar funds being established at the state level. However, both the access charge and universal service treatment of Internet access providers are the subjects of further proceedings and could change. Telephone companies are actively seeking reconsideration or reversal of the FCC decisions, and their arguments are gaining more support as Internet-based telephony begins to compete with conventional telecommunications companies. We are not in a position to predict how these matters will be resolved, but we could be adversely affected if, in the future, we and other ISPs are required to pay access charges or contribute to universal service support.

  We also face risks that the way Internet access is provided may change fundamentally. Currently, users access Internet services primarily by computers connected by telephone lines. Several companies have started to offer Internet access through other means, such as cable and satellite, that have the ability to transmit data at substantially faster speeds than the modems we and our subscribers currently use. As the Internet becomes accessible through these and other consumer electronic devices, or as subscriber requirements change the way Internet access is provided, we will have to develop new technology or modify our existing technology to accommodate these developments. These efforts may require substantial time and expense, and we cannot assure investors that we will be successful in adapting our Internet access business to alternate access devices and conduits.

  The law relating to the liability of Internet access providers and on-line services companies for information carried on or disseminated through their networks is unsettled. Although no claims seeking to impose such liability have been asserted against the Company to date, there can be no assurance that these claims will not be asserted in the future or, if asserted, will not be successful. As the law in this area develops, the potential imposition of liability upon the Company for information carried on and disseminated through our network could require us to implement measures to reduce our exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain products or service offerings. Any costs that are incurred as a result of contesting any such asserted claims or the consequent imposition of liability could materially adversely affect our business, financial condition and results of operations.

  Due to the increasing popularity and use of the Internet, a number of laws and regulations have been adopted in recent months, and it is possible that additional laws and regulations may be adopted with respect to the Internet, covering issues such as content, user privacy, pricing and copyright infringement. Such laws and regulations potentially affecting us have been adopted, and may be adopted in the future, by federal, and state governments, as well as by foreign governments. We cannot predict the impact, if any, that recent and any future regulatory changes or developments may have on our business, financial condition and results of operations. Changes in the regulatory environment relating to the Internet access industry, including regulatory changes that directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from regional telephone companies or others, could have a material adverse effect on our business, financial condition and results of operations.

PERSONNEL

  As of September 30, 1998, on a pro forma basis, we employed approximately 600 individuals, including approximately: (i) 119 sales and marketing personnel;
(ii) 285 subscriber and technical support representatives; (iii) 86 network operations employees; and (iv) 110 administrative personnel. None of these employees are represented by a labor union, and neither the Company nor any of its ISPs is a party to any collective bargaining agreement.

PROPERTIES

  Our ISPs lease space in their markets for their POPs and also for office space. We anticipate that we will require additional space for POPs as we expand, and we believe that we will be able to obtain suitable space as needed.

LEGAL PROCEEDINGS

  We are not a party to, and none of our ISPs is the subject of, any material pending legal proceeding.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  We set forth below certain information regarding the persons who will serve as the executive officers, key employees and directors of the Company following completion of the offering:

       NAME                 AGE POSITION AND OFFICES HELD
       ----                 --- -------------------------
Stephen E. Smith...........  38 President, Chief Executive Officer, Chairman of
                                the Board and Director
Dewey K. Shay..............  40 Vice President, Chief Financial Officer and
                                Director Nominee
Martin R. Lyons............  34 Vice President and Chief Technology Officer
Allon H. Lefever...........  52 Director Nominee
Michael C. Crabtree........  49 Director Nominee
Thomas R. Eisenmann........  41 Director Nominee

  Stephen E. Smith has served as our President and Chief Executive Officer and sole director since our inception in August 1998. Mr. Smith was an investment banker having worked both in the Corporate Finance and Mergers and Acquisitions Departments at Morgan Stanley & Co. Incorporated from March 1991 to July 1998. From 1988 to 1991, Mr. Smith worked for the Trammell Crow Companies.

  Dewey K. Shay has served as our Vice President and Chief Financial Officer since our inception and is a director nominee. Mr. Shay was the President and founder of Unison Partners, Inc., which was formed in May 1997 to pursue strategic consolidation opportunities. Mr. Shay was the Senior Executive Vice President and Chief Administrative Officer of Donna Karan International, a designer apparel company, from December 1996 to May 1997. Mr. Shay was an investment banker having worked in both the Corporate Finance and Mergers and Acquisitions Departments at Morgan Stanley & Co. Incorporated from August 1986 to December 1996.

  Martin R. Lyons has served as our Vice President and Chief Technology Officer since October 1998. Mr. Lyons was the President and Chief Executive Officer of Sprocket Labs, Inc., a technology consulting firm from January 1997 until he joined us. Mr. Lyons was the Director of Network Operations at America Online from November 1993 to December 1996, with responsibilities for network architecture, engineering and systems.

  Allon H. Lefever will become one of our directors and Vice Chairman of the Board as well as President of our Northeast and Plains States operating groups upon completion of this offering. Mr. Lefever has been the founder, director and treasurer of SuperNet Interactive Services, Inc. from May 1994 to the present and a founder and director of Supernet, one of our ISPs, from July 1995 to the present. Mr. Lefever has also served as senior business executive for High Industries, Inc. since April 1988. Mr. Lefever is a director of U.S. Office Products, Inc. and a director and treasurer of Goodville Mutual Insurance Company.

  Michael C. Crabtree will become one of our directors as well as the President of our Southeast operating group upon completion of this offering. Mr. Crabtree has been the Chairman of United States Internet, one of our ISPs, since July 1995 and has been Chief Executive Officer of United States Internet, since April 1998. Mr. Crabtree originally joined United States Internet as its Chief Operating Officer in December 1994. Mr. Crabtree was a technical business consultant from July 1994 to December 1994 and was Vice President of New Business Development of CTI Services, responsible for developing regional Positron Emission Tomography (PET) compound distribution center sites, from June 1993 to July 1994.

  Thomas R. Eisenmann will become one of our directors upon completion of this offering. Mr. Eisenmann is an Assistant Professor in the Entrepreneurial Management/Service Management Unit at the Harvard Business School. Mr. Eisenmann entered the Doctoral Program at the Harvard Business School in 1994 and received his Doctor of Business Administration degree in 1998 after completing a doctoral thesis examining the consolidation patterns in the U.S. cable television industry. From 1990 through 1994, Mr. Eisenmann served as the co-head of McKinsey & Company's Media and Entertainment Practice where he directed teams addressing a broad range of strategic, organizational and operational issues for clients engaged in network television broadcasting, cable programming services, newspaper, magazine and book publishing and motion picture production.

  We anticipate hiring additional executive officers and key employees and adding additional directors prior to completion of this offering.

  Our Board of Directors will consist of between three and 15 directors. Prior to completion of this offering, the Board of Directors of the Company will be divided into three classes, as nearly equal in number as possible. Each director will serve until the director's successor is duly elected and qualified or until the director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's earlier death, resignation or removal.

COMMITTEES OF THE BOARD OF DIRECTORS

  Within 90 days following completion of this offering, our Board of Directors intends to establish a compensation committee to consist solely of non-employee directors. The compensation committee will provide a general review of our compensation plans to ensure that they meet corporate objectives and will administer our stock plans. Also within 90 days following completion of this offering, our Board of Directors intends to establish an audit committee which will be comprised solely of independent directors. The responsibilities of the audit committee will include recommending to our Board of Directors the independent public accountants to be selected to conduct the annual audit of our books and records, reviewing the proposed scope of the audit and approving the audit fees to be paid, reviewing accounting and financial controls with the independent public accountants and our financial and accounting staff and reviewing and approving transactions between us and our directors, officers and affiliates.

DIRECTOR COMPENSATION

  Directors who are not currently receiving compensation as officers, employees or consultants of ours are entitled to receive an annual retainer fee of $25,000, plus reimbursement of expenses for each meeting of the Board of Directors and each committee meeting that they attend in person. In addition, non-employee directors will receive certain formula grants of options to acquire shares of common stock under the 1999 Stock Option and Incentive Plan consisting of an initial grant to purchase 25,000 shares upon becoming a director and subsequent grants to purchase 5,000 shares on each annual meeting date thereafter. See "--1999 Stock Option and Incentive Plan" on page 79 below.

EXECUTIVE COMPENSATION

  We were founded in August 1998 and had no significant operations during 1998. The following table summarizes the compensation paid to our Chief Executive Officer during 1998:

NAME AND PRINCIPAL POSITIONS            COMPENSATION IN 1998
----------------------------            --------------------
Stephen E. Smith, Chairman,
 President and Chief Executive Officer        $23,561

  None of our other executive officers was paid or earned compensation in excess of $100,000 in 1998. For information regarding the compensation to be paid to our executive officers following completion of this offering, see "-- Employment Agreements" below.

EMPLOYMENT AGREEMENTS

  We have entered into Senior Management Agreements with each of our executive officers, each of which has a term of three years, subject to extension for two additional years unless we or the executive officer elects to terminate the agreement within 60 days of the third anniversary of the executive officer's date of employment. Under these agreements, our executive officers will receive an initial annual base salary as set forth below, subject to increase at the discretion of our Board of Directors based on performance objectives established by our Board of Directors, and an annual bonus of up to the amount set forth below for each executive officer based upon the Company's performance. Mr. Lyons also will receive a one-time bonus of $50,000 upon consummation of this offering. Pursuant to these Senior Management Agreements, our executive officers also will receive options to acquire the number of shares of common stock set forth below at the initial public offering price. One-fourth of these options will vest on the first anniversary of the closing date of this offering, and the remaining three-fourths of these options will vest at a rate of 1/36th per month thereafter, provided that all these options will vest in full upon a change in control of the Company. Mr. Lyons also purchased 200,000 shares of restricted common stock at a purchase price of $0.05 per share. Of these, 100,000 shares vested on the date Mr. Lyons entered into his Senior Management Agreement with us, and the remaining 100,000 shares will vest upon completion of this offering.

                                INITIAL ANNUAL
   EXECUTIVE OFFICER             BASE SALARY     MAXIMUM ANNUAL BONUS    OPTIONS
   -----------------            -------------- ------------------------- -------
   Stephen E. Smith............    $150,000    $50,000
   Dewey K. Shay...............    $150,000    $50,000
   Martin R. Lyons.............    $150,000    10% of Annual Base Salary 300,000

  If, during the term of a Senior Management Agreement, we terminate the executive officer's employment without cause (as defined in the agreement) or the executive officer terminates his or her employment for good reason (as defined in the agreement), then the executive officer will be entitled to receive his or her base salary (but not any bonus) and all employee benefits for a period of one year from the date of the termination of his or her employment.

  Under the terms of their Senior Management Agreements, our executive officers have agreed to preserve the confidentiality and the proprietary nature of all information relating to the Company, our ISPs and our business during the term of the agreement and for five years thereafter. In addition, each of our executive officers has agreed to certain non-competition and non-solicitation provisions which will be in effect during the term of his or her Senior Management Agreement and for two years thereafter.

1999 STOCK OPTION AND INCENTIVE PLAN

  Prior to the completion of the offering, we will adopt the OneMain.com, Inc. 1999 Stock Option and Incentive Plan to provide incentives to attract and retain executive officers, directors, employees and other key personnel. A committee of the Board will administer the Stock Option and Incentive Plan. The maximum number of shares available for issuance under the Stock Option and
Incentive Plan will be   .

  The Stock Option and Incentive Plan authorizes the grant of stock options, stock appreciation rights, restricted stock, deferred stock, unrestricted stock, dividend equivalents, other stock-based awards, performance awards and annual incentive awards ("Incentive Awards"). In each fiscal year, any person who is eligible to participate may not be granted Incentive Awards relating to
more than    shares subject to adjustment. In addition, the maximum amount that may be earned as an annual Incentive Award or other cash award in any fiscal year by any one participant is $300,000 and the maximum amount that may be earned as an Incentive Award or other cash award in respect of a performance period by any one participant is $900,000. If and to the extent that the committee determines that an award to be granted to a participant should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such award will be contingent upon achievement of preestablished performance goals. The performance goals shall be one or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria): (1) total stockholder return; (2) total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; and (14) ratio of debt to stockholders' equity.

  Stock Options. The Stock Option and Incentive Plan permits the granting of
(i) options to purchase shares of common stock intended to qualify as incentive options under Section 422 of the Internal Revenue Code and (ii) options that do not so qualify. The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the common stock on the date of grant.

  The term of each option will be fixed by the committee and may not exceed ten years from the date of grant. The committee will determine at what time or times each option may be exercised and, subject to the provisions of the Stock Option and Incentive Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the committee.

  Upon exercise of options, the option exercise price must be paid in full either in cash or cash equivalents by delivery of shares of common stock already owned by the optionee. The exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee.

  At the discretion of the committee, options granted under the Stock Option and Incentive Plan may include a "re-load" feature pursuant to which an optionee exercising an option by the delivery of shares of common stock would automatically be granted an additional option (with an exercise price equal to the fair market value of the common stock on the date the additional option is granted) to purchase that number of shares of common stock equal to the number delivered to exercise the original option.

  Restricted Stock. The committee may also award shares of common stock to participants, subject to such conditions and restrictions as the committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. If the performance goals and any other restrictions are not attained, the participants would forfeit their restricted shares. The purchase price of restricted shares of common stock will be determined by the committee.

  Deferred Stock. The committee may also award deferred stock units, which are ultimately payable in the form of unrestricted shares of common stock. The deferred stock may be subject to such conditions and restrictions as the committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. If the performance goals and other restrictions are not attained, the participants will forfeit their deferred stock units. During the deferral period, subject to terms and conditions imposed by the committee, the deferred stock units may be credited with dividend equivalent rights.

  Unrestricted Stock. The committee may also grant shares of common stock (at no cost or for a purchase price determined by the committee) which are free from any restrictions under the Stock Option and Incentive Plan. Unrestricted shares of common stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such participants.

  Performance Stock Awards. The committee may also grant performance shares awards to participants entitling the participants to receive shares of common stock upon the achievement of individual or Company performance goals and such other conditions as the committee shall determine.

  Dividend Equivalent Rights. The committee may grant dividend equivalent rights, which entitle the recipient to receive credits for distributions that would be paid if the recipient had held a specified number of shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the Stock Option and Incentive Plan may be paid currently or be deemed to be reinvested in additional shares of common stock, and may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment. Dividend equivalent rights may be settled in cash, shares or a combination thereof, in a single installment or installments, as specified in the award. Awards payable in cash on a deferred basis may provide for crediting and payment of interest equivalents.

  Stock Appreciation Rights. The committee may approve the grant of a right to receive a number of shares or, in the discretion of the committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares subject to the right during such period as is specified by the committee ("SAR"). The committee may approve the grant of SARs related or unrelated to stock options. Upon exercise of an SAR that is related to a stock option granted, the holder of the related option will surrender such option (or any portion thereof to the extent unexercised) with respect to the number of shares as to which such SAR is exercised and will receive payment of an amount computed pursuant to the SAR.

  Subject to any conditions on the exercise of the SAR that may be imposed by the committee at the time such SAR is granted, an SAR granted in connection with a stock option will be exercisable at such time or times, and only to the extent that, the related stock option is exercisable, and will be transferable except to the extent that such related option may be transferable.

  Performance and Annual Incentive Awards. The Stock Option and Incentive Plan authorizes the committee to grant multiyear and annual incentive awards based upon achievement of preestablished performance goals described above, including Performance Awards (as defined in the Stock Option and Incentive Plan) and Annual Incentive Awards (as described in the Stock Option and Incentive Plan) that qualify as "performance-based compensation" for purposes of the Code
Section 162(m). The grant, exercise and/or settlement of a Performance Award may be made contingent upon achievement of preestablished performance goals described above. Achievement of performance goals in respect of such Performance Awards is measured over a performance period of up to ten years, as specified by the committee.

  The amount of an Annual Incentive Award is based upon the achievement of a performance goal or goals based on one or more of the business criteria described above during the given performance period specified by the committee. The committee may specify the amount of the Annual Incentive Award as a percentage of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

  Other Stock-Based Awards. The committee is authorized, subject to limitations under applicable law, to grant to participants such other Incentive Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, Incentive Awards with value and payment contingent upon performance of the Company, and Incentive Awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries or business units.

  Adjustments for Stock Dividends, Mergers and Similar Events. The committee will make appropriate adjustments in outstanding awards to reflect common stock dividends, splits and similar events. In the event of a merger, liquidation, sale of the Company or similar event, the committee, in its discretion, may provide for substitution or adjustment of outstanding awards, or may terminate all awards with payment of cash or in-kind consideration.

  Amendments and Termination. The Board may at any time amend or discontinue the Stock Option and Incentive Plan and the committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under an outstanding award without the holder's consent. Further, amendments may be subject to approval by our stockholders if and to the extent required by the Internal Revenue Code.

1999 EMPLOYEE STOCK PURCHASE PLAN

  Prior to completion of this offering, we will adopt an Employee Stock Purchase Plan. This plan will permit eligible employees to purchase shares of common stock at a discount. During purchase periods, we will withhold amounts through payroll deduction for eligible employees who elect to participate in this plan. At the end of each purchase period, we will use accumulated payroll deductions to purchase stock at a price equal to 85% of the market price on behalf of our eligible employees who are participating in the plan. We have
reserved     shares of common stock for issuance under this plan.

  The Employee Stock Purchase Plan will remain in effect until terminated by the Board. The Employee Stock Purchase Plan may be amended by the Board without the consent of our stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the common stock may then be listed or quoted.

                              CERTAIN TRANSACTIONS

  On August 19, 1998, in connection with the formation of the Company, we entered into subscription agreements with Stephen E. Smith, Dewey K. Shay and Jonathan J. Ledecky, who were the founders of the Company. Pursuant to these subscription agreements, these three founders purchased shares of common stock in the following amounts:

  (i) Mr. Smith purchased 1,500,000 shares of common stock at a purchase price of $0.01 per share, for an aggregate consideration of $15,000. Mr. Smith subsequently transferred beneficial ownership of 140,000 of these shares to other persons.

  (ii) Mr. Shay purchased 1,052,500 shares of common stock at a purchase price of $0.01 per share, for an aggregate consideration of $10,525. Mr. Shay subsequently transferred beneficial ownership of 52,500 of these shares to other persons.

  (iii) Jonathan J. Ledecky purchased 2,000,000 shares of common stock at a purchase price of $0.01 per share, for an aggregate consideration of $20,000. Mr. Ledecky subsequently transferred beneficial ownership of all of these shares to Ironbound Capital Management, LLC ("Ironbound"), a corporation of which he is the sole stockholder.

  On November 25, 1998, we issued a promissory note to Mr. Ledecky in exchange for a loan in the amount of $500,000, the proceeds of which we will use to pay certain of the costs of the Transactions and this offering. The note bears interest at the prime rate and is payable on demand from Mr. Ledecky or upon completion of this offering. We will pay off this note upon completion of this offering and estimate we will pay Mr. Ledecky $500,000, plus accrued interest, at that time as payment in full of the note.

  On December 21, 1998, we entered into an agreement with SuperNet and its sole shareholder to acquire all the shares of SuperNet upon completion of this offering. Allon H. Lefever, who will become one of our directors and Vice Chairman of the Board, and President of our Northeastern and Plains States operating groups upon completion of this offering, has an interest in an entity which indirectly owns 50% of SuperNet. Upon completion of this offering, in exchange for his interest in SuperNet, Mr. Lefever will receive approximately $900,000 in cash, 125,603 shares of common stock and options to acquire an additional 33,000 shares of common stock. These options will vest one-third on each of the sixth, seventh and eighth anniversaries of the closing date of the Transactions, subject to accelerated vesting based on the performance of SuperNet. Mr. Lefever may receive additional consideration in the form of cash or stock, at our election, and may receive additional options to acquire shares of common stock based on the performance of SuperNet and certain other ISPs in the Northeast and Plains States operating groups over the 12 months ending June 30, 1999 as compared to the annualized performance of these ISPs for the three months ended June 30, 1998. For a discussion of how such additional consideration, and the number of additional options to be granted to Mr. Lefever, if any, will be determined, see "The Transactions" on page 20 above.

  Upon the closing of the Transactions, we will enter into a Senior Management Agreement with Mr. Lefever, which will have a term of three years from the closing date, subject to extension for two additional years unless we or Mr. Lefever elects to terminate the agreement within 60 days of the third anniversary of the closing of the Transactions. Under his agreement, Mr. Lefever will receive a base salary of $200,000 per year, subject to increase at the discretion of our Board of Directors based on performance objectives established by our Board of Directors. Mr. Lefever also will be eligible to receive an annual bonus of up to $50,000 each year based upon the Company's overall performance and the performance of the ISPs managed by the Northeastern and Plains States operating groups.

  If, during the term of Mr. Lefever's Senior Management Agreement, we terminate his employment without cause (as defined in the agreement) or he terminates his employment for good reason (as defined in the agreement), then Mr. Lefever will be entitled to receive his base salary (but not any bonus) and all employee benefits for a period of one year from the date of the termination of his employment.

  Under the terms of his Senior Management Agreement, Mr. Lefever has agreed to preserve the confidentiality and the proprietary nature of all information relating to the Company, our ISPs and our business during the term of the agreement and for five years thereafter. In addition, Mr. Lefever has agreed to certain non-competition and non-solicitation provisions which will be in effect during the term of his Senior Management Agreement and for two years thereafter.

  Pursuant to his Senior Management Agreement, Mr. Lefever also will receive options to acquire 200,000 shares of common stock at the initial public offering price. One-fourth of these options will vest on the first anniversary of the closing date of this offering, and the remaining three-fourths of these options will vest at a rate of 1/36th per month, or 4,167 per month, thereafter, provided that all these options will vest in full upon a change in control of the Company.

  On December 21, 1998, we entered into an agreement with United States Internet and its shareholders to acquire all the shares of United States Internet upon completion of the Transactions. Michael C. Crabtree, who will become one of our directors and President of our Southeast operating group upon completion of this offering, is one of the shareholders of United States Internet. Upon completion of the Transactions, in exchange for his interest in United States Internet, Mr. Crabtree will receive approximately $900,000 in cash, 154,963 shares of common stock and options to acquire an additional 40,000 shares of common stock which will vest one-third on each of the sixth, seventh and eighth anniversaries of the closing date of the Transactions, subject to accelerated vesting based on the performance of United States Internet. Mr. Crabtree may receive additional consideration in the form of cash or stock, at our election, and may receive additional options to acquire shares of common stock based on the performance of United States Internet over the 12 months ending June 30, 1999 as compared to the annualized performance of United States Internet for the three months ended June 30, 1998. For a discussion of how such additional consideration, and the number of additional options to be granted to Mr. Crabtree, if any, will be determined, see "The Transactions" on page 20 above.

  Upon completion of this offering and the Transactions, we will enter into an Employment Agreement with Mr. Crabtree, which will have an initial term of three years from the closing date, subject to one-year renewal terms if Mr. Crabtree elects so to renew the agreement within 60 days of the termination date. Under his agreement, Mr. Crabtree will receive a base salary of $125,000 per year. Mr. Crabtree also will be eligible to receive an annual bonus of up to $50,000 each year based upon the performance of the ISPs managed by the Southeast operating group.

  If, during the term of Mr. Crabtree's Employment Agreement, we terminate his employment without cause (as defined in the agreement), then Mr. Crabtree will be entitled to receive his base salary (but not any bonus) and all employee benefits for a period of six months from the date of the termination of his employment.

  Under the terms of his Employment Agreement, Mr. Crabtree has agreed to preserve the confidentiality and the proprietary nature of all information relating to the Company, our ISPs and our business during the term of the agreement and for two years thereafter. In addition, Mr. Crabtree has agreed to certain non-competition and non-solicitation provisions which will be in effect during the term of his Employment Agreement and for two years thereafter.

  We also have entered into Senior Management Agreements with each of our executive officers. For the details of these agreements, please refer to "Management--Employment Agreements" on page 78 above.

                             PRINCIPAL STOCKHOLDERS

  The following table sets forth the number and percentage of outstanding shares of our common stock that were owned as of December 30, 1998 and that will be owned following completion of this offering and the Transactions by (i) all persons known by us to own beneficially more than 5% of the common stock,
(ii) each director, director nominee and executive officer and (iii) all directors, director nominees and executive officers as a group. This table assumes no exercise of the Underwriters' over-allotment option. As ofDecember 30, 1998, there were 4,777,500 shares of common stock outstanding. Upon
completion of this offering, we will have outstanding     shares of common
stock, including approximately 6,087,211 shares of common stock we will issue in the Transactions. At the time of the closing of this offering we will also
have outstanding options to purchase     shares of common stock at the initial
public offering price, of which 841,600 options will be exercisable immediately following completion of this offering.

                                   PRIOR TO OFFERING        AFTER OFFERING
                                ----------------------- -----------------------
                                 NUMBER OF               NUMBER OF
                                   SHARES                  SHARES
                                BENEFICIALLY PERCENTAGE BENEFICIALLY PERCENTAGE
NAME AND ADDRESS(1)              OWNED (2)   OWNERSHIP   OWNED (2)   OWNERSHIP
-------------------             ------------ ---------- ------------ ----------
Stephen E. Smith...............  1,360,000      28.5%    1,360,000        %
Dewey K. Shay..................  1,000,000      20.9     1,000,000
Martin R. Lyons................    200,000         *       200,000
Allon H. Lefever...............     40,000         *       165,603
Michael C. Crabtree............        --        --        154,963
Thomas R. Eisenmann............        --        --
Ironbound Capital Management,    2,000,000      41.9     2,000,000
 LLC(3) .......................
Bradley L. Jenkins.............        --        --      1,000,000
All directors, director          2,600,000      54.7%                     %
 nominees and executive
 officers as a group (6
 persons)......................

--------
 * Less than 1%.
(1) The business address for Stephen E. Smith, Dewey K. Shay and Martin R. Lyons is 50 Hawthorne Road, Southhampton, New York 11968. The business address for Allon F. Lefever is 212 Spottswood Lane, Lancaster, Pennsylvania 17601. The business address for Michael C. Crabtree is 1127 North Broadway, Knoxville, Tennessee 37919. The business address for Thomas
    R. Eisenmann is Harvard Business School, Baker West 188, Soldiers Field, Boston, MA 02163. The business address for Ironbound Capital Management, LLC is 800 Connecticut Avenue, N.W., Suite 1111, Washington, D.C. 20006. The business address for Bradley L. Jenkins is 770 L Street, Suite 960, Sacramento, CA 95814.
(2) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, a person has beneficial ownership of any securities as to which the person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power and as to which the person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by the person by the sum of the number of shares outstanding as of such date and the number of shares as to which the person has the right to acquire voting and/or investment power within 60 days.
(3) The sole shareholder of Ironbound is Jonathan J. Ledecky, and his business address is the same as that of Ironbound.

                          DESCRIPTION OF CAPITAL STOCK

  Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of December 30, 1998, there were 4,777,500 shares of the company's stock outstanding, held by 16 holders of record. We do not have any outstanding shares of preferred stock.

  Upon completion of this offering, we will have outstanding    shares of
common stock (assuming the initial public offering price is greater than $8.00
per share) (or     shares if the Underwriters' over-allotment option is
exercised in full).

  The following is a description of our capital stock.

COMMON STOCK

  We are authorized to issue 100,000,000 shares of common stock. Each stockholder of record will be entitled to one vote for each outstanding share of our common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Subject to the dividend rights of holders of preferred stock, holders of common stock are entitled to any dividend declared by the Board of Directors out of funds legally available for this purpose, and, after the payment of liquidation preferences to all holders of preferred stock, holders of common stock are entitled to receive on a pro rata basis all our remaining assets available for distribution to the stockholders in the event of our liquidation, dissolution, or winding up. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The outstanding shares of common stock are, and the shares of common stock offered in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

PREFERRED STOCK

  Our Certificate of Incorporation allows us to issue without stockholder approval preferred stock having rights senior to those of the common stock. Following completion of this offering, no shares of preferred stock will be outstanding. Thereafter, our Board of Directors will be authorized, without further stockholder approval, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series.

  The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock. In certain circumstances, the issuance could have the effect of decreasing the market price of the common stock. We currently have no plans to issue any shares of preferred stock.

LIMITATION OF LIABILITY

  As permitted by the Delaware General Corporation Law, our Certificate of Incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporate Law, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

  Our Certificate of Incorporation and Bylaws provide for the indemnification of our directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the Delaware General Corporate Law, except that we will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by our Board of Directors. The indemnification provided under the Certificate of Incorporation and the Bylaws includes the right to be paid the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had, provided that the payment of these expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Pursuant to the Bylaws, if we do not pay a claim for indemnification within 60 days after we have received a written claim, the claimant may at any time thereafter bring an action to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting the action.

  Under the Bylaws, we have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not we would have the power to indemnify the person against such liability under the provisions of the Delaware General Corporate Law. We intend to purchase director and officer liability insurance on behalf of our directors and officers.

CERTAIN ANTI-TAKEOVER EFFECTS

  Our Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors. In addition certain provisions of Delaware law may hinder or delay an attempted takeover of the Company other than through negotiation with our Board of Directors. These provisions could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of our stockholders were to deem such an attempt to be in their best interest, including attempts that might result in the stockholders' receiving a premium over the market price for the shares of common stock held by stockholders.

  Classified Board of Directors; Removal; Vacancies. Our Certificate of Incorporation will be amended prior to completion of this offering to provide that the Board of Directors will be divided into three classes of directors serving staggered three-year terms. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board of Directors in a relatively short period of time. Our Certificate of Incorporation will further provide that directors may be removed only for cause. In addition, vacancies and newly created directorships resulting from any increase in the size of the Board of Directors may be filled only by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. The foregoing provisions would prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

  Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our Bylaws will establish an advance notice procedure with regard to the nomination, other than by the Board of Directors, of candidates for election to the Board of Directors and with regard to certain matters to be brought before an annual meeting of our stockholders. For nominations and other business to be brought properly before an annual meeting by a stockholder, the stockholder must deliver notice to us not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Separate provisions based on public notice by us specify how this advance notice requirement operates if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date. The stockholder's notice must set forth specified information regarding the stockholder and its holdings, as well as certain background information regarding any director nominee (together with the person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and a brief description of any business desired to be brought before the meeting, the reasons for conducting the business at the meeting and any material interest of the stockholder in the business proposed. In the case of a special meeting of stockholders called for the purpose of electing directors, nominations by a stockholder may be made only by delivery to us, no later than the tenth day following the day on which public announcement of the special meeting is made, a notice that complies with the above requirements. Although the Bylaws will not give our Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or any other business desired by stockholders to be conducted at an annual meeting, the Bylaws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of certain business at a particular annual meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of this solicitation or such attempt might be beneficial to the Company and its stockholders.

  Special Stockholders' Meetings. Under our Certificate of Incorporation and the Bylaws, special meetings of the stockholders, unless otherwise prescribed by statute, may be called only (i) by the Board of Directors or by our Chairman or President or (ii) by stockholders of the Company upon the written request of the holders of at least majority of the securities of the Company outstanding and entitled to vote generally in the election of directors.

  Limitations on Stockholder Action by Written Consent. Our Certificate of Incorporation also provides that any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes of each class or series that would be necessary to authorize or take the action at a meeting at which all shares of each class or series entitled to vote were present and voted.

  Section 203 of Delaware Law. In addition to the foregoing provisions of the Certificate of Incorporation and the Bylaws, we will be subject to the provisions of Section 203 of the Delaware General Corporate Law. Section 203 prohibits publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. These provisions could have the effect of delaying, deferring or preventing a change in control of the Company or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the common stock is    .

                        SHARES AVAILABLE FOR FUTURE SALE

  Upon completion of this offering, we will have     shares of common stock
outstanding (assuming the initial public offering price is greater than $8.00
per share) (or     shares if the Underwriters' over-allotment option is
exercised in full). Of these shares, the     shares (    shares if the
Underwriters' over-allotment option is exercised in full) to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by our affiliates, as that term is defined in Rule 144, may generally only be sold in compliance with the limitations of Rule 144 described below.

SALES OF RESTRICTED SHARES

  The remaining     shares of common stock outstanding upon completion of this offering, and any shares of common stock we issue to certain former owners of our ISPs as payment of the earn out amounts payable to these former owners under the acquisition agreements we entered into with these former owners in the Transactions, will be restricted shares under the terms of the Securities
Act. Of the     restricted shares to be outstanding upon completion of this
offering,     shares are subject to lock-up agreements with the Underwriters
and     shares are subject to lock-up agreements with us as described below.
Subject to these lock-up agreements, the owners of these restricted shares will be eligible to sell these shares in the public market from time to time beginning one year after the person acquired the restricted shares.

  In general, under Rule 144, a person (or persons whose shares are aggregated), including an affiliate of ours, who has beneficially owned restricted shares for at least one year is entitled to sell, within any three-month period, a number of these restricted shares that does not exceed the greater of (i) one percent of the then outstanding shares of common stock
(approximately        shares immediately after this offering) or (ii) the
average weekly trading volume in the common stock on the Nasdaq Stock Market during the four calendar weeks preceding the date on which notice of the sale is filed, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock which are not restricted securities.

  Under Rule 144(k), a person who is not currently, and who has not been for at least three months prior to the sale, an affiliate of ours and who has beneficially owned restricted shares for at least two years may resell these restricted shares without compliance with the foregoing requirements. In meeting the one- and two-year holding periods described above, a holder of restricted shares may include the holding periods of a prior owner who was not an affiliate of ours. The one- and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the restricted shares from us or an affiliate of ours.

  We have entered into a Registration Rights Agreement with certain of our stockholders (including the current owners of our ISPs who will receive shares of our common stock in the Transactions) who upon closing of this offering and
the Transactions will own an aggregate of    shares of common stock. If we
propose to register our securities under the Securities Act after this offering, these stockholders will be entitled to notice of the registration and to include their shares in the registration provided that the underwriters for any proposed offering will have the right to limit the number of shares included in the registration.

COMMON STOCK AND OPTIONS ISSUABLE UNDER THE STOCK OPTION AND INCENTIVE PLAN

  Simultaneously with the completion of this offering, we will issue options to
acquire     shares of common stock at the initial public offering price. The options will be granted in the amounts and under the terms set forth below:

  (i) options to purchase 841,600 shares of common stock to be granted to certain former owners, employees and affiliates of our ISPs and which will be vested in full immediately upon completion of this offering;

  (ii) options to purchase 1,142,887 shares of common stock to be granted to certain former owners, employees and affiliates of our ISPs and which will vest one third on each of the sixth, seventh and eighth anniversaries of the closing date of this offering, subject to accelerated vesting based on the performance of our ISPs; and

  (iii) options to purchase     shares of common stock to be granted to our
        management team and certain other of our key employees and which generally will vest over four years from the date of this offering.

  In addition, for each of our ISPs, we will grant options on June 30, 1999 to purchase a number of shares of common stock equal to the greater of (i) 20 times (A) the incremental revenues for the ISP for the 12 months ending June 30, 1999 over the annualized revenues for the ISP for the three months ended June 30, 1998, after giving effect to certain adjustments, divided by (B) $1,000, or (ii) the incremental increase in the number of subscribers for the ISP at June 30, 1999 compared to June 30, 1998, multiplied by five. These options will have an exercise price equal to the fair market value of the common stock at June 30, 1999 and will vest one-third on each of June 30, 2005, 2006 and 2007, subject to accelerated vesting based on the performance of our ISPs. See "The Transactions" on page 20 above.

  We intend to file one or more registration statements under the Securities Act within approximately 180 days after the date of this prospectus to register
up to        shares of common stock subject to outstanding stock options or reserved for issuance under our 1999 Stock Option and Incentive Plan. We expect these registration statements will become effective upon filing and shares covered by these registration statements will be eligible for sale in the public market immediately after the effective dates of these registration statements.

  Prior to this offering, there has been no public market for our common stock, and we cannot predict what effect, if any, that market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of the common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices and could impair our future ability to raise capital through the sale of our equity securities.

LOCK-UP AGREEMENTS

  Our officers and directors and certain of our other stockholders, who will
hold an aggregate of     shares of common stock upon completion of this
offering, have agreed that they will not, without the prior written consent of BT Alex. Brown Incorporated, offer, sell, pledge or otherwise dispose of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for, or any rights to acquire or purchase, any of our capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, other than shares of common stock disposed of as bona fide gifts approved by BT Alex. Brown Incorporated.

  In addition, certain of our stockholders who will receive shares of common stock in the Transactions have agreed that they will not, without our prior written consent, offer, sell, pledge or otherwise dispose of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for our capital stock, or publicly announce an intention to effect any such transaction, (i) with respect to 50% of the shares received in the Transactions, for a period of 12 months after the date of the closing of this offering, (ii) with respect to an additional 25% of the shares received in the Transactions, for a period of 18 months after the date of the closing of this offering and (iii) with respect to the remaining 25% of the shares of common stock received in the Transactions, for a period of two years after the date of the closing of this offering.

                                  UNDERWRITING

  Subject to the terms and conditions of the underwriting agreement dated the date hereof (the "Underwriting Agreement"), the Underwriters named below, through their representatives BT Alex. Brown Incorporated, SoundView Technology Group, Inc. and Wit Capital Corporation, have severally agreed to purchase from the Company the following respective numbers of shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

                                                                       NUMBER OF
   UNDERWRITER                                                          SHARES
   -----------                                                         ---------
   BT Alex. Brown Incorporated........................................
   SoundView Technology Group, Inc. ..................................
   Wit Capital Corporation (as e-Manager(TM)).........................
                                                                          ---
     Total............................................................
                                                                          ===

  The Underwriting Agreement provides that the obligations of the several Underwriters to purchase the shares of common stock offered hereby are subject to certain conditions. The Underwriters are obligated to purchase all of the shares of common stock offered hereby, other than those covered by the over-allotment option described below, if any such shares are purchased.

  The Underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at a price that represents a concession not in excess of $
per share under the public offering price. The Underwriters may allow, and such
dealers may re-allow, a concession not in excess of $    per share to certain
other dealers. After the initial offering, the offering price and other selling terms may be changed by the representatives of the Underwriters.

  The Company has granted to the Underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the common stock offered hereby. To the extent that the Underwriters exercise such options, each of the Underwriters will become obligated, subject to certain conditions, to purchase approximately the same percentage of additional shares of common stock as the number of shares of common stock to be purchased by it in the above table bears
to    . The Company will be obligated, pursuant to the option, to sell such shares to the Underwriters to the extent the option is exercised. If any additional shares of common stock are purchased, the Underwriters will offer additional shares on the same terms as those on which the shares are being offered.

  The Underwriters, at our request, have reserved for sale at the initial
public offering price up to     shares of common stock to subscribers and
visitors to one of the websites maintained by the ISPs we will acquire upon completion of this offering who express an interest in purchasing these shares. The sale of these shares will be made by Wit Capital Corporation ("Wit Capital") acting as e-Manager(TM) in this offering. Purchases of reserved shares are to be made through an account at Wit Capital in accordance with Wit Capital's procedures for opening an account and transacting in securities. Any reserved shares not purchased by subscribers and visitors to one of these websites will be offered by the Underwriters on the same basis as shares offered hereby.

  A prospectus in electronic format is being made available on an Internet website maintained by Wit Capital. In addition, pursuant to an e-Dealer Agreement, all dealers purchasing shares from Wit Capital in this offering (the "e-Dealers") similarly have agreed to make a prospectus in electronic format available on websites maintained by each of the e-Dealers. The information on these websites relating to this offering is filed as an exhibit to the Registration Statement of which the prospectus forms a part. Please refer to the exhibit for a more complete description of the information relating to this offering contained on these websites.

  At our request, the Underwriters have reserved for sale, at the initial
public offering price, up to     shares of the common stock offered hereby for
purchase by our directors, officers and employees and certain of their business associates and related persons. The number of shares of our common stock offered to the public will be reduced to the extent these persons purchase such reserved shares. The Underwriters will offer to the public on the same basis as the other shares offered hereby any reserved shares which are not so purchased by these persons.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

  Each of the Company's officers and directors and certain of the Company's stockholders have agreed not to offer, sell, contract to sell or otherwise dispose of, or enter into any transaction which is designed to, or could be expected to, result in the disposition of any portion of, any common stock for a period of 180 days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of BT Alex. Brown Incorporated. This consent may be given at any time without public notice.

  The Company has entered into a similar agreement, except that we may issue, and grant options or warrants to purchase, shares of common stock or any securities convertible into, exercisable for or exchangeable for shares of common stock, pursuant to the exercise of outstanding options and warrants and our issuance of options and stock granted under the existing stock option and stock purchase plans and in connection with acquisition transactions.

  The representatives of the Underwriters have advised the Company that the Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

  In order to facilitate the offering of the common stock, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. Specifically, the Underwriters may over-allot shares of the common stock in connection with this offering, thereby creating a short position in the common stock for their own account. Additionally, to cover such over-allotments or to stabilize the market price of the common stock, the Underwriters may bid for, and purchase, shares of the common stock in the open market. Finally, the representatives, on behalf of the Underwriters, also may reclaim selling concessions allowed to an Underwriter or dealer if the underwriting syndicate repurchases shares distributed by that Underwriter or dealer. Any of these activities may maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The Underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

PRICING OF THIS OFFERING

  Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price for our common stock will be determined by negotiation among the Company and the representatives of the Underwriters. Among the factors to be considered in determining the public offering price will be:

 . the history and prospects of the Company's business and the industry in which it competes;

 . an assessment of the Company's management and the present state of the Company's development;

 . prevailing market conditions in the U.S. economy and the industry in which the Company competes;

 .  the Company's revenues, operating cash flow and earnings in recent periods;

 . the market capitalizations and stages of development of other companies which the representatives of the Underwriters believe to be comparable to us; and

 .  estimates of the Company's business potential.

                                    EXPERTS

  The financial statements of OneMain.com, Inc. as of September 30, 1998, and for the period from August 19, 1998 (inception) to September 30, 1998, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  The financial statements of D&E SuperNet, Inc. as of December 31, 1996 and 1997, and for the period from June 22, 1995 (inception) to December 31, 1995 and for each of the two years in the period ended December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of D&E SuperNet, Inc. to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  The financial statements of SunLink, Inc. as of December 31, 1996 and 1997, and for the period from October 1, 1995 (inception) to December 31, 1995 and for each of the two years in the period ended December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of SunLink, Inc. to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  The financial statements of LebaNet, Inc. as of December 31, 1996 and 1997, and for the period from March 1, 1996 (inception) to December 31, 1996 and for the year ended December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  The financial statements of SouthWind Internet Access, Inc. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Grant Thornton LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  The financial statements of Horizon Internet Technologies, Inc. as of December 31, 1996 and 1997, and for the period from July 26, 1995 (inception) to December 31, 1995 and for each of the two years in the period ended December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  The financial statements of United States Internet, Inc. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Coulter & Justus, P.C., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  The financial statements of Internet Partners of America, LC as of December 31, 1996 and 1997, and for the period from May 12, 1995 (inception) to December 31, 1995 and for each of the two years in the period ended December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  The financial statements of Netrox, LLC as of December 31, 1995, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Lopez Levi & Associates, P.A., independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of Netrox, LLC to continue as a going concern as described in Note B to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  The financial statements of ZoomNet, Inc. as of December 31, 1996 and 1997, and for the period from June 19, 1995 (inception) to December 31, 1995 and for each of the two years in the period ended December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  The financial statements of Palm.Net, Inc. as of December 31, 1996 and 1997, and for the period from January 3, 1996 (inception) to December 31, 1996 and for the year ended December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  The financial statements of Internet Access Group, Inc. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of Internet Access Group, Inc. to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  The financial statements of Midwest Internet, L.L.C. as of December 31, 1996 and 1997, and for the period from February 24, 1995 (inception) to December 31, 1995 and for each of the two years in the period ended December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  The financial statements of Internet Solutions, LLC as of December 31, 1995, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Kevin J. Tochtrop, independent auditor, as set forth in his report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such independent auditor as an expert in auditing and accounting.

  The financial statements of FGInet, Inc. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  The financial statements of Superhighway, Inc. d/b/a Indynet as of December 31, 1996 and 1997, and for the period from June 1, 1995 (inception) to December 31, 1995 and for each of the two years in the period ended December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  The financial statements of Lightspeed Net, Inc. as of December 31, 1996 and 1997, and for the period from March 27, 1995 (inception) to December 31, 1995 and for each of the two years in the period ended December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of Lightspeed Net, Inc. to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  The financial statements of JPS.Net Corporation as of September 30, 1998 and December 31, 1997, and for the nine months ended September 30, 1998 and for the period from January 31, 1997 (inception) to December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of JPS.Net Corporation to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                                 LEGAL MATTERS

  The validity of shares of common stock will be passed upon on our behalf by Hogan & Hartson L.L.P., Washington, D.C. Certain legal matters will be passed upon for the Underwriters by Piper & Marbury L.L.P., Baltimore, Maryland.

                             ADDITIONAL INFORMATION

  We have filed with the SEC a Registration Statement on Form S-1 (including exhibits, schedules and amendments) pursuant to the Securities Act with respect to this offering of our common stock. This prospectus is a part of the Form S-1 but does not contain all of the information in the Form S-1. We refer you to the Form S-1 for further information about the Company, our common stock and this offering. Statements in this prospectus about documents filed as exhibits to the Form S-1 are necessarily summaries of these documents, and each of these statements is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. The Form S-1 is available for inspection and copying at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains the Form S-1. The address of the SEC's Internet site is "http://www.sec.gov."

  The Company intends to furnish its stockholders annual reports containing financial statements audited by its independent accountants.

                          GLOSSARY OF TECHNICAL TERMS

BACKBONE................ A high-speed network that connects smaller, independent networks.
BANDWIDTH............... The number of bits of information that can move over a communications medium in a given amount of time; the
                         capacity of a telecommunications circuit/network to carry
                         voice, data and video information. Typically measured in
                         Kbps and Mbps.
BROADBAND............... A transmission facility that has a bandwidth greater than a voice grade line of 3 kHz and which can carry numerous
                         voice, video and data channels simultaneously.
CLEC.................... Competitive local exchange carrier.
ELECTRONIC MAIL OR E-
 MAIL................... An application that allows a user to send or receive messages to or from any other user with an Internet address, commonly termed an e-mail address.
FRAME RELAY............. A communications standard that is optimized for efficient switching of variable-length data packets.
GRAPHICAL USER
 INTERFACE.............. A means of communicating with a computer by manipulating icons and windows rather than using text commands.
INTERNET................ An open global network of interconnected commercial, educational and governmental computer networks that utilize a common communications protocol, TCP/IP.
INTERNET BACKBONE....... The Internet backbone consists of high-speed networks that link the smaller, independent networks of the Internet.
IP...................... Internet Protocol. Network protocols that allow computers with different architectures and operating system software to communicate with other computers on the Internet.
ISDN.................... Integrated Services Digital Network. A digital network that combines voice and digital network services through a single medium, making it possible to offer subscribers digital data services as well as voice connections.
ISPS.................... Internet Service Providers. Companies formed to provide access to the Internet to consumers and business customers via local networks.
IXC..................... Interexchange Carrier. A telecommunications company that provides telecommunications services between local exchanges on an interstate or intrastate basis.
KBPS.................... Kilobits per second. A transmission rate. One kilobit equals
                         1,024 bits of information.
LEC..................... Local Exchange Carrier. A telecommunications company that provides telecommunications services in a geographic area in which calls generally are transmitted without toll charges.
                         LECs include both RBOCs and CLECs.
MBPS.................... Megabits per second. A transmission rate. One megabit equals
                         1,024 kilobits.

MODEM............  A piece of equipment that connects a computer to a data transmission line (typically a telephone line).
ON-LINE
 SERVICES........  Commercial information services that offer a computer user access through a modem to specific menus of information,
                   entertainment and communications data. These services are
                   generally closed systems and many offer limited, if any,
                   Internet access.
PEERING..........  The commercial practice under which ISPs exchange each other's traffic without the payment of settlement charges.
                   Peering occurs at both public and private exchange points.
POP..............  Point of Presence. A telecommunications facility through which subscribers can access a network or the Internet via a local telephone call.
PROTOCOL.........  A formal description of message formats and the rules two or more machines must follow to exchange messages.
RBOC.............  Regional Bell Operating Company.
ROUTER...........  A device that receives and transmits data packets between segments in a network or different networks.
SERVER...........  Software that allows a computer to offer a service to another computer. Other computers contact the server program by means of matching client software. In addition, this term means the computer on which server software runs.
TCP/IP...........  Transmission Control Protocol/Internet Protocol. A
                   compilation of network-level and transport-level protocols that allow computers with different architectures and
                   operating system software to communicate with other
                   computers on the Internet.
TERMINAL SERVER..  A specialized computer that supports multiple communications connections.
WEB SITE.........  A server connected to the Internet from which Internet users can obtain information.
WINDOWS..........  A computer operating system developed by Microsoft
                   Corporation that provides a graphical user interface and
                   multitasking capabilities.
WORLD WIDE WEB...  A network of computer servers that uses a special communications protocol to link different servers throughout the Internet and permits communication of graphics, video
                   and sound.

                               ONEMAIN.COM, INC.

                         INDEX TO FINANCIAL STATEMENTS

ONEMAIN.COM, INC. UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
  Introduction to Unaudited Pro Forma Combined Financial Statements........  F-5
  Unaudited Pro Forma Combined Balance Sheet...............................  F-6
  Unaudited Pro Forma Combined Statements of Operations....................  F-8
  Notes to Unaudited Pro Forma Combined Financial Statements............... F-14
ONEMAIN.COM, INC.
  Report of Ernst & Young LLP, Independent Auditors........................ F-22
  Balance Sheet ........................................................... F-23
  Statement of Operations.................................................. F-24
  Statement of Stockholders' Equity........................................ F-25
  Statement of Cash Flows.................................................. F-26
  Notes to Financial Statements............................................ F-27
D&E SUPERNET, INC.
  Report of Ernst & Young LLP, Independent Auditors........................ F-31
  Balance Sheets........................................................... F-32
  Statements of Operations................................................. F-33
  Statements of Partners' Capital.......................................... F-34
  Statements of Cash Flows................................................. F-35
  Notes to Financial Statements............................................ F-36
SUNLINK, INC.
  Report of Ernst & Young LLP, Independent Auditors........................ F-44
  Balance Sheets........................................................... F-45
  Statements of Operations................................................. F-46
  Statements of Stockholders' Equity....................................... F-47
  Statements of Cash Flows................................................. F-48
  Notes to Financial Statements............................................ F-49
LEBANET, INC.
  Report of Ernst & Young LLP, Independent Auditors........................ F-55
  Balance Sheets........................................................... F-56
  Statements of Operations................................................. F-57
  Statements of Stockholder's Equity....................................... F-58
  Statements of Cash Flows................................................. F-59
  Notes to Financial Statements............................................ F-60
SOUTHWIND INTERNET ACCESS, INC.
  Report of Grant Thornton LLP, Independent Auditors....................... F-65
  Balance Sheets........................................................... F-66
  Statements of Operations................................................. F-67
  Statements of Stockholders' Equity....................................... F-68
  Statements of Cash Flows................................................. F-69
  Notes to Financial Statements............................................ F-70

HORIZON INTERNET TECHNOLOGIES, INC.
  Report of Ernst & Young LLP, Independent Auditors.......................  F-76
  Balance Sheets..........................................................  F-77
  Statements of Operations................................................  F-78
  Statements of Stockholders' Equity (Deficit)............................  F-79
  Statements of Cash Flows................................................  F-80
  Notes to Financial Statements...........................................  F-81
UNITED STATES INTERNET, INC.
  Report of Coulter & Justus, P.C., Independent Auditors..................  F-88
  Balance Sheets..........................................................  F-89
  Statements of Operations................................................  F-90
  Statements of Stockholders' Deficit.....................................  F-91
  Statements of Cash Flows................................................  F-92
  Notes to Financial Statements...........................................  F-93
INTERNET PARTNERS OF AMERICA, LC
  Report of Ernst & Young LLP, Independent Auditors....................... F-103
  Balance Sheets.......................................................... F-104
  Statements of Operations................................................ F-105
  Statements of Members' Equity (Deficit)................................. F-106
  Statements of Cash Flows................................................ F-107
  Notes to Financial Statements........................................... F-108

NETROX, LLC
  Report of Lopez, Levi & Associates, P.A., Independent Auditors.......... F-115
  Balance Sheets.......................................................... F-116
  Statements of Operations................................................ F-117
  Statements of Changes in Members' Deficit............................... F-118
  Statements of Cash Flows................................................ F-119
  Notes to Financial Statements........................................... F-120
ZOOMNET, INC.
  Report of Ernst & Young LLP, Independent Auditors....................... F-126
  Balance Sheets.......................................................... F-127
  Statements of Operations................................................ F-128
  Statements of Stockholders' Equity...................................... F-129
  Statements of Cash Flows................................................ F-130
  Notes to Financial Statements........................................... F-131
PALM.NET, USA, INC.
  Report of Ernst & Young LLP, Independent Auditors....................... F-138
  Balance Sheets.......................................................... F-139
  Statements of Operations................................................ F-140
  Statements of Stockholders' Equity (Deficit)............................ F-141
  Statements of Cash Flows................................................ F-142
  Notes to Financial Statements........................................... F-143

INTERNET ACCESS GROUP, INC.
  Report of Ernst & Young LLP, Independent Auditors....................... F-148
  Combined Balance Sheets................................................. F-149
  Combined Statements of Operations....................................... F-150
  Combined Statements of Stockholders' Equity (Deficit)................... F-151
  Combined Statements of Cash Flows....................................... F-152
  Notes to Combined Financial Statements.................................. F-153
MIDWEST INTERNET, L.L.C.
  Report of Ernst & Young LLP, Independent Auditors....................... F-160
  Balance Sheets.......................................................... F-161
  Statements of Operations................................................ F-162
  Statements of Changes in Members' Deficit............................... F-163
  Statements of Cash Flows................................................ F-164
  Notes to Financial Statements........................................... F-165
INTERNET SOLUTIONS, LLC
  Report of Kevin J. Tochtrop, Independent Auditor........................ F-173
  Balance Sheets.......................................................... F-174
  Statements of Operations................................................ F-175
  Statements of Members' Equity........................................... F-176
  Statements of Cash Flows................................................ F-177
  Notes to Financial Statements........................................... F-178
FGINET, INC.
  Report of Ernst & Young LLP, Independent Auditors....................... F-184
  Balance Sheets.......................................................... F-185
  Statements of Operations................................................ F-186
  Statements of Stockholders' Equity...................................... F-187
  Statements of Cash Flows................................................ F-188
  Notes to Financial Statements........................................... F-189
SUPERHIGHWAY, INC. d/b/a Indynet
  Report of Ernst & Young LLP, Independent Auditors....................... F-198
  Balance Sheets.......................................................... F-199
  Statements of Operations................................................ F-200
  Statements of Stockholder's Equity...................................... F-201
  Statements of Cash Flows................................................ F-202
  Notes to Financial Statements........................................... F-203
LIGHTSPEED NET, INC.
  Report of Ernst & Young LLP, Independent Auditors....................... F-208
  Balance Sheets.......................................................... F-209
  Statements of Operations................................................ F-210
  Statements of Stockholder's Equity...................................... F-211
  Statements of Cash Flows................................................ F-212
  Notes to Financial Statements........................................... F-213

JPS.NET CORPORATION
  Report of Ernest & Young LLP, Independent Auditors...................... F-221
  Balance Sheets.......................................................... F-222
  Statements of Operations................................................ F-223
  Statements of Stockholders' Equity...................................... F-224
  Statements of Cash Flows................................................ F-225
  Notes to Financial Statements........................................... F-226

                               ONEMAIN.COM, INC.

                      INTRODUCTION TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

  The following unaudited pro forma combined financial statements give effect to the acquisitions by OneMain.com, Inc. (the "Company" or "OneMain.com") of the outstanding capital stock of D&E SuperNet, Inc. ("SuperNet"), SunLink, Inc. ("SunLink"), LebaNet, Inc. ("LebaNet"), SouthWind Internet Access, Inc. ("SouthWind"), Horizon Internet Technologies, Inc. ("Horizon"), United States Internet, Inc. ("United States Internet"), Internet Partners of America, LC ("IPA"), Netrox, LLC ("Netrox"), ZoomNet, Inc. ("ZoomNet"), Palm.Net, USA, Inc. ("Palm.Net"), Internet Access Group, Inc. ("IAG"), Midwest Internet, L.L.C. ("Midwest Internet"), Internet Solutions, LLC ("Internet Solutions"), FGInet, Inc. ("FGI"), Superhighway, Inc. d/b/a Indynet ("Indynet"), Lightspeed Net, Inc. ("Lightspeed") and JPS.Net Corporation ("JPS") (the "ISPs"). These acquisitions (the "Transactions") will occur simultaneously with the closing of the Company's initial public offering (the "IPO") and will be accounted for using the purchase method of accounting. The Company is deemed to be the accounting acquiror.

  The unaudited pro forma combined balance sheet gives effect to the Transactions and the IPO as if they had occurred on September 30, 1998. The unaudited pro forma combined statement of operations reflect the operating results of the ISPs for the nine months ended September 30, 1998, the nine months ended September 30, 1997, and the year ended December 31, 1997, and gives effect to these transactions as if they had occurred on January 1, 1997. The Company, which was incorporated on August 19, 1998, conducted limited operations during the period prior to September 30, 1998. The Company and the ISPs have fiscal years ending December 31.

  The Company has preliminarily analyzed the additional expense that it expects to incur from increases in salaries payable to the owners of the ISPs and has reflected theses amounts in the unaudited pro forma combined statements of operations. With respect to potential cost savings, the Company has not and cannot quantify these savings until completion of the combination of the ISPs. Additionally, the pro forma combined statements of operations give effect to anticipated compensation of the Company's new corporate management and associated costs of being a public company.

  The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of the Company's financial position or results of operations for any future period. Since the ISPs were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                               ONEMAIN.COM, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998


                                                                                              UNITED
                                                                                              STATES
                             ONEMAIN.COM  SUPERNET   SUNLINK  LEBANET  SOUTHWIND HORIZON     INTERNET        IPA        NETROX
                             ----------- ----------  -------- -------- --------- --------  ------------  -----------  -----------
      ASSETS
 Cash and cash
  equivalents....             $ 27,500   $   86,804  $     -- $  9,467 $     --  $     --  $    535,537  $        --  $       493
 Accounts
  receivable,
  net............                   --       81,828    29,646    8,862   30,789    21,403       324,334       88,381           --
 Inventory.......                   --       17,786     7,600       --       --        --       103,636           --           --
 Prepaid
  expenses.......                   --       57,068        --    7,727    6,989        --        44,127           --           --
 Other current
  assets.........                   --           --        --       --      395    (3,352)      142,380           --           --
 Deferred
  financing
  costs..........              247,250           --        --       --       --        --            --           --           --
 Deferred tax
  asset..........                   --           --        --       --       --        --            --           --           --
                              --------   ----------  -------- -------- --------  --------  ------------  -----------  -----------
  Total current
   assets..... ..              274,750      243,486    37,246   26,056   38,173    18,051     1,150,014       88,381          493
 Property and
  equipment,
  net............                   --    1,039,347   598,518   78,008  575,235   315,749     2,419,144    2,174,126      314,900
 Goodwill and
  Intangibles,
  net............                   --    1,148,704        --       --      581        --       660,000    1,370,304           --
 Deferred tax
  asset..........                   --           --        --       --       --        --            --           --           --
 Due from
  affiliates/stockholders..         --           --        --       --       --        --            --           --           --
 Other assets....                   --        1,186        --       --       --     3,375       342,340          589       33,250
                              --------   ----------  -------- -------- --------  --------  ------------  -----------  -----------
  Total assets ..             $274,750   $2,432,723  $635,764 $104,064 $613,989  $337,175  $  4,571,498  $ 3,633,400  $   348,643
                              ========   ==========  ======== ======== ========  ========  ============  ===========  ===========
 LIABILITIES AND
SOCKHOLDERS'TEQUITY
 Accounts
  payable........             $247,250     $112,163  $ 73,115 $ 18,936 $ 11,812  $ 62,116  $  1,072,074  $   445,039  $    87,568
 Accrued
  expenses.......               76,999       94,620    12,207    3,386   12,264     1,547       226,511       85,242       78,436
 Current portion
  of unearned
  revenue........                   --      334,515   151,749   10,107   61,002     7,039       750,266       33,732       34,642
 Income tax
  payable........                   --           --        --       --       --        --            --           --           --
 Line of credit..                   --      200,000    75,000       --       --    41,499            --      375,000           --
 Current portion
  of long-term
  debt...........                   --       64,744    32,829       --   38,246    72,946       841,706      475,108           --
 Current portion
  of capital
  lease
  obligations....                   --       37,584        --       --       --     4,177       480,747           --       10,119
 Other current
  liabilities....                   --       13,133        --       --   14,139        --        11,200      629,481           --
 Due to
  affiliates/stockholders..         --      104,682        --       --   24,484        --       392,668       27,500    1,198,618
                              --------   ----------  -------- -------- --------  --------  ------------  -----------  -----------
  Total current
   liabilities ..              324,249      961,441   344,900   32,429  161,947   189,324     3,775,172    2,071,102    1,409,383
 Deferred tax
  liability......                   --           --        --       --       --        --            --           --           --
 Long-term debt,
  net of current
  portion........                   --    1,045,443   199,357       --   20,415   144,026     1,502,909    2,630,188           --
 Capital lease
  obligations,
  net of current
  portion........                   --           --        --       --       --    41,023       315,727           --       10,939
 Other
  liabilities....                   --           --        --       --       --        --         3,040           --           --
 Stock
  appreciation
  rights
  liability......                   --           --        --       --       --        --     5,080,312           --           --
                              --------   ----------  -------- -------- --------  --------  ------------  -----------  -----------
  Total
   liabilities ..              324,249    2,006,884   544,257   32,429  182,362   374,373    10,677,160    4,701,290    1,420,322
 Stockholders'
  equity
  (deficit)
 Preferred
  stock..........                   --           --        --       --       --        --            --           --           --
 Common stock....                4,750       12,100     2,050       --   45,000     3,000     4,023,734           --           --
 Additional paid-
  in capital.....               42,750       52,469    30,145      100       --    19,065        18,721           --           --
 Partners'
  capital........                   --      515,614        --      600       --        --            --    2,195,927           --
 Retained
  earnings
  (accumulated
  deficit).......              (76,999)    (154,344)   59,312   70,935  386,627   (59,263)  (10,148,117)  (3,263,817)  (1,071,679)
 Stock
  subscription
  receivable.....              (20,000)          --        --       --       --        --            --           --           --
                              --------   ----------  -------- -------- --------  --------  ------------  -----------  -----------
  Total
   stockholders'
   equity
   (deficit).. ..              (49,499)     425,839    91,507   71,635  431,627   (37,198)   (6,105,662)  (1,067,890)  (1,071,679)
                              --------   ----------  -------- -------- --------  --------  ------------  -----------  -----------
 Total
  liabilities and
  stockholders'
  equity.........             $274,750   $2,432,723  $635,764 $104,064 $613,989  $337,175  $  4,571,498  $ 3,633,400  $   348,643
                              ========   ==========  ======== ======== ========  ========  ============  ===========  ===========
                              ZOOMNET   PALM.NET
                             ---------- --------
      ASSETS
 Cash and cash
  equivalents....            $   35,721 $ 47,298
 Accounts
  receivable,
  net............                32,638    5,796
 Inventory.......                    --       --
 Prepaid
  expenses.......                   650    2,535
 Other current
  assets.........                    --    2,216
 Deferred
  financing
  costs..........                    --       --
 Deferred tax
  asset..........                69,030       --
                             ---------- --------
  Total current
   assets..... ..               138,039   57,845
 Property and
  equipment,
  net............               814,132  134,385
 Goodwill and
  Intangibles,
  net............               232,800       --
 Deferred tax
  asset..........                    --       --
 Due from
  affiliates/stockholders..          --   17,651
 Other assets....                 8,766       --
                             ---------- --------
  Total assets ..            $1,193,737 $209,881
                             ========== ========
 LIABILITIES AND
SOCKHOLDERS'TEQUITY
 Accounts
  payable........            $  142,196 $ 24,468
 Accrued
  expenses.......                18,146       --
 Current portion
  of unearned
  revenue........                46,066   58,636
 Income tax
  payable........                98,664       --
 Line of credit..                    --       --
 Current portion
  of long-term
  debt...........               182,035       --
 Current portion
  of capital
  lease
  obligations....                36,625       --
 Other current
  liabilities....                    --       --
 Due to
  affiliates/stockholders..     284,301       --
                             ---------- --------
  Total current
   liabilities ..               808,033   83,104
 Deferred tax
  liability......                53,522       --
 Long-term debt,
  net of current
  portion........               131,448       --
 Capital lease
  obligations,
  net of current
  portion........                 4,880       --
 Other
  liabilities....                 1,260       --
 Stock
  appreciation
  rights
  liability......                    --       --
                             ---------- --------
  Total
   liabilities ..               999,143   83,104
 Stockholders'
  equity
  (deficit)
 Preferred
  stock..........                    --       --
 Common stock....                15,000      100
 Additional paid-
  in capital.....                55,000      400
 Partners'
  capital........                    --       --
 Retained
  earnings
  (accumulated
  deficit).......               124,594  126,277
 Stock
  subscription
  receivable.....                    --       --
                             ---------- --------
  Total
   stockholders'
   equity
   (deficit).. ..               194,594  126,777
                             ---------- --------
 Total
  liabilities and
  stockholders'
  equity.........            $1,193,737 $209,881
                             ========== ========

      See Notes to the Unaudited Pro Forma Combined Financial Statements.

                               ONEMAIN.COM, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998

                                                                                               PRO FORMA
             MIDWEST    INTERNET                                                              TRANSACTIONS   PRO FORMA
   IAG       INTERNET   SOLUTIONS    FGI       INDYNET   LIGHTSPEED     JPS       COMBINED    ADJUSTMENTS     COMBINED
---------   ----------  --------- ----------  ---------- ----------  ----------  -----------  ------------  ------------
$  33,109   $  202,579  $ 52,134  $   61,709  $   30,606 $   63,546  $1,416,760  $ 2,603,263  $         --  $  2,603,263
   68,405      204,049    21,275      13,675     356,806    218,549     135,859    1,642,295            --     1,642,295
       --           --        --       1,945          --         --          --      130,967            --       130,967
       --           --        --       2,870          --      2,029          --      123,995            --       123,995
    9,490        1,687     7,877       5,378          --     23,184     480,328      669,583            --       669,583
       --           --        --          --          --         --          --      247,250            --       247,250
       --           --        --          --          --         --          --       69,030            --        69,030
---------   ----------  --------  ----------  ---------- ----------  ----------  -----------  ------------  ------------
  111,004      408,315    81,286      85,577     387,412    307,308   2,032,947    5,486,383            --     5,485,383
  235,996      513,845   252,771     495,518     787,096  1,223,437     787,437   12,759,644            --    12,759,644
       --           --   268,318     585,204          --         --          --    4,265,911   176,470,384   180,736,295
       --           --        --         405          --         --          --          405       402,590       402,995
  100,151           --        --          --          --         --     264,325      382,127            --       382,127
       --        2,586        --          --      37,250     15,262      42,303      486,907            --       486,907
---------   ----------  --------  ----------  ---------- ----------  ----------  -----------  ------------  ------------
$ 447,151   $  924,746  $602,375  $1,166,704  $1,211,758 $1,546,007  $3,127,012  $23,381,377  $176,872,974  $200,254,351
=========   ==========  ========  ==========  ========== ==========  ==========  ===========  ============  ============
$ 158,859   $  196,823  $  8,275  $   30,237  $  115,244 $   32,088  $  191,263  $ 3,029,526  $         --  $  3,029,526
       --       28,784    59,413       9,950      22,753     48,949     381,944    1,161,151            --     1,161,151
  186,459       71,982    87,671     143,658          --    436,105   4,268,750    6,682,379            --     6,682,379
       --           --        --          --          --         --          --       98,664            --        98,664
       --           --        --          --      98,500         --          --      789,999      (616,499)      173,500
   28,354      634,088   134,736          --      22,230         --          --    2,527,022    (2,126,269)      400,753
   67,107      104,960        --          --          --         --          --      741,319            --       741,319
       --       18,046     4,175          --      12,625         --          --      702,799            --       702,799
       --        7,485   150,000     678,715          --     69,194   1,107,572    4,045,219    65,939,106    69,984,325
---------   ----------  --------  ----------  ---------- ----------  ----------  -----------  ------------  ------------
  440,779    1,062,168   444,270     862,560     271,352    586,336   5,949,529   19,778,078    63,196,338    82,974,416
       --           --        --          --          --         --          --       53,522       151,534       205,056
  160,778      102,402        --          --      12,021         --          --    5,948,987    (4,026,851)    1,922,136
   95,581       79,682        --          --          --         --          --      547,832            --       547,832
       --           --        --          --          --         --          --        4,300            --         4,300
       --           --        --          --          --         --                5,080,312            --     5,080,312
---------   ----------  --------  ----------  ---------- ----------  ----------  -----------  ------------  ------------
  697,138    1,244,252   444,270     862,560     283,373    586,336   5,949,529   31,413,031    59,321,021    90,734,052
       --           --        --     406,000          --         --          --      406,000      (406,000)           --
      100          100        --      53,089      87,503    874,751      12,582    5,133,859    (5,123,022)       10,837
   17,570           --        --          --          --  1,430,962          --    1,667,182   107,939,279   109,606,461
       --           --   191,863          --          --         --          --    2,904,004    (2,904,004)           --
 (267,657)    (319,606) (33,758)    (154,945)    840,882 (1,346,042) (2,835,099) (18,122,699)   18,045,700       (76,999)
       --           --        --          --          --         --          --      (20,000)           --       (20,000)
---------   ----------  --------  ----------  ---------- ----------  ----------  -----------  ------------  ------------
 (249,987)    (319,506)  158,105     304,144     928,385    959,671  (2,822,517)  (8,031,654)  117,551,953   109,520,299
---------   ----------  --------  ----------  ---------- ----------  ----------  -----------  ------------  ------------
$ 447,151   $  924,746  $602,375  $1,166,704  $1,211,758 $1,546,007  $3,127,012  $23,381,377  $176,872,974  $200,254,351
=========   ==========  ========  ==========  ========== ==========  ==========  ===========  ============  ============
  PRO FORMA
  OFFERING
 ADJUSTMENTS
  (SEE NOTE        AS
     3)         ADJUSTED
 ------------ -------------
 $35,001,474  $ 37,604,737
          --     1,642,295
          --       130,967
          --       123,995
          --       669,583
          --       247,250
          --        69,030
 ------------ -------------
  35,001,474    40,487,857
          --    12,759,644
          --   180,736,295
          --       402,995
          --       382,127
          --       486,907
 ------------ -------------
 $35,001,474  $235,255,825
 ============ =============
 $        --  $  3,029,526
          --     1,161,151
          --     6,682,379
          --        98,664
    (173,500)           --
    (400,753)           --
          --       741,319
          --       702,799
 (69,984,325)           --
 ------------ -------------
 (70,558,578)   12,415,838
          --       205,056
  (1,922,136)           --
          --       547,832
          --         4,300
  (5,080,312)           --
 ------------ -------------
 (77,561,026)   13,173,026
          --            --
          --        10,837
 112,562,500   222,168,961
          --            --
          --       (76,999)
          --       (20,000)
 ------------ -------------
 112,562,500   222,082,799
 ------------ -------------
 $35,001,474  $235,255,825
 ============ =============

      See Notes to the Unaudited Pro Forma Combined Financial Statements.

                               ONEMAIN.COM, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                                         UNITED
                                                                                         STATES
                    ONEMAIN.COM  SUPERNET    SUNLINK    LEBANET  SOUTHWIND   HORIZON    INTERNET       IPA        NETROX
                    ----------- ----------  ----------  -------- ----------  --------  -----------  ----------  ----------
REVENUES:
 Access revenues..   $     --   $3,548,341  $1,016,954  $149,257 $1,411,678  $732,993  $ 5,873,612  $3,005,105  $  888,361
 Other revenues...         --      276,042          --    66,791     92,778    58,330      387,703          --     174,240
                     --------   ----------  ----------  -------- ----------  --------  -----------  ----------  ----------
 Total revenues...         --    3,824,383   1,016,954   216,048  1,504,456   791,323    6,261,315   3,005,105   1,062,601
COST AND EXPENSES:
 Cost of access
  revenues........         --    1,517,662     418,669    65,642    763,820   297,133    3,033,841   1,803,634     306,439
 Cost of other
  revenues........         --      152,679          --    28,001     14,526    42,006      199,830          --      76,952
 Operations and
  customer
  support.........         --      313,000     360,859    15,084     72,250    97,934    4,417,998     853,956     240,492
 Sales and
  marketing.......         --      345,716      69,068       448     50,411    14,162      820,305     132,339     361,547
 General and
  administrative..     76,999      827,936     128,341    16,741    218,602   267,253    1,244,879     347,519     225,512
 Amortization.....         --       23,681          --        --         --       501      167,256      92,335          --
 Depreciation.....         --      224,992      93,854    17,771    114,219    46,045      576,082     345,407      91,163
                     --------   ----------  ----------  -------- ----------  --------  -----------  ----------  ----------
 Total cost and
  expenses........     76,999    3,405,666   1,070,791   143,687  1,233,828   765,034   10,460,191   3,575,190   1,302,105
                     --------   ----------  ----------  -------- ----------  --------  -----------  ----------  ----------
Income (loss) from
 operations.......    (76,999)     418,717     (53,837)   72,361    270,628    26,289   (4,198,876)   (570,085)   (239,504)
OTHER INCOME
 (EXPENSE):
 Interest income..         --          367          --        --        328        --       30,234          --          --
 Interest
  expense.........         --      (78,176)    (11,983)       --    (10,645)  (14,001)    (218,758)   (178,994)    (64,293)
 Other income
  (expense), net..         --      (52,070)         --        --         --        --     (190,127)         --          --
                     --------   ----------  ----------  -------- ----------  --------  -----------  ----------  ----------
Income before
 provision
 (benefit) for
 income taxes.....    (76,999)     288,838     (65,820)   72,361    260,311    12,288   (4,577,527)   (749,079)   (303,797)
Provision
 (benefit) for
 income taxes.....         --           --          --        --         --        --           --          --          --
                     --------   ----------  ----------  -------- ----------  --------  -----------  ----------  ----------
Net income
 (loss)...........   $(76,999)  $  288,838  $  (65,820) $ 72,361 $  260,311  $ 12,288  $(4,577,527) $ (749,079) $ (303,797)
                     ========   ==========  ==========  ======== ==========  ========  ===========  ==========  ==========

      See Notes to the Unaudited Pro Forma Combined Financial Statements.

                               ONEMAIN.COM, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998


                                  MIDWEST    INTERNET                                                                TRANSACTIONS
 ZOOMNET    PALM.NET     IAG      INTERNET   SOLUTIONS     FGI       INDYNET    LIGHTSPEED     JPS       COMBINED    ADJUSTMENTS
----------  --------  ---------- ----------  ---------  ----------  ----------  ----------  ----------  -----------  ------------
$1,311,615  $431,704  $1,005,402 $3,081,775  $667,856   $1,170,221  $2,176,760  $3,479,935  $5,913,748  $35,865,317  $         --
     5,164    23,911      84,368    133,998     4,695      141,586      65,346      41,695      28,986    1,585,633            --
----------  --------  ---------- ----------  --------   ----------  ----------  ----------  ----------  -----------  ------------
 1,316,779   455,615   1,089,770  3,215,773   672,551    1,311,807   2,242,106   3,521,630   5,942,734   37,450,950            --
   547,501   108,770     407,014    997,255   229,221      559,819     898,970   1,326,932   2,400,345   15,682,667            --
        --        --      20,980         --        --      104,942      36,546      20,881          --      697,343            --
   223,949   101,189     517,803    395,854   129,395       72,119     384,696     488,987   1,054,502    9,740,067    (3,316,955)
   172,025        --      27,898    372,897    33,700      175,953     232,104     560,572     809,743    4,178,888            --
   114,810   103,695     187,003    460,873   118,485      271,497     257,687     719,031   2,300,454    7,887,317     2,394,880
        --        --          --         --    19,703       13,936         596       6,732      85,466      410,206    13,256,210
   144,519    24,980      41,527    297,798    42,089       56,350     116,669     479,267      88,729    2,801,461            --
----------  --------  ---------- ----------  --------   ----------  ----------  ----------  ----------  -----------  ------------
 1,202,804   338,634   1,202,225  2,524,677   572,593    1,254,616   1,927,268   3,602,402   6,739,239   41,397,949    12,334,135
----------  --------  ---------- ----------  --------   ----------  ----------  ----------  ----------  -----------  ------------
   113,975   116,981   (112,455)    691,096    99,958       57,191     314,838     (80,772)   (796,505)  (3,946,999)  (12,334,135)
        --     2,075         932         --       208        1,185         100       1,506      32,339       69,274            --
   (34,275)   (6,199)   (26,828)    (76,205)  (11,827)        (654)    (11,298)         --      (4,175)    (748,311)      748,311
        --        --          --        420        --        3,931     (10,061)         --          --     (247,907)           --
----------  --------  ---------- ----------  --------   ----------  ----------  ----------  ----------  -----------  ------------
    79,700   112,857   (138,351)    615,311    88,339       61,653     293,579     (79,266)   (768,341)  (4,873,943)  (11,585,824)
    31,939        --          --         --        --        9,603          --          --          --       41,542       147,910
----------  --------  ---------- ----------  --------   ----------  ----------  ----------  ----------  -----------  ------------
$   47,761  $112,857  $(138,351) $  615,311  $ 88,339   $   52,050  $  293,579  $  (79,266) $ (768,341) $(4,915,485) $(11,733,734)
==========  ========  ========== ==========  ========   ==========  ==========  ==========  ==========  ===========  ============
  PRO FORMA
   ADJUSTED
 -------------
 $ 35,865,317
    1,585,633
 -------------
   37,450,950
   15,682,667
      697,343
    6,423,112
    4,178,888
   10,282,197
   13,666,416
    2,801,461
 -------------
   53,732,084
 -------------
  (16,281,134)
       69,274
           --
     (247,907)
 -------------
  (16,459,767)
      189,452
 -------------
  (16,649,219)
 =============

      See Notes to the Unaudited Pro Forma Combined Financial Statements.

                               ONEMAIN.COM, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                                                            UNITED
                                                                                            STATES
                         ONEMAIN.COM  SUPERNET   SUNLINK   LEBANET  SOUTHWIND   HORIZON    INTERNET      IPA       NETROX
                         ----------- ----------  --------  -------- ----------  --------  ----------  ----------  --------
REVENUES:
 Access revenues........    $ --     $1,968,930  $532,684  $126,409 $  937,937  $251,585  $3,936,413  $1,231,776  $681,344
 Other revenues.........      --        236,339     5,615     2,920     95,286    50,047     339,618          --   187,582
                            ----     ----------  --------  -------- ----------  --------  ----------  ----------  --------
   Total revenues.......      --      2,205,269   538,299   129,329  1,033,223   301,632   4,276,031   1,231,776   868,926
COST AND EXPENSES:
 Cost of access
  revenues..............      --        945,988   144,693    59,442    455,422   127,154   1,591,121     721,820   204,143
 Cost of other
  revenues..............      --        155,804     5,435     1,592      8,777    36,795     311,808          --    18,890
 Operations and
  customer support......      --        232,383   133,192    14,993     45,227    18,508   1,087,428     561,470   190,567
 Sales and marketing....      --        172,060    24,299       853     33,234     5,017     606,545     120,934   274,764
 General and
  administrative........      --        424,399    72,696    11,041    140,427   121,063     656,151      95,578   172,981
 Amortization...........      --            412        --        --         --       504      93,534      52,797        --
 Depreciation - non
  operating equipment...      --        115,650    48,230    14,003     81,163    16,190     278,212     384,196    64,067
                            ----     ----------  --------  -------- ----------  --------  ----------  ----------  --------
   Total cost and
    expenses............      --      2,046,696   428,545   101,924    764,250   325,231   4,624,799   1,936,795   925,412
                            ----     ----------  --------  -------- ----------  --------  ----------  ----------  --------
Income (loss) from
 operations.............      --        158,573   109,754    27,405    268,973   (23,599)   (348,768)   (705,019)  (56,486)
OTHER INCOME (EXPENSE):
 Interest income........      --            344        --        --      3,843        --       2,251          --        --
 Interest expense.......      --        (50,442)   (8,011)       --     (8,733)   (2,373)   (222,479)   (153,863)  (32,352)
 Other income
  (expense), net........      --        (12,667)       --        --         --        --      18,423      24,750        --
                            ----     ----------  --------  -------- ----------  --------  ----------  ----------  --------
Income before provision
 (benefit) for income
 taxes..................      --         95,808   101,743    27,405    264,083   (25,972)   (550,573)   (834,132)  (88,838)
Provision (benefit) for
 income taxes...........      --             --        --        --         --        --          --          --        --
                            ----     ----------  --------  -------- ----------  --------  ----------  ----------  --------
Net income (loss).......    $ --     $   95,808  $101,743  $ 27,405 $  264,083  $(25,972) $ (550,573) $ (834,132) $(88,838)
                            ====     ==========  ========  ======== ==========  ========  ==========  ==========  ========


      See Notes to the Unaudited Pro Forma Combined Financial Statements.

                               ONEMAIN.COM, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                                 MIDWEST    INTERNET                                                              TRANSACTIONS
 ZOOMNET    PALM.NET    IAG      INTERNET   SOLUTIONS    FGI      INDYNET    LIGHTSPEED     JPS       COMBINED    ADJUSTMENTS
 --------   --------  --------  ----------  ---------  --------  ----------  ----------  ----------  -----------  ------------
 $571,406   $294,319  $682,525  $1,826,309  $287,581   $689,481  $1,501,049  $2,071,459  $1,043,197  $18,634,404  $         --
       --     18,656   166,667     153,342        --     71,295      40,748      14,641      14,008    1,396,764            --
 --------   --------  --------  ----------  --------   --------  ----------  ----------  ----------  -----------  ------------
  571,406    312,975   849,192   1,979,651   287,581    760,776   1,541,797   2,086,100   1,057,205   20,031,168            --
  187,030     92,780   238,326     759,232   107,429    293,935     320,620     998,384     513,496    7,761,015            --
       --         --    72,686          --        --     35,283      20,057       4,584          --      671,711            --
  120,778     72,714   343,375     380,154    22,100     49,685     263,357     424,611          --    3,960,542       449,145
   41,229         --    27,400     135,243     7,259     99,362     143,847     626,939     129,344    2,448,329            --
   52,387     64,741   122,162     310,570   122,777    240,620     147,946     623,788     729,551    4,108,878     2,929,830
       --         --        --          --        --      9,465          --          --      13,568      170,280    13,256,210
   68,988     16,703    19,224     266,410    22,056     48,511     154,602     298,114      32,855    1,929,174            --
 --------   --------  --------  ----------  --------   --------  ----------  ----------  ----------  -----------  ------------
  470,412    246,938   823,173   1,851,609   281,621    776,861   1,050,429   2,976,420   1,418,814   21,049,929    16,635,185
 --------   --------  --------  ----------  --------   --------  ----------  ----------  ----------  -----------  ------------
  100,994     66,037    26,019     128,042     5,960    (16,085)    491,368    (890,320)   (361,609)  (1,018,761)  (16,635,185)
       --        116        87          --        56     (1,014)         --       1,062       4,080       10,825            --
  (10,154)    (8,053)  (17,378)    (80,751)   (5,988)        --      (2,220)         --        (989)    (603,786)      603,786
       --       (132)       --        (448)       --      5,835      (9,319)         --          --       26,442            --
 --------   --------  --------  ----------  --------   --------  ----------  ----------  ----------  -----------  ------------
   90,840     57,968     8,728      46,843        28    (11,264)    479,829    (889,258)   (358,518)  (1,585,280)  (16,031,399)
   36,322         --        --          --        --     16,239          --          --          --       52,561       212,296
 --------   --------  --------  ----------  --------   --------  ----------  ----------  ----------  -----------  ------------
 $ 54,518   $ 57,968  $  8,728  $   46,843  $     28   $(27,503) $  479,829  $ (889,258) $ (358,518) $(1,637,841) $(16,243,695)
 ========   ========  ========  ==========  ========   ========  ==========  ==========  ==========  ===========  ============
  PRO FORMA
   ADJUSTED
 -------------
 $ 18,634,404
    1,396,764
 -------------
   20,031,168
    7,761,015
      671,711
    4,409,687
    2,448,329
    7,038,708
   13,426,490
    1,929,174
 -------------
   37,685,114
 -------------
  (17,653,946)
       10,825
           --
       26,442
 -------------
  (17,616,679)
      264,857
 -------------
 $(17,881,536)
 =============


      See Notes to the Unaudited Pro Forma Combined Financial Statements.

                               ONEMAIN.COM, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                                                                          UNITED
                                                                                          STATES
                      ONEMAIN.COM  SUPERNET   SUNLINK   LEBANET   SOUTHWIND   HORIZON    INTERNET       IPA        NETROX
                      ----------- ----------  --------  --------  ----------  --------  ----------  -----------  ----------
REVENUES:
 Access revenues.....    $ --     $2,813,020  $786,324  $179,764  $1,317,530  $376,357  $5,606,745   $1,856,801  $  976,912
 Other revenues......      --        319,127    11,913    19,807     120,318    58,258     394,920           --     220,065
                         ----     ----------  --------  --------  ----------  --------  ----------  -----------  ----------
   Total revenues....      --      3,132,147   798,237   199,571   1,437,848   434,615   6,001,665    1,856,801   1,196,977
COST AND EXPENSES:
 Cost of access
  revenues...........      --      1,311,768   230,379   105,898     641,868   189,690   2,201,138    1,087,980     371,743
 Cost of other
  revenues...........      --        213,763    11,531     1,888      12,605    42,564     458,586           --      49,327
 Operations and
  customer support...      --        333,424   211,712    19,928      56,536    31,103     888,988      773,336     274,089
 Sales and
  marketing..........      --        234,316    33,625     1,949      46,598     7,531     787,922      173,015     451,138
 General and
  administrative.....      --        606,341    97,100    16,310     199,560   191,032   1,436,137      271,416     257,749
 Amortization........      --            550        --        --          --       671     132,612       77,986          --
 Depreciation........      --        194,218    64,307    18,670     115,495    25,093     485,103      452,170      89,272
                         ----     ----------  --------  --------  ----------  --------  ----------  -----------  ----------
   Total cost and
    expenses.........      --      2,894,380   648,654   164,643   1,072,662   487,684   6,390,486    2,835,903   1,493,318
                         ----     ----------  --------  --------  ----------  --------  ----------  -----------  ----------
Income (loss) from
 operations..........      --        237,767   149,583    34,928     365,186   (53,069)   (388,821)    (979,102)   (296,341)
OTHER INCOME
 (EXPENSE):
 Interest income.....      --            517        --        --       5,464        --       7,307           --          --
 Interest expense....      --        (69,622)  (10,682)       --     (11,665)   (3,785)   (297,655)    (218,936)    (59,181)
 Other income
  (expense), net.....      --        (13,223)       --       (15)         --        --      32,997       24,750          --
                         ----     ----------  --------  --------  ----------  --------  ----------  -----------  ----------
Income before
 provision (benefit)
 for income taxes....      --        155,439   138,901    34,913     358,985   (56,854)   (646,172)  (1,173,288)   (355,522)
Provision (benefit)
 for income taxes....      --             --        --        --          --        --          --           --          --
                         ----     ----------  --------  --------  ----------  --------  ----------  -----------  ----------
Net income (loss)....    $ --     $  155,439  $138,901  $ 34,913  $  358,985  $(56,854) $ (646,172) $(1,173,288) $ (355,522)
                         ====     ==========  ========  ========  ==========  ========  ==========  ===========  ==========


      See Notes to the Unaudited Pro Forma Combined Financial Statements.

                               ONEMAIN.COM, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                  MIDWEST    INTERNET
 ZOOMNET   PALM.NET     IAG       INTERNET   SOLUTIONS     FGI       INDYNET    LIGHTSPEED      JPS       COMBINED
 --------  --------  ----------  ----------  ---------  ----------  ----------  -----------  ----------  -----------
 $854,779  $406,811  $  947,952  $2,580,718  $443,424   $  968,697  $2,004,474  $ 3,070,875  $2,060,390  $27,251,573
    2,840    25,600     231,482     220,426     2,633      113,807     101,816       15,026      14,008    1,872,046
 --------  --------  ----------  ----------  --------   ----------  ----------  -----------  ----------  -----------
  857,619   432,411   1,179,434   2,801,144   446,057    1,082,504   2,106,290    3,085,901   2,074,398   29,123,619
  262,710   138,535     331,901     937,102   162,731      426,168     725,579    1,528,309   1,121,368   11,774,867
       --        --     100,953          --        --       70,064      27,064        8,741          --      997,086
  178,210   100,690     476,910     454,675    53,105       71,580     357,454      611,673          --    4,893,413
   68,460        --      38,055     198,937    19,961      150,090     197,944      818,782     294,841    3,523,164
   84,087    90,153     169,671     572,598   157,507      348,921     200,806      860,563   1,573,726    7,133,677
       --        --          --         --      8,313       12,618          --        1,496      24,681      258,927
  102,602    23,202      25,807     355,213    32,700       64,682     137,431      499,196      52,428    2,737,589
 --------  --------  ----------  ----------  --------   ----------  ----------  -----------  ----------  -----------
  696,069   352,580   1,143,297   2,518,525   434,317    1,144,123   1,646,278    4,328,760   3,067,044   31,318,723
 --------  --------  ----------  ----------  --------   ----------  ----------  -----------  ----------  -----------
  161,550    79,831      36,137     282,619    11,740      (61,619)    460,012   (1,242,859)   (992,646)  (2,195,104)
       --       170         121         --        277        2,335          --        1,510       8,911       26,612
 (18,144)   (11,541)    (24,136)   (102,004)  (12,794)      (3,906)     (4,045)          --      (8,932)    (857,028)
       --    (4,127)         --      37,269        --        6,451     (49,233)     (25,427)         --        9,442
 --------  --------  ----------  ----------  --------   ----------  ----------  -----------  ----------  -----------
  143,406    64,333      12,122     217,884      (777)     (56,739)    406,734   (1,266,776)   (992,667)  (3,016,078)
   57,341        --          --         --         --        9,603          --           --          --       66,944
 --------  --------  ----------  ----------  --------   ----------  ----------  -----------  ----------  -----------
 $ 86,065  $ 64,333  $   12,122  $  217,884  $   (777)  $  (66,342) $  406,734  $(1,266,776) $ (992,667) $(3,083,022)
 ========  ========  ==========  ==========  ========   ==========  ==========  ===========  ==========  ===========
 TRANSACTIONS   PRO FORMA
 ADJUSTMENTS     ADJUSTED
 ------------- -------------
 $         --  $ 27,251,573
           --     1,872,046
 ------------- -------------
           --    29,123,619
           --    11,774,867
           --       997,086
      598,861     5,492,274
           --     3,523,164
    3,770,513    10,904,190
   17,674,946    17,933,873
           --     2,737,589
 ------------- -------------
   22,044,320    53,363,043
 ------------- -------------
  (22,044,320)  (24,239,424)
           --        26,612
      857,028           --
           --         9,442
 ------------- -------------
  (21,187,292)  (24,203,370)
      195,697       262,641
 ------------- -------------
 $(21,382,989) $(24,466,011)
 ============= =============


      See Notes to the Unaudited Pro Forma Combined Financial Statements.

                               ONEMAIN.COM, INC.

         NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1--GENERAL

  OneMain.com, Inc. (the "Company") was founded in August, 1998 to create a national consolidator and integrator of regional Internet access providers. The Company has conducted limited operations to date and will acquire the ISPs concurrently with the closing of this IPO.

  The historical financial statements reflect the financial position and results of operations of the Company and the ISPs and were derived from the Company and the respective ISPs' financial statements as indicated. The unaudited pro forma combined financial statements include the results of operations of the ISPs as of and for the nine months ended September 30, 1998. The unaudited historical financial statements included elsewhere herein have been included in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 80.

NOTE 2--ACQUISITION OF ISP'S

  Concurrent with this IPO, the Company will acquire either all of the outstanding capital stock or substantially all of the assets of the ISPs. The acquisitions will be accounted for using the purchase method of accounting with the Company being treated as the accounting acquiror.

  The following table sets forth the consideration to be paid (the "Purchase Consideration") (a) in cash and (b) in shares of Common Stock to the owners of each of the ISPs, and the allocation of the consideration to the fair values of the net assets acquired and resulting goodwill. For purposes of computing the estimated purchase price for accounting purposes, the value of shares is determined using an estimated fair value of $18 per share, which represents a discount of 10% from the assumed IPO price of $20 per share, due to restrictions on the sale and transferability of the shares issued. The total Purchase Consideration does not reflect contingent consideration related to earn out arrangements included in the definitive agreements for certain ISPs. These arrangements provide for the Company to pay additional consideration, contingent upon certain operational and earnings margin requirements, which shall be generally equal to 10% to 20%, or in the case of JPS.Net Corporation, 50% of the amount by which total revenues for the ISP for the 12 months ending June 30, 1999 exceeds the annualized revenues for the ISP for the three months ended June 30, 1998 (or, in the case of JPS.Net Corporation, the amount by which its total revenues for the 12 months ending September 30, 1999 exceeds its annualized revenues for the three months ended September 30, 1998) after giving effect to certain adjustments. The amount of the additional consideration will be payable in either cash or the Company's common stock at the option of the Company.

  The purchase price has been allocated to the Company's historical assets and liabilities based on their respective carrying values, as these carrying values are deemed to represent fair market values of these assets and liabilities. Additionally, adjustments have been made for debt and other liabilities not assumed and the establishment of a deferred income tax liabilities and assets related to the transaction for purposes of determining the excess of the purchase price over the fair value of the net assets acquired. The allocation of the purchase

                               ONEMAIN.COM, INC.

price is considered preliminary until such time as the consummation of the Transactions. The Company does not anticipate that the final allocation of purchase price will differ significantly from that presented herein. Contingent consideration payments, if any, will be accounted for as additional purchase price.

  The following table reflects the consideration to be paid in cash and shares of common stock, the allocation of the consideration to net assets acquired and resulting goodwill as of September 30, 1998, assuming an initial public offering price per share of $18.00.

                                       SHARES OF     VALUE OF       TOTAL     NET ASSETS
                             CASH     COMMON STOCK    SHARES    CONSIDERATION  ACQUIRED      GOODWILL
                          ----------- ------------ ------------ ------------- -----------  ------------
SuperNet................  $ 7,100,329    666,438   $ 11,995,884 $ 19,096,213  $ 1,840,708  $ 17,255,505
SunLink.................    1,047,945    214,240      3,856,320    4,904,265      323,688     4,580,577
LebaNet.................      210,336     21,034        378,612      588,948       62,958       525,990
SouthWind...............    2,062,200    207,500      3,735,000    5,797,200      476,840     5,320,360
Horizon.................    1,044,722    136,500      2,457,000    3,501,722      207,208     3,294,514
United States Internet..   13,285,860  1,226,414     22,075,452   35,361,312   (6,105,662)   41,466,974
IPA.....................    7,818,640    368,136      6,626,448   14,445,088    2,439,906    12,005,182
Netrox..................    2,512,595    144,200      2,595,600    5,108,195      411,400     4,696,795
ZoomNet.................    2,524,303    200,850      3,615,300    6,139,603      688,432     5,451,171
Palm.Net................    1,346,289     15,310        275,580    1,621,869      140,960     1,480,909
IAG.....................    1,032,948    156,550      2,817,900    3,850,848     (249,987)    4,100,835
Midwest Internet........    3,185,833    550,280      9,905,040   13,090,873     (283,424)   13,374,297
Internet Solutions......    1,450,370    101,320      1,823,760    3,274,130      126,383     3,147,747
FGI.....................    2,217,169    244,173      4,395,114    6,612,283      304,144     6,308,139
Indynet.................    3,900,076    390,008      7,020,144   10,920,220      869,248    10,050,972
Lightspeed..............    6,895,098    548,400      9,871,200   16,766,298    1,262,423    15,503,875
JPS.....................    8,958,580    895,858     16,125,444   25,084,024   (2,822,517)   27,906,541
                          -----------  ---------   ------------ ------------  -----------  ------------
   Total................  $66,593,293  6,087,211   $109,569,798 $176,163,091  $  (307,292) $176,470,383
                          ===========  =========   ============ ============  ===========  ============

  The purchase price will be allocated to the Company's historical assets and liabilities based on their respective carrying values, as these carrying values are deemed to represent fair market value of the assets and liabilities. Additionally, adjustments have been made for assets not acquired, debt and other not assumed liabilities and the establishment of a deferred income tax liabilities and assets related to the transaction for the purposes of determining the excess of the purchase price over the fair value of the net assets acquired. The allocation of the purchase price is considered preliminary until such time as the closing of the transaction and consummation of the Transactions. The Company does not expect that the final allocation of the purchase price will differ significantly from that presented herein. Contingent consideration payments, if any, will be accounted for as additional purchase price.

                               ONEMAIN.COM, INC.

NOTE 3--UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

  The following table summarizes unaudited pro forma combined balance sheet adjustments.

                                TRANSACTIONS ADJUSTMENTS          PRO FORMA            OFFERING ADJUSTMENTS
                            -----------------------------------  TRANSACTIONS  --------------------------------------
                                (A)        (B)         (C)       ADJUSTMENTS       (D)          (E)          (F)
                            -----------  --------  ------------  ------------  ------------ -----------  ------------
ASSETS
 Cash and cash
  equivalents.....          $       --   $    --   $        --   $        --   $112,562,500 $(7,576,701) $(69,984,325)
 Accounts
  receivable,
  net.............                  --        --            --            --            --          --            --
 Inventory........                  --        --            --            --            --          --            --
 Prepaid
  expenses........                  --        --            --            --            --          --            --
 Other current
  assets..........                  --        --            --            --            --          --            --
 Deferred
  financing
  costs...........                  --        --            --            --            --          --            --
 Deferred tax
  asset...........                  --        --            --            --            --          --            --
                            -----------  --------  ------------  ------------  ------------ -----------  ------------
 Total current
  assets..........                  --        --            --            --    112,562,500  (7,576,701)  (69,984,325)
 Property and
  equipment, net..                  --        --            --            --            --          --            --
 Goodwill and
  intangibles,
  net.............                  --   (251,056)  176,721,440   176,470,384           --          --            --
 Deferred tax
  asset...........                  --    402,590           --        402,590           --          --            --
 Due from
  affiliates/stockholders..         --        --            --            --            --          --            --
 Other assets.....                  --        --            --            --            --          --            --
                            -----------  --------  ------------  ------------  ------------ -----------  ------------
 Total assets.....          $       --   $151,534  $176,721,440  $176,872,974  $112,562,500 $(7,576,701) $(69,984,325)
                            ===========  ========  ============  ============  ============ ===========  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
 Accounts
  payable.........          $       --   $    --   $        --   $        --   $        --  $       --   $        --
 Accrued
  expenses........                  --        --            --            --            --          --            --
 Current portion
  of unearned
  revenue.........                  --        --            --            --            --          --            --
 Income tax
  payable.........                  --        --            --            --            --          --            --
 Line of credit...                  --        --       (616,499)     (616,499)          --     (173,500)          --
 Current portion
  of long-term
  debt............                  --        --     (2,126,269)   (2,126,269)          --     (400,753)          --
 Current portion
  of capital lease
  obligations.....                  --        --            --            --            --          --            --
 Deferred tax
  liability.......                  --    151,534           --        151,534           --          --            --
 Other current
  liabilities.....                  --        --            --            --            --          --            --
 Due to
  affiliates/stockholders..  66,593,293       --       (654,187)   65,939,106           --          --    (69,984,325)
                            -----------  --------  ------------  ------------  ------------ -----------  ------------
 Total current
  liabilities.....           66,593,293   151,534    (3,396,955)   63,347,872           --     (574,253)  (69,984,325)
 Long-term portion
  of unearned
  revenues........                  --        --            --            --            --          --            --
 Long-term debt,
  net of current
  portion.........                  --        --     (4,026,851)   (4,026,851)          --   (1,922,136)          --
 Capital lease
  obligations, net
  of current
  portion.........                  --        --            --            --            --          --            --
 Stock
  appreciation
  rights
  liability.......                  --        --            --            --            --   (5,080,312)          --
                            -----------  --------  ------------  ------------  ------------ -----------  ------------
 Total
  liabilities.....           66,593,293   151,534    (7,423,806)   59,321,021           --   (7,576,701)  (69,984,325)
Stockholders'
 equity (deficit)
 Preferred
  stock...........                  --        --       (406,000)     (406,000)          --          --            --
 Common stock.....                  --        --     (5,123,022)   (5,123,022)          --          --            --
 Additional paid-
  in capital......          (66,593,293)      --    174,532,572   107,939,279   112,562,500         --            --
 Partners'
  capital.........                  --        --     (2,904,004)   (2,904,004)          --          --            --
 Retained
  earnings
  (accumulated
  deficit)........                  --        --     18,045,700    18,045,700           --          --            --
                            -----------  --------  ------------  ------------  ------------ -----------  ------------
 Total
  stockholders'
  equity
  (deficit).......          (66,593,293)      --    184,145,246   117,551,953   112,562,500         --            --
                            -----------  --------  ------------  ------------  ------------ -----------  ------------
Total liabilities
 and stockholders'
 equity
 (deficit)........          $       --   $151,534  $176,721,440  $176,872,974  $112,562,500 $(7,576,701) $(69,984,325)
                            ===========  ========  ============  ============  ============ ===========  ============
                               POST-
                            TRANSACTIONS
                            ADJUSTMENTS
                            -------------
ASSETS
 Cash and cash
  equivalents.....          $ 35,001,474
 Accounts
  receivable,
  net.............                   --
 Inventory........                   --
 Prepaid
  expenses........                   --
 Other current
  assets..........                   --
 Deferred
  financing
  costs...........                   --
 Deferred tax
  asset...........                   --
                            -------------
 Total current
  assets..........            35,001,474
 Property and
  equipment, net..                   --
 Goodwill and
  intangibles,
  net.............                   --
 Deferred tax
  asset...........                   --
 Due from
  affiliates/stockholders..          --
 Other assets.....                   --
                            -------------
 Total assets.....          $ 35,001,474
                            =============
LIABILITIES AND STOCKHOLDERS' EQUITY
 Accounts
  payable.........          $        --
 Accrued
  expenses........                   --
 Current portion
  of unearned
  revenue.........                   --
 Income tax
  payable.........                   --
 Line of credit...              (173,500)
 Current portion
  of long-term
  debt............              (400,753)
 Current portion
  of capital lease
  obligations.....                   --
 Deferred tax
  liability.......                   --
 Other current
  liabilities.....                   --
 Due to
  affiliates/stockholders..  (69,984,325)
                            -------------
 Total current
  liabilities.....           (70,558,578)
 Long-term portion
  of unearned
  revenues........                   --
 Long-term debt,
  net of current
  portion.........            (1,922,136)
 Capital lease
  obligations, net
  of current
  portion.........                   --
 Stock
  appreciation
  rights
  liability.......            (5,080,312)
                            -------------
 Total
  liabilities.....           (77,561,026)
Stockholders'
 equity (deficit)
 Preferred
  stock...........                   --
 Common stock.....                   --
 Additional paid-
  in capital......           112,562,500
 Partners'
  capital.........                   --
 Retained
  earnings
  (accumulated
  deficit)........                   --
                            -------------
 Total
  stockholders'
  equity
  (deficit).......           112,562,500
                            -------------
Total liabilities
 and stockholders'
 equity
 (deficit)........          $ 35,001,474
                            =============

                               ONEMAIN.COM, INC.

(a) Records the liability for the cash portion of the consideration to be paid to the owners of the ISPs in connection with the Transactions (See Note 1).
(b) Records the net deferred tax asset attributable to the temporary differences between the financial reporting and tax basis of assets and liabilities held in S Corporations or Partnerships, consisting of deferred tax assets of $402,590 ($24,995, $284,461, $14,183, $36,082, and $42,869 at
    SunLink, Netrox, Palm.Net, Midwest, and Lightspeed, respectively) and deferred tax liabilities of $151,534 ($8,677, $14,065, $37,932, $31,723 and
    $59,137 at LebaNet, Horizon, SouthWind, Internet Solutions and Indynet, respectively).
(c) Records the (i) purchase of the ISPs by the Company, including consideration of $66,593,293 in cash, 6,087,211 shares of common stock with an estimated fair value of $18 per share (or $109,569,798) which represents a discount of 10% from the assumed initial public offering price of $20 per share due to restrictions on the sale and transferability of the shares issued, (ii) elimination of unassumed debt of $6,769,619, and (iii) elimination of unassumed notes to affiliates/stockholders of $654,187. The excess of the purchase price over the fair value of the net assets acquired is $176,470,394.
(d) Records the cash proceeds from the issuance of shares of the Company's Common Stock net of estimated offering costs. IPO costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.
(e) Records the repayments of stock appreciation rights of $5,080,312 and the repayment of outstanding debt from proceeds of the IPO as follows:

                                                                    AS OF
                                                              SEPTEMBER 30, 1998
                                                              ------------------
   Line of Credit............................................     $  173,500
   Current portion of long term debt.........................        400,753
   Long term debt............................................      1,922,136
                                                                  ----------
   Total.....................................................     $2,496,389
                                                                  ==========

(f) Records the use of the IPO proceeds to pay the cash portion of the consideration due to the owners of the ISPs in connection with the Transactions.

NOTE 4--UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

  The following table summarizes unaudited pro forma combined statement of operations adjustments for the nine months ended September 30, 1998.

                                                                                                  TRANSACTIONS
                             (A)          (B)         (C)       (D)         (E)          (F)      ADJUSTMENTS
                         -----------  ------------  -------- ---------  -----------  -----------  ------------
REVENUES:
 Access revenues........ $       --   $        --   $    --  $     --   $       --   $       --   $        --
 Other revenues.........         --            --        --        --           --           --            --
                         -----------  ------------  -------- ---------  -----------  -----------  ------------
   Total revenues.......         --            --        --        --           --           --            --
COST AND EXPENSES:
 Cost of access
  revenues..............         --            --        --        --           --           --            --
 Cost of other
  revenues..............         --            --        --        --           --           --            --
 Operations and
  customer support......         --            --        --        --           --    (3,316,955)   (3,316,955)
 Sales and marketing....         --            --        --        --           --           --            --
 General and
  administrative........   1,768,253           --        --        --       626,627          --      2,394,880
 Amortization...........         --     13,256,210       --        --           --           --     13,256,210
 Depreciation...........         --            --        --        --           --           --            --
                         -----------  ------------  -------- ---------  -----------  -----------  ------------
   Total cost and
    expenses............   1,768,253    13,256,210       --        --       626,627   (3,316,955)   12,334,135
                         -----------  ------------  -------- ---------  -----------  -----------  ------------
Income (loss) from
 operations.............  (1,768,253)  (13,256,210)      --        --      (626,627)   3,316,955   (12,334,135)
Other income (expense):
 Interest income........         --            --        --        --           --           --            --
 Interest expense.......         --            --    748,311       --           --           --        748,311
 Other income
  (expense), net........         --            --        --        --           --           --            --
                         -----------  ------------  -------- ---------  -----------  -----------  ------------
Income before provision
 (benefit) for income
 taxes..................  (1,786,253)  (13,256,210)  748,311       --      (626,627)   3,316,955   (11,585,824)
Provision (benefit) for
 income taxes...........         --            --        --    147,910          --                     147,910
                         -----------  ------------  -------- ---------  -----------  -----------  ------------
Net income (loss)....... $(1,768,253) $(13,256,210) $748,311 $(147,910) $ (626,627)  $ 3,316,955  $(11,733,734)
                         ===========  ============  ======== =========  ===========  ===========  ============

NOTE 4--UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

  The following table summarizes unaudited pro forma combined statement of operations adjustments for the nine months ended September 30, 1997.

                                                MERGER ADJUSTMENTS
                         ---------------------------------------------------------------------   PRO FORMA
                             (A)          (B)         (C)       (D)         (E)         (F)     ADJUSTMENTS
                         -----------  ------------  -------- ---------  -----------  ---------  ------------
Net revenues:
 Access revenues........ $       --   $        --   $    --  $     --   $       --   $     --   $        --
 Other revenues.........         --            --        --        --           --         --            --
                         -----------  ------------  -------- ---------  -----------  ---------  ------------
   Total net revenues...         --            --        --        --           --         --            --
COST AND EXPENSES:
 Cost of access
  revenues..............         --            --        --        --           --         --            --
 Cost of other
  revenues..............         --            --        --        --           --         --            --
 Operations and
  customer support......         --            --        --        --           --     449,145       449,145
 Sales and marketing....         --            --        --        --           --         --            --
 General and
  administrative........   2,256,080           --        --        --       673,750        --      2,929,850
 Amortization...........         --     13,256,210       --        --           --         --     13,256,210
 Depreciation...........         --            --        --        --           --         --            --
                         -----------  ------------  -------- ---------  -----------  ---------  ------------
   Total cost and
    expenses............   2,256,080    13,256,210       --        --       673,730    449,145    16,835,185
                         -----------  ------------  -------- ---------  -----------  ---------  ------------
Income (loss) from
 operations.............  (2,256,080)  (13,256,210)      --        --      (673,750)  (449,145) (16,835,185)
Other income (expense):
 Interest income........         --            --        --        --           --         --            --
 Interest expense.......         --            --    603,786       --           --         --        603,786
 Other income
  (expense), net........         --            --        --        --           --         --            --
                         -----------  ------------  -------- ---------  -----------  ---------  ------------
Income before provision
 (benefit) for income
 taxes..................  (2,256,080)  (13,256,210)  603,786       --      (673,750)   449,145)  (15,031,399)
Provision (benefit) for
 income taxes...........         --            --        --    212,296          --                   212,296
                         -----------  ------------  -------- ---------  -----------  ---------  ------------
Net income (loss)....... $(2,256,080) $(13,256,210) $603,786 $(212,296) $ (673,750)  $(449,145) $(16,243,695)
                         ===========  ============  ======== =========  ===========  =========  ============

NOTE 4--UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

  The following table summarizes unaudited pro forma combined statement of operations adjustments for the nine months ended December 31, 1997.

                                                MERGER ADJUSTMENTS
                         ---------------------------------------------------------------------   PRO FORMA
                             (A)          (B)         (C)       (D)         (E)         (F)     ADJUSTMENTS
                         -----------  ------------  -------- ---------  -----------  ---------  ------------
NET REVENUES:
 Access revenues........ $       --   $        --   $    --  $     --   $       --   $     --   $        --
 Other revenues.........         --            --        --        --           --         --            --
                         -----------  ------------  -------- ---------  -----------  ---------  ------------
   Total net revenues...         --            --        --        --           --         --            --
COST AND EXPENSES:
 Cost of access
  revenues..............         --            --        --        --           --         --            --
 Cost of other
  revenues..............         --            --        --        --           --         --            --
 Operations and
  customer support......         --            --        --        --           --     598,861       598,861
 Sales and marketing....         --            --        --        --           --         --            --
 General and
  administrative........   2,955,513           --        --        --       815,000        --      3,770,613
 Amortization...........         --     17,647,946       --        --           --         --     17,647,946
 Depreciation...........         --            --        --        --           --         --            --
                         -----------  ------------  -------- ---------  -----------  ---------  ------------
   Total cost and
    expenses............   2,955,513    17,647,946       --        --       815,000   598,861     22,017,320
                         -----------  ------------  -------- ---------  -----------  ---------  ------------
Income (loss) from
 operations.............  (2,955,513)  (17,647,946)      --        --      (815,000)  (598,861)  (22,017,320)
Other income (expense):
 Interest income........         --            --        --        --           --         --            --
 Interest expense.......         --            --    857,028       --           --         --        867,028
 Other income
  (expense), net........         --            --        --        --           --         --            --
                         -----------  ------------  -------- ---------  -----------  ---------  ------------
Income before provision
 (benefit) for income
 taxes..................  (2,955,513)  (17,647,946)  857,028       --      (815,000)  (588,861)  (21,160,292)
Provision (benefit) for
 income taxes...........         --            --        --    195,697          --         --        195,697
                         -----------  ------------  -------- ---------  -----------  ---------  ------------
Net income (loss)....... $(2,955,513) $(17,647,946) $857,028 $(195,697) $ (815,000)  $(588,861) $(21,355,989)
                         ===========  ============  ======== =========  ===========  =========  ============

                               ONEMAIN.COM, INC.

(a) Reflects the increase in salaries to the owners of the ISPs as scheduled from the employment agreements that each of the owners will enter into with the Company upon consummation of the offering as follows:

                                       SEPTEMBER 30, SEPTEMBER 30, DECEMBER 31,
                                           1998          1997          1997
                                       ------------- ------------- ------------
   COMPANY
   -------
   SuperNet...........................  $  371,250    $  378,750    $  505,000
   SunLink............................      48,052        87,215       115,165
   LebaNet............................      42,600        42,600        56,800
   Horizon............................      84,555       108,387       144,162
   SouthWind..........................     108,536       126,534       162,313
   United States Internet.............     163,185       184,584       235,646
   IPA................................      60,542       185,935       234,740
   Netrox.............................     115,417       114,482       159,685
   ZoomNet............................      97,500        97,500       130,000
   Palm.Net...........................      51,385        55,654        75,654
   IAG................................      58,500        88,500       118,000
   Midwest Internet...................     125,638       135,064       178,675
   Internet Solutions.................      30,250        56,750        70,000
   FGI................................     171,575       217,875       269,500
   Indynet............................      75,769        87,000       113,923
   Lightspeed.........................      52,500        74,000       104,500
   JPS................................     110,999       215,250       281,750
                                        ----------    ----------    ----------
   Total..............................  $1,768,253    $2,256,080    $2,955,513
                                        ==========    ==========    ==========

  Pursuant to the terms of employment agreements to be entered into upon consummation of the Transactions, the owners of the ISPs will be eligible for performance-based bonuses. Bonuses under the employment agreements will be awarded based upon substantial improvement in the operating performance of both the ISPs and the Company. Whether the bonuses that may be awarded under the new employment agreements will be earned cannot be determined at this time and therefore are not reflected in the pro forma adjustments. If bonuses are awarded, compensation expense would increase.
(b) Reflects the amortization of goodwill to be recorded as a result of these Transactions over a 10-year estimated life for goodwill related to the ISPs.
(c) Reflects the reduction in non-recurring interest expense resulting from the payment of outstanding debt or debt not assumed by the Company.
(d) Reflects the incremental provision for federal and state income taxes assuming all entities were subject to federal and state income tax and relating, to the other statements of operations' adjustments and for income taxes on S Corporation income, assuming a corporate income tax rate of 40% and the non-deductibility of goodwill.
(e) Reflects (i) an increase associated with the Company for additional compensation expense to the Company's new corporate management and (ii) the estimated costs associated with a public entity.
(f) Reflects an increase/(decrease) of compensation expense related to United States Internet's stock appreciation rights.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of OneMain.com, Inc.

  We have audited the accompanying balance sheets of OneMain.com, Inc. as of September 30, 1998, and the related statements of operations, stockholders' equity, and cash flows for the period from August 19, 1998 (inception) to September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OneMain.com, Inc. at September 30, 1998 and the results of its operations and its cash flows for the period from August 19, 1998 (inception) to September 30, 1998 in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Vienna, Virginia
December 28, 1998

                               ONEMAIN.COM, INC.

                                 BALANCE SHEET

                                                                  SEPTEMBER 30,
                                                                      1998
                                                                  -------------
                             ASSETS
Cash.............................................................   $ 27,500
Deferred offering costs..........................................    247,250
                                                                    --------
   Total assets..................................................   $274,750
                                                                    ========
              LIABILITIES AND STOCKHOLDERS' EQUITY
Accrued professional fees........................................   $247,250
Other accrued expenses...........................................     76,999
                                                                    --------
   Total liabilities.............................................    324,249
Stockholders' equity:
 Preferred stock, $0.001 par value; 10,000,000 shares
  authorized, no shares issued and outstanding...................         --
 Common stock, $0.001 par value; 100,000,000 shares authorized,
  4,750,000 shares issued and outstanding........................      4,750
 Additional paid-in capital......................................     42,750
 Accumulated deficit.............................................    (76,999)
 Stock subscription receivable...................................    (20,000)
                                                                    --------
   Total stockholders' equity....................................    (49,499)
                                                                    --------
   Total liabilities and stockholders' equity....................   $274,750
                                                                    ========



                            See accompanying notes.

                               ONEMAIN.COM, INC.

                            STATEMENT OF OPERATIONS

                                                                 FOR THE PERIOD
                                                                AUGUST 19, 1998
                                                                  (INCEPTION)
                                                                TO SEPTEMBER 30,
                                                                      1998
                                                                ----------------
Selling, general and administrative expenses...................     $ 76,999
                                                                    --------
Operating loss.................................................      (76,999)
                                                                    --------
Net loss.......................................................     $(76,999)
                                                                    ========






                            See accompanying notes.

                               ONEMAIN.COM, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                            COMMON STOCK
                                           ADDITIONAL                STOCK         TOTAL
                                            PAID-IN   ACCUMULATED SUBSCRIPTION STOCKHOLDERS'
                           SHARES   AMOUNT  CAPITAL     DEFICIT    RECEIVABLE     EQUITY
                          --------- ------ ---------- ----------- ------------ -------------
Balance at August 19,
 1998 (inception).......         -- $   --  $    --    $     --     $     --     $     --
Net loss................         --     --       --     (76,999)          --      (76,999)
Issuance of common
 stock..................  4,750,000  4,750   42,750          --           --       47,500
Stock subscription
 receivable.............         --     --       --          --      (20,000)     (20,000)
                          --------- ------  -------    --------     --------     --------
Balance at September 30,
 1998...................  4,750,000 $4,750  $42,750    $(76,999)    $(20,000)    $(49,499)
                          ========= ======  =======    ========     ========     ========



                            See accompanying notes.

                               ONEMAIN.COM, INC.

                            STATEMENT OF CASH FLOWS

                                                                FOR THE PERIOD
                                                               AUGUST 19, 1998
                                                                 (INCEPTION)
                                                               TO SEPTEMBER 30,
                                                                     1998
                                                               ----------------
OPERATING ACTIVITIES:
 Net loss.....................................................    $ (76,999)
 Adjustments to reconcile net loss to net cash used in
  operating activities:
   Changes in operating assets and liabilities:
     Deferred operating costs.................................     (247,250)
     Accrued expenses.........................................      324,249
                                                                  ---------
Net cash used in operating activities.........................           --
INVESTING ACTIVITIES..........................................           --
FINANCING ACTIVITIES:
Issuance of common stock......................................       27,500
Net increase in cash..........................................           --
Cash at beginning of period...................................           --
                                                                  ---------
Cash at end of period.........................................    $  27,500
                                                                  =========


                            See accompanying notes.

                               ONEMAIN.COM, INC.

                       NOTES TO THE FINANCIAL STATEMENTS

1. ORGANIZATION

  OneMain.com, Inc., a Delaware corporation (the "Company") was founded in August 1998 for the purpose of acquiring existing Internet service providers ("ISPs") serving the secondary, tertiary and rural markets. The Company intends to acquire, in separate transactions, either the stock or assets of 17 ISPs (the "Transactions") simultaneously upon the closing of an initial public offering (the "IPO") of its common stock and, subsequent to the IPO, continue to acquire through merger or purchase similar companies to expand its national operations.

  The Company plans to consummate the Transactions in accordance with acquisition agreements negotiated with the current owners of each of the ISPs. The Transactions will be financed through the cash proceeds from the IPO or through a combination of cash and common stock of the ISPs. The combined purchase price payable by the Company consists of approximately $66.6 million in cash and 6,087,211 shares of common stock. See Note 4.

  The Company has conducted activities to date which have related to the IPO and the Transactions. Operating expenses subsequent to inception consist primarily of the salary and related travel costs of the Company's two employees, which costs have been expensed. As of September 30, 1998, approximately $251,000 in professional fees had been incurred in connection with the IPO, and the Company has capitalized these costs as Deferred Offering Costs. These costs include legal and accounting fees which will be offset against the proceeds of the IPO at closing. The Company is dependent upon the IPO to execute the pending Transactions. There is no assurance that the pending Transactions discussed will be completed or that the Company will be able to generate future operating revenues.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Fair Value of Financial Instruments

  The Company considers the recorded costs of its financial assets and liabilities, which consist primarily of cash, deferred charges, and accrued expenses to approximate the fair value of the respective assets and liabilities.

                               ONEMAIN.COM, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Stock-Based Compensation

  Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," allows entities to choose between a new fair value based method of accounting for employee stock options or similar equity instruments and the current intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"). Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting has been applied. The Company will provide pro forma disclosures of net income and earnings per share, as applicable, in the notes to future consolidated financial statements.

 Income Taxes

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Financial Standards No. 109, Accounting for Income Taxes (SFAS 109). Under the assets and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

 Recent Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No.130, ("SFAS No. 130"), "Reporting Comprehensive Income" which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 ("SFAS No. 131"), "Disclosures about Segments of an Enterprise and Related Information", which is required to be adopted for the period ended December 31, 1998. SFAS No. 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The disclosure for segment information on the financial statements is not expected to be material.

                               ONEMAIN.COM, INC.

3. STOCKHOLDERS' EQUITY

 Common Stock

  In connection with the organization and initial capitalization on August 19, 1998, the Company issued 4,750,000 shares of common stock, par value $0.001 per share ("Common Stock"), at $0.01 per share, which the Company believes approximated fair market value of the Company's Common Stock at that date.

 1999 Stock and Incentive Plan

  The Company's Board of Directors has adopted, and the Company's stockholders have approved, the Company's 1999 Stock and Incentive Plan (the "Plan").

 1999 Employee Stock Purchase Plan

  The Company's Board of Directors has adopted, and the Company's stockholders have approved the 1999 Employee Stock Purchase Plan.

4. INCOME TAXES

  The tax effects of temporary differences that give rise to significant portions of potential deferred tax assets and deferred tax liabilities are presented below as of September 30, 1998:

     Net operating losses............................................ $ 30,600
                                                                      --------
     Total deferred tax assets.......................................   30,600
     Valuation allowance.............................................  (30,600)
                                                                      --------
     Net deferred tax asset.......................................... $    --
                                                                      ========

  The Company is in a net deferred tax asset position at September 30, 1998. However, as a newly organization, future profits are not certain. As such, the Company has established a valuation reserve for the entire amount of the net deferred tax asset.

5. TRANSACTIONS

  The Company plans to consummate the Transactions in accordance with acquisition agreements negotiated with the current owners of each of the ISPs. The Transactions will be financed through the cash proceeds from the IPO or through a combination of cash and common stock of the ISPs. The combined purchase price payable by the Company consists of approximately $66.6 million in cash and 6,087,211 shares of common stock.

                               ONEMAIN.COM, INC.

  The following table reflects the consideration to be paid in cash and shares of common stock, the preliminary allocation of the consideration to net assets acquired and resulting excess of purchase price over net assets acquired as of September 30, 1998, assuming an initial public offering price per share of $18.00.

                                                                                         EXCESS OF
                                                                                          PURCHASE
                                      SHARES OF                                          PRICE OVER
                                       COMMON     VALUE OF       TOTAL     NET ASSETS    NET ASSETS
                             CASH       STOCK      SHARES    CONSIDERATION  ACQUIRED      ACQUIRED
                          ----------- --------- ------------ ------------- -----------  ------------
Supernet................  $ 7,100,329   666,438 $ 11,995,884 $ 19,096,213  $ 1,840,708   $17,255,505
SunLink.................    1,047,945   214,240    3,856,320    4,904,265      323,688     4,580,577
LebaNet.................      210,336    21,034      378,612      588,948       62,958       525,990
Southwind...............    2,062,200   207,500    3,735,000    5,797,200      476,840     5,320,360
Horizon.................    1,044,722   136,500    2,457,000    3,501,722      207,208     3,294,514
United States Internet..   13,285,860 1,226,414   22,075,452   35,361,312   (6,105,662)   41,466,974
IPA.....................    7,818,640   368,136    6,626,448   14,445,088    2,439,906    12,005,182
Netrox..................    2,512,595   144,200    2,595,600    5,108,195      411,400     4,696,795
ZoomNet.................    2,524,303   200,850    3,615,300    6,139,603      688,432     5,451,171
Palm.Net................    1,346,289    15,310      275,580    1,621,869      140,960     1,480,909
IAG.....................    1,032,948   156,550    2,817,900    3,850,848     (249,987)    4,100,835
Midwest Internet........    3,185,833   550,280    9,905,040   13,090,873     (283,424)   13,374,297
Internet Solutions......    1,450,370   101,320    1,823,760    3,274,130      126,383     3,147,747
FGInet..................    2,217,169   244,173    4,395,114    6,612,283      304,144     6,308,139
Indynet.................    3,900,076   390,008    7,020,144   10,920,220      869,248    10,050,972
Lightspeed..............    6,895,098   548,400    9,871,200   16,766,298    1,262,423    15,503,875
JPS.Net.................    8,958,580   895,858   16,125,444   25,084,024   (2,822,517)   27,906,541
                          ----------- --------- ------------ ------------  -----------  ------------
  Total.................  $66,593,293 6,087,211 $109,569,798 $176,163,091  $  (307,292) $176,470,383
                          =========== ========= ============ ============  ===========  ============

  The purchase price will be preliminary allocated to the Company's historical assets and liabilities based on their respective carrying values, as these carrying values are deemed to represent fair market value of the assets acquired and liabilities assumed. Additionally, adjustments have been made for the establishment of a deferred income tax liability and related asset resulting from the transaction. The allocation of the purchase price is considered preliminary until such time as the closing of the transaction and consummation of the Transactions. The Company does not expect the final allocation of the purchase price will differ significantly from that presented herein. The individual acquisition agreements provide for contingent consideration payments but the contingent payments have not been reflected since they cannot be determined at this time.

6. SUBSEQUENT EVENTS

  On November 25, 1998, the Company issued a promissory note to one of its founders in exchange for a loan in the amount of $500,000, the proceeds of which will be used to pay certain of the costs of the IPO and the Transactions. The note bears interest at the prime rate and is payable at the earlier of (i) demand by the note holder, (ii) the completion of an IPO or (iii) the sale of the Company, as defined.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Partners of
D&E SuperNet

  We have audited the accompanying balance sheets of D&E SuperNet as of December 31, 1996 and 1997, and the related statements of operations, partners' capital, and cash flows for the period from June 22, 1995 (inception) to December 31, 1995 and for the years ended December 31, 1996 and 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of D&E SuperNet at December 31, 1996 and 1997 and the results of its operations and its cash flows for the period from June 22, 1995 (inception) to December 31, 1995 and for the years ended December 31, 1996 and 1997, in conformity with generally accepted accounting principles.

  As discussed in Note 2 to the financial statements, the Partnership's working capital deficiency and accumulated losses raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 2. The 1997 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 23, 1998

                                  D&E SUPERNET

                                 BALANCE SHEETS

                               DECEMBER 31,
                            --------------------  SEPTEMBER 30,
                              1996       1997         1998
                            ---------  ---------  -------------
                                                   (UNAUDITED)
          ASSETS
Current assets:
 Cash...................... $  23,836  $  31,020   $   62,958
 Accounts receivable.......    54,209     27,536       70,896
 Inventory.................    11,177     14,058       17,786
 Prepaid expenses..........    19,015      6,444       54,138
                            ---------  ---------   ----------
   Total current assets....   108,237     79,058      205,778
Property and equipment,
 net.......................   483,171    677,382      845,136
Intangible assets, net.....     5,080      4,528    1,148,704
Other assets...............        --      6,279        1,186
                            ---------  ---------   ----------
   Total assets............ $ 596,488  $ 767,247   $2,200,804
                            =========  =========   ==========
 LIABILITIES AND PARTNERS'
          CAPITAL
Current liabilities:
 Accounts payable--trade... $  60,518  $  12,937   $   71,704
 Accounts payable--
  affiliates...............   102,957     63,308      104,682
 Accrued expenses..........    11,566     60,174       84,210
 Unearned revenues.........     1,890        --       214,856
 Line of credit payable to
  affiliate................   420,000    584,698      200,000
 Current portion of long-
  term debt................        --         --       43,750
                            ---------  ---------   ----------
   Total current
    liabilities............   596,931    721,117      719,202
Long-term debt.............        --         --    1,006,250
Partners' capital
 (deficit):
 Contributed capital.......   244,818    244,818      515,614
 Accumulated losses........  (245,261)  (198,688)     (40,262)
                            ---------  ---------   ----------
   Total partners' capital
    (deficit)..............      (443)    46,130      475,352
                            ---------  ---------   ----------
   Total liabilities and
    partners' capital...... $ 596,488  $ 767,247   $2,200,804
                            =========  =========   ==========


                            See accompanying notes.

                                  D&E SUPERNET

                            STATEMENTS OF OPERATIONS

                                                  YEARS ENDED         NINE MONTHS ENDED
                         PERIOD FROM JUNE 22,    DECEMBER 31,           SEPTEMBER 30,
                         1995 (INCEPTION) TO  --------------------  ----------------------
                          DECEMBER 31, 1995     1996       1997        1997        1998
                         -------------------- --------  ----------  ----------  ----------
                                                                         (UNAUDITED)
REVENUES:
 Access revenues........      $  64,661       $617,620  $1,489,596  $1,020,231  $2,401,043
 Other revenues.........         54,884        223,917     259,611     197,480     218,258
                              ---------       --------  ----------  ----------  ----------
   Total revenues.......        119,545        841,537   1,749,207   1,217,711   2,619,301
COSTS AND EXPENSES:
 Costs of access
  revenues..............        135,345        381,571     718,974     516,378   1,041,428
 Costs of other
  revenues..............         39,384         61,787     155,505     117,633     107,420
 Operations and
  customer support......         45,526        133,828     221,727     153,781     240,468
 Sales and marketing....         46,799        120,112     201,385     150,015     259,642
 General and
  administrative........         34,292        106,667     179,377     125,028     468,742
 Depreciation...........          7,963         48,121     154,952      86,200     205,204
 Amortization...........            303            480         550         412      23,681
                              ---------       --------  ----------  ----------  ----------
   Total costs and
    expenses............        309,612        852,566   1,632,470   1,149,447   2,346,585
                              ---------       --------  ----------  ----------  ----------
(Loss) income from
 operations.............       (190,067)       (11,029)    116,737      68,264     272,716
OTHER EXPENSES:
 Interest expense.......         (6,268)       (36,881)    (56,941)    (42,015)    (62,220)
 Other expenses, net....             --         (1,016)    (13,223)    (12,667)    (52,070)
                              ---------       --------  ----------  ----------  ----------
                                 (6,268)       (37,897)    (70,164)    (54,682)   (114,290)
                              ---------       --------  ----------  ----------  ----------
Net (loss) income.......      $(196,335)      $(48,926) $   46,573  $   13,582  $  158,426
Pro forma provision for
 income taxes...........             --             --          --          --          --
                              ---------       --------  ----------  ----------  ----------
Pro forma net income
 (See Note 2)...........      $(196,335)      $(48,926) $   46,573  $   13,582  $  158,426
                              =========       ========  ==========  ==========  ==========




                            See accompanying notes.

                                  D&E SUPERNET

                        STATEMENTS OF PARTNERS' CAPITAL

                                                          ACCUMULATED   TOTAL
                                              CONTRIBUTED  (LOSSES)   PARTNERS'
                                                CAPITAL     INCOME     CAPITAL
                                              ----------- ----------- ---------
CONTRIBUTED CAPITAL, JUNE 22, 1995
 (INCEPTION)................................   $144,818    $      --  $ 144,818
 Net loss...................................         --     (196,335)  (196,335)
                                               --------    ---------  ---------
BALANCE AT DECEMBER 31, 1995................    144,818     (196,335)   (51,517)
 Contributed capital........................    100,000           --    100,000
 Net loss...................................         --      (48,926)   (48,926)
                                               --------    ---------  ---------
BALANCE AT DECEMBER 31, 1996................    244,818     (245,261)      (443)
 Net income.................................         --       46,573     46,573
                                               --------    ---------  ---------
BALANCE AT DECEMBER 31, 1997................    244,818     (198,688)    46,130
 Contributed capital (unaudited)............    270,796           --    270,796
 Net income (unaudited).....................         --      158,426    158,426
                                               --------    ---------  ---------
BALANCE AT SEPTEMBER 30, 1998 (UNAUDITED)...   $515,614    $ (40,262) $ 475,352
                                               ========    =========  =========


                            See accompanying notes.

                                  D&E SUPERNET

                            STATEMENTS OF CASH FLOWS

                                                   YEAR ENDED         NINE MONTHS ENDED
                          PERIOD FROM JUNE 22,    DECEMBER 31,          SEPTEMBER 30,
                          1995 (INCEPTION) TO  --------------------  ---------------------
                           DECEMBER 31, 1995     1996       1997       1997        1998
                          -------------------- ---------  ---------  ---------  ----------
                                                                          (UNAUDITED)
OPERATING ACTIVITIES:
Net (loss) income.......       $(196,335)      $ (48,926) $  46,573  $  13,582  $  158,426
Adjustments to reconcile
 net (loss) income to
 net cash (used in)
 provided by operating
 activities:
 Depreciation and
  amortization..........           8,266          48,601    155,502     86,612     228,885
 Loss on sale or
  disposal of
  equipment.............              --           1,016     13,223     12,667      52,070
 Changes in operating
  assets and
  liabilities:
   Accounts receivable..         (33,586)        (20,623)    26,673     25,328     (43,360)
   Inventory............          (4,808)         (6,369)    (2,881)    (6,840)     (3,728)
   Prepaid expenses.....          (5,807)        (13,608)    12,571        (52)    (47,694)
   Other assets.........              --              --     (6,279)        --       5,093
   Accounts payable
    trade and
    affiliates..........          39,233         124,242    (87,230)   (35,123)    100,141
   Accrued expenses.....              --          11,566     48,608     35,415      24,036
   Unearned revenues....              --           1,890     (1,890)    (1,890)    (60,618)
                               ---------       ---------  ---------  ---------  ----------
Net cash (used in)
 provided by operating
 activities.............        (193,037)         97,789    204,870    129,699     413,251
INVESTING ACTIVITIES:
Purchases of property
 and equipment..........         (40,515)       (354,538)  (407,958)  (310,875)   (268,617)
Proceeds from sale of
 property and
 equipment..............              --              --     45,574     38,215       1,206
Acquisition of
 business...............              --              --         --         --  (1,050,000)
Other...................          (2,635)         (3,228)        --         --          --
                               ---------       ---------  ---------  ---------  ----------
Net cash used in
 investing activities...         (43,150)       (357,766)  (362,384)  (272,660) (1,317,411)
FINANCING ACTIVITIES:
Net proceeds (payments)
 under line of credit
 payable to affiliate...         240,000         180,000    164,698    119,698    (384,698)
Proceeds from issuance
 of long-term debt......              --              --         --         --   1,050,000
Partner capital
 contributions..........              --         100,000         --         --     270,796
                               ---------       ---------  ---------  ---------  ----------
Net cash provided by
 financing activities...         240,000         280,000    164,698    119,698     936,098
                               ---------       ---------  ---------  ---------  ----------
Net increase (decrease)
 in cash and cash
 equivalents............           3,813          20,023      7,184    (23,263)     31,938
Cash at beginning of
 period.................              --           3,813     23,836     23,836      31,020
                               ---------       ---------  ---------  ---------  ----------
Cash at end of period...       $   3,813       $  23,836  $  31,020  $     573  $   62,958
                               =========       =========  =========  =========  ==========
SUPPLEMENTAL CASH FLOW
 INFORMATION:
Initial contribution of
 property and
 equipment..............       $ 144,818       $      --  $      --  $      --  $       --
                               =========       =========  =========  =========  ==========
Cash paid for interest..       $   5,223       $  34,402  $  55,746  $  42,015  $   62,220
                               =========       =========  =========  =========  ==========

                            See accompanying notes.

                                  D&E SUPERNET

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

  D&E SuperNet (the "Partnership") is a regional provider of Internet access. The Partnership was organized on June 22, 1995 by D&E Marketing, Inc. (50%) and SuperNet Interactive Services, Inc. (50%) as a general partnership and began marketing services in July of the same year. The partners share equally in profits and losses. The Partnership's targeted market is Pennsylvania.

  The Partnership expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Partnership believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Partnership. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Partnership's ability to expand its subscriber base and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Partnership's revenues or subscriber base will continue or that the Partnership will be able to achieve or sustain profitability or positive cash flow.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The accompanying financial statements have been presented in conformity with generally accepted accounting principles, which contemplates continuation of the Partnership as a going concern. However, the Partnership has a significant working capital deficiency and accumulated losses. Further, the Partnership depends on the continuing financial support of an affiliate. Management believes that the actions recently taken, described below, and the intent of the partners to fund the operations will provide the Partnership with sufficient funds to continue as a going concern. Such actions include, but are not limited to the short-term line of credit and revolving line of credit agreements entered into in 1998 (see Note 9 - unaudited), continued investment in its network infrastructure to increase its network efficiencies and capacity to serve additional subscribers and employing marketing strategies to increase its subscriber base. Further, management believes that the demand line of credit from an affiliate will continue to be available throughout the next year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Property and Equipment

  Property, equipment, and software are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between three to seven years.

                                  D&E SUPERNET

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Inventory

  Inventory consists of purchased goods for resale and is stated at the lower of cost or market on the first-in, first-out (FIFO) method.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Partnership has determined there has been no impairment to the carrying values of such assets since inception.

 Goodwill

  Goodwill, which represents the cost in excess of the fair market value of identifiable net assets acquired, is being amortized using the straight-line method over 10 years.

 Revenue Recognition

  The Partnership recognizes Internet access revenue when the services are provided. The Partnership defers recognizing revenue on advance payments and amortizes the unearned revenue amounts to revenue on a straight-line basis over the period in which the services are provided. No revenue is recognized during a subscriber cancellation period, if applicable.

  Other revenues include network installation, maintenance and consulting services. These services are provided on a time-and-material basis and revenue is recognized based upon time (at established rates) and other direct costs as incurred.

 Costs of Revenues

  Costs of access revenues primarily consists of telecommunication expenses inherent in the network infrastructure. Costs of access revenues also includes fees paid for lease of the Partnership's network infrastructure, as well as license fees for Web browser software based on a per-user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for operation and support services.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the period from June 22, 1995 (inception) to December 31, 1995 and the years ended December 31, 1996 and 1997, advertising costs were $37,943, $69,069, and $123,940, respectively.

 Income Taxes

  The Partnership is exempt from taxation under the partnership provisions of the Internal Revenue Code (the "Code"). Under the partnership provisions of the Code, the partners of the Partnership include their share of the Partnership's income on their personal income tax returns. Accordingly, the Partnership is not subject to federal and state corporate income taxes.

                                  D&E SUPERNET

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  The unaudited pro forma income tax information included in the statements of operations and Note 8 is presented in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, as if the Partnership had been subject to federal and certain state income taxes for the period from June 22, 1995 (inception) to December 31, 1995, the years ended December 31, 1996 and 1997, and for the nine-month periods ended September 30, 1997 and 1998.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Partnership to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Partnership performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the accounts receivable approximates their fair value.

 Sources of Supplies

  The Partnership relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Partnership attempts to maintain numerous vendors for required products, its modems, terminal servers and high-performance routers, which are important components of its network, are each currently acquired from three sources. In addition, some of the Partnership's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Partnership's needs as its network infrastructure grows, then delays and increased costs in the expansion of the Partnership's network infrastructure could result, having an adverse effect on operating results.

 Recent Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 (SFAS No. 130), Comprehensive Income, which is required to be adopted in the year ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statement of Stockholders' Equity (Deficit). The Partnership adopted SFAS No. 130 on January 1, 1998. The adoption of SFAS No. 130 did not have any effect on the Partnership's financial statements as the Partnership does not have any elements of comprehensive income.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 (SFAS No. 131), Disclosures about Segments of an Enterprise

                                  D&E SUPERNET

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

and Related Information, which is required to be adopted for the year ended December 31, 1998. SFAS No. 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. Because the Company has only one reportable segment, the additional disclosures for segment information are not expected to be significant.

 Unaudited Interim Financial Information

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended September 30, 1997 and 1998, are not necessarily indicative of the results that may be expected for an entire year.

3. PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following:

                                               DECEMBER 31,      SEPTEMBER 30,
                                              1996      1997         1998
                                            --------  ---------  -------------
                                                                  (UNAUDITED)
   Computer equipment and software........  $182,069  $ 516,662   $  860,622
   Office equipment.......................   357,142    357,142      357,142
                                            --------  ---------   ----------
                                             539,211    873,804    1,217,764
   Less accumulated depreciation and amor-
    tization..............................   (56,040)  (196,422)    (372,628)
                                            --------  ---------   ----------
                                            $483,171  $ 677,382   $  845,136
                                            ========  =========   ==========

4. INTANGIBLE ASSETS

  Intangible assets consisted of the following:

                                               DECEMBER 31,      SEPTEMBER 30,
                                              1996      1997         1998
                                            --------  ---------  -------------
                                                                  (UNAUDITED)
   Goodwill...............................  $     --  $      --   $1,116,592
   Other intangibles......................     5,728      5,728       53,520
                                            --------  ---------   ----------
                                               5,728      5,728    1,170,112
   Less accumulated amortization..........      (648)    (1,200)     (21,408)
                                            --------  ---------   ----------
                                            $  5,080  $   4,528   $1,148,704
                                            ========  =========   ==========

                                  D&E SUPERNET

5. LINE OF CREDIT PAYABLE TO AN AFFILIATE

  The Partnership has a short-term line of credit payable on demand with an affiliated company allowing for borrowings of up to $650,000. Borrowings against the line bear interest at the Wall Street Journal published prime rate of 8.50% at December 31, 1996 and December 31, 1997. Effective June 30, 1998 the line bears a fixed rate of 12%. The line is subordinated to a loan held by a financial institution. Borrowings outstanding against the line as of December 31, 1996 and 1997 and September 30, 1998 were $420,000, $584,698 and $200,000, respectively.

6. RELATED PARTY TRANSACTIONS

  The Partnership has various transactions with its Partners and affiliates. These transactions can be generally classified into the following categories:

  . Access services--the Partnership pays D&E Telephone Company for telephone services used to provide Internet access to its customers. During the period from June 22, 1995 (inception) to December 31, 1995, and the years ended December 31, 1996 and 1997, telephone charges paid to D&E Telephone Company were $26,803, $99,003, and $87,276, respectively.

  . Operations and customer support services--the Partnership pays D&E
    Marketing and SuperNet Interactive Services salaries, wages, and commissions for providing technical, selling, and marketing services to the Partnership. During the period from June 22, 1995 (inception) to December 31, 1995, and the years ended December 31, 1996 and 1997, selling and marketing expenses paid to these affiliates were $123,934, $377,608, and $608,852, respectively.

  . General and administrative services--D&E TDS and D&E Marketing charge the Partnership for administrative support, rent and billing services provided to the Partnership. During the period from June 22, 1995 (inception) to December 31, 1995, and the years ended December 31, 1996 and 1997, total rent and billing services paid to these affiliates were $5,908, $25,512, and $29,700, respectively.

  Management believes that the overall amount of charges to the Partnership are reasonable and that the accompanying financial statements reflect all of the Partnership's costs of doing business.

7. COMMITMENTS

 Lease Commitments

  The Partnership leases office space and various office and computer equipment under non-cancelable operating lease agreements. The leases generally provide for renewal terms and the Partnership is required to pay a portion of the common areas' expenses including maintenance, real estate taxes and other expense. Rent expense for the period from June 22, 1995 (inception) to December 31, 1995, and the years ended December 31, 1996 and 1997, was $3,783, $17,208, and $32,025, respectively.

                                  D&E SUPERNET

7. COMMITMENTS (CONTINUED)

  Minimum future lease payments under operating leases are summarized as follows:

   1998............................................................... $119,450
   1999...............................................................  124,344
   2000...............................................................   74,822
   2001...............................................................    4,894
                                                                       --------
   Total minimum lease payments....................................... $323,510
                                                                       ========

8. INCOME TAXES

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") to sell the outstanding shares of the Partnership and concurrent with the related initial public offering of OneMain.com (as more fully described in Note 9), D&E SuperNet's status as a partnership will automatically terminate and normal federal and state corporate income tax rates will apply. The Partnership does not have any cumulative temporary differences resulting from a difference between book and tax basis, and therefore, the Partnership would have recognized no deferred federal and state income tax benefit and asset as of December 31, 1997 and September 30, 1998, had the termination of its election to be treated as a partnership occurred on those respective dates.

  No pro forma income tax provision (benefit) is reflected for the period from June 22, 1995 (inception) to December 31, 1995, and the years ended December 31, 1996 and 1997, and the nine-month periods ended September 30, 1997 and 1998 as the Partnership would have provided a full valuation allowance against the deferred tax asset had it been a C Corporation.

9. SUBSEQUENT EVENTS (UNAUDITED)

  The Partners of the Partnership have entered into an agreement whereby they will sell their interest in the Partnership to OneMain.com. The Partnership's Partners will exchange their interest in the Partnership for cash and shares of common stock of OneMain.com concurrent with the consummation of the initial public offering ("IPO") of the common stock of OneMain.com. Additionally, the Partnership's Partners will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Partnership for the 12 months ended June 30, 1999 and the revenues for the Partnership for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole member of the Partnership. Subsequent to the acquisition, the Partnership will continue to exist.

                                  D&E SUPERNET

9. SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)

  The related party transactions as described in Note 6 will be amended upon consummation of the merger discussed above so that all continuing obligations will be similar to terms and conditions of agreements / arrangements with unaffiliated third parties.

  On June 10, 1998, the Partnership acquired substantially all of the assets of Cumberland Valley Network ("CVN"), a general partnership. At the date of the acquisition, the CVN partnership dissolved and all operations were continued under the D&E SuperNet name. CVN results of operations since June 10, 1998 are included within the September 30, 1998 statement of operations of the Partnership. CVN's results of operation for the periods presented prior to the period ended June 10, 1998 are not included in the Partnership's results of operations.

  The unaudited pro forma results of operations set forth below assumes the acquisition of CVN had occurred at the beginning of the periods presented. Pro forma adjustments include increased amortization for the cost over net assets acquired and increased interest expense from the acquisition. The unaudited pro forma information is provided for information purposes only and does not purport to be indicative of the Partnership's results of operations that should have been achieved had the acquisition and related financing transaction been completed for the periods presented, or results that may be obtained in the future.

                                               YEAR ENDED     NINE MONTHS ENDED
                                            DECEMBER 31, 1997 SEPTEMBER 30, 1998
                                            ----------------- ------------------
   Revenues................................    $2,734,564         $3,254,266
                                               ----------         ----------
   Net income..............................    $   98,993         $  273,247
                                               ==========         ==========

  The acquisition was accounted for under the purchase method of accounting; accordingly, assets acquired have been recorded at their estimated fair market values at the date of acquisition. Goodwill is being amortized over its estimated economic life of 10 years using the straight-line method.

  The purchase price of $1,050,000 has been preliminarily allocated as follows:

   Accounts receivable............................................. $   85,551
   Prepaid expenses................................................     19,235
   Property and equipment..........................................     53,477
   Intangible assets...............................................     50,000
   Goodwill........................................................  1,116,592
   Unearned revenues...............................................   (274,855)
                                                                    ----------
   Total purchase price............................................ $1,050,000
                                                                    ==========

  The Partnership borrowed $1,050,000 from a bank to purchase CVN. The interest rate on the note is fixed at 7.80% from June 1998 through June 2000. Beginning in July 2000, the interest rate will convert to a floating rate at the bank's commercial base rate. The term of

                                  D&E SUPERNET

9. SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)

the note is four years with a provision for interest only payments during the first twelve months. Beginning in the thirteenth month, the Partnership will pay 35 fixed principal monthly installments plus related interest. The balance of the note is due in a balloon payment on the closing date.

  Principal payments on long-term debt are due as follows:

   1999.............................................................. $  131,250
   2000..............................................................    262,500
   2001..............................................................    262,500
   2002..............................................................    393,750
                                                                      ----------
                                                                      $1,050,000
                                                                      ==========

  The note contains restrictive covenants which require the Partnership, beginning December 31, 1998, to maintain certain financial ratios the most restrictive of which is maintaining a cash flow to debt service ratio of at least 1.2 to 1. The Partnership was in compliance with the restrictive covenants as of September 30, 1998.

  On June 30, 1998, the Partnership obtained a short-term line of credit with a bank allowing for borrowings of up to $100,000. Borrowings against the line bear interest at the bank's commercial base rate (8.5% at September 30, 1998). The line is secured by substantially all of the Partnership's assets. In addition, the Partnership has a revolver line of credit with the same Bank which will allow borrowings up to $400,000 for equipment purchases only at the Bank's commercial base rate. There were no borrowings outstanding against these lines as of September 30, 1998.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders of
SunLink, Inc.

  We have audited the accompanying balance sheets of SunLink, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity, and cash flows for the period from October 1, 1995 (inception) to December 31, 1995 and for the years ended December 31, 1996 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SunLink, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from October 1, 1995 (inception) to December 31, 1995 and for the years ended December 31, 1996 and 1997, in conformity with generally accepted accounting principles.

  As discussed in Note 2 to the financial statements, the Company's working capital deficiency and losses from operations raise substantial doubt about it's ability to continue as a going concern. Management's plans as to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 30, 1998

                                 SUNLINK, INC.

                                 BALANCE SHEETS

                                                 DECEMBER 31,
                                               ------------------ SEPTEMBER 30,
                                                 1996      1997       1998
                                               --------  -------- -------------
                                                                   (UNAUDITED)
                    ASSETS
Current assets:
 Cash ........................................ $  1,546  $  5,799   $     --
 Accounts receivable, net of allowance for
  doubtful accounts of $5,316, $5,759 and
  $22,897 as of December 31, 1996 and 1997
  and September 30, 1998, respectively........    7,384    22,163     29,646
 Inventory....................................       --        --      7,600
 Due from stockholder.........................       --     8,981         --
                                               --------  --------   --------
   Total current assets.......................    8,930    36,943     37,246
Property and equipment, net...................  140,219   399,632    598,518
                                               --------  --------   --------
   Total assets............................... $149,149  $436,575   $635,764
                                               ========  ========   ========
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable............................. $ 22,598  $ 98,885   $ 23,622
 Cash overdraft...............................       --        --     49,493
 Accrued expenses.............................    7,140     7,187     12,207
 Unearned revenues............................   18,985    70,235    151,749
 Note payable.................................   75,000    90,000     75,000
 Current portion of long-term debt............       --        --     32,829
                                               --------  --------   --------
   Total current liabilities..................  123,723   266,307    344,900
Long-term debt, net of current portion........       --        --    199,357
Notes payable to stockholders.................    7,500    12,941         --
Stockholders' equity:
 Common stock--$10 par value, 1,000 shares
  authorized, 200 shares and 205 shares
  issued and outstanding as of December 31,
  1996 and 1997 and September 30, 1998,
  respectively................................    2,000     2,050      2,050
 Additional paid-in capital...................   29,695    30,145     30,145
 Retained (deficit) earnings..................  (13,769)  125,132     59,312
                                               --------  --------   --------
   Total stockholders' equity.................   17,926   157,327     91,507
                                               --------  --------   --------
   Total liabilities and stockholders'
    equity.................................... $149,149  $436,575   $635,764
                                               ========  ========   ========


                             See accompanying notes

                                 SUNLINK, INC.

                            STATEMENTS OF OPERATIONS

                           PERIOD FROM
                         OCTOBER 1, 1995    YEAR ENDED        NINE MONTHS ENDED
                         (INCEPTION) TO    DECEMBER 31,         SEPTEMBER 30,
                          DECEMBER 31,   ------------------  --------------------
                              1995         1996      1997      1997       1998
                         --------------- --------  --------  --------  ----------
                                                                 (UNAUDITED)
REVENUES:
 Access revenues........     $   370     $224,966  $786,324  $532,684  $1,016,954
 Other revenues.........       6,250           --    11,913     5,615          --
                             -------     --------  --------  --------  ----------
   Total revenues.......       6,620      224,966   798,237   538,299   1,016,954
COSTS AND EXPENSES:
 Costs of access
  revenues..............         610       85,766   230,379   144,693     418,669
 Costs of other
  revenues..............       5,807           --    11,531     5,435          --
 Operations and
  customer support......          --       42,106   211,712   133,192     360,859
 Sales and marketing....       1,270       37,720    33,625    24,299      69,068
 General and
  administrative........       6,966       40,991    97,100    72,696     128,341
 Depreciation...........       1,152       18,303    64,307    48,230      93,854
                             -------     --------  --------  --------  ----------
   Total costs and
    expenses............      15,805      224,886   648,654   428,545   1,070,791
                             -------     --------  --------  --------  ----------
(Loss) income from
 operations.............      (9,185)          80   149,583   109,754     (53,837)
OTHER EXPENSE:
 Interest expense.......          --       (4,664)  (10,682)   (8,011)    (11,983)
                             -------     --------  --------  --------  ----------
Net (loss) income.......     $(9,185)    $ (4,584) $138,901  $101,743  $  (65,820)
                             =======     ========  ========  ========  ==========
Pro forma income tax
 (expense) benefit......          --           --   (46,369)  (31,030)     21,973
                             -------     --------  --------  --------  ----------
Pro forma net income....     $(9,185)    $ (4,584) $ 92,523  $ 70,713  $  (43,847)
                             =======     ========  ========  ========  ==========


                            See accompanying notes.

                                 SUNLINK, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                              ADDITIONAL RETAINED      TOTAL
                                       COMMON  PAID-IN   (DEFICIT) STOCKHOLDERS'
                                       STOCK   CAPITAL   EARNINGS     EQUITY
                                       ------ ---------- --------- -------------
ISSUANCE OF COMMON STOCK (100
 SHARES).............................  1,000   $19,195    $    --     $20,195
RENT CONTRIBUTED BY STOCKHOLDER           --       300                    300
 Net loss............................     --        --     (9,185)     (9,185)
                                       -----   -------    -------     -------
BALANCE AT DECEMBER 31, 1995.........  1,000    19,495     (9,185)     11,310
 Issuance of common stock (100
  shares)............................  1,000     9,000                 10,000
 Rent contributed by stockholder.....     --     1,200         --       1,200
 Net loss............................     --        --     (4,584)     (4,584)
                                       -----   -------    -------     -------
BALANCE AT DECEMBER 31, 1996.........  2,000    29,695    (13,769)     17,926
 Issuance of common stock (5
  shares)............................     50       450         --         500
 Net income..........................     --        --    138,901     138,901
                                       -----   -------    -------     -------
BALANCE AT DECEMBER 31, 1997.........  2,050    30,145    125,132     157,327
 Net loss (unaudited)................     --        --    (65,820)    (65,820)
                                       -----   -------    -------     -------
BALANCE AT SEPTEMBER 30, 1998
 (UNAUDITED).........................  2,050   $30,145    $59,312     $91,507
                                       =====   =======    =======     =======


                            See accompanying notes.

                                 SUNLINK, INC.

                            STATEMENTS OF CASH FLOWS

                             PERIOD FROM        YEAR ENDED         NINE MONTHS ENDED
                           OCTOBER 1, 1995     DECEMBER 31,          SEPTEMBER 30,
                           (INCEPTION) TO   --------------------  --------------------
                          DECEMBER 31, 1995   1996       1997       1997       1998
                          ----------------- ---------  ---------  ---------  ---------
                                                                      (UNAUDITED)
OPERATING ACTIVITIES:
Net (loss) income.......      $ (9,185)     $  (4,584) $ 138,901  $ 101,743  $ (65,820)
Adjustments to reconcile
 net (loss) income to
 net cash (used in)
 provided by operating
 activities:
 Depreciation...........         1,152         18,303     64,307     48,230     93,854
 Stock based
  compensation..........            --             --        450         --         --
 Rent contributed by
  stockholder...........           300          1,200         --         --         --
 Changes in operating
  assets and
  liabilities:
   Accounts receivable..            --         (7,384)   (14,779)   (11,085)    (7,483)
   Inventory............            --             --         --         --     (7,600)
   Accounts payable.....         5,309         17,289     76,287     57,216    (75,263)
   Accrued expenses.....            --          7,140         47         --      5,020
   Unearned revenues....            --         18,985     51,250     38,436     81,514
   Other current
    liabilities.........           369           (369)        --         --         --
                              --------      ---------  ---------  ---------  ---------
Net cash (used in)
 provided by operating
 activities.............        (2,055)        50,580    316,463    234,540     24,222
INVESTING ACTIVITIES:
(Issuance of) payment
 from note receivable
 from stockholder.......            --             --     (8,981)        --      8,981
Purchases of property
 and equipment..........       (23,360)      (136,314)  (323,720)  (241,351)  (292,740)
                              --------      ---------  ---------  ---------  ---------
Net cash used in
 investing activities...       (23,360)      (136,314)  (332,701)  (241,351)  (283,759)
FINANCING ACTIVITIES:
Cash overdraft..........           220           (220)        --         --     49,493
Proceeds under note
 payable................            --         75,000     15,000     10,000     75,000
Proceeds from issuance
 of long-term debt......            --             --         --         --    250,000
Payments on long-term
 debt...................            --             --         --         --    (17,814)
Repayments of note
 payable................            --             --         --         --    (90,000)
Proceeds from
 stockholders' loans....         5,000          2,500     12,941         --         --
Repayments of
 stockholders' loans....            --             --     (7,500)        --    (12,941)
Proceeds from issuance
 of common stock........        20,195         10,000         50         --         --
                              --------      ---------  ---------  ---------  ---------
Net cash provided by
 financing activities...        25,415         87,280     20,491     10,000    253,738
                              --------      ---------  ---------  ---------  ---------
Net increase (decrease)
 in cash................            --          1,546      4,253      3,189     (5,799)
Cash at beginning of
 period.................            --             --      1,546      1,546      5,799
                              --------      ---------  ---------  ---------  ---------
Cash at end of period...      $     --      $   1,546  $   5,799  $   4,735  $      --
                              ========      =========  =========  =========  =========
SUPPLEMENTAL CASH FLOW
 INFORMATION:
Cash paid for interest..      $     --      $   4,664  $  10,682  $   8,011  $  11,983
                              ========      =========  =========  =========  =========

                            See accompanying notes.

                                 SUNLINK, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

  SunLink, Inc. (the "Company") is a regional provider of Internet access. The Company was incorporated in the Commonwealth of Pennsylvania on October 1, 1991 as a Subchapter S Corporation and began providing Internet access services in Sunbury, Pennsylvania on October 1, 1995. The Company had no operations between January 1, 1995 and September 30, 1995.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Financial Statement Presentation

  The accompanying financial statements have been presented in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has a significant working capital deficiency and has incurred an operating loss for the nine months ended September 30, 1998 (unaudited). Management believes that actions presently being taken, as described below, and the intent of the stockholders to fund the Company's operations will provide the Company with sufficient funds to continue as a going concern. Such actions include but are not limited to operating under a newly signed telephone service agreement with a competitive local exchange carrier which is expected to reduce the cost of telephone services provided to a significant portion of its subscriber base, continued investments in its network infrastructure to increase its network efficiency and capacity to serve additional subscribers, and employing marketing strategies to increase its subscriber base. Further, the Company believes that its stockholders will be able to provide it with any working capital needs during the next year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 SUNLINK, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between five to seven years. Leasehold improvements are amortized over their useful life not to exceed 7 years.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company has determined there has been no impairment to the carrying values of such assets since inception.

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided. The Company records a reserve for the estimated amount of uncollectable accounts for customers who are provided credit terms. No revenue is recognized during a subscriber cancellation period, if applicable.

  Other revenues include network installation, maintenance and consulting services. These services are provided on a time-and-material basis and revenue is recognized based upon time (at established rates) and other direct costs as incurred.

 Bartered Services

  The Company participates in bartered services transactions with certain radio stations, computer retailers and subscribers. In exchange for free Internet service from the Company, radio stations provide advertising and computer retailers demo and refer computer buyers to the Company for Internet access service. In addition, the Company's subscribers can participate in a referral program in which they can earn free service up to one year and or cash, for making valid referrals of the Company's Internet access service. These transactions are recognized by the Company as Internet access revenues and selling and administrative expense in equal amounts at the fair value of Internet access services provided by the Company. From the period October 1, 1995 (inception) to December 31, 1995 and the years ended December 31, 1996 and 1997, the Company recognized bartered services transactions in the amount of $370, $8,894 and $22,136, respectively.

 Stock Compensation

  During 1997, the Company issued 5 shares of common stock to a contractor in exchange for $5 in cash and recorded $450 of stock compensation for services performed.

                                 SUNLINK, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

 Costs of Revenues

  Costs of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Costs of access revenues also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per- user charge, other license fees paid to third-party software vendors, product costs and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the periods ended December 31, 1995, 1996 and 1997, advertising and promotion costs were $900, $28,736, and $11,489, respectively.

 Income Taxes

  Historically, the Company has elected, by the consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the Subchapter S provisions of the Code, the stockholders include the Company's corporate income in their personal income tax returns. Accordingly, the Company was not subject to Federal and state corporate income tax during the period for which it was an S Corporation.

  The unaudited pro forma income tax information included in the statements of operations and Note 6 is presented in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, as if the Company had been subject to federal and certain state income taxes for the period from October 1, 1995 (inception) to December 31, 1995, the years ended December 31, 1996 and 1997, and for the nine-month periods ended September 30, 1997 and 1998.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The concentration of credit risk is mitigated by the large customer base and small accounts receivable balances. The carrying amount of the receivables approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

                                 SUNLINK, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers and high-performance routers, which are important components of its network, are each currently acquired from three sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as its network infrastructure grow, then delays and increased costs in the expansion of the Company's network infrastructure could potentially result in an adverse effect on the Company's operating results.

 Recent Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 (SFAS No. 130), Comprehensive Income, which is required to be adopted in the year ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statement of Stockholders' Equity. The adoption of SFAS No. 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 ("Statement No. 131"), Disclosures about Segments of an Enterprise and Related Information, which is required to be adopted for the year ended December 31, 1998. Statement No. 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The disclosure for segment information on the financial statements is not expected to be material.

 Unaudited Interim Financial Information

  The accompanying interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended September 30, 1997 and 1998, are not necessarily indicative of the results that may be expected for an entire year.

                                 SUNLINK, INC.

3. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                DECEMBER 31,
                                              ------------------  SEPTEMBER 30,
                                                1996      1997        1998
                                              --------  --------  -------------
                                                                   (UNAUDITED)
Computer equipment........................... $159,674  $483,196    $ 763,339
Furniture, fixtures, and office equipment....       --       198        9,995
Leasehold improvements.......................       --        --        2,800
                                              --------  --------    ---------
                                               159,674   483,394      776,134
Less accumulated depreciation................  (19,455)  (83,762)    (177,616)
                                              --------  --------    ---------
                                              $140,219  $399,632    $ 598,518
                                              ========  ========    =========

4. RELATED PARTY TRANSACTIONS

  The Company engages Amerman & Company, which is owned and operated by the Company's stockholders, to prepare the Company's Federal and state tax returns. For the years ended December 31, 1996 and 1997, the amounts paid for tax services were $536 and $1,460, respectively.

  In addition, the Company occupies office space in a building owned by a stockholder of the Company. During the periods from October 1, 1995 (inception) to December 31, 1995 and the year ended December 31, 1996, no rent payments were made to this stockholder, however, rent expense and additional paid in capital of $300 and $1,200, respectively were recognized. For the year ended December 31, 1997, the amount paid for rent was $4,000.

5. NOTE PAYABLE

  The Company has a short-term line of credit payable on demand with a bank allowing for borrowings of up to $125,000. Borrowings against the line bear a fixed rate of 9% until December 23, 1998, when it will be converted to a floating rate at the prime rate plus .75%. The line is secured by the assets of the Company and is personally guaranteed by a stockholder of the Company. Borrowings of $75,000, $90,000, were outstanding against the line at December 31, 1996 and 1997, respectively.

6. INCOME TAX

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") to sell the outstanding stock of the Company and concurrent with the related initial public offering of OneMain.com (as more fully described in Note 7) the Company's status as an S Corporation under the Code will automatically terminate and normal federal and state corporate income tax rates will apply. Based upon the cumulative temporary differences, the Company would have recognized a deferred federal and state income tax expense and

                                 SUNLINK, INC.

6. INCOME TAX--(CONTINUED)

liability of $1,573 as of December 31, 1997 and tax benefit and asset of $24,995 as of September 30, 1998 (unaudited), had the termination of its election to be treated as an S Corporation occurred on those respective dates.

  No pro forma income tax provision (benefit) is reflected for the period from October 1, 1995 (inception) to December 31, 1995 and the year ended December 31, 1996 as the Company would have provided a full valuation allowance against the deferred tax asset had it been a C Corporation.

7. SUBSEQUENT EVENTS (UNAUDITED)

  On May 7, 1998, the Company issued a $250,000 note payable to a bank in monthly installments of $5,027, including interest at a rate of 7.65% per annum. The loan is secured by the Company's assets and personally guaranteed by the stockholders of the Company. As of September 30, 1998, the outstanding balance of the note was $232,186. The Company incurred interest related to the long-term debt of $10,397 for the nine months ended September 30, 1998. Principal payments on long-term debt are due as follows: 1998--$10,804; 1999-- $44,906; 2000--$48,465; 2001--$52,305; 2002--$56,450; thereafter--$19,256.

  The Company's stockholders have entered into an agreement whereby they will sell their shares of capital stock in the Company to OneMain.com. The Company's stockholders will exchange their shares in the Company for cash and shares of common stock of OneMain.com concurrent with the consummation of the initial public offering ("IPO") of the common stock of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist.

  The related party transactions described in Note 4 will be amended upon consummation of the acquisition discussed above so that all continuing obligations will be similar to terms and conditions of agreements / arrangements with unaffiliated third parties.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Stockholder of
LebaNet, Inc.

  We have audited the accompanying balance sheets of LebaNet, Inc. as of December 31, 1996 and 1997 and the related statements of operations, stockholder's equity, and cash flows for the period from March 1, 1996 (inception) to December 31, 1996 and for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LebaNet, Inc. at December 31, 1996 and 1997 and the results of its operations and its cash flows for the period from March 1, 1996 (inception) to December 31, 1996 and for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 17, 1998

                                 LEBANET, INC.

                                 BALANCE SHEETS

                                                   DECEMBER 31
                                                 ----------------
                                                                  SEPTEMBER 30,
                                                  1996     1997       1998
                                                 ------- -------- -------------
                                                                   (UNAUDITED)
                     ASSETS
Current assets:
 Cash........................................... $18,523 $ 43,833   $  9,467
 Accounts receivable............................   5,784    9,495      8,862
 Prepaid expenses...............................      --       --      7,727
                                                 ------- --------   --------
   Total current assets.........................  24,307   53,328     26,056
Property and equipment, net.....................  51,033   61,921     78,008
                                                 ------- --------   --------
   Total assets................................. $75,340 $115,249   $104,064
                                                 ======= ========   ========
      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Accounts payable............................... $ 1,088 $ 15,754   $ 18,936
 Accrued expenses...............................   1,228    1,520      3,386
 Unearned revenues..............................   7,496    7,959     10,107
 Due to stockholder.............................  40,812   40,812         --
                                                 ------- --------   --------
   Total current liabilities....................  50,624   66,045     32,429
Stockholder's equity:
 Common stock -- $1 stated value, 10,000 shares
  authorized; 100 shares issued and
  outstanding...................................     100      100        100
 Additional paid-in capital.....................     600      600        600
 Retained earnings..............................  24,016   48,504     70,935
                                                 ------- --------   --------
   Total stockholder's equity...................  24,716   49,204     71,635
                                                 ------- --------   --------
   Total liabilities and stockholder's equity... $75,340 $115,249   $104,064
                                                 ======= ========   ========


                            See accompanying notes.

                                 LEBANET, INC.

                            STATEMENTS OF OPERATIONS

                                  PERIOD FROM
                                 MARCH 1, 1996               NINE MONTHS ENDED
                                 (INCEPTION) TO  YEAR ENDED    SEPTEMBER 30,
                                  DECEMBER 31,  DECEMBER 31, -----------------
                                      1996          1997       1997     1998
                                 -------------- ------------ -------- --------
                                                                (UNAUDITED)
REVENUES:
 Access revenues................    $149,299      $179,764   $126,409 $149,257
 Other revenues.................          --        19,807      2,920   66,791
                                    --------      --------   -------- --------
   Total revenues...............     149,299       199,571    129,329  216,048
COSTS AND EXPENSES:
 Costs of access revenues.......      55,546       105,898     59,442   65,642
 Costs of other revenues........          --         1,888      1,592   28,001
 Operations and customer
  support.......................      11,222        19,928     14,993   15,084
 Sales and marketing............         623         1,949        853      448
 General and administrative.....      16,433        16,310     11,041   16,741
 Depreciation...................      12,758        18,670     14,003   17,771
                                    --------      --------   -------- --------
   Total costs and expenses.....      96,582       164,643    101,924  143,687
                                    --------      --------   -------- --------
Income from operations..........      52,717        34,928     27,405   72,361
OTHER EXPENSE:
 Interest expense...............          --           (15)        --       --
                                    --------      --------   -------- --------
Net income......................    $ 52,717      $ 34,913   $ 27,405 $ 72,361
                                    ========      ========   ======== ========
Pro forma provision for income
 taxes..........................      21,417        14,184     11,047   27,139
                                    --------      --------   -------- --------
Pro forma net income (See Note
 2).............................    $ 31,300      $ 20,729   $ 16,358 $ 45,222
                                    ========      ========   ======== ========


                            See accompanying notes.

                                 LEBANET, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                              ADDITIONAL               TOTAL
                                       COMMON  PAID-IN   RETAINED  STOCKHOLDER'S
                                       STOCK   CAPITAL   EARNINGS     EQUITY
                                       ------ ---------- --------  -------------
ISSUANCE OF COMMON STOCK (100
 SHARES).............................   100      $600    $     --    $    700
 Net income..........................    --        --      52,717      52,717
 Distributions.......................    --        --     (28,701)    (28,701)
                                        ---      ----    --------    --------
BALANCE AT DECEMBER 31, 1996.........   100       600      24,016      24,716
 Net income..........................    --        --      34,913      34,913
 Distributions.......................    --        --     (10,425)    (10,425)
                                        ---      ----    --------    --------
BALANCE AT DECEMBER 31, 1997.........   100       600      48,504      49,204
 Net income (unaudited)..............    --        --      72,361      72,361
 Distributions (unaudited)...........    --        --     (49,930)    (49,930)
                                        ---      ----    --------    --------
BALANCE AT SEPTEMBER 30, 1998
 (UNAUDITED).........................   100      $600    $ 70,935    $ 71,635
                                        ===      ====    ========    ========



                            See accompanying notes.

                                 LEBANET, INC.

                            STATEMENTS OF CASH FLOWS

                                PERIOD FROM                 NINE MONTHS ENDED
                               MARCH 1, 1996    YEAR ENDED    SEPTEMBER 30,
                              (INCEPTION) TO   DECEMBER 31, ------------------
                             DECEMBER 31, 1996     1997       1997      1998
                             ----------------- ------------ --------  --------
                                                               (UNAUDITED)
OPERATING ACTIVITIES:
Net income.................      $ 52,717        $ 34,913   $ 27,405  $ 72,361
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities:
 Depreciation..............        12,758          18,670     14,003    17,771
 Changes in operating
  assets and liabilities:
   Accounts receivable.....        (5,784)         (3,711)        --       633
   Prepaid expenses........            --              --         --    (7,727)
   Accounts payable........         1,088          14,666         (2)    3,182
   Accrued expenses........         1,228             292      1,824     1,866
   Unearned revenues.......         7,496             463         --     2,148
                                 --------        --------   --------  --------
Net cash provided by
 operating activities......        69,503          65,293     43,230    90,234
INVESTING ACTIVITIES:
Purchases of property and
 equipment.................       (22,279)        (29,558)   (29,558)  (33,858)
                                 --------        --------   --------  --------
Net cash used in investing
 activities................       (22,279)        (29,558)   (29,558)  (33,858)
FINANCING ACTIVITIES:
Distributions to
 stockholder...............       (28,701)        (10,425)   (10,425)  (49,930)
Repayment of stockholder
 advance...................            --              --         --   (40,812)
                                 --------        --------   --------  --------
Net cash used in financing
 activities................       (28,701)        (10,425)   (10,425)  (90,742)
                                 --------        --------   --------  --------
Net increase (decrease) in
 cash......................        18,523          25,310      3,247   (34,366)
Cash at beginning of
 period....................            --          18,523     18,523    43,833
                                 --------        --------   --------  --------
Cash at end of period......      $ 18,523        $ 43,833   $ 21,770  $  9,467
                                 ========        ========   ========  ========
NON-CASH TRANSACTIONS:
Issuance of common stock
 and stockholder advance in
 exchange for property and
 equipment.................      $ 41,512        $     --   $     --  $     --


                            See accompanying notes.

                                 LEBANET, INC.

                         NOTES TO FINANCIAL STATEMENTS

               DECEMBER 31, 1996 AND 1997, AND SEPTEMBER 30, 1998

1. ORGANIZATION

  LebaNet, Inc. (the "Company") is a regional provider of Internet access. The Company is also a provider of network system set-up and installations and related equipment and software sales. The Company was incorporated March 1, 1996 in the Commonwealth of Pennsylvania and began marketing services on that date. The Company's target market is central Pennsylvania.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Property and Equipment

  Equipment and software are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of five years.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company has determined there has been no impairment to the carrying values of such assets since inception.

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by

                                 LEBANET, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

customers. The Company has deferred recognizing revenue on these advance payments and amortize the amounts to revenue on a straight-line basis as the services are provided.

  Other revenues include network installation, maintenance and consulting services. These services are provided on a time-and-material basis and revenue is recognized based upon time (at established rates) and other direct costs as incurred.

 Cost of Revenues

  Cost of access revenues primarily consists of telecommunication expenses inherent in the network infrastructure. Cost of access revenues also includes fees paid for lease of the Company's backbone, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the period from March 1, 1996 (inception) to December 31, 1996 and the year ended December 31, 1997, the Company expensed $623 and $1,502, respectively, as advertising costs.

 Income Taxes

  Historically, the Company has elected, by the consent of its stockholder, to be taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the Subchapter S provisions of the Code, the stockholder includes the Company's corporate income in his personal income tax return. Accordingly, the Company was not subject to federal and state corporate income tax during the period for which it was an S Corporation.

  The unaudited pro forma income tax information included in the statements of operations and Note 5 is presented in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, as if the Company had been subject to federal and certain state income taxes for the period from March 1, 1996 (inception) to December 31, 1996, the year ended December 31, 1997 and for the nine-month periods ended September 30, 1997 and 1998.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the receivables approximates their fair value.

                                 LEBANET, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers and high-performance routers, which are important components of its network, are each currently acquired from three sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Recent Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), Comprehensive Income, which is required to be adopted in the year ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statement of Stockholder's Equity. The Company adopted SFAS No. 130 on January 1, 1998. The adoption of SFAS No. 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 ("SFAS No. 131"), Disclosures about Segments of an Enterprise and Related Information, which is required to be adopted for the year ended December 31, 1998. SFAS No. 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to the stockholders. The impact of adopting SFAS No. 131 on the financial statements is not expected to be material.

 Unaudited Interim Financial Information

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal

                                 LEBANET, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

recurring accruals considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 1998, are not necessarily indicative of the results that may be expected for an entire year.

3. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                   DECEMBER 31
                                                ------------------  SEPTEMBER 30
                                                  1996      1997        1998
                                                --------  --------  ------------
                                                                    (UNAUDITED)
Computer equipment and software................ $ 63,791  $ 93,349    $127,207
Less accumulated depreciation..................  (12,758)  (31,428)    (49,199)
                                                --------  --------    --------
                                                $ 51,033  $ 61,921    $ 78,008
                                                ========  ========    ========

4. RELATED PARTY TRANSACTIONS

  On March 1, 1996, the stockholder of the Company contributed property and equipment with a fair value of $40,812 to the Company in exchange for a non-interest bearing note payable to the stockholder. During 1998, the Company repaid the advance to the stockholder.

  The Company provides consulting services to another corporation in which the stockholder of the Company is also an officer and stockholder. During the period from March 1, 1996 (inception) to December 31, 1996, the Company did not perform any consulting services for related parties. During the year ended December 31, 1997, the Company recognized consulting fee revenue of $2,600.

  In addition, the Company paid office rent to the stockholder of the Company for its use of the stockholder's residence on a month to month basis. During the period from March 1, 1996 (inception) to December 31, 1996 and the year ended December 31, 1997, the Company recorded $5,000 and $3,000, respectively, as rent expense.

5. INCOME TAXES

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") to sell the outstanding stock of the Company and concurrent with the related initial public offering of OneMain.com (as more fully described in Note 6), the Company's status as an S Corporation under the Code will automatically terminate and normal federal and state corporate income tax rates will apply. Based upon the Company's cumulative temporary differences which arose from the difference between its book and tax depreciation methods, the Company would have recognized a deferred federal and state income tax expense and liability of $7,486 as of December 31, 1997 and $8,677 as of September 30, 1998 (unaudited), had the termination of its election to be treated as an S Corporation occurred on those respective dates.

                                 LEBANET, INC.

6. SUBSEQUENT EVENTS (UNAUDITED)

  The Company's stockholder has entered into an agreement whereby he will sell his shares in the Company to OneMain.com. The Company's stockholder will exchange his shares of capital stock of the Company for cash and shares of common stock of OneMain.com concurrent with the consummation of the initial public offering ("IPO") of the common stock of OneMain.com. Additionally, the Company's stockholder will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-tenth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist as a corporation.


  The related party transactions as described in Note 4 will be amended upon consummation of the acquisition discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders of
SouthWind Internet Access, Inc.

  We have audited the accompanying balance sheets of SouthWind Internet Access, Inc. as of December 31, 1996 and 1997, and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SouthWind Internet Access, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

/s/ Grant Thornton, LLP

Wichita, Kansas
October 23, 1998

                        SOUTHWIND INTERNET ACCESS, INC.

                                 BALANCE SHEETS

                                                  DECEMBER 31,    SEPTEMBER 30,
                                                ----------------- -------------
                                                  1996     1997       1998
                                                -------- -------- -------------
                                                                   (UNAUDITED)
                    ASSETS
Current assets:
 Cash and cash equivalents..................... $ 47,443 $ 74,720   $     --
 Accounts receivable, net of allowance for
  doubtful accounts of $0, $12,568 and $6,554
  (unaudited) at December 31, 1996, 1997 and
  September 30, 1998, respectively.............   35,924   23,346     30,789
 Prepaid expenses..............................       --    6,139      6,989
 Other current assets..........................       --       --        395
                                                -------- --------   --------
   Total current assets........................   83,367  104,205     38,173
Property and equipment, net....................  343,873  504,552    575,235
Intangible assets, net.........................      672      579        581
                                                -------- --------   --------
   Total assets................................ $427,912 $609,336   $613,989
                                                ======== ========   ========
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable.............................. $ 10,900 $    608   $ 11,812
 Accrued expenses..............................   13,781   24,147     12,264
 Unearned revenues.............................   28,890   47,458     61,002
 Current maturities of long-term debt..........   37,855   68,590     38,246
 Current maturities of capital lease
  obligations..................................      348      260         --
 Other current liabilities.....................       --       --     14,139
                                                -------- --------   --------
   Total current liabilities...................   91,774  141,063    137,463
Long-term debt, net of current maturities......  129,023   70,433     44,899
Capital lease obligations, net of current
 maturities....................................      260       --         --
                                                -------- --------   --------
   Total long term liabilities.................  129,283   70,433    182,362
Stockholders' equity:
 Common stock; no par value, 2,000 shares
  authorized, 1,000 shares issued and
  outstanding..................................   45,000   45,000     45,000
 Retained earnings.............................  161,855  352,840    386,627
                                                -------- --------   --------
   Total stockholders' equity..................  206,855  397,840    431,627
                                                -------- --------   --------
   Total liabilities and stockholders' equity.. $427,912 $609,336   $613,989
                                                ======== ========   ========

                            See accompanying notes.

                        SOUTHWIND INTERNET ACCESS, INC.

                            STATEMENTS OF OPERATIONS

                                                           NINE MONTHS ENDED
                            YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                          ------------------------------  ---------------------
                            1995      1996       1997       1997        1998
                          --------  --------  ----------  ---------  ----------
                                                              (UNAUDITED)
REVENUES:
 Access revenues........  $168,698  $727,383  $1,317,530  $ 937,937  $1,411,678
 Other revenues.........    33,442   109,204     120,318     95,286      92,778
                          --------  --------  ----------  ---------  ----------
   Total revenues.......   202,140   836,587   1,437,848  1,033,223   1,504,456
COSTS AND EXPENSES:
 Costs of access
  revenues..............   123,517   388,902     641,868    455,422     763,820
 Costs of other
  revenues..............     2,281     7,143      12,605      8,777      14,526
 Operations and
  customer support......     5,802    41,669      56,536     45,227      72,250
 Sales and marketing....    12,695    33,012      46,598     33,234      50,411
 General and
  administrative........    34,276   114,590     199,560    140,427     218,602
 Depreciation and
  amortization..........    19,120    64,075     115,495     81,163     114,219
                          --------  --------  ----------  ---------  ----------
   Total costs and
    expenses............   197,691   649,391   1,072,662    764,250   1,233,828
                          --------  --------  ----------  ---------  ----------
Income from operations..     4,449   187,196     365,186    268,973     270,628
OTHER INCOME (EXPENSE):
 Interest income........       200     1,670       5,464      3,843         328
 Interest expense.......    (3,445)  (13,262)    (11,665)    (8,733)    (10,645)
 Other..................      (747)       (3)         --         --          --
                          --------  --------  ----------  ---------  ----------
NET INCOME..............  $    457  $175,601  $  358,985  $ 264,083  $  260,311
                          ========  ========  ==========  =========  ==========
UNAUDITED PRO FORMA
 INFORMATION:
 Net Income.............                      $  358,985             $  260,311
 Pro forma tax
  provision.............                         138,327                101,283
                                              ----------             ----------
 Pro forma net income...                      $  220,658             $  159,028
                                              ==========             ==========


                            See accompanying notes.

                        SOUTHWIND INTERNET ACCESS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                       RETAINED
                                       COMMON STOCK    EARNINGS       TOTAL
                                      -------------- (ACCUMULATED STOCKHOLDERS'
                                      SHARES AMOUNT    DEFICIT)      EQUITY
                                      ------ ------- ------------ -------------
BALANCE AT JANUARY 1, 1995..........  1,000  $45,000  $ (14,203)    $  30,797
 Net income.........................     --       --        457           457
                                      -----  -------  ---------     ---------
 Balance at December 31, 1995.......  1,000   45,000    (13,746)       31,254
 Net income.........................     --       --    175,601       175,601
                                      -----  -------  ---------     ---------
BALANCE AT DECEMBER 31, 1996........  1,000   45,000    161,855       206,855
 Net income.........................     --       --    358,985       358,985
 Distributions to stockholders......     --       --   (168,000)     (168,000)
                                      -----  -------  ---------     ---------
BALANCE AT DECEMBER 31, 1997........  1,000   45,000    352,840       397,840
 Net income (unaudited).............     --       --    260,311       260,311
 Distributions to stockholders
  (unaudited).......................     --       --   (226,524)     (226,524)
                                      -----  -------  ---------     ---------
BALANCE AT SEPTEMBER 30, 1998
 (unaudited)........................  1,000  $45,000  $ 386,627     $ 431,627
                                      =====  =======  =========     =========


                            See accompanying notes.

                        SOUTHWIND INTERNET ACCESS, INC.

                            STATEMENTS OF CASH FLOWS

                                                            NINE MONTHS ENDED
                             YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                          -------------------------------  --------------------
                            1995       1996       1997       1997       1998
                          ---------  ---------  ---------  ---------  ---------
                                                               (UNAUDITED)
OPERATING ACTIVITIES:
Net income..............  $     457  $ 175,601  $ 358,985  $ 264,083  $ 260,311
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities:
 Depreciation and
  amortization..........     19,120     64,075    115,495     81,163    114,219
 Provision for doubtful
  accounts..............         --         --     12,568     13,010         --
 Other..................        747       (540)        --         --         --
 Changes in operating
  assets and
  liabilities:
   Accounts receivable..    (15,823)   (19,830)        10    (19,424)    (7,443)
   Prepaid expenses.....         --         --     (6,139)    (1,206)      (850)
   Other current
    assets..............         --         --         --         --       (397)
   Accounts payable.....     18,609     (8,206)   (10,292)    33,399     11,204
   Accrued expenses.....      8,357      5,220     10,366     15,102    (11,883)
   Unearned revenues....     10,249     18,641     18,568     15,348     13,544
   Other current
    liabilities.........         --         --         --         --     14,139
                          ---------  ---------  ---------  ---------  ---------
Net cash provided by
 operating activities...     41,716    234,961    499,561    401,475    392,844
INVESTING ACTIVITIES:
Purchases of property
 and equipment..........   (122,451)  (271,563)  (276,081)  (173,657)  (184,902)
Proceeds from disposal
 of property and
 equipment..............      1,160         --         --         --         --
                          ---------  ---------  ---------  ---------  ---------
Net cash used in
 investing activities...   (121,291)  (271,563)  (276,081)  (173,657)  (184,902)
FINANCING ACTIVITIES:
Proceeds from issuance
 of long-term debt......     92,000    110,000     10,000     10,000         --
Principal payments of
 long-term debt.........     (9,225)   (28,897)   (37,855)   (25,243)   (56,138)
Payments on obligations
 under capital leases...       (903)    (3,182)      (348)      (261)        --
Distributions to
 stockholders...........         --         --   (168,000)  (168,000)  (226,524)
                          ---------  ---------  ---------  ---------  ---------
Net cash provided by
 (used in) financing
 activities.............     81,872     77,921   (196,203)  (183,504)  (282,662)
                          ---------  ---------  ---------  ---------  ---------
Net increase (decrease)
 in cash and cash
 equivalents............      2,297     41,319     27,277     44,314    (74,720)
Cash and cash
 equivalents at
 beginning of period....      3,827      6,124     47,443     47,443     74,720
                          ---------  ---------  ---------  ---------  ---------
Cash and cash
 equivalents at end of
 period.................  $   6,124  $  47,443  $  74,720  $  91,757  $      --
                          =========  =========  =========  =========  =========
SUPPLEMENTAL CASH FLOW
 INFORMATION:
Cash paid for interest..  $   3,445  $  10,643  $  12,406  $   9,444  $  10,645
                          =========  =========  =========  =========  =========
Capital lease obligation
 incurred...............  $   4,693  $      --  $      --  $      --  $      --
                          =========  =========  =========  =========  =========

                            See accompanying notes.

                        SOUTHWIND INTERNET ACCESS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

  SouthWind Internet Access, Inc. (the "Company") is a regional provider of Internet access, as well as design and hosting services for world wide web sites. The Company was incorporated in Kansas on July 6, 1994, and began marketing services in October, 1994. The Company's targeted market is the state of Kansas.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services, and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base; and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to sustain profitability or positive cash flow.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment, including leasehold improvements, are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between three and seven years. Leasehold improvements are amortized over the lesser of the related lease term or the estimated useful life, using the straight-line method.


 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of

                        SOUTHWIND INTERNET ACCESS, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company made no adjustments to the carrying values of assets during the years ended December 31, 1995, 1996, and 1997.

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided.

 Costs of Revenues

  Costs of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Costs of access revenues also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per-user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1997, 1996 and 1995, the Company expensed $4,583, $9,201 and $5,092, respectively, as advertising costs.

 Income Taxes

  Historically, the Company has elected, by the consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the provisions of the Code, the stockholders include the Company's corporate income in their personal income tax returns. Accordingly, the Company was not subject to federal corporate income tax during the period for which it was an S Corporation.

  The unaudited pro forma income tax information included in the statements of operations is presented as if the Company had been subject to federal and certain state income taxes for the year ended December 31, 1997 and the nine months ended September 30, 1998.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high-credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' payment history and generally does not require collateral. The

                        SOUTHWIND INTERNET ACCESS, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Company maintains reserves for credit losses, and such losses have been within management's expectations. The carrying amount of the receivables approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Recent Pronouncements

  In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income, which is required to be adopted for fiscal years beginning after December 15, 1997. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statement of Stockholders' Equity. The Company adopted SFAS No. 130 on January 1, 1998. The adoption of SFAS No. 30 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income.

  In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which is required to be adopted for the year ended December 31, 1998. SFAS No. 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The impact of adopting SFAS No. 131 on the financial statements is not expected to be material.

 Unaudited Interim Financial Information

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended September 30, 1997 and 1998, are not necessarily indicative of the results that may be expected for an entire year.

                        SOUTHWIND INTERNET ACCESS, INC.

3. PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                                1996     1997
                                                              -------- --------
Computer equipment........................................... $426,875 $666,605
Furniture, fixtures, and office equipment....................    2,377   12,251
Leasehold improvements.......................................       --   26,477
                                                              -------- --------
                                                               429,252  705,333
Less accumulated depreciation and amortization...............   85,379  200,781
                                                              -------- --------
                                                              $343,873 $504,552
                                                              ======== ========

4. LONG-TERM DEBT

  Long-term debt consisted of the following:

                                                  DECEMBER 31,    SEPTEMBER 30,
                                                ----------------- -------------
                                                  1996     1997       1998
                                                -------- -------- -------------
   Note payable to bank in monthly
    installments of $1,150 at the bank's base
    rate plus 1.00%, due December, 1999,
    collateralized by all assets of the
    Company. Repaid subsequent to
    September 30, 1998 (unaudited)............  $ 35,499 $ 24,848    $16,126
   Note payable to bank in monthly
    installments of $516 at the bank's base
    rate plus 1.00%, due May, 1999,
    collateralized by all assets of the
    Company...................................    12,553    7,421         --
   Note payable to the City of Halstead,
    Kansas in monthly installments of $271 at
    6.00%, due August, 2002...................    14,000   12,980     11,090
   Note payable to the City of Hesston, Kansas
    in monthly installments of $308 at 6.00%,
    due November, 2001........................    15,772   12,705     10,462
   Note payable to the City of Marion, Kansas
    in monthly installments of $145 at 6.00%,
    due April, 2002...........................     7,500    6,513      5,481
   Note payable to the City of Hillsboro,
    Kansas in monthly installments of $193 at
    6.00%, due April, 2003....................        --   10,000      8,288
   Note payable to the City of Peabody, Kansas
    in monthly installments of $182 at 6.00%,
    due July, 2002............................     7,500    7,500      7,214
   Unsecured notes payable to officers and
    members of their families representing
    advances of working capital at interest
    rates ranging from 7.00% to 10.00%, due
    through July 2001.........................    74,054   57,056     24,484
                                                -------- --------    -------
                                                 166,878  139,023     83,145
   Less current portion.......................    37,855   68,590     38,246
                                                -------- --------    -------
                                                $129,023 $ 70,433    $44,899
                                                ======== ========    =======

  The Company received funding from various cities in Kansas, in the form of notes payable, to establish dial-up internet access service in the respective calling areas. The loan agreements require the Company to maintain such internet access for a period of at least 12 months.

                        SOUTHWIND INTERNET ACCESS, INC.

4. LONG-TERM DEBT (CONTINUED)

  As of September 30, 1998, principal payments on long-term debt are due as follows: 1998--$12,713; 1999--$32,007; 2000--$17,526; 2001--$15,082; 2002--
$5,817 (unaudited).

5. LEASE COMMITMENTS

  The Company leases office space under a non-cancelable operating lease agreement. The lease generally provides for renewal terms and the Company is required to pay a portion of the common areas' expenses including maintenance, real estate taxes and other expense. Rent expense for the years ended December 31, 1995, 1996 and 1997 was $4,509, $12,849 and $26,011, respectively.

  Minimum future lease payments under operating leases are summarized as follows:

                                                               DECEMBER 31, 1997
                                                               -----------------
                                                               CAPITAL OPERATING
                                                               ------- ---------
   1998.......................................................  $260   $ 58,387
   1999.......................................................    --     58,908
   2000.......................................................    --     58,908
   2001.......................................................    --     58,908
   2002.......................................................    --     39,272
                                                                ----   --------
   Total minimum lease payments...............................  $260   $274,383
                                                                ====   ========

6. INCOME TAXES

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") and concurrent with the related initial public offering of OneMain.com (as more fully described in Note 8), the Company's status as an S Corporation under the Internal Revenue Code will automatically terminate and normal federal and state corporate income tax rates will apply. Based upon the cumulative temporary differences, the Company will recognize a deferred federal income tax liability of $37,932 (unaudited) as of September 30, 1998 upon the termination of its election to be treated as an S Corporation.

7. DISTRIBUTIONS

  The Company makes distributions to its stockholders for the purpose of paying federal and state income taxes, including required estimated tax payments associated with the Company's taxable income which must be reported on the individual stockholder's income tax returns. The Company made distributions of $68,275 in 1998 associated with the

                        SOUTHWIND INTERNET ACCESS, INC.

7. DISTRIBUTIONS (CONTINUED)

Company's 1997 taxable income. In addition, beginning in 1998, the Company will make distributions to stockholders on a monthly basis equal to 50% of the Company's monthly net income.

8. SUBSEQUENT EVENT

  The Company's stockholders have entered into an agreement whereby they will sell their shares in the Company to OneMain.com. The Company's stockholders will exchange their shares in the Company for cash and shares of common stock of OneMain.com concurrent with the consummation of the initial public offering ("IPO") of the common stock of OneMain.com. Additionally, the Company's stockholders will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-tenth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist and maintain its status as a corporation.

  Notes payable to related parties will be amended upon consummation of the merger discussed above so that such obligations will be similar to terms and conditions of notes with unaffiliated third parties.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders of
Horizon Internet Technologies, Inc.

  We have audited the accompanying balance sheets of Horizon Internet Technologies, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from July 26, 1995 (inception) to December 31, 1995 and each of the two years ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Horizon Internet Technologies, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from July 26, 1995 (inception) to December 31, 1995 and each of the two years ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Birmingham, Alabama
November 11, 1998

                      HORIZON INTERNET TECHNOLOGIES, INC.

                                 BALANCE SHEETS

                                                DECEMBER 31,
                                              ------------------  SEPTEMBER 30,
                                                1996      1997        1998
                                              --------  --------  -------------
                                                                   (UNAUDITED)
                   ASSETS
Current assets:
 Cash and cash equivalents................... $     --  $     --    $     --
 Accounts receivable, net of allowance for
  doubtful accounts $590 and $1,802 and
  $2,818 (unaudited) at December 31, 1996,
  1997 and September 30, 1998,
  respectively...............................    9,518     9,075      21,403
 Other current assets........................    7,260       928       3,107
 Investment in MoCom.........................       --    (1,176)     (6,459)
                                              --------  --------    --------
   Total current assets......................   16,778     8,827      18,051
Property and equipment, net..................   58,553   165,262     315,749
Other assets.................................    4,656     3,755       3,375
                                              --------  --------    --------
   Total assets.............................. $ 79,987  $177,844    $337,175
                                              ========  ========    ========
    LIABILITIES AND STOCKHOLDERS' EQUITY
                  (DEFICIT)
Current liabilities:
 Accounts payable............................ $  4,596  $ 35,308    $ 37,534
 Accrued expenses............................    1,188     1,294       1,547
 Line of credit..............................       --        --      41,499
 Excess of outstanding checks over bank
  balance....................................    8,075    17,065      24,582
 Unearned revenues...........................      500     3,937       7,039
 Current portion of long-term debt...........      868    59,380      35,000
 Current portion of capital leases payable...       --     8,182       4,177
 Short term notes payable....................    9,375    21,260      37,946
                                              --------  --------    --------
   Total current liabilities.................   24,602   146,426     189,324
Long-term debt, net of current portion.......   48,018    65,422     144,026
Capital lease obligations, net of current
 portion.....................................       --    15,482      41,023
Stockholders' equity (deficit):
 Common stock................................    3,000     3,000       3,000
 Additional Paid-in capital..................   19,064    19,065      19,065
 Accumulated deficit.........................  (14,697)  (71,551)    (59,263)
                                              --------  --------    --------
   Total stockholders' equity (deficit)......    7,367   (49,486)    (37,198)
                                              --------  --------    --------
   Total liabilities and stockholders'
    equity................................... $ 79,987  $177,844    $337,175
                                              ========  ========    ========

                            See accompanying notes.

                      HORIZON INTERNET TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS

                            PERIOD FROM
                           JULY 26, 1995                        NINE MONTHS
                            (INCEPTION)     YEAR ENDED             ENDED
                                TO         DECEMBER 31,        SEPTEMBER 30,
                           DECEMBER 31,  ------------------  ------------------
                               1995        1996      1997      1997      1998
                           ------------- --------  --------  --------  --------
                                                                (UNAUDITED)
REVENUES:
  Access revenues........    $  1,921    $128,280  $376,357  $251,585  $732,993
  Other revenues.........          --      20,406    58,258    50,047    58,330
                             --------    --------  --------  --------  --------
    Total revenues.......       1,921     148,686   434,615   301,632   791,323
COST AND EXPENSES:
  Cost of access
   revenues..............      10,087      62,765   189,690   127,154   297,133
  Cost of other
   revenues..............          --      16,034    42,564    36,795    42,006
  Operations and customer
   support...............         233       4,012    31,103    18,508    97,934
  Sales and marketing....         675       1,737     7,531     5,017    14,162
  General and
   administrative........       3,820      53,513   188,856   119,431   261,970
  Loss on investment in
   MoCom.................          --          --     2,176     1,632     5,283
  Amortization...........         167         672       671       504       501
  Depreciation...........         688       9,602    25,093    16,190    46,045
                             --------    --------  --------  --------  --------
    Total cost and
     expenses............      15,670     148,335   487,684   325,231   765,034
                             --------    --------  --------  --------  --------
(Loss) income from opera-
 tions...................     (13,749)        351   (53,069)  (23,599)   26,289
OTHER INCOME (EXPENSE):
  Interest income........          --          12        --        --        --
  Interest expense.......          --      (1,311)   (3,785)   (2,373)  (14,001)
                             --------    --------  --------  --------  --------
Net (loss) income........    $(13,749)   $   (948) $(56,854) $(25,972) $ 12,288
                             ========    ========  ========  ========  ========


                            See accompanying notes.

                      HORIZON INTERNET TECHNOLOGIES, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                         TOTAL
                          COMMON STOCK                               STOCKHOLDERS'
                          ------------- ADDITIONAL PAID (ACCUMULATED    EQUITY
                          SHARES AMOUNT   IN CAPITAL      DEFICIT)     (DEFICIT)
                          ------ ------ --------------- ------------ -------------
BALANCE AT INCEPTION....     --  $   --     $    --       $     --     $     --
 Net loss...............     --      --          --        (13,749)     (13,749)
 Issuance of common
  stock.................  3,000   3,000      19,000             --       22,000
                          -----  ------     -------       --------     --------
BALANCE AT DECEMBER 31,
 1995...................  3,000   3,000      19,000        (13,749)       8,251
 Net income (loss)......     --      --          --           (948)        (948)
 Additional capital.....     --      --          64             --           64
                          -----  ------     -------       --------     --------
BALANCE AT DECEMBER 31,
 1996...................  3,000   3,000      19,064        (14,697)       7,367
 Net loss...............     --      --          --        (56,854)     (56,854)
 Additional capital.....     --      --           1             --            1
                          -----  ------     -------       --------     --------
BALANCE AT DECEMBER 31,
 1997...................  3,000   3,000      19,065        (71,551)     (49,486)
NET INCOME (UNAUDITED)..     --      --          --         12,288       12,288
                          -----  ------     -------       --------     --------
BALANCE AT SEPTEMBER 30,
 1998 (UNAUDITED).......  3,000  $3,000     $19,065       $(59,263)    $(37,198)
                          =====  ======     =======       ========     ========



                            See accompanying notes.

                      HORIZON INTERNET TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS

                           PERIOD FROM
                          JULY 26, 1995                       NINE MONTHS
                           (INCEPTION)     YEAR ENDED            ENDED
                               TO         DECEMBER 31,       SEPTEMBER 30,
                          DECEMBER 31,  -----------------  -------------------
                              1995       1996      1997      1997      1998
                          ------------- -------  --------  --------  ---------
                                                              (UNAUDITED)
OPERATING ACTIVITIES:
Net (loss) income.......    $(13,749)   $  (948) $(56,854) $(25,972) $  12,288
Adjustments to reconcile
 net income (loss) to
 net cash (used in)
 provided by operating
 activities:
 Depreciation and
  amortization..........         855     10,274    25,764    16,694     46,546
 Changes in operating
  assets and
  liabilities:
   Accounts receivable..        (426)    (9,092)      443       542    (12,328)
   Other current
    assets..............          --     (7,260)    6,332     5,047     (2,179)
   Equity in loss of
    MoCom...............          --         --     2,176     1,632      5,283
   Other assets.........        (130)      (623)      230    (2,350)      (121)
   Accounts payable.....      12,827     (8,231)   30,712    34,083      2,226
   Accrued expenses.....          --      1,188       106      (217)       253
   Excess of outstanding
    checks over bank
    balance.............          --      8,075     8,990     2,699      7,517
   Unearned revenues....          53        447     3,437      (500)     3,102
                            --------    -------  --------  --------  ---------
Net cash (used in)
 provided by operating
 activities.............        (570)    (6,170)   21,336    31,658     62,587
INVESTING ACTIVITIES:
Purchases of property
 and equipment..........     (27,564)   (41,279) (131,802) (102,428)  (196,532)
Investment in MoCom.....          --         --    (1,000)   (1,000)        --
Payments for intangible
 assets.................      (4,742)        --        --        --         --
                            --------    -------  --------  --------  ---------
Net cash used in
 investing activities...     (32,306)   (41,279) (132,802) (103,428)  (196,532)
Financing activities
Capital Leases Payable..          --         --    23,664    24,283     21,536
Proceeds from issuance
 of long-term debt......      15,170     43,091    87,801    47,486    112,409
Proceeds from sale of
 stock and capital
 contributions..........      22,000         64         1         1         --
                            --------    -------  --------  --------  ---------
Net cash provided by
 financing activities...      37,170     43,155   111,466    71,770    133,945
                            --------    -------  --------  --------  ---------
Net increase (decrease)
 in cash and cash
 equivalents............       4,294     (4,294)       --        --         --
Cash and cash
 equivalents at
 beginning of period....          --      4,294        --        --         --
                            --------    -------  --------  --------  ---------
Cash and cash
 equivalents at end of
 period.................    $  4,294    $    --  $     --  $     --  $      --
                            ========    =======  ========  ========  =========
SUPPLEMENTAL CASH FLOW
 INFORMATION:
Cash paid for interest..    $     --    $   123  $  2,861  $     --  $  14,262
                            ========    =======  ========  ========  =========

                            See accompanying notes.

                      HORIZON INTERNET TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

  Horizon Internet Technologies, Inc. (the "Company") is a regional provider of Internet access. The Company was incorporated in Kansas on July 26, 1995 and began marketing services in Kansas. The Company's targeted markets include Missouri, Oklahoma and Kansas.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between three to five years.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company made no adjustments to the carrying values of the assets during the years ended December 31, 1996 and 1997.

                      HORIZON INTERNET TECHNOLOGIES, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Revenue Recognition

  The Company recognizes Internet access revenues when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenues on these advance payments and amortizes the amounts to revenues on a straight-line basis as the services are provided.

 Costs of Revenues

  Costs of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Costs of access revenues also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per-user charge, other license fees paid to third-party software vendors, product costs and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1997, 1996 and 1995, the Company expensed $7,531, $1,737 and $675, respectively, as advertising costs.

 Income Taxes

  Historically, the Company has elected by the consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the Subchapter S provisions of the Code, the stockholders include the Company's corporate income in their personal income tax returns. Accordingly, the Company was not subject to federal and state corporate income tax during the period for which it was an S Corporation.

  The unaudited pro forma income tax information included in the statements of operations and Note 9 is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and certain state income taxes for the period from July 26, 1995 (inception) to December 31, 1995, the two years ended December 31, 1996 and 1997, and for the nine month unaudited periods ended September 30, 1997 and 1998.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high-credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' payment history and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The carrying amount of the receivables approximates their fair value.

                      HORIZON INTERNET TECHNOLOGIES, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management believes alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operations.

  In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Recent Pronouncements

  In June 1997, the Financial Accounting Standards Board (FASB) issued Statement No. 130, Reporting Comprehensive Income, ("SFAS No. 130") which is required to be adopted for fiscal years beginning after December 15, 1997. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statement of Stockholders' Equity. The Company adopted SFAS No. 130 on January 1, 1998. The adoption of SFAS No. 130 did not have any effect on the Company's financial statements as the Company financial statements as the Company does not have any elements of comprehensive income.

  In June 1997, the FASB issued Statement No. 131, Disclosures about Segments of an Enterprise and Related Information, ("SFAS No. 131") which is required to be adopted for the year ended December 31, 1998. SFAS No. 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The impact of adopting SFAS No. 131 on the financial statements is not expected to be material.

 Unaudited Interim Financial Information

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended September 30, 1997 and 1998, are not necessarily indicative of the results that may be expected for an entire year.

                      HORIZON INTERNET TECHNOLOGIES, INC.

3. PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1996      1997
                                                              -------  --------
Computer equipment........................................... $68,468  $191,749
Furniture, fixtures, and office equipment....................     376     8,872
                                                              -------  --------
                                                               68,844   200,621
Less accumulated depreciation................................ (10,291)  (35,359)
                                                              -------  --------
                                                              $58,553  $165,262
                                                              =======  ========

4. LINE OF CREDIT

  The Company has a short-term line of credit with a bank allowing for borrowings of up to $50,000 subject to a borrowing base that is calculated based upon defined levels of accounts receivable, inventory and equipment. Borrowings against the line bear interest at 10% at December 31, 1997. The line is secured by the assets of, and is personally guaranteed by, the President and the Vice President of the Company. No amounts were outstanding against the line at December 31, 1997.

5. RELATED PARTY TRANSACTIONS

  The Company purchased computer equipment from a related party for the period ended December 31, 1997, in the amount of $23,741.

  The Company also has notes payable to the Chairman of the Board of the Company in the amount of $44,151, $43,678 at December 31, 1996 and 1997, respectively. The interest rate is 8%.

                      HORIZON INTERNET TECHNOLOGIES, INC.

6. LONG-TERM DEBT

  Long-term debt consisted of the following:

                                                      DECEMBER 31,
                                                    ----------------
                                                     1996     1997
                                                    ------- --------
   Note payable to a stockholder with interest at
    0% until October 1997 and increasing to 8%
    thereafter. Monthly installments of $500
    commence October 1997 with any unpaid principal
    and interest due September 1998......           $44,151 $ 43,678
   Non-interest bearing note payable to a
    stockholder with no maturity date..............   4,735    4,735
   Note payable to a bank bearing interest at 10%
    per annum, monthly principal and interest
    payments of $1,291, and maturing October
    2000...........................................      --   37,418
   Line of credit with a bank bearing interest at
    9.75% per annum, with no monthly principal and
    interest payments. The line expires February
    2000...........................................      --   38,971
   Note payable to a bank bearing interest at 9.75%
    per annum, monthly principal and interest
    payments of $2,891, and maturing May
    2001...........................................      --       --
                                                    ------- --------
                                                    $48,886 $124,802
                                                    ======= ========

  Principal payments on long-term debt are due as follows: 1998--$64,152; 1999--$42,332; 2000--$81,422; 2001--$15,878.

7. COMMITMENTS

 Lease Commitments

  The Company leases office space and various office and computer equipment under non-cancelable operating lease agreements. The leases generally provide for renewal terms and the Company is required to pay a portion of the common areas' expenses including maintenance, real estate taxes and other expense. Rent expense for the years ended December 31, 1996 and 1997 was $1,562 and $7,732, respectively.

  The Company leases certain computer and office equipment under an agreement which have been accounted for as a capital lease. The related equipment had a cost of $26,000 at December 31, 1997, and accumulated amortization of $2,336 at December 31, 1997. The agreement requires a monthly payment of $880 and expires during 2000.

                      HORIZON INTERNET TECHNOLOGIES, INC.

7. COMMITMENTS (CONTINUED)

  Minimum future lease payments under operating leases together with the present value of the net minimum lease payments under capital leases are summarized as follows:

                                                              DECEMBER 31, 1997
                                                              -----------------
                                                              OPERATING CAPITAL
                                                              --------- -------
   1998......................................................  $ 7,674  $10,560
   1999......................................................   11,004   10,560
   2000......................................................   11,004    7,040
   2001......................................................    9,355       --
                                                               -------  -------
     Total minimum lease payments............................  $39,037   28,160
                                                               =======
   Less amounts representing interest........................            (4,496)
                                                                        -------
   Present value of minimum lease payments...................           $23,664
                                                                        =======

8. INVESTMENT IN MOCOM

  During 1997, the Company purchased 650 shares, or 32.5%, of the stock of MoCom Corporation ("MoCom"). MoCom is a regional provider of Internet access in the Missouri area. Any profits and losses will be accounted for under the equity method of accounting with profits and/or losses shown in a separate line item on the statements of operations.

9. INCOME TAXES

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") to sell the outstanding stock of the Company and concurrent with the related initial public offering of OneMain.com (as described more fully in Note 10), the Company's status as an S Corporation under the Code will automatically terminate and normal federal and state corporate income tax rates will apply. Based upon the cumulative temporary differences, the Company would have recognized a deferred federal and state income tax expense and liability of $2,977 as of December 31, 1997 and $14,065 as of September 30, 1998 (unaudited), had the termination of its election to be treated as an S Corporation occurred on those respective dates.

  No pro forma income tax provision is reflected for the period from July 26, 1995 (inception) through December 31, 1995, two years ended December 31, 1996 and 1997, and for the nine month unaudited periods ended September 30, 1997 and 1998, as the Company would have provided a full valuation allowance against the deferred tax asset had it been a C Corporation.

10. SUBSEQUENT EVENTS (UNAUDITED)

  On August 21, 1998, the Company renewed the line of credit and increased the line from $50,000 to $75,000, maturing on February 21, 1999, with an interest rate of 9.75%.

                      HORIZON INTERNET TECHNOLOGIES, INC.

10. SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)


  On November 3, 1998, the Company purchased the remaining outstanding stock of MoCom for $135,500.

  The Company's stockholders have entered into an agreement whereby they will sell their shares in the Company to OneMain.com. The Company's stockholders will exchange their shares in the Company for cash and shares of common stock of OneMain.com concurrent with the consummation of the initial public offering ("IPO") of the common stock of OneMain.com. Additionally, the Company's stockholders will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-tenth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist.

  The affiliate arrangements as described in Note 6 will be amended upon consummation of the acquisition discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders of
United States Internet, Inc.

  We have audited the accompanying balance sheets of United States Internet, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' deficiency and cash flows for each of the years in the three year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Internet, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Coulter & Justus, P.C.

Knoxville, Tennessee
November 4, 1998

                          UNITED STATES INTERNET, INC.

                                 BALANCE SHEETS

                                              DECEMBER 31
                                        ------------------------  SEPTEMBER 30,
                                           1996         1997          1998
                                        -----------  -----------  -------------
                ASSETS                                             (UNAUDITED)
Current assets:
 Cash and cash equivalents............. $   164,207  $   198,159   $   360,262
 Accounts receivable, net of allowance
  for doubtful accounts of $272,604,
  $323,940 and $400,873 at December
  31, 1996, 1997 and September 30,
  1998 (unaudited), respectively.......     201,576      200,410       259,763
 Inventories...........................      33,628       19,460       103,636
 Prepaid expenses......................      50,247       67,021        42,890
 Other current assets..................       1,078           --            --
                                        -----------  -----------   -----------
Total current assets...................     450,736      485,050       766,551
Property and equipment, net............   1,213,360    1,425,840     2,124,809
Acquired customer base, net............     227,473      307,023       660,000
Other assets...........................      10,589       10,424       297,378
                                        -----------  -----------   -----------
Total assets........................... $ 1,902,158  $ 2,228,337   $ 3,848,738
                                        ===========  ===========   ===========
 LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Accounts payable...................... $   530,241  $   610,322   $   716,044
 Accrued expenses......................     115,618      132,758       128,200
 Unearned revenues.....................     239,365      442,192       617,006
 Line of credit........................     200,000           --            --
 Current portion of long-term debt.....          --       42,116       616,898
 Current portion of capital lease
  obligations..........................     146,674      364,808       423,645
 Current portion of stockholder notes
  payable..............................      32,394      881,708       151,337
                                        -----------  -----------   -----------
   Total current liabilities...........   1,264,292    2,473,904     2,653,130
Stock appreciation rights liability....   2,362,218    1,763,357     5,080,312
Long-term debt, net of current
 portion...............................         --       327,184     1,426,994
Capital lease obligations, net of
 current portion.......................     325,221      370,185       288,496
Stockholder notes payable, net of
 current portion.......................   1,258,349       76,441       213,831
Other liabilities......................          --       16,500         3,040
                                        -----------  -----------   -----------
   Total liablities....................   5,210,080    5,027,571     9,665,803
Stockholders' deficit:
 Common stock, no par value,
  authorized 5,000,000 shares, issued
  1,265,523, 1,449,375 and 1,591,849
  shares, at December 31, 1996, 1997
  and September 30, 1998 (unaudited),
  respectively.........................   1,635,368    2,600,351     4,020,734
 Accumulated deficit...................  (4,943,290)  (5,399,585)   (9,837,799)
                                        -----------  -----------   -----------
   Total stockholders' deficit.........  (3,307,922)  (2,799,234)   (5,817,065)
                                        -----------  -----------   -----------
   Total liabilities and stockholders'
    deficit............................ $ 1,902,158  $ 2,228,337   $ 3,848,738
                                        ===========  ===========   ===========

                            See accompanying notes.

                          UNITED STATES INTERNET, INC.

                            STATEMENTS OF OPERATIONS

                                                                 NINE MONTHS ENDED
                               YEAR ENDED DECEMBER 31               SEPTEMBER 30
                         ------------------------------------  -----------------------
                            1995         1996         1997        1997        1998
                         -----------  -----------  ----------  ----------  -----------
NET REVENUES:                                                       (UNAUDITED)
 Access revenues........ $   508,655  $ 2,140,140  $3,818,961  $2,716,608  $ 4,051,518
 Other revenues.........     381,247      366,592     354,842     276,144      177,027
                         -----------  -----------  ----------  ----------  -----------
   Total net revenues...     889,902    2,506,732   4,173,803   2,992,752    4,228,545
COST AND EXPENSES:
 Cost of access
  revenues..............     365,448      771,143   1,612,430   1,180,189    2,275,709
 Cost of other
  revenues..............     147,079      160,517     386,798     254,367       75,520
 Operations and
  customer support......     124,774      786,378     886,285     655,774      481,585
 Sales and marketing....     370,303      743,880     548,011     440,522      610,236
 General and
  administrative........     741,349    1,090,916   1,106,803     877,851      991,160
 Stock compensation
  expense (benefit).....   1,680,840      581,378    (598,861)   (449,145)   3,316,955
 Amortization...........          --       23,492     132,612      93,534      167,256
 Depreciation...........      52,834      199,943     326,131     166,191      395,300
                         -----------  -----------  ----------  ----------  -----------
   Total cost and
    expenses............   3,482,627    4,357,647   4,400,209   3,219,283    8,313,721
                         -----------  -----------  ----------  ----------  -----------
Loss from operations....  (2,592,725)  (1,850,915)   (226,406)   (226,531)  (4,085,176)
OTHER INCOME (EXPENSE):
 Interest income........       2,339        6,681       5,983       1,240       24,616
 Interest expense.......     (20,765)    (146,148)   (268,869)   (202,221)    (187,527)
 Miscellaneous..........          --       15,239      32,997      18,423     (190,127)
                         -----------  -----------  ----------  ----------  -----------
Net other expense.......     (18,426)    (124,228)   (229,889)   (182,558)    (353,038)
                         -----------  -----------  ----------  ----------  -----------
Net loss................ $(2,611,151) $(1,975,143) $ (456,295) $ (409,089) $(4,438,214)
                         ===========  ===========  ==========  ==========  ===========


                            See accompanying notes.

                          UNITED STATES INTERNET, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                       TOTAL
                                             COMMON   ACCUMULATED  STOCKHOLDERS'
                                             STOCK      DEFICIT       DEFICIT
                                           ---------- -----------  -------------
BALANCE AT JANUARY 1, 1995...............  $  183,000 $  (356,996)  $  (173,996)
 Net loss................................          --  (2,611,151)   (2,611,151)
 Issuance of common stock................     915,006          --       915,006
 Stock warrants issued...................      16,399          --        16,399
                                           ---------- -----------   -----------
BALANCE AT DECEMBER 31, 1995.............   1,114,405  (2,968,147)   (1,853,742)
 Net loss................................          --  (1,975,143)   (1,975,143)
 Issuance of common stock................     503,456          --       503,456
 Stock warrants issued...................      17,507          --        17,507
                                           ---------- -----------   -----------
BALANCE AT DECEMBER 31, 1996.............   1,635,368  (4,943,290)   (3,307,922)
 Net loss................................          --    (456,295)     (456,295)
 Issuance of common stock................     951,827          --       951,827
 Stock warrants issued...................      13,156          --        13,156
                                           ---------- -----------   -----------
BALANCE AT DECEMBER 31, 1997.............   2,600,351  (5,399,585)   (2,799,234)
 Net loss (unaudited)....................          --  (4,438,214)   (4,438,214)
 Issuance of common stock (unaudited)....   1,196,813          --     1,196,813
 Stock warrants issued (unaudited).......     223,570          --       223,570
                                           ---------- -----------   -----------
BALANCE AT SEPTEMBER 30, 1998 (UNAU-
 DITED)..................................  $4,020,734 $(9,837,799)  $(5,817,065)
                                           ========== ===========   ===========




                            See accompanying notes.

                          UNITED STATES INTERNET, INC.

                            STATEMENTS OF CASH FLOWS

                                                                   NINE MONTHS ENDED
                                YEAR ENDED DECEMBER 31               SEPTEMBER 30,
                          -------------------------------------  ----------------------
                             1995         1996         1997        1997        1998
                          -----------  -----------  -----------  ---------  -----------
                                                                      (UNAUDITED)
OPERATING ACTIVITIES:
Net loss................  $(2,611,151) $(1,975,143) $  (456,295) $(409,089) $(4,438,214)
Adjustments to reconcile
 net loss to net cash
 used in operating
 activities:
 Depreciation and
  amortization..........       55,922      277,448      549,315    340,890      587,014
 Stock appreciation
  expense (benefit).....    1,680,840      581,378     (598,861)  (449,145)   3,316,955
 (Gain) loss on sale or
  disposal of
  equipment.............           --       (6,971)     (26,158)   (26,158)      74,253
 Changes in operating
  assets and
  liabilities:
   Accounts receivable
    (net)...............      (98,722)     (65,974)       1,166   (166,888)     (59,353)
   Inventory............       (9,615)     (21,019)      14,168   (115,798)     (84,176)
   Prepaid expenses.....      (33,953)     (14,694)     (16,774)   (58,692)      24,131
   Other assets.........        6,059      (10,995)         908      8,274       (7,454)
   Accounts payable.....      419,536       77,588       80,081     95,523      105,722
   Accrued expenses and
    other liabilities...       18,151       95,039       33,640    137,612      (18,018)
   Unearned revenues....      101,785      137,580      202,827    132,209      174,816
   Other current
    liabilities.........           --           --           --     43,643           --
                          -----------  -----------  -----------  ---------  -----------
Net cash used in
 operating activities...     (471,148)    (925,763)    (215,983)  (467,619)    (324,324)
INVESTING ACTIVITIES:
Purchases of property
 and equipment..........     (434,543)    (883,193)    (184,636)   (37,565)    (881,428)
Purchase of subsidiary..           --           --           --         --     (140,016)
Proceeds from sale of
 property and
 equipment..............           --      463,273      142,697    142,697           --
Purchase of customer
 base...................           --     (116,992)     (43,259)   (20,605)    (101,685)
                          -----------  -----------  -----------  ---------  -----------
Net cash used in
 investing activities...     (434,543)    (536,912)     (85,198)    84,527   (1,123,129)
FINANCING ACTIVITIES:
Net proceeds under line
 of credit..............       65,000      135,000           --         --           --
Proceeds from issuance
 of long-term debt......      147,469    1,199,018       66,700     66,700    1,895,168
Principal payments on
 long-term debt.........       (6,000)     (14,986)     (33,307)   (33,307)     (20,297)
Payments on obligations
 under capital leases...           --      (42,675)    (232,033)   (89,193)    (309,946)
Net payment of
 stockholder notes......           --           --           --         --     (197,561)
Net proceeds from
 issuance of common
 stock..................      745,006      259,685      533,773    471,179      242,192
                          -----------  -----------  -----------  ---------  -----------
Net cash provided by
 financing activities...      951,475    1,536,042      335,133    415,379    1,609,556
                          -----------  -----------  -----------  ---------  -----------
Net increase in cash and
 cash equivalents.......       45,784       73,367       33,952     32,287      162,103
Cash and cash
 equivalents at
 beginning of year......       45,056       90,840      164,207    164,207      198,159
                          -----------  -----------  -----------  ---------  -----------
Cash and cash
 equivalents at end of
 year...................  $    90,840  $   164,207  $   198,159  $ 196,494  $   360,262
                          ===========  ===========  ===========  =========  ===========
SUPPLEMENTAL CASH FLOW
 INFORMATION:
Cash paid for interest..  $    17,877  $    62,731  $   210,795  $ 202,221  $   117,000
                          ===========  ===========  ===========  =========  ===========
Capital lease
 obligations incurred...  $     4,877  $   509,893  $   405,131  $ 417,818  $   287,094
                          ===========  ===========  ===========  =========  ===========
Stock issued for
 customer base..........  $        --  $   140,774  $        --  $          $        --
                          ===========  ===========  ===========  =========  ===========
Conversion of long-term
 debt to stock..........  $   170,000  $        --  $   418,054  $      --  $   405,430
                          ===========  ===========  ===========  =========  ===========
Stock purchase warrants
 issued.................  $    13,311  $    88,179  $    13,156  $      --  $        --
                          ===========  ===========  ===========  =========  ===========
Stock issued for accrued
 interest...............  $        --  $    32,325  $        --  $      --  $        --
                          ===========  ===========  ===========  =========  ===========
Debt issued for customer
 base...................  $        --  $        --  $   169,300  $ 169,300  $        --
                          ===========  ===========  ===========  =========  ===========

                            See accompanying notes.

                          UNITED STATES INTERNET, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

  United States Internet, Inc. (the "Company") was incorporated in 1994 and has points of presence in Tennessee, Virginia, Kentucky and Alabama. The Company's principal business is to provide access to the Internet, design and host web pages on the Internet and resell Internet hardware and software.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve profitability or positive cash flow.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and accompanying notes. Actual results may differ from these estimates and such differences could be material.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment, including leasehold improvements, are stated at cost. Depreciation is calculated using the straight-line method over estimated useful lives ranging between three and seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

 Inventories

  Inventories consist of purchased goods for resale and are stated at the lower of cost or market using the first-in, first-out ("FIFO") method.

 Impairment of Long-Lived Assets

  In the event fact and circumstances indicate the cost on any long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required,

                          UNITED STATES INTERNET, INC.

                               DECEMBER 31, 1997
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

the estimated future undiscounted cash flows associated with the assets would be compared to the carrying amount of the assets to determine if a write-down to fair value may be required.

 Acquired Customer Base

  The Company capitalizes the purchase price paid to acquire customer bases from other Internet service providers ("ISPs"). Amortization is provided using the straight-line method over three years commencing when the customer base is received. Accumulated amortization was $30,293 and $163,637 at December 31, 1996 and 1997, respectively.

 Stock Compensation

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation. SFAS 123 allows companies to account for stock-based compensation under either the new provisions of SFAS 123 or the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. The Company has chosen to continue accounting for its stock-based compensation in accordance with the provisions of APB 25.

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided.

 Cost of Revenues

  Cost of access revenues primarily consists of telecommunication expenses inherent in the network infrastructure. Cost of access revenues also includes fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per user charge, other license fees paid to third-party software vendors, product costs and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1995, 1996 and 1997, the Company expensed $60,577, $62,366 and $17,582, respectively, as advertising costs.

                          UNITED STATES INTERNET, INC.

                               DECEMBER 31, 1997
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Computer Software Development Costs

  In March 1998, AcSEC issued Statement of Position 98-1 ("SOP 98-1"), Accounting for the Costs of Computer Software Developed For or Obtained for Internal Use. SOP 98-1 is effective for the Company beginning after January 1, 1998. SOP 98-1 will require the capitalization of certain costs incurred after the date of adoption in connection with developing or obtaining software for internal-use. The Company currently expenses such costs as incurred. The impact of adopting SOP 98-1 on the Company's financial statements is not expected to be material.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

  At December 31, 1997, approximately $261,000 of cash is deposited in one financial institution. Credit risk is subject to the financial security of this institution.

  Accounts receivable are unsecured and due under stated terms. Credit risk with respect to accounts receivable is subject to the financial security of each customer. The Company does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base.

 Fair Value of Financial Instruments

  The fair value of the Company's financial instruments classified as current assets or liabilities, including cash and cash equivalents, accounts receivable and accounts payable, approximated carrying value, principally because of the short maturity of these items.

  The carrying amounts of the long-term debt payable approximate fair value due to the interest rates on these agreements approximating the Company's incremental borrowing rates, and the fair values of capitalized lease obligations approximate carrying value based on their effective rates compared to current market rates.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

                          UNITED STATES INTERNET, INC.

                               DECEMBER 31, 1997

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers and high-performance routers, which are important components of its network, are each currently acquired primarily from one source. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Income Taxes

  The Company accounts for income taxes using the liability method. The liability method provides that deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as "temporary differences." Temporary differences result from the use of different accounting methods for financial statement and income tax reporting purposes.

 Unaudited Financial Statements

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended September 30, 1997 and 1998, are not necessarily indicative of the results that may be expected for an entire year.

3. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                                DECEMBER 31
                                                           ---------------------
                                                              1996       1997
                                                           ---------- ----------
 Computer equipment......................................  $1,329,656 $1,838,870
 Furniture, fixtures, and office equipment...............      62,685     87,591
 Leasehold improvements..................................      10,235     11,182
                                                           ---------- ----------
                                                            1,402,576  1,937,643
 Less accumulated depreciation and amortization..........     189,216    511,803
                                                           ---------- ----------
 Property and equipment, net.............................  $1,213,360 $1,425,840
                                                           ========== ==========

                          UNITED STATES INTERNET, INC.

                               DECEMBER 31, 1997

4. LONG-TERM DEBT

  Long-term debt consists of the following as of December 31, 1997:

         National Bank of Blacksburg note payable due
          October 31, 2002, bearing interest at prime
          rate (8.5% at December 31, 1997), with
          monthly payments of interest only through
          October 1, 1998, and then in monthly
          principal and interest payments of $4,154.... $169,300
         Line of credit................................  200,000
                                                        --------
                                                         369,300
         Less current portion..........................   42,116
                                                        --------
         Long-term portion............................. $327,184
                                                        ========

  The National Bank of Blacksburg note is collateralized by accounts receivable from customers serviced by the related financed internet equipment located in Blacksburg, Virginia.

  In March 1998, the Company entered into a working capital and equipment purchase facility of up to $5,878,000 to be provided in scheduled draws through December 1999. The note is secured by equipment, inventories and accounts receivable. The note is due February 28, 2001, and bears interest at the prime rate and requires monthly payments of principal and interest, with monthly payments of interest only through February 28, 1999. In connection with this note, the Company issued a warrant to purchase 28,299 shares of common stock at an exercise price of $0.01 per share. The warrants are immediately exercisable and expire on March 31, 2001. Under the conditions of this agreement, any unexercised warrants at the date of expiration will be automatically converted to common stock based upon the difference between the fair market value of the common stock, at such date, and the warrant exercise price, divided by the fair value of the common stock, at such date. Of the approximately $3,145,000 borrowed under this facility during 1998, approximately $200,000 has been allocated to the value of the warrants, thereby providing a discount on the note.

  In May 1998, the Company signed a note payable to a bank for $200,000 due May 31, 2001, bearing interest at 8.5%, with monthly principal and interest payments of $6,314, resulting from the maturity of the $200,000 line of credit facility. The note is collateralized by various operating equipment and requires the Company to maintain two financial statement covenants; the debt service coverage covenant required at December 31, 1998, and the minimum tangible net worth covenant required at December 31, 1999.

  Maturities of long-term debt as of December 31, 1997, are as follows:

            1999................................ $ 42,116
            2000................................  101,702
            2001................................  110,691
            2002................................   75,306
            2003................................   39,485
                                                 --------
                                                 $369,300
                                                 ========

                          UNITED STATES INTERNET, INC.

                               DECEMBER 31, 1997
5. STOCKHOLDER NOTES PAYABLE

  Stockholder notes payable consist of the following:

                                                                DECEMBER 31
                                                            -------------------
                                                               1996      1997
                                                            ---------- --------
   Unsecured notes payable................................. $  250,000 $316,700
   Convertible notes due in May 1998 bearing interest at
    6%, payable annually. The notes are convertible to
    shares of the Company's common stock at the option of
    the holder on or before the scheduled maturity date at
    a rate of one share per $7.50 of note payable..........    894,740  527,753
   Secured notes payable...................................    146,003  113,696
                                                            ---------- --------
                                                             1,290,743  958,149
   Less current portion....................................     32,394  881,708
                                                            ---------- --------
   Long-term portion....................................... $1,258,349 $ 76,441
                                                            ========== ========

  Maturities of stockholder note payables as of December 31, 1997, are as follows:

            1999................................ $881,708
            2000................................   38,331
            2001................................   38,110
                                                 --------
                                                 $958,149
                                                 ========

  During 1998 the Company offered an inducement to the convertible noteholders to convert their notes to common stock at $5.50 per share, and issued an additional $35,000 in convertible stockholder notes payable. Approximately $395,000 of convertible notes were converted into common stock at $5.50 per share, resulting in issuance of 68,184 shares of common stock. Approximately $30,000 of these notes were converted at $7.50 per share, the original conversion rate for the notes, resulting in an issuance of 4,058 shares of common stock and the remaining notes, approximately $130,000, were repaid in cash. In connection with these notes, accrued interest in the amount of approximately $21,900 was converted into common stock at $5.50 per share, resulting in an issuance of 3,982 shares of common stock. Warrants to purchase common stock, granted in connection with the note issuances, were exercised at an exercise price of $0.50 per share, resulting in an issuance of 3,989 shares of common stock. In connection with these notes converted to common stock, the Company granted conversions at a price per share of Company stock less than fair value at the time of such conversion, recognizing approximately $110,000 of debt conversion expense during 1998. The Company recognized interest expense of $22,270 and $42,197 during the years ended December 31, 1996 and 1997, respectively, in connection with the amortization of a debt discount on the stockholder notes.

                          UNITED STATES INTERNET, INC.

                               DECEMBER 31, 1997

6. INCOME TAXES

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax assets are as follows:

                                                              DECEMBER 31
                                                         ----------------------
                                                            1996        1997
                                                         ----------  ----------
   ASSETS:
     Net operating loss carryforwards................... $  878,458  $1,230,238
     Amortization of customer lists.....................     11,499      52,049
     Bad debt reserves..................................    103,480     122,968
     Stock appreciation rights..........................    896,698     669,370
     Valuation allowance................................ (1,861,659) (2,011,632)
                                                         ----------  ----------
   Net deferred tax assets..............................     28,476      62,993
   LIABILITIES:
     Depreciation.......................................     28,476      62,993
                                                         ----------  ----------
     Net deferred tax assets............................ $       --  $       --
                                                         ==========  ==========

  The Company has net operating loss carryforwards aggregating approximately $3,241,000. The carryforwards expire in various years through 2016.

7. STOCKHOLDERS' DEFICIENCY

 Stock Options

  The Company adopted a nonqualified and qualified stock option plan (the "Plan"), effective June 1, 1995, for granting of options to key employees and for granting of options to nonemployee directors. The aggregate number of shares reserve for issuance under this plan is 600,000 shares. The option price, number of shares and grant date under these plans are determined at the discretion of the Stock Option Committee ("the Committee") of the Company's board of directors.

  The Committee may also include stock appreciation rights in any option granted under the Plan. Such rights shall entitle the holder, upon exercising the right, to receive in cash or property up to 100% of the excess of the fair market value, on the date of such exercise, over the option price of the stock. Exercise of the rights precludes the holder from exercising the options. The holder is not required to make a payment in order to exercise the rights.

                          UNITED STATES INTERNET, INC.

                               DECEMBER 31, 1997

7. STOCKHOLDERS' DEFICIENCY (CONTINUED)

 Stock Options (continued)

  The following table summarizes information about fixed-price stock options outstanding at December 31, 1997:

                                         OPTIONS OUTSTANDING       WEIGHTED-
        RANGE OF           NUMBER         AVERAGE REMAINING         AVERAGE
     EXERCISE PRICES     OUTSTANDING      CONTRACTUAL LIFE       EXERCISE PRICE
     ---------------     -----------     -------------------     --------------
     $0.00-$2.20           369,585              5.46                 $1.20
     $3.32-$5.72            65,500              7.46                 $3.67
     $6.00-$7.50            21,000              7.82                 $6.60
                           -------
                           456,085
                           =======

  Had compensation expense related to the stock option plan been determined based on fair value at the grant date for options granted during the years ended December 31, 1995, 1996 and 1997, consistent with the provisions of SFAS 123, rather than as stock appreciation rights in accordance with APB 25, the Company's net loss would have been $1,918,766, $1,408,760 and $1,248,461, respectively.

  The effect of applying SFAS 123 pro forma net income as stated above is not necessarily representative of the effects on reported net income for future periods due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

  The fair value of each option grant is estimated on the date of grant using the minimum value option pricing fair value model with the following weighted-average assumptions used for grants in 1997: dividend yield of 0%, risk-free interest rate of 6.62%, no weighted average volatility factor and expected life of the option term of 7 years. The weighted average fair values of the options granted in 1997 with a stock price equal to the exercise price and with a stock price greater than the exercise price are $3.99 and $8.99, respectively.

  As of December 31, 1997, the Company had reserved 143,915 shares of common stock for future issuances under the Plan.

  A summary of the Company's option activity and related information follows:

                                                                WEIGHTED AVERAGE
                                                       OPTIONS   EXERCISE PRICE
                                                       -------  ----------------
   Outstanding at January 1, 1996..................... 371,585       $ 1.21
     Granted..........................................  25,000       $ 6.48
     Exercised........................................  (1,000)      $(6.00)
                                                       -------
   Outstanding at December 31, 1996................... 395,585       $ 1.53
     Granted..........................................  68,500       $ 4.41
     Stock appreciation rights exercised..............  (2,340)      $(3.49)
     Canceled.........................................  (5,460)      $(5.72)
     Exercised........................................    (200)      $(5.47)
                                                       -------
   Outstanding at December 31, 1997................... 456,085       $ 1.90
                                                       =======

                          UNITED STATES INTERNET, INC.

                               DECEMBER 31, 1997
7. SHAREHOLDERS' DEFICIENCY (CONTINUED)

 Stock Options (continued)

  Exercise prices for options outstanding as of December 31, 1997, range from $0 to $7.50 per share, all of which approximate the Company's estimate of fair value of common stock on the grant date. Options outstanding at December 31, 1997, had a weighted average remaining contractual life of 5.27 years. There were 395,585 and 438,085 options exercisable at December 31, 1996 and 1997, respectively.

 Stock Warrants

  As discussed in notes 4, Long-Term Debt, and 5, Stockholder Notes Payable, the Company has issued warrants to purchase common stock of the Company in connection with various debt agreements. At December 31, 1997, the Company had outstanding warrants as follows:

                                            PER
                                           SHARE                                  EXPIRATION
               WARRANTS                   EXERCISE                               OF EXERCISE
              OUTSTANDING                  PRICE                                     TERM
              -----------                 --------                               ------------
                 5,053                     $0.50                                 2001
                 8,074                     $6.00                                 2001 to 2002
                10,667                     $0.01                                 2004 to 2007

8. LEASE COMMITMENTS

  The Company leases real estate from a stockholder and is responsible for repairs, taxes and other expenses. The original lease term was for one year, and has been amended to extend through March 31, 1998. As of December 31, 1997, monthly rental for the leased space is $4,000. The Company also leases various office and computer equipment under non-cancelable operating lease agreements which generally provide for renewal terms. Rent expense for the years ended December 31, 1995, 1996 and 1997, was $32,691, $63,780 and $99,118,
respectively, including rent to the stockholder of $19,200, $49,072 and $49,072, respectively.

  The Company leases certain computer equipment under agreements which have been accounted for as capital leases. The related computer equipment had a cost of $1,019,461 and accumulated amortization of $186,853 at December 31, 1997.

  In 1997, the Company entered into a sale-leaseback transaction for $86,067 of computer equipment. Under terms of the agreement, the Company will make scheduled payments of principal and interest through December 1999, at which time the Company intends to purchase the equipment for 5% of the original purchase price. As of December 31, 1997, a deferred loss of $6,258 is included in other assets related to this transaction. The deferred loss is being amortized using the straight-line method over the life of the lease.

                          UNITED STATES INTERNET, INC.

                               DECEMBER 31, 1997
8. LEASE COMMITMENTS (CONTINUED)

  Minimum future lease payments under operating leases together with the present value of the net minimum lease payments under capital leases including amounts due under the sale-leaseback transaction, as of December 31, 1997, are summarized as follows:

                                                            CAPITAL  OPERATING
                                                            -------- ---------
     1998.................................................. $455,232   $36,260
     1999..................................................  350,969     3,900
     2000..................................................   60,639     3,575
                                                            --------   -------
     Total minimum lease payments..........................  866,840   $43,735
                                                                       =======
     Less amounts representing interest....................  131,847
                                                            --------
     Present value of minimum lease payments (including
      $364,808 classified as current)...................... $734,993
                                                            ========

  In connection with the Company's operations, United States Internet, Inc. has certain line usage commitments with numerous communications companies aggregating $1,592,008, $886,383 and $219,437 in 1999, 2000 and 2001,
respectively.

9. SUBSEQUENT EVENTS

  During 1998, the Company has purchased the listings of customers of three internet providers for $92,841. The purchase price was paid in cash and Company common stock.

  The Company entered into agreements to merge with CoCoCo.Net, Inc., on September 30, 1998, South Carolina Supernet, Inc., on October 28, 1998, and Magibox, Inc., on October 31, 1998. United States Internet, Inc. ("United States Internet") will be the surviving company in the mergers.

  The Company will provide 47,664 shares of United States Internet common stock and $146,016 in consideration for the merger with CoCoCo.Net, Inc.; 119,217 shares of United States Internet common stock and $20,000 in consideration for the merger with South Carolina Supernet, Inc.; and 173,448 shares of United States Internet common stock in consideration for the merger with Magibox, Inc.

  The Company's shareholders have entered into an agreement whereby they will exchange 100% of their outstanding shares in the Company for cash and shares in OneMain.com, Inc. Upon consummation of the agreement, the Company will become a wholly owned subsidiary of OneMain.com, Inc.

                REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

The Board of Directors and Members
Internet Partners of America, LC

  We have audited the accompanying balance sheets of Internet Partners of America, LC, as of December 31, 1996 and 1997, and the related statements of operations, members' equity (deficit), and cash flows for the period from May 12, 1995 (inception) to December 31, 1995 and for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Partners of America, LC at December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from May 12, 1995 (inception) to December 31, 1995 and for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Little Rock, Arkansas
October 22, 1998

                        INTERNET PARTNERS OF AMERICA, LC

                                 BALANCE SHEETS

                                                 DECEMBER 31
                                            ---------------------  SEPTEMBER 30
                                               1996       1997         1998
                                            ---------- ----------  ------------
                                                                   (UNAUDITED)
                  ASSETS
Current assets:
 Accounts receivable, net of allowance for
  doubtful accounts of $186,079, $183,120
  and $132,433 at December 31, 1996 and
  1997 and September 30, 1998,
  respectively)...........................  $   74,167 $   35,132  $    88,381
                                            ---------- ----------  -----------
Total current assets......................      74,167     35,132       88,381

Property and equipment, net...............   1,249,778  1,769,892    2,174,126
Intangible assets, net....................     176,633    554,670    1,370,304
Deposits..................................          --        339          589
                                            ---------- ----------  -----------
Total assets..............................  $1,500,578 $2,360,033  $ 3,633,400
                                            ========== ==========  ===========
LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
 Line of credit...........................  $       -- $  221,000  $   375,000
 Cash overdraft...........................      35,191    162,587      213,819
 Accounts payable.........................      68,329    132,604      231,220
 Accrued expenses.........................      51,604     50,424       85,242
 Unearned revenues........................          --     25,475       33,732
 Current maturities of long-term debt.....     518,227  1,625,351      475,108
 Due to seller............................          --     94,096      629,481
 Due to members...........................          --     30,000       27,500
                                            ---------- ----------  -----------
Total current liabilities.................     673,351  2,341,537    2,071,102
Long-term debt............................     254,007    337,307    2,630,188
Members' equity (deficit).................     573,220   (318,811)  (1,067,890)
                                            ---------- ----------  -----------
Total liabilities and members' equity
 (deficit)................................  $1,500,578 $2,360,033  $ 3,633,400
                                            ========== ==========  ===========


                            See accompanying notes.

                        INTERNET PARTNERS OF AMERICA, LC

                            STATEMENTS OF OPERATIONS

                          PERIOD FROM
                          MAY 12, 1995        YEAR ENDED            NINE MONTHS ENDED
                         (INCEPTION) TO       DECEMBER 31             SEPTEMBER 30
                          DECEMBER 31   ------------------------  ----------------------
                              1995         1996         1997         1997        1998
                         -------------- -----------  -----------  ----------  ----------
                                                                       (UNAUDITED)
REVENUES:
 Access revenues........   $  28,155    $   930,989  $ 1,856,801  $1,231,776  $3,005,105
                           ---------    -----------  -----------  ----------  ----------
   Total revenues.......      28,155        930,989    1,856,801   1,231,776   3,005,105
COST AND EXPENSES:
 Cost of revenues.......      61,850        685,508    1,087,980     721,820   1,803,634
 Operations and
  customer support......      30,575        696,273      773,336     561,470     853,956
 Sales and marketing....      22,235        172,273      173,015     120,934     132,339
 General and
  administrative........      39,229        364,566      271,416      95,578     347,519
 Amortization...........          --         27,614       77,986      52,797      92,335
 Depreciation...........      24,531        147,151      452,170     384,196     345,407
                           ---------    -----------  -----------  ----------  ----------
   Total cost and
    expenses............     178,420      2,093,385    2,835,903   1,936,795   3,575,190
                           ---------    -----------  -----------  ----------  ----------
Loss from operations....    (150,265)    (1,162,396)    (979,102)   (705,019)   (570,085)
OTHER INCOME AND
 (EXPENSE):
 Other income...........          --         18,629       24,750      24,750          --
 Interest expense.......          --        (47,418)    (218,936)   (153,863)   (178,994)
                           ---------    -----------  -----------  ----------  ----------
Net loss................   $(150,265)   $(1,191,185) $(1,173,288) $ (834,132) $ (749,079)
                           =========    ===========  ===========  ==========  ==========


                            See accompanying notes.

                        INTERNET PARTNERS OF AMERICA, LC

                    STATEMENTS OF MEMBERS' EQUITY (DEFICIT)

                                             MEMBERS   ACCUMULATED
                                             CAPITAL     DEFICIT       TOTAL
                                            ---------- -----------  -----------
BALANCE AT MAY 12, 1995 (INCEPTION).......  $       -- $        --  $        --
 Capital contributions....................     300,000          --      300,000
 Net loss.................................          --    (150,265)    (150,265)
                                            ---------- -----------  -----------
BALANCE AT DECEMBER 31, 1995..............     300,000    (150,265)     149,735
 Conversion of debt to equity.............   1,614,670          --    1,614,670
 Net loss.................................          --  (1,191,185)  (1,191,185)
                                            ---------- -----------  -----------
BALANCE AT DECEMBER 31, 1996..............   1,914,670  (1,341,450)     573,220
 Capital contributions....................     281,257          --      281,257
 Net loss.................................          --  (1,173,288)  (1,173,288)
                                            ---------- -----------  -----------
BALANCE AT DECEMBER 31, 1997..............   2,195,927  (2,514,738)    (318,811)
 Net loss (unaudited).....................          --    (749,079)    (749,079)
                                            ---------- -----------  -----------
BALANCE AT SEPTEMBER 30, 1998
 (UNAUDITED)..............................  $2,195,927 $(3,263,817) $(1,067,890)
                                            ========== ===========  ===========


                            See accompanying notes.

                        INTERNET PARTNERS OF AMERICA, LC

                            STATEMENTS OF CASH FLOWS

                           PERIOD FROM
                           MAY 12, 1995        YEAR ENDED             NINE MONTHS ENDED
                          (INCEPTION) TO       DECEMBER 31              SEPTEMBER 30
                           DECEMBER 31   ------------------------  ------------------------
                               1995         1996         1997         1997         1998
                          -------------- -----------  -----------  -----------  -----------
                                                                         (UNAUDITED)
OPERATING ACTIVITIES:
Net loss................    $(150,265)   $(1,191,185) $(1,173,288) $  (834,132) $  (749,079)
Adjustments to reconcile
 net loss to net cash
 used in operating
 activities:
 Depreciation and
  amortization..........       24,531        174,765      530,156      436,993      437,742
 Provision for doubtful
  accounts..............        7,347        180,061       79,250       53,550           --
 Changes in operating
  assets and
  liabilities:
   Accounts receivable..       (8,477)      (253,098)     (40,215)     (14,515)     (53,249)
   Other current
    assets..............           --             --         (339)          --         (250)
   Cash overdraft.......           --         35,191      127,396      256,931       51,232
   Accounts payable.....        6,316         62,013       64,275       38,039       98,616
   Accrued expenses.....       23,707         27,897       (1,180)     (35,380)      34,818
   Unearned revenues....           --             --       25,475       45,567        8,257
                            ---------    -----------  -----------  -----------  -----------
Net cash used in
 operating activities...      (96,841)      (964,356)    (388,470)     (52,947)    (171,913)
INVESTING ACTIVITIES:
Purchases of property
 and equipment..........     (297,348)    (1,124,112)    (878,188)    (835,044)    (749,641)
Purchase of customer
 lists..................       (1,348)      (202,899)    (456,023)    (248,126)     (77,317)
                            ---------    -----------  -----------  -----------  -----------
Net cash used in
 investing activities...     (298,696)    (1,327,011)  (1,334,211)  (1,083,170)    (826,958)
FINANCING ACTIVITIES:
Net proceeds under line
 of credit..............           --             --      221,000      200,000      154,000
Proceeds from issuance
 of long-term debt......           --        785,000    1,468,150    1,313,824    2,756,456
Principal payments of
 long-term debt.........           --        (12,766)    (277,726)    (377,707)  (1,909,085)
Net borrowings from
 members................      100,000             --       30,000           --       (2,500)
Proceeds from members'
 capital contributions..      300,000      1,514,670      281,257           --           --
                            ---------    -----------  -----------  -----------  -----------
Net cash provided by
 financing activities...      400,000      2,286,904    1,722,681    1,136,117      998,871
                            ---------    -----------  -----------  -----------  -----------
Net increase (decrease)
 in cash................        4,463         (4,463)          --           --           --
Cash at beginning of
 period.................           --          4,463           --           --           --
                            ---------    -----------  -----------  -----------  -----------
Cash at end of period...    $   4,463    $        --  $        --  $        --  $        --
                            =========    ===========  ===========  ===========  ===========
SUPPLEMENTAL CASH FLOW
 INFORMATION:
Debt incurred to
 purchase assets........    $      --    $        --  $    94,096  $        --  $   830,652
                            =========    ===========  ===========  ===========  ===========
Cash paid for interest..    $      --    $    43,138  $   213,792  $   109,536  $    74,732
                            =========    ===========  ===========  ===========  ===========

                            See accompanying notes.

                        INTERNET PARTNERS OF AMERICA, LC

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

  Internet Partners of America, LC (the "Company") is a regional provider of Internet access. The Company was formed in Arkansas on May 12, 1995 and began marketing services in June 1995. The Company's targeted markets include Arkansas, Missouri and Oklahoma.

  The Company will terminate on December 31, 2025, unless dissolved earlier in accordance with the Company agreement.

  The Company expects to continue focusing on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services, and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base; and result in increased attrition in the existing subscriber base will continue or that the Company will be able to sustain profitability or positive cash flow.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between three to seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company made no adjustments to the carrying values of the assets during the period from May 12, 1995 (inception) to December 31, 1995, and the years ended December 31, 1996 and 1997.

                        INTERNET PARTNERS OF AMERICA, LC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Intangible Assets

  The Company capitalizes specific costs incurred for the purchase of customer bases from other Internet service providers ("ISPs"). The customer acquisition costs include the actual fee paid to the selling ISP as well as legal expenses specifically related to the transactions. Amortization is provided using the straight-line method over five years commencing when the customer base is received.

 Revenue Recognition

  The Company recognizes Internet access revenues when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenues on a straight-line basis as the services are provided.

 Costs of Revenues

  Costs of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Costs of access revenues also includes fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per- user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the period from May 12, 1995 (inception) to December 31, 1995 and the years ended December 31, 1996 and 1997, the Company expensed approximately $14,000, $63,000, and $89,000, respectively, as advertising costs.

 Income Taxes

  The Company is organized as a limited liability company under the laws of the state of Arkansas. The Company is taxed under the partnership provisions of the Internal Revenue Code (the "Code"). Under the partnership provisions of the Code, the members of the limited liability company include the Company's income on their personal income tax returns. Accordingly, the Company is not subject to federal and state corporate income taxes.

  The unaudited pro forma income tax information included in Note 9 is presented in accordance with Statement of Financial Accounting Financial Standards No. 109, Accounting for Income Taxes, as if the Company had been subject to federal and certain state income taxes for the period from May 12, 1995 (inception) to December 31, 1995 and for each of the two years in the period ended December 31, 1997.

                        INTERNET PARTNERS OF AMERICA, LC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral.

  The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the receivables approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers and high-performance routers, which are important components of its network, are each currently acquired from three sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

  In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Recent Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement No. 130, Reporting Comprehensive Income ("SFAS No. 130"), which is required to be adopted for fiscal years beginning after December 15, 997. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statement of Stockholders' Equity. The Company adopted SFAS No. 130 on January 1, 1998. The adoption of SFAS No. 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income.

  In June 1997, the FASB issued Statement No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS No. 131"), which is required to be adopted for the

                        INTERNET PARTNERS OF AMERICA, LC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

year ended December 31, 1998. SFAS No. 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The impact of adopting SFAS No. 131 on the financial statements is not expected to be material.

 Unaudited Interim Financial Information

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended September 30, 1997 and 1998, are not necessarily indicative of the results that may be expected for an entire year.

3. PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following:

                                                              DECEMBER 31
                                                         ----------------------
                                                            1996        1997
                                                         ----------  ----------
Land and building....................................... $  327,791  $  328,434
Computer equipment......................................    765,185   1,489,698
Furniture, fixtures, and office equipment...............    328,484     437,836
                                                         ----------  ----------
                                                          1,421,460   2,255,968
Less accumulated depreciation...........................   (171,682)   (486,076)
                                                         ----------  ----------
                                                         $1,249,778  $1,769,892
                                                         ==========  ==========

4. INTANGIBLE ASSETS

  Intangible assets consisted of the following:

                                                               DECEMBER 31
                                                            -------------------
                                                              1996      1997
                                                            --------  ---------
Intangible Assets.......................................... $204,247  $ 660,270
Less accumulated amortization..............................  (27,614)  (105,600)
                                                            --------  ---------
                                                            $176,633  $ 554,670
                                                            ========  =========

5. LINE OF CREDIT

  In 1997, the Company had a line of credit with a bank allowing for borrowings of up to $350,000. Borrowings against this line bore interest at 10%. This line was secured by and personally guaranteed by the members. Borrowings of $221,000 were outstanding against the line at December 31, 1997. An additional line of credit was obtained in 1998 for $150,000.

                        INTERNET PARTNERS OF AMERICA, LC

6. LONG-TERM DEBT

  Long-term debt consisted of the following:

                                                            DECEMBER 30,
                                                        ----------------------
                                                          1996        1997
                                                        ---------  -----------
Note payable to a bank in monthly installments of
 $3,500, including interest at 8.25%, until March,
 1999, when all outstanding principal and interest are
 due, secured by a mortgage...........................  $ 272,234  $   252,542
Note payable to a firm in monthly installments of
 $4,686, including interest at 9%, until July, 1998,
 when all outstanding principal and interest are due,
 secured by equipment.................................         --       49,495
Note payable to an individual in monthly installments
 of $875, including interest at 9%, until October,
 1998, when all outstanding principal and interest are
 due, secured by equipment............................         --        9,200
Note payable to a bank due in May, 1997, with interest
 at prime, as defined, plus 1% payable quarterly until
 May, 1997............................................    350,000      348,846
Note payable to a bank in monthly installments of
 $2,498, including interest at 9.75%, until April,
 1999, when all outstanding principal and interest are
 due, secured by a mortgage...........................    150,000      150,000
Note payable to a bank due on demand, or if no demand
 is made, in monthly installments of $8,877, including
 interest at 10%, until May, 1998, when all
 outstanding principal and interest are due, secured
 by equipment.........................................         --      327,961
Note payable to a bank in July, 1998, with interest at
 9.25% payable monthly until July, 1998, secured by
 equipment............................................         --      250,000
Unsecured note payable to a bank due on demand, or if
 no demand is made, in monthly installments of $2,588,
 including interest at 9.5%, until December, 1999,
 when all outstanding principal and interest are due..         --      204,685
Note payable to a bank on demand, or if no demand is
 made, in monthly installments of $4,977, including
 interest at 9%, until May, 1998, when all outstanding
 principal and interest are due, secured by
 equipment............................................         --      180,306
Note payable to a bank in monthly installments of
 $5,000, including interest at 9.25%, until February,
 2000, when all outstanding principal and interest are
 due..................................................         --      121,163
Note payable to a bank in monthly installments of
 $4,611, including interest at 9.5%, until April,
 1999, when all outstanding principal and interest are
 due, secured by equipment............................         --       68,460
                                                        ---------  -----------
Total long-term debt..................................    772,234    1,962,658
Less: current maturities..............................   (518,227)  (1,625,351)
                                                        ---------  -----------
Long-term debt, net of current maturities.............  $ 254,007  $   337,307
                                                        =========  ===========

                        INTERNET PARTNERS OF AMERICA, LC

6. LONG-TERM DEBT (CONTINUED)

  The prime rate, as defined, was 8.5% at December 31, 1997. The Company incurred interest related to the long-term debt of $47,418 and $218,936, for the years ended December 31, 1996 and 1997, respectively.

  Principal payments on long-term debt are as follows:

            1999.............................. $1,625,351
            2000..............................    337,307
                                               ----------
            Total long-term debt.............. $1,962,658
                                               ==========

  The notes generally contain restrictive covenants addressing certain activities of the Company and its members. The Company and its members were in compliance with the restrictive covenants at December 31, 1997.

7. LEASE COMMITMENTS

  The Company leases storage space and various dedicated phone lines under non-cancelable operating lease agreements. The leases generally provide for renewal terms for one to three years. Rent expense for the period from May 12, 1995 (inception) to December 31, 1995 and for the years ended December 31, 1996 and 1997 was $4,670, $32,133 and $49,350, respectively.

  Minimum future lease payments under operating leases are summarized as follows:

                                              DECEMBER 31
                                                 1997
                                              -----------
            1998............................. $  888,991
            1999.............................    948,848
            2000.............................    930,811
            2001.............................    867,698
            2002.............................    680,028
                                              ----------
            Total minimum lease payments..... $4,316,376
                                              ==========

8. INCOME TAXES

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") to sell the outstanding stock of the Company and concurrent with the related initial public offering of OneMain.com (as more fully described in Note 10), the Company's status as an LLC under the Code will automatically terminate and normal federal and state corporate income tax rates will apply. Based upon the cumulative temporary differences, the Company would have recognized a deferred federal and state income tax expense (benefit) and liability (or asset, as appropriate) of $-0- as of December 31, 1997 and $-0- as of September 30, 1998 (unaudited), had the termination of its election to be treated as an LLC occurred on those respective dates.

                        INTERNET PARTNERS OF AMERICA, LC

8. INCOME TAXES (CONTINUED)

  No pro forma income tax provision (benefit) is reflected for the period from May 12, 1995 (inception) to December 31, 1995 and for each of the two years in the period ended December 31, 1997 and for the nine-month periods ended September 30, 1997 and 1998 as the Company would have provided a full valuation allowance against the deferred tax asset had it been a C Corporation.

9. CONTINGENCIES

  The Company is involved in various litigation matters on an ongoing basis as a result of its day-to-day operations. However, management does not believe that any of these matters will have a material adverse effect on the Company's financial condition.

10. SUBSEQUENT EVENTS (UNAUDITED)

  The Company's members have entered into an agreement whereby they will sell their interests in the Company to OneMain.com. The Company's members will exchange their interests in the Company for cash and shares of common stock of OneMain.com concurrent with the consummation of the initial public offering ("IPO") of the common stock of OneMain.com. Additionally, the Company's members will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the acquisition, OneMain.com will become the sole member of the Company. Subsequent to the acquisition, the Company will continue to exist.

  On April 6, 1998 the Company completed the acquisition of substantially all of the assets of On The Net of Boliver, Missouri for approximately $880,000. Only a portion of this amount has been paid to the seller and the remaining amount expected to be paid is included in Due to Seller in the balance sheet. This purchase price is to be finalized by January 6, 1999 based upon the number of On The Net customers that switch their service to the Company. The acquisition has been accounted for under the purchase method and, accordingly, the operating results of On The Net have been included in the operating results since the date of acquisition. On The Net is a provider of dial-up Internet access services. The acquisition resulted in $770,000 being allocated to purchased customer lists. The cost of the customer list is being amortized over a 5 year period.

                          INDEPENDENT AUDITORS' REPORT

To the Members of
Netrox, LLC

  We have audited the accompanying balance sheets of Netrox, LLC (a limited liability company) as of December 31, 1995, 1996 and 1997 and the related statements of operations, changes in members' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Netrox, LLC as of December 31, 1995, 1996, and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered recurring operating losses, has a net capital deficiency and is dependent on advances on lines of credit to continually fund its operational losses. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Lopez Levi & Associates, P.A.
Miami, Florida
October 28, 1998
(except for the last two paragraphs
 of Note I, as to which the date is
 November 3, 1998)

                                  NETROX, LLC

                                 BALANCE SHEETS

                                          DECEMBER 31,
                                  -------------------------------  SEPTEMBER 30,
                                    1995       1996       1997         1998
                                  ---------  ---------  ---------  -------------
                                                                    (UNAUDITED)
             ASSETS
Current assets:
 Cash...........................  $     875  $     720  $     869   $       493
 Accounts receivable............     10,122        --         --            --
                                  ---------  ---------  ---------   -----------
   Total current assets.........     10,997        720        869           493
Property and equipment..........    126,312    286,163    371,966       314,900
Prepaid expenses and other
 assets.........................      3,652      3,579      5,728        33,250
                                  ---------  ---------  ---------   -----------
                                  $ 140,961  $ 290,462  $ 378,563   $   348,643
                                  =========  =========  =========   ===========
LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
 Due to members.................  $ 310,000  $ 572,757  $ 846,757   $ 1,198,618
 Accounts payable...............     35,891     61,433    201,258        87,568
 Accrued interest payable.......      4,373     13,337     17,072        21,164
 Accrued expenses...............     13,510     26,300     48,113        57,272
 Unearned revenues..............      5,879     28,995     27,021        34,642
 Current portion of capital
  lease obligation..............        --         --       6,224        10,119
                                  ---------  ---------  ---------   -----------
   Total current liabilities....    369,653    702,822  1,146,445     1,409,383
 Capital lease obligations, net
  of current portion............        --         --         --         10,939
                                  ---------  ---------  ---------   -----------
   Total liabilities............    369,653    702,822  1,146,445     1,420,322
Members' deficit:
 Managing members' accumulated
  deficit.......................    (76,231)  (137,453)  (255,960)     (357,225)
 Nonmanaging members'
  accumulated deficit...........   (152,461)  (274,907)  (511,922)     (714,454)
                                  ---------  ---------  ---------   -----------
                                   (228,692)  (412,360)  (767,882)   (1,071,679)
                                  ---------  ---------  ---------   -----------
                                  $ 140,961  $ 290,462  $ 378,563   $   348,643
                                  =========  =========  =========   ===========


   The accompanying notes are an integral part of these financial statements.

                                  NETROX, LLC

                            STATEMENT OF OPERATIONS

                          FOR THE YEARS ENDED DECEMBER     NINE MONTHS ENDED
                                       31,                   SEPTEMBER 30,
                          -------------------------------  -------------------
                            1995       1996       1997       1997      1998
                          ---------  ---------  ---------  --------  ---------
                                                              (UNAUDITED)
NET REVENUES:
 Access revenues........  $  56,919  $ 554,145  $ 976,912  $681,344  $ 888,361
 Other revenues.........     17,963     69,648    220,065   187,582    174,240
                          ---------  ---------  ---------  --------  ---------
                             74,882    623,793  1,196,977   868,926  1,062,601
COST AND EXPENSES:
 Cost of access
  revenues..............     60,751    212,912    371,743   204,143    306,439
 Cost of other
  revenues..............     10,592     13,536     49,327    18,890     76,952
 Operations and customer
  support...............     81,423    176,436    274,089   190,567    240,492
 Sales and marketing....     66,768    174,143    451,138   274,764    361,547
 General and
  administrative........     73,057    186,207    347,021   237,048    316,675
                          ---------  ---------  ---------  --------  ---------
                            292,591    763,234  1,493,318   925,412  1,302,105
                          ---------  ---------  ---------  --------  ---------
Loss from operations....   (217,709)  (139,441)  (296,341) (56,486)  (239,504)
Interest expense........     11,083     44,227     59,181    32,352     64,293
                          ---------  ---------  ---------  --------  ---------
Net loss................  $(228,792) $(183,668) $(355,522) $(88,838) $(303,797)
                          =========  =========  =========  ========  =========


   The accompanying notes are an integral part of these financial statements.

                                  NETROX, LLC

                    STATEMENT OF CHANGES IN MEMBERS' DEFICIT

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                                           NON-
                                              MANAGING   MANAGING
                                               MEMBER     MEMBERS      TOTAL
                                              ---------  ---------  -----------
Original Contribution February 15, 1995.....  $      33  $      67  $       100
 Net Loss for the period February 15, 1995
  to December 31, 1995......................    (76,264)  (152,528)    (228,792)
                                              ---------  ---------  -----------
Members' deficit, December 31, 1995.........    (76,231)  (152,461)    (228,692)
 Net Loss for the year ended December 31,
  1996......................................    (61,222)  (122,446)    (183,668)
                                              ---------  ---------  -----------
Members' deficit, December 31, 1996.........   (137,453)  (274,907)    (412,360)
 Net Loss for the year ended December 31,
  1997......................................   (118,507)  (237,015)    (355,522)
                                              ---------  ---------  -----------
Members' deficit, December 31, 1997.........   (255,960)  (511,922)    (767,882)
 Net Loss for the nine-month period ended
  September 30, 1998 (Unaudited)............   (101,265)  (202,532)    (303,797)
                                              ---------  ---------  -----------
Members' deficit, September 30, 1998
 (Unaudited)................................  $(357,225) $(714,454) $(1,071,679)
                                              =========  =========  ===========



   The accompanying notes are an integral part of these financial statements.

                                  NETROX, LLC

                            STATEMENTS OF CASH FLOWS

                          FOR THE YEARS ENDED DECEMBER      NINE MONTHS ENDED
                                       31,                    SEPTEMBER 30,
                          -------------------------------  --------------------
                            1995       1996       1997       1997       1998
                          ---------  ---------  ---------  ---------  ---------
                                                               (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
Net loss................  $(228,792) $(183,668) $(355,522) $ (88,838) $(303,797)
Adjustments to reconcile
 net loss to net cash
 provided by operating
 activities:
 Depreciation...........     10,622     52,218     89,272     64,067     91,163
 Loss on sale of
  property and
  equipment.............        --         --       7,744      5,225     33,676
 Increase/Decrease in
  assets and
  liabilities:
   Accounts receivable..    (10,122)    10,122        --         --         --
   Prepaid expenses and
    other assets........     (3,652)        73     (2,149)       --     (27,522)
   Accounts payable.....     35,891     25,542    139,825     39,129   (113,690)
   Accrued interest
    payable.............      4,373      8,964      3,735        835      4,092
   Accrued expenses.....     13,510     12,790     21,813     15,520      9,159
   Unearned revenues....      5,879     23,116     (1,974)    (2,674)     7,621
                          ---------  ---------  ---------  ---------  ---------
     Total adjustments..     56,501    132,825    258,266    122,101      4,499
                          ---------  ---------  ---------  ---------  ---------
Net cash used in
 operating activities...   (172,291)   (50,843)   (97,256)    33,264   (299,298)
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchases of property
  and equipment.........   (136,934)  (212,069)  (216,025)  (179,483)   (42,670)
 Proceeds from disposal
  of property and
  equipment.............        --         --      39,430     27,000        --
                          ---------  ---------  ---------  ---------  ---------
Net cash used by
 investing activities...   (136,934)  (212,069)  (176,595)  (152,483)   (42,670)
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Net borrowing from
  Members...............    310,000    262,757    274,000    119,000    351,861
 Capital lease
  obligations...........        --         --         --         --     (10,269)
 Capital
  contributions.........        100        --         --         --         --
                          ---------  ---------  ---------  ---------  ---------
Net cash provided by
 financing activities...    310,100    262,757    274,000    119,000    341,592
                          ---------  ---------  ---------  ---------  ---------
Net increase (decrease)
 in cash................        875       (155)       149       (219)      (376)
Cash, beginning of
 year...................        --         875        720        720        869
                          ---------  ---------  ---------  ---------  ---------
Cash, end of year.......  $     875  $     720  $     869  $     501  $     493
                          =========  =========  =========  =========  =========
SUPPLEMENTAL
 DISCLOSURES:
 Interest Paid..........  $   6,710  $  35,263  $  55,446  $  31,517  $  68,385
                          =========  =========  =========  =========  =========
 Equipment purchased
  under capital lease
  agreement.............  $     --   $     --   $   6,224  $     --   $  25,103
                          =========  =========  =========  =========  =========


   The accompanying notes are an integral part of these financial statements.

                                  NETROX, LLC

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1996 AND 1997

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of business: Bridgenet L.C. (the "Company") was organized as a limited liability company in the State of Florida on February 24, 1995. On September 27, 1997 the Company changed its name to Netrox, LLC The Company is a local provider of Internet access and a global provider of web hosting and web development.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online and Internet services market is highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could require the implementation of additional pricing programs and increased spending on marketing and updating existing equipment. Such conditions may limit the Company's ability to expand its subscriber base and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

  Property and equipment: Furniture and equipment are carried at cost, less accumulated depreciation. Depreciation is provided on a straight-line method over an estimated useful life of five years.

  Income taxes: The Company was organized as a limited liability company; accordingly, the Company is taxed under the partnership provisions of the Internal Revenue Code (the "Code"). Under the partnership provisions of the Code, the limited liability company members include the Company's income or loss on the individuals' tax returns. As a result, the Company was not subject to federal corporate income tax during the period for which it was a limited liability company. Certain states in which the Company does business have not adopted the Code treatment of partnership for limited liability companies, and as a result, state income taxes in these states are a direct responsibility of the Company.

  The unaudited pro forma income tax information included in the statements of operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to Federal and state income taxes for all periods presented.

  Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and

                                  NETROX, LLC

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

expenses during the reporting period. The Company uses estimates principally with respects to the economic useful lives of property and equipment and the liability for loss on discontinued operations. Accordingly, actual results could differ from those estimates.

  Impairment of Long-Lived Assets: At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company made no adjustments to the carrying values of the assets during the periods ended December 31, 1995, 1996 or 1997.

  Cost of Revenues: Cost of access revenues primarily consists of telecommunication expenses inherent in the network infrastructure. Cost of access revenues also includes fees paid for lease of the Company's backbone and product costs.

  Advertising Costs: All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1995, 1996 and 1997, advertising costs totaled $32,483, $87,486 and $172,958, respectively.

  Unaudited Interim Financial Information: The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended September 30, 1997 and 1998, are not necessarily indicative of the results that may be expected for an entire year.

NOTE B--BASIS OF PRESENTATION

  The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, as of December 31, 1997, the Company has accumulated net losses of $767,882 and, as of that date, the Company's current liabilities exceed its current assets by $1,145,576. Additionally, the Company continues to suffer operating losses, and is dependent on its members to continually fund its operations. These factors, among others, raise substantial doubt regarding the Company's ability to continue as a going concern for a reasonable period of time.

                                  NETROX, LLC

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE B--BASIS OF PRESENTATION (CONTINUED)

  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or make capital infusions as may be required, increase its subscriber base and ultimately to attain successful operations. Management is continuing its efforts to obtain additional funds so that the Company can meet its obligations and sustain operations.

NOTE C--CONCENTRATION OF RISK

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's balances may at times exceed this limit. The carrying amount of the accounts receivable approximates fair value.

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers and high-performance routers, which are important components of its network, are each currently acquired from various sources.

NOTE D--FURNITURE AND EQUIPMENT

  Furniture and equipment at December 31, 1995, 1996 and 1997 consisted of the following:

                                                     1995      1996      1997
                                                   --------  --------  --------
   Computer equipment............................. $136,934  $348,687  $473,396
   Equipment under capital lease..................      --        --      6,224
   Furniture, fixtures and office equipment.......      --        316    28,642
                                                   --------  --------  --------
                                                    136,934   349,003   508,262
   Less: accumulated depreciation.................  (10,622)  (62,840) (136,296)
                                                   --------  --------  --------
                                                   $126,312  $286,163  $371,966
                                                   ========  ========  ========

  Depreciation expense for 1995, 1996 and 1997 was $10,622, $52,218 and $89,272, respectively.

                                  NETROX, LLC

                        DECEMBER 31, 1995, 1996 AND 1997


NOTE E--DUE TO MEMBERS

  The Company maintains lines of credit with the members which are funded directly to the Company by a third party financial institution. These lines bear interest at the financial institution's prime rate (8.5% at December 31, 1995, 8.25% at December 31, 1996 and 8.5% at December 31, 1997). The Company remits quarterly interest payments directly to the financial institution.

  These lines mature annually on the date of the note and have been renewed regularly since the origination date. Amounts outstanding consisted of the following at December 31, 1995, 1996 and 1997:

                                                     1995     1996      1997
                                                   -------- --------  --------
Unsecured line of credit in the amount of
 $190,000, dated 4/14/95 with a limited guarantee
 from a related party............................  $190,000 $189,757  $189,757
Secured line of credit in the amount of $190,000,
 dated 9/29/95, collateralized by common stock of
 a publicly traded corporation...................   120,000      --    182,000
Secured line of credit in the amount of $200,000,
 dated 2/28/96, collateralized by common stock of
 a publicly traded corporation...................       --   200,000   200,000
Secured line of credit in the amount of $200,000,
 dated 4/16/96, collateralized by common stock of
 a publicly traded corporation...................       --   200,000   200,000
Secured line of credit in the amount of $68,000,
 dated 11/3/97, collateralized by common stock of
 a publicly traded corporation...................       --       --     68,000
Secured line of credit in the amount of
 $66,000,dated 11/3/97, collateralized by common
 stock of a publicly traded corporation..........       --       --     14,000
Secured line of credit in the amount of $66,000,
 dated 11/3/97, collateralized by common stock of
 a publicly traded corporation...................       --       --     10,000
Due from member..................................       --   (17,000)  (17,000)
                                                   -------- --------  --------
                                                   $310,000 $572,757  $846,757
                                                   ======== ========  ========

NOTE F--INCOME TAXES

  If the proposed letter of intent is completed (See Note I), the Company's income tax status as a partnership will terminate and normal federal and state corporate income tax rates will apply. Had the Company been a corporation throughout 1995, 1996 and 1997, based

                                  NETROX, LLC

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE F--INCOME TAXES (CONTINUED)

upon the cumulative temporary differences, the Company would have recognized a deferred federal income tax benefit of $86,044 as of December 31, 1995, $150,892 as of December 31, 1996 and $284,461 as of December 31, 1997. The
Company's lack of profitability since formation causes a full valuation allowance to be provided, and therefore all deferred tax accounts would have been reduced to zero.

NOTE G--COMMITMENTS

  Operating Leases: The Company has two operating leases for office space which expire through March, 2001. The future minimum lease payments required under these operating leases as of December 31, 1997 are as follows for the years ending December 31,

            YEARS ENDING
            DECEMBER 31,
            ------------
            1998................................ $ 65,028
            1999................................   65,028
            2000................................   65,028
            2001................................   16,257
                                                 --------
                                                 $211,341
                                                 ========

  Rent expense for the years ended December 31, 1995, 1996 and 1997 was approximately $15,400, $33,600, and $62,400, respectively.

  Capital lease: The Company purchased computer equipment in December, 1997 under a capital lease payable in monthly installments of $554 inclusive of interest at 12.3%. The lease expires in December, 1998 and is collateralized by equipment with an approximate cost of $6,200. Future minimum lease payments are as follows:

            YEAR ENDING
            DECEMBER 31,
            ------------
            1998.................................. $6,648
                                                   ------
            Total minimum lease payments..........  6,648
            Less amount representing interest.....    424
                                                   ------
            Present value of future minimum lease
             payments.............................  6,224
            Less current portion..................  6,224
                                                   ------
            Long term portion..................... $  --
                                                   ======

                                  NETROX, LLC

                        DECEMBER 31, 1995, 1996 AND 1997


NOTE H -- YEAR 2000

  The Company recognizes the need to ensure that its operations will not be adversely impacted by Year 2000 software failures. Software failures due to processing errors potentially arising from calculations using the Year 2000 date are a known risk. The Company is addressing this risk to the availability and integrity of financial systems and the reliability of operational systems. The Company has evaluated the risk associated with this problem and expects to be fully compliant by June 30, 1999. As of the date of the financial statements, management has not been able to reasonably estimate the future cost associated with Year 2000 compliance.

NOTE I -- SUBSEQUENT EVENTS

  As of October 30, 1998, the Company is considering adopting a formal plan to discontinue its Cyberchefs operations. Research and development costs related to Cyberchefs for the year ended December 31, 1997 were approximately $261,000.

  On August 28, 1998, the Company entered into a letter of intent with OneMain.com, Inc. ("OneMain.com"). OneMain.com has agreed to acquire all of the issued and outstanding membership units of the Company in exchange for an aggregate purchase price equal to $3,605,000. This sale is contemplated to close by March 31, 1999. There can be no assurances that the Company will be successful in completing this transaction. In addition, the Company entered into a three year employment agreement with two of its officers. Under the agreement, each officer receives an initial base annual salary of $85,000 with annual performance bonuses as defined. The agreement also provides for stock options to be issuable if certain defined revenue benchmarks are achieved. Upon consummation of the acquisition, OneMain.com will become the sole member of the Company. Subsequent to the acquisition, the Company will continue to exist.

  During 1998, the Company has increased its borrowings on the lines of credit from members. As of the date of the financial statements, the total of all the credit lines is $980,000, amounts drawn on these lines total $979,757.

  On March 1, 1998, an unsecured line of credit was established by a member on behalf of the Company in the amount of $250,000, with interest paid quarterly at a rate of 8 percent per annum. The note matures on March 1, 1999, but will be renewed on a yearly basis unless proper notice is given by either party prior to the end of the term. The outstanding balance owed on this note as of November 3, 1998 is $218,500.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To The Board of Directors and Stockholders of
ZoomNet, Inc.

  We have audited the accompanying balance sheets of ZoomNet, Inc. (the "Company") as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity, and cash flows for the period June 19, 1995 (inception) to December 31, 1995 and for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ZoomNet, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for the period June 19, 1995 (inception) to December 31, 1995 and for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Columbus, Ohio
November 13, 1998

                                 ZOOMNET, INC.

                                 BALANCE SHEETS

                                                 DECEMBER 31,
                                               ------------------ SEPTEMBER 30,
                                                 1996      1997       1998
                                               --------  -------- -------------
                                                                   (UNAUDITED)
                    ASSETS
Current assets:
 Cash and cash equivalents.................... $  2,518  $ 32,212  $   35,721
 Accounts receivable (less allowance for
  doubtful accounts of $200, $2,700 and
  $32,200 at December 31, 1996, 1997 and
  September 30, 1998, respectively)...........   10,703    32,854      32,638
 Deferred income taxes........................   15,822    18,261      69,030
 Prepaid expenses.............................       --       205         650
                                               --------  --------  ----------
   Total current assets.......................   29,043    83,532     138,039
Property and equipment, net...................  139,530   588,983     814,132
Intangible asset..............................       --        --     232,800
Other assets..................................    1,586     8,766       8,766
                                               --------  --------  ----------
Total assets.................................. $170,159  $681,281  $1,193,737
                                               ========  ========  ==========
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable............................. $ 32,336  $ 46,824  $  142,196
 Due to related party.........................       --        --     284,301
 Accrued expenses.............................    7,069    10,852      18,146
 Income tax payable...........................      892    39,624      98,664
 Unearned revenues............................   10,979    21,180      46,066
 Line of credit...............................   25,000    23,000          --
 Short-term debt..............................       --        --     100,000
 Current portion of long-term debt............       --    73,954      82,035
 Current portion of capital lease
  obligations.................................    8,607    69,202      36,625
                                               --------  --------  ----------
   Total current liabilities..................   84,883   284,636     808,033
Long-term debt, net of current portion........       --   196,243     131,448
Capital lease obligations, net of current
 portion......................................   15,701    23,714       4,880
Deferred income taxes.........................    8,807    29,855      53,522
Other liabilities.............................       --        --       1,260
Stockholders' equity:
 Common stock, no par value; 850 shares
  authorized, 100 shares issued and
  outstanding.................................   15,000    15,000      15,000
 Additional paid-in capital...................   55,000    55,000      55,000
 Retained (deficit) earnings..................  ( 9,232)   76,833     124,594
                                               --------  --------  ----------
   Total stockholders' equity.................   60,768   146,833     194,594
                                               --------  --------  ----------
   Total liabilities and stockholders'
    equity.................................... $170,159  $681,281  $1,193,737
                                               ========  ========  ==========

                            See accompanying notes.

                                 ZOOMNET, INC.

                            STATEMENTS OF OPERATIONS

                         PERIOD FROM
                           JUNE 19,
                             1995
                         (INCEPTION)     YEAR ENDED        NINE MONTHS ENDED
                              TO        DECEMBER 31,         SEPTEMBER 30,
                         DECEMBER 31, ------------------  --------------------
                             1995       1996      1997      1997       1998
                         ------------ --------  --------  --------  ----------
                                                              (UNAUDITED)
REVENUES:
 Access revenues........   $18,701    $272,692  $854,779  $571,406  $1,311,615
 Other revenues.........        --          --     2,840        --       5,164
                           -------    --------  --------  --------  ----------
   Total revenues.......    18,701     272,692   857,619   571,406   1,316,779
COSTS AND EXPENSES:
 Costs of access
  revenues..............     6,519     139,409   262,710   187,030     547,501
 Operations and
  customer support......     7,224      71,092   178,210   120,778     223,949
 Sales and marketing....     2,215      21,904    68,460    41,229     172,025
 General and
  administrative........     2,690      34,506    84,087    52,387     114,810
 Depreciation...........     1,471      18,314   102,602    68,988     144,519
                           -------    --------  --------  --------  ----------
   Total costs and
    expenses............    20,119     285,225   696,069   470,412   1,202,804
                           -------    --------  --------  --------  ----------
(Loss) income from
 operations.............    (1,418)    (12,533)  161,550   100,994     113,975
Interest expense........        --      (1,404)  (18,144)  (10,154)    (34,275)
                           -------    --------  --------  --------  ----------
(Loss) income before
 provision for (benefit
 from) income taxes.....    (1,418)    (13,937)  143,406    90,840      79,700
Provision for (benefit
 from) income taxes.....        --      (6,123)   57,341    36,322      31,939
                           -------    --------  --------  --------  ----------
Net (loss) income.......   $(1,418)   $ (7,814) $ 86,065  $ 54,518  $   47,761
                           =======    ========  ========  ========  ==========


                            See accompanying notes.

                                 ZOOMNET, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                COMMON STOCK  ADDITIONAL RETAINED       TOTAL
                               --------------  PAID-IN   (DEFICIT)  STOCKHOLDERS'
                               SHARES AMOUNT   CAPITAL   EARNINGS      EQUITY
                               ------ ------- ---------- ---------  -------------
BALANCE AT JUNE 19, 1995
 (INCEPTION).................    --   $    --  $    --   $     --     $     --
 Issuance of common stock....   100    15,000       --         --       15,000
 Capital Contributions.......    --        --    5,000         --        5,000
 Net loss....................    --        --       --     (1,418)      (1,418)
                                ---   -------  -------   --------     --------
BALANCE AT DECEMBER 31,
 1995........................   100    15,000    5,000     (1,418)      18,582
 Capital Contributions.......    --        --   50,000         --       50,000
 Net loss....................    --        --       --     (7,814)      (7,814)
                                ---   -------  -------   --------     --------
BALANCE AT DECEMBER 31,
 1996........................   100    15,000   55,000     (9,232)      60,768
 Net income..................    --        --       --     86,065       86,065
                                ---   -------  -------   --------     --------
BALANCE AT DECEMBER 31,
 1997........................   100    15,000   55,000     76,833      146,833
 Net income (unaudited)......    --        --       --     47,761       47,761
                                ---   -------  -------   --------     --------
BALANCE AT SEPTEMBER 30, 1998
 (UNAUDITED).................   100   $15,000  $55,000   $124,594     $194,594
                                ===   =======  =======   ========     ========


                            See accompanying notes.

                                 ZOOMNET, INC.

                            STATEMENTS OF CASH FLOWS

                          PERIOD FROM
                              JUNE
                            19, 1995
                          (INCEPTION)      YEAR ENDED         NINE MONTHS ENDED
                               TO         DECEMBER 31,          SEPTEMBER 30,
                          DECEMBER 31, --------------------  --------------------
                              1995       1996       1997       1997       1998
                          ------------ ---------  ---------  ---------  ---------
                                                                 (UNAUDITED)
OPERATING ACTIVITIES:
Net (loss) income.......    $ (1,418)  $  (7,814) $  86,065  $  54,518  $  47,761
Adjustments to reconcile
 net (loss) income to
 net cash provided by
 operating activities:
 Depreciation...........       1,471      18,314    102,602     68,988    144,519
 Allowance for doubtful
  accounts..............         200       2,500     14,200     10,100     15,300
 Provision for deferred
  income taxes..........          --      (7,015)    18,609      2,442    (27,102)
 Changes in operating
  assets and
  liabilities:
   Accounts receivable..        (882)    (12,521)   (36,351)   (24,453)   (15,084)
   Prepaid expenses.....          --          --       (205)        --       (445)
   Other assets.........        (677)       (909)    (7,180)    (7,400)        --
   Accounts payable.....       2,833      29,503     14,488     21,966     95,372
   Accrued expenses.....       1,235       5,834      3,783        523      7,294
   Unearned revenues....         305      10,674     10,201      5,446     24,886
   Income tax payable...          --         892     38,732     33,880     59,040
   Other liabilities....          --          --         --         --      1,260
                            --------   ---------  ---------  ---------  ---------
Net cash provided by
 operating activities...       3,067      39,458    244,944    166,010    352,801
INVESTING ACTIVITIES:
Purchases of property
 and equipment..........     (23,067)   (108,776)  (423,857)  (238,145)  (369,668)
Acquisition of Internet
 service provider.......          --          --         --         --   (232,800)
                            --------   ---------  ---------  ---------  ---------
Net cash used in
 investing activities...     (23,067)   (108,776)  (423,857)  (238,145)  (602,468)
FINANCING ACTIVITIES:
Net proceeds under line
 of credit..............          --      25,000     (2,000)    (2,000)   (23,000)
Proceeds from issuance
 of short-term debt.....          --          --         --         --    100,000
Proceeds from issuance
 of long-term debt......          --          --    287,255    137,561         --
Principal payments of
 long-term debt.........          --          --    (17,058)    (4,116)   (56,714)
Payments on obligations
 under capital leases...          --      (3,164)   (59,590)   (55,150)   (51,411)
Proceeds from related
 party..................          --          --         --         --    284,301
Contributions from
 stockholders...........       5,000      50,000         --         --         --
Proceeds from issuance
 of common stock........      15,000          --         --         --         --
                            --------   ---------  ---------  ---------  ---------
Net cash provided by
 (used in) financing
 activities.............      20,000      71,836    208,607     76,295    253,176
                            --------   ---------  ---------  ---------  ---------
Net increase in cash and
 cash equivalents.......          --       2,518     29,694      4,160      3,509
Cash and cash
 equivalents at
 beginning of period....          --          --      2,518      2,518     32,212
                            --------   ---------  ---------  ---------  ---------
Cash and cash
 equivalents at end of
 period.................    $     --   $   2,518  $  32,212  $   6,678  $  35,721
                            ========   =========  =========  =========  =========
SUPPLEMENTAL CASH FLOW
 INFORMATION:
Cash paid for interest..    $     --   $   1,404  $  18,144  $  10,154  $  32,025
                            ========   =========  =========  =========  =========
Capital lease
 obligations incurred...    $  8,630   $  18,842  $ 131,011  $ 128,198  $      --
                            ========   =========  =========  =========  =========

                            See accompanying notes.

                                 ZOOMNET, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

  ZoomNet, Inc. (the "Company") is a regional provider of Internet access. The Company was incorporated in Ohio on June 19, 1995 and began marketing services in September 1995. The Company's target markets include Ohio, Kentucky and West Virginia.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base; and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment, including leasehold improvements, are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between five and seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company made no adjustments to

                                 ZOOMNET, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

the carrying values of the assets during the periods ended December 31, 1995, 1996, and 1997.

 Recent Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No.130, Reporting Comprehensive Income, which is required to be adopted for fiscal years beginning after December 15, 1997. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statement of Stockholders' Equity. The Company adopted SFAS No. 130 on January 1, 1998. The adoption of SFAS No. 130 did not have any effect on the financial statements as the Company does not have any elements of comprehensive income.

  In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which is required to be adopted for the year ended December 31, 1998. SFAS No. 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The impact of adopting SFAS No. 131 on the financial statements is not expected to be material.

 Revenue Recognition

  The Company recognizes internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided.

  The Company provides internet access services to certain organizations in exchange for advertising, hardware storage and other services. Revenue and corresponding expenses in the amount of $9,500 was recorded during the year ended December 31, 1997 relating to these non-monetary transactions. Similar non-monetary transactions were not significant in 1995 and 1996. The Company values these non-monetary transactions based upon the fair values of the Internet access services provided.

 Costs of Revenues

  Costs of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Costs of access revenues also include fees paid for lease of the Company's backbone, product costs and contractor fees for distribution of software to new subscribers.

                                 ZOOMNET, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the periods ended December 31, 1995, 1996, and 1997, the Company expensed $2,215, $16,159 and $52,827, respectively, as advertising costs.

 Income Taxes

  The Company accounts for income taxes using the liability method. The liability method provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as "temporary differences." Temporary differences result from the use of difference accounting methods for financial statement and income tax reporting purposes.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the receivables approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers and high-performance routers, which are important components of its network, are each currently acquired from two sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Donated Services

  A stockholder of the Company works part-time for the Company at no charge. As no records are maintained of the hours of service provided, estimating the fair value of these services is not practicable. No amount has been recorded in the accompanying financial statements to reflect the costs of these services.

                                 ZOOMNET, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Unaudited Interim Financial Information

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended September 30, 1997 and 1998 are not necessarily indicative of the results that may be expected for an entire year.

3. PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                                1996     1997
                                                              -------- --------
   Computer equipment........................................ $142,466 $638,291
   Furniture, fixtures, and office equipment.................    2,017    2,563
   Leasehold improvements....................................   14,832   70,517
                                                              -------- --------
                                                               159,315  711,371
   Less accumulated depreciation.............................   19,785  122,388
                                                              -------- --------
                                                              $139,530 $588,983
                                                              ======== ========

4. LINE OF CREDIT

  The Company had a short-term line of credit with a bank allowing for borrowings of up to $25,000 which expired in August 1998 and was repaid. Borrowings against the line bore interest at the bank's prime rate plus 1% (8.5% at December 31, 1997). Borrowings of $25,000 and $23,000 were outstanding against the line at December 31, 1996 and 1997, respectively.

5. LONG-TERM DEBT

  Long-term debt consisted of the following:

                                                                 DECEMBER 31,
                                                                 -------------
                                                                 1996   1997
                                                                 ---- --------
   Note payable to a bank, due in monthly installments of
    $3,687 through November 2001, including interest at the
    bank's cost of funds rate plus 2.4%........................  $ -- $147,082
   Note payable to a bank, due in monthly installments of $500
    through May 2000, including interest at 8.93%..............    --   13,375
   Note payable to a bank, due in monthly installments of
    $3,819 through August 2000, including interest at 7.875%...    --  109,740
   Less current portion........................................    --  (73,954)
                                                                 ---- --------
                                                                 $ -- $196,243
                                                                 ==== ========

                                 ZOOMNET, INC.

5. LONG-TERM DEBT (CONTINUED)

  The long-term debt is secured by specific equipment of the Company and is personally guaranteed by the Company's stockholders.

  The bank's cost of funds rate was 5.94% at December 31, 1997. The Company incurred interest related to the long-term debt of approximately $4,000, for the year ended December 31, 1997. The carrying value of long-term debt approximates fair value.

  Principal payments on long-term debt are due as follows: 1998--$73,954; 1999--$83,040; 2000--$71,333; 2001--$41,870.

6. COMMITMENTS

 Lease Commitments

  The Company leases office space under non-cancelable operating lease agreements. Rent expense for the periods ended December 31, 1995, 1996, and 1997 was $0, $3,000, and $7,740, respectively.

  The Company leases certain computer equipment under agreements which have been accounted for as capital leases. All leases contain purchase options either at fair value or at nominal amounts. The related computer equipment has a cost of $155,670 at December 31, 1997 and accumulated amortization of $56,036 at December 31, 1997.

  Minimum future lease payments under operating leases together with the present value of the net minimum lease payments under capital leases are summarized as follows:

                                             DECEMBER 31, 1997
                                             -------------------
                                             CAPITAL   OPERATING
                                             --------  ---------
         1998............................... $ 78,276   $6,000
         1999...............................   24,120       --
         2000...............................    1,031       --
         2001...............................       --       --
         2002...............................       --       --
         Thereafter.........................       --       --
                                             --------   ------
         Total minimum lease payments.......  103,427   $6,000
                                                        ======
         Less amounts representing
          interest..........................  (10,511)
                                             --------
         Present value of minimum lease
          payments.......................... $ 92,916
                                             ========

 Termination Penalties

  The Company enters into long-term telephone contracts which provide for early termination penalties. If all such contracts had been terminated at December 31, 1997, the Company would have incurred termination penalties of approximately $92,000. The Company has no present plan to terminate these contracts.

                                 ZOOMNET, INC.

7. INCOME TAXES

  Income tax provision (benefit) was comprised of the following:

                                                                  YEAR ENDED
                                                   PERIOD ENDED  DECEMBER 31,
                                                   DECEMBER 31, ----------------
                                                       1995      1996     1997
                                                   ------------ -------  -------
   Current
     Federal......................................     $ --     $   693  $30,087
     State........................................       --         199    8,645
                                                       ----     -------  -------
                                                         --         892   38,732
                                                       ----     -------  -------
   Deferred
     Federal......................................       --      (5,982)  13,957
     State........................................       --      (1,033)   4,652
                                                       ----     -------  -------
                                                         --      (7,015)  18,609
                                                       ----     -------  -------
                                                       $ --     $(6,123) $57,341
                                                       ====     =======  =======

  The Company's deferred tax assets and liabilities were as follows:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1996     1997
                                                              ------- --------
   Deferred tax assets:
     Cash to accrual adjustment.............................. $14,745 $ 11,522
     Reserve for bad debts...................................   1,077    6,739
                                                              ------- --------
   Total deferred tax assets................................. $15,822 $ 18,261
   Deferred tax liabilities--depreciation....................   8,807   29,855
                                                              ------- --------
   Net deferred tax assets (liabilities)..................... $ 7,015 $(11,594)
                                                              ======= ========

  A reconciliation between the amount of reported income taxes and the amount computed by multiplying the applicable statutory Federal income tax rate was as follows:

                                                                YEARS ENDED
                                                 PERIOD ENDED  DECEMBER 31,
                                                 DECEMBER 31, ----------------
                                                     1995      1996     1997
                                                 ------------ -------  -------
   Federal income tax expense (benefit) at
    statutory rates.............................    $(482)    $(4,739) $48,758
   State income tax expense (benefit), net of
    federal taxes...............................      (83)       (819)   8,424
   Other........................................       --          --      159
   Valuation allowance..........................      565        (565)      --
                                                    -----     -------  -------
   Income tax provision (benefit)...............    $  --     $(6,123) $57,341
                                                    =====     =======  =======

8.  SUBSEQUENT EVENTS (UNAUDITED)

  In June 1998, the Company obtained a $100,000 short-term note with a bank. The note requires a lump sum payment of principal and interest at the bank's prime rate plus 0.5% in

                                 ZOOMNET, INC.

8. SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)

December 1998. The loan is secured by all the Company's assets that have not been individually collateralized under separate loan agreements (see note 5) and is personally guaranteed by the Company's stockholders.

  In September 1998, the Company purchased the customer base of another Internet service provider ("ISP") which had approximately 1,164 customers. Also, the Company acquired all names, trade names, servicemarks, trademarks, domain names, customer lists, web pages, licenses, marketing materials and other intellectual property of the ISP. In addition, the purchase agreement included a non-compete provision. The cost of the acquisition was $232,800.

  In September 1998, the Company purchased the customer base of another ISP which had approximately 63 customers. The Company acquired all names, trade names, servicemarks, trademarks, domain names, customer lists, web pages, licenses, marketing materials and other intellectual property of the ISP. In addition, the purchase agreement included a non-compete provision. The purchase price is determined by the number of subscribers who remain with the Company through November 1998. The exact purchase price of the ISP has not been computed, however the estimated purchase price is approximately $3,800.

  The Company's stockholders have entered into an agreement whereby they will sell their shares in the Company to OneMain.com, Inc. ("OneMain.com"). The Company's stockholders will exchange their shares in the Company for cash and shares of common stock of OneMain.com concurrent with the consummation of the initial public offering ("IPO") of the common stock of OneMain.com. Additionally, the Company's stockholders will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist.

  In September 1998, a shareholder lent to the Company $34,301 which was repayable on demand. Also, a relative of a shareholder lent the Company $250,000 which was also payable on demand. The related party obligations were repaid in November 1998 primarily through a $265,000 loan from a bank. The loan requires monthly interest payments through May 1999, and monthly principal and interest payments of $4,418 from June 1999 through November 2006.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To The Board of Directors and Stockholders of
Palm.Net, USA, Inc.

  We have audited the accompanying balance sheets of Palm.Net, USA, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from January 3, 1996 (inception) to December 31, 1996 and the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Palm.Net, USA, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from January 3, 1996 (inception) to December 31, 1996 and the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP
Jacksonville, Florida
November 25, 1998

                              PALM.NET, USA, INC.

                                 BALANCE SHEETS

                                                    DECEMBER 31,
                                                  -----------------  SEPTEMBER
                                                   1996      1997    30, 1998
                                                  -------  -------- -----------
                                                                    (UNAUDITED)
                     ASSETS
Current assets:
 Cash and cash equivalents....................... $ 4,550  $ 15,476  $ 47,298
 Accounts receivable.............................     953     4,451     5,796
 Prepaid expenses................................   1,583     1,705     2,535
 Other current assets............................      --        --     2,216
 Due from stockholders...........................      --        --    17,651
                                                  -------  --------  --------
   Total current assets..........................   7,086    21,632    75,496
Property and equipment, net......................  67,218   107,130   134,385
                                                  -------  --------  --------
Total assets..................................... $74,304  $128,762  $209,881
                                                  =======  ========  ========
 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable and accrued expenses........... $25,803  $ 21,267  $ 24,468
 Deferred revenues...............................  13,424    35,764    58,636
 Due to stockholders.............................  85,490    57,811        --
                                                  -------  --------  --------
   Total current liabilities..................... 124,717   114,842    83,104
Stockholders' equity (deficit):
 Common stock, $1 par value; 7,500 shares
  authorized, 100 shares issued and
  outstanding....................................     100       100       100
 Additional paid-in capital......................     400       400       400
 Retained earnings (deficit)..................... (50,913)   13,420   126,277
                                                  -------  --------  --------
   Total stockholders' equity (deficit).......... (50,413)   13,920   126,777
                                                  -------  --------  --------
   Total liabilities and stockholders' equity.... $74,304  $128,762  $209,881
                                                  =======  ========  ========


                            See accompanying notes.

                              PALM.NET, USA, INC.

                            STATEMENTS OF OPERATIONS

                                  PERIOD FROM
                                   JANUARY 3,
                                      1996
                                  (INCEPTION)               NINE MONTHS ENDED
                                       TO       YEAR ENDED    SEPTEMBER 30,
                                  DECEMBER 31, DECEMBER 31, ------------------
                                      1996         1997       1997      1998
                                  ------------ ------------ --------  --------
                                                               (UNAUDITED)
REVENUES:
 Access revenues.................   $ 93,291     $406,811   $294,319  $431,704
 Other revenues..................      2,627       25,600     18,656    23,911
                                    --------     --------   --------  --------
   Total revenues................     95,918      432,411    312,975   455,615
COSTS AND EXPENSES:
 Costs of access revenues........     43,173      138,535     92,780   108,770
 Operations and customer
  support........................     32,968      100,690     72,714   101,189
 Selling, general, and
  administrative.................     65,608       90,153     64,741   103,695
 Depreciation--nonoperating and
  operating equipment............      6,279       23,202     16,703    24,980
                                    --------     --------   --------  --------
   Total costs and expenses......    148,028      352,580    246,938   338,634
                                    --------     --------   --------  --------
(Loss) income from operations....    (52,110)      79,831     66,037   116,981
OTHER INCOME (EXPENSE):
 Interest income.................          3          170        116     2,075
 Interest expense................       (617)     (11,541)    (8,053)   (6,199)
 Miscellaneous income (expense),
  net............................      1,811       (4,127)      (132)       --
                                    --------     --------   --------  --------
                                       1,197      (15,498)    (8,069)   (4,124)
                                    --------     --------   --------  --------
Net (loss) income................   $(50,913)    $ 64,333   $ 57,968  $112,857
                                    ========     ========   ========  ========
UNAUDITED PRO FORMA INFORMATION:
 Net (loss) income...............   $(50,913)    $ 64,333   $ 57,968  $112,857
 Pro forma income tax
  provision......................         --        5,281      2,828    42,581
                                    --------     --------   --------  --------
Pro forma net (loss) income (See
 Note 2).........................   $(50,913)    $ 59,052   $ 55,140  $ 70,276
                                    ========     ========   ========  ========


                            See accompanying notes.

                              PALM.NET, USA, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                        TOTAL
                              COMMON STOCK   ADDITIONAL  RETAINED   STOCKHOLDERS'
                              -------------   PAID-IN    EARNINGS      EQUITY
                              SHARES AMOUNT COMPENSATION (DEFICIT)    (DEFICIT)
                              ------ ------ ------------ ---------  -------------
BALANCE AT JANUARY 3, 1996..   100    $100      $400     $     --     $    500
 Net loss...................    --      --        --      (50,913)     (50,913)
                               ---    ----      ----     --------     --------
BALANCE AT DECEMBER 31,
 1996.......................   100     100       400      (50,913)     (50,413)
 Net income.................    --      --        --       64,333       64,333
                               ---    ----      ----     --------     --------
BALANCE AT DECEMBER 31,
 1997.......................   100     100       400       13,420       13,920
 Net income (unaudited).....    --      --        --      112,857      112,857
                               ---    ----      ----     --------     --------
BALANCE AT SEPTEMBER 30,
 1998 (UNAUDITED)...........   100    $100      $400     $126,277     $126,777
                               ===    ====      ====     ========     ========



                            See accompanying notes.

                              PALM.NET, USA, INC.

                            STATEMENTS OF CASH FLOWS

                                  PERIOD FROM
                                  JANUARY 31,
                                      1996
                                  (INCEPTION)               NINE MONTHS ENDED
                                       TO       YEAR ENDED    SEPTEMBER 30,
                                  DECEMBER 31, DECEMBER 31, ------------------
                                      1996         1997       1997      1998
                                  ------------ ------------ --------  --------
                                                               (UNAUDITED)
OPERATING ACTIVITIES:
Net (loss) income...............    $(50,913)    $ 64,333   $ 57,968  $112,857
Adjustments to reconcile net
 (loss) income to net cash (used
 in) provided by operating
 activities:
 Depreciation...................       6,279       23,202     16,703    24,980
 Changes in operating assets
  and liabilities:
   Accounts receivable..........        (953)      (3,498)    (3,361)   (1,345)
   Prepaid expenses.............      (1,583)        (122)        --      (830)
   Other current assets.........          --           --         --    (2,216)
   Accounts payable and accrued
    expenses....................      25,803       (4,536)        90     3,201
   Deferred revenues............      13,424       22,340     13,399    22,872
                                    --------     --------   --------  --------
Net cash (used in) provided by
 operating activities...........      (7,943)     101,719     84,799   159,519
INVESTING ACTIVITIES:
Purchases of property and
 equipment......................     (73,497)     (63,114)   (59,732)  (52,235)
                                    --------     --------   --------  --------
Net cash used in investing
 activities.....................     (73,497)     (63,114)   (59,732)  (52,235)
FINANCING ACTIVITIES:
Proceeds from participants'
 capital contributions..........         400           --         --        --
Net proceeds from issuance of
 common stock...................         100           --         --        --
Increase (decrease) in due
 to/from stockholders...........      85,490      (27,679)    (8,786)  (75,462)
                                    --------     --------   --------  --------
Net cash provided by (used in)
 financing activities...........      85,990      (27,679)    (8,786)  (75,462)
                                    --------     --------   --------  --------
Net increase in cash and cash
 equivalents....................       4,550       10,926     16,281    31,822
Cash and cash equivalents at
 beginning of period............          --        4,550      4,550    15,476
                                    --------     --------   --------  --------
Cash and cash equivalents at end
 of period......................    $  4,550     $ 15,476   $ 20,831  $ 47,298
                                    ========     ========   ========  ========


                            See accompanying notes.

                              PALM.NET, USA, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

  Palm.Net, USA, Inc. (the "Company") is a regional provider of Internet access. The Company was incorporated in Florida on January 3, 1996 and began marketing services on April 1, 1996. The Company's targeted markets include Florida.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The on-line services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services, and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base; and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment, including leasehold improvements, are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between five to seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided.

                              PALM.NET, USA, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Costs of Revenues

  Costs of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Costs of access revenues also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per-user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the period from January 3, 1996 (inception) to December 31, 1996 and the year ended December 31, 1997 the Company expensed $20,469 and $18,079, respectively, as advertising costs.

 Income Taxes

  Historically, the Company has elected by the consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the Subchapter S provisions of the Code, the stockholders include the Company's corporate income in their personal income tax returns. Accordingly, the Company was not subject to federal and state corporate income tax during the period for which it was an S Corporation.

  The unaudited pro forma income tax information included in the statements of operations and Note 6 is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to Federal and certain state income taxes for the period from January 3, 1996 (inception) to December 31, 1996, the year ended December 31, 1997, and for the nine month unaudited periods ended September 30, 1997 and 1998.


 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the receivables approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

                              PALM.NET, USA, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, each are currently acquired from Computer Max. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Recent Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Comprehensive Income, which is required to be adopted in the year ended December 31, 1998. SFAS 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statement of Stockholders' Equity (Deficit). The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 ("SFAS 131"), Disclosures about Segments of an Enterprise and Related Information, which is required to be adopted for the year ended December 31, 1998. SFAS 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The disclosure for segment information on the financial statements is not expected to be material.

 Unaudited Interim Financial Information

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended September 30, 1997 and 1998, are not necessarily indicative of the results that may be expected for an entire year.

                              PALM.NET, USA, INC.

3. PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1996      1997
                                                              -------  --------
 Computer equipment.......................................... $58,594  $123,453
 Furniture, fixtures, and office equipment...................  11,918    10,173
 Leasehold improvements......................................   2,985     2,985
 Less accumulated depreciation and amortization..............  (6,279)  (29,481)
                                                              -------  --------
                                                              $67,218  $107,130
                                                              =======  ========

4. LEASE COMMITMENTS

  The Company leases office space under noncancelable operating lease agreements. The leases generally provide for renewal terms and the Company is required to pay a portion of the common areas' expenses including maintenance, real estate taxes, and other expenses. Rent expense for the period from January 3, 1996 (inception) to December 31, 1996 and the year ended December 31, 1997 was $7,573 and $10,338, respectively. The Company has no material lease commitments for future periods.

5. RELATED PARTY TRANSACTIONS

  Loan agreements exist between the Company and the stockholders for an amount equal to the amount of business operating expenses advanced on the stockholder's personal lines of credit. Payments are due in coordination with the timing of payments due to the lenders. In addition, certain Company funds were used by the stockholders to fund personal expenses. The net amount due to the stockholders at December 31, 1996 and 1997 was $85,490 and $57,811, respectively. Interest expense incurred with the loan agreements during the period from January 3, 1996 (inception) to December 31, 1996 and year ended December 31, 1997 was $617 and $11,541, respectively.

6. INCOME TAXES

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") to sell the outstanding stock of the Company and concurrent with the related initial public offering of OneMain.com, the Company's status as an S Corporation under the Code will automatically terminate and normal federal and state corporate income tax rates will apply. Based upon the cumulative temporary differences, the Company would have recognized a deferred federal and state income tax benefit and asset of $9,044 as of December 31, 1997 and $14,183 as of September 30, 1998 (unaudited), had the termination of its election to be treated as an S Corporation occurred on those respective dates.

  No pro forma income tax provision is reflected for the period from January 3, 1996 (inception) to December 31, 1996 as the Company would have provided a full valuation allowance against the deferred tax asset had it been a C Corporation.

                              PALM.NET, USA, INC.

7. SUBSEQUENT EVENT (UNAUDITED)

  The Company's stockholders have entered into an agreement whereby they will sell their shares in the Company to OneMain.com. The Company's stockholders will exchange their shares in the Company for cash and shares of common stock of OneMain.com concurrent with the consummation of the initial public offering ("IPO") of the common stock of OneMain.com. Additionally, the Company's stockholders will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To The Board of Directors and Stockholders of
Internet Access Group, Inc.

  We have audited the accompanying combined balance sheets of Internet Access Group, Inc. as of December 31, 1996 and 1997, and the related combined statements of operations, stockholders' equity (deficit), and cash flows for the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Internet Access Group, Inc. at December 31, 1996 and 1997 and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that Internet Access Group, Inc. will continue as a going concern. As discussed in
Note 2, the Company has net losses accumulated since its inception and has a working capital deficiency. (Management's plans as to these matters are also described in Note 2.) These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

Jacksonville, Florida
December 2, 1998

                          INTERNET ACCESS GROUP, INC.

                            COMBINED BALANCE SHEETS

                                               DECEMBER 31,       SEPTEMBER 30,
                                            --------------------  -------------
                                              1996       1997         1998
                                            ---------  ---------  -------------
                                                                   (UNAUDITED)
                  ASSETS
Current assets:
 Cash and cash equivalents................. $  34,644  $  23,802    $  33,109
 Accounts receivable -- trade..............   110,183     58,885       68,405
 Receivable from stockholder...............    54,931     95,151      100,151
 Other current assets......................     3,670      3,670        9,490
                                            ---------  ---------    ---------
Total current assets.......................   203,428    181,508      211,155
Property and equipment, net................    89,440    108,267      235,996
                                            ---------  ---------    ---------
Total assets............................... $ 292,868  $ 289,775    $ 447,151
                                            =========  =========    =========
   LIABILITIES AND STOCKHOLDERS' EQUITY
                 (DEFICIT)
Current liabilities:
 Accounts payable and accrued expenses..... $ 170,129  $  47,945    $ 158,859
 Deferred revenues.........................    90,072    144,226      186,459
 Notes payable -- current portion..........     2,904      9,720       28,354
 Capital lease obligations -- current
  portion..................................        --        840       67,107
                                            ---------  ---------    ---------
   Total current liabilities...............   263,105    202,731      440,779
Notes payable, net of current portion......   153,521    172,572      160,778
Capital lease obligations, net of current
 portion...................................        --     26,108       95,581
Stockholders' (deficit) equity:
 Common stock..............................       100        100          100
 Additional paid-in capital................    17,570     17,570       17,570
 Retained earnings (deficit)...............  (141,428)  (129,306)    (267,657)
                                            ---------  ---------    ---------
   Total stockholders' (deficit) equity....  (123,758)  (111,636)    (249,987)
                                            ---------  ---------    ---------
   Total liabilities and stockholders'
    (deficit) equity....................... $ 292,868  $ 289,775    $ 447,151
                                            =========  =========    =========



                            See accompanying notes.

                          INTERNET ACCESS GROUP, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                           NINE MONTHS ENDED
                            YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                         -------------------------------  --------------------
                           1995       1996       1997       1997       1998
                         ---------  --------  ----------  --------  ----------
                                                              (UNAUDITED)
REVENUES:
 Access revenues........ $ 393,165  $701,633  $  947,952  $682,525  $1,005,402
 Other revenues.........        --   249,712     231,482   166,667      84,368
                         ---------  --------  ----------  --------  ----------
   Total revenues.......   393,165   951,345   1,179,434   849,192   1,089,770
COSTS AND EXPENSES:
 Cost of access
  revenues..............    55,923   182,574     331,901   238,326     407,014
 Cost of other
  revenues..............   125,519   134,599     100,953    72,686      20,980
 Operations and
  customer support......   187,005   258,751     476,910   343,375     517,803
 Sales and marketing....     2,059    25,228      38,055    27,400      27,898
 General and
  administrative........   158,427   305,408     169,671   122,162     187,003
 Depreciation --
  operating and
  nonoperating
  equipment.............     2,268    11,831      25,807    19,224      41,527
                         ---------  --------  ----------  --------  ----------
   Total costs and
    expenses............   531,201   918,391   1,143,297   823,173   1,202,225
                         ---------  --------  ----------  --------  ----------
Loss (income) from
 operations.............  (138,036)   32,954      36,137    26,019    (112,455)
OTHER INCOME (EXPENSE):
 Interest income........        --       211         121        87         932
 Interest expense.......    (2,327)  (10,700)    (24,136)  (17,378)    (26,828)
                         ---------  --------  ----------  --------  ----------
Net (loss) income....... $(140,363) $ 22,465  $   12,122  $  8,728  $ (138,351)
                         =========  ========  ==========  ========  ==========



                            See accompanying notes.

                          INTERNET ACCESS GROUP, INC.

             COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                       TOTAL
                               COMMON STOCK  ADDITIONAL RETAINED   STOCKHOLDERS'
                               -------------  PAID-IN   EARNINGS     (DEFICIT)
                               SHARES AMOUNT  CAPITAL   (DEFICIT)     EQUITY
                               ------ ------ ---------- ---------  -------------
BALANCE AT DECEMBER 31,
 1994........................   100    $100   $17,570   $ (23,530)   $  (5,860)
 Net loss....................    --      --        --    (140,363)    (140,363)
                                ---    ----   -------   ---------    ---------
BALANCE AT DECEMBER 31,
 1995........................   100     100    17,570    (163,893)    (146,223)
 Net income..................    --      --        --      22,465       22,465
                                ---    ----   -------   ---------    ---------
BALANCE AT DECEMBER 31,
 1996........................   100     100    17,570    (141,428)    (123,758)
 Net income..................    --      --        --      12,122       12,122
                                ---    ----   -------   ---------    ---------
BALANCE AT DECEMBER 31,
 1997........................   100     100    17,570    (129,306)    (111,636)
 Net loss (unaudited)........    --      --        --    (138,351)    (138,351)
                                ---    ----   -------   ---------    ---------
BALANCE AT SEPTEMBER 30, 1998
 (UNAUDITED).................   100    $100   $17,570   $(267,657)   $(249,987)
                                ===    ====   =======   =========    =========




                            See accompanying notes.

                          INTERNET ACCESS GROUP, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                           NINE MONTHS ENDED
                             YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                          -------------------------------  -------------------
                            1995       1996       1997       1997      1998
                          ---------  ---------  ---------  --------  ---------
                                                              (UNAUDITED)
OPERATING ACTIVITIES:
Net (loss) income.......  $(140,363) $  22,465  $  12,122  $  8,728  $(138,351)
Adjustments to reconcile
 net (loss) income to
 net cash provided by
 operating activities:
 Depreciation and
  amortization..........      2,268     11,831     25,807    19,224     41,527
 Accrued interest.......         --      8,120     18,583    12,897     17,384
 Changes in operating
  assets and
  liabilities:
   Accounts receivable
    -- trade............    (32,363)   (73,162)    51,298    25,649     (9,520)
   Other current
    assets..............     (1,070)    (1,400)        --        --     (5,820)
   Accounts payable and
    accrued expenses....    163,082      3,780   (122,184)  (82,384)   110,914
   Deferred revenues....      9,406     79,628     54,154    27,077     42,233
                          ---------  ---------  ---------  --------  ---------
Net cash provided by
 operating activities...        960     51,262     39,780    11,191     58,367
INVESTING ACTIVITIES:
Purchases of property
 and equipment..........    (18,775)   (65,827)   (22,128)  (10,745)   (19,444)
Increase in receivable
 from  stockholder......    (12,795)   (42,136)   (40,220)  (20,110)    (5,000)
                          ---------  ---------  ---------  --------  ---------
Net cash used in
 investing activities...    (31,570)  (107,963)   (62,348)  (30,855)   (24,444)
FINANCING ACTIVITIES:
Proceeds from borrowing
 on notes payable, net
 of payments............     43,735     77,412     11,726    14,243     (2,697)
Payments on obligations
 under capital leases...         --         --         --        --    (21,919)
                          ---------  ---------  ---------  --------  ---------
Net cash provided by
 (used in) financing
 activities.............     43,735     77,412     11,726    14,243    (24,616)
                          ---------  ---------  ---------  --------  ---------
Net increase (decrease)
 in cash and cash
 equivalents............     13,125     20,711    (10,842)   (5,421)     9,307
Cash and cash
 equivalents at
 beginning of period....        808     13,933     34,644    34,644     23,802
                          ---------  ---------  ---------  --------  ---------
Cash and cash
 equivalents at end of
 period.................  $  13,933  $  34,644  $  23,802  $ 29,223  $  33,109
                          =========  =========  =========  ========  =========
SUPPLEMENTAL CASH FLOW
 INFORMATION:
Cash paid for interest..  $      --  $   2,400  $   5,752  $  4,237  $   9,374
                          =========  =========  =========  ========  =========
Capital lease
 obligations incurred...  $      --  $      --  $  26,948  $ 25,044  $ 182,312
                          =========  =========  =========  ========  =========


                            See accompanying notes.

                          INTERNET ACCESS GROUP, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION

  Internet Access Group, Inc. ("IAG" or the "Company") is a regional provider of Internet access which began marketing services in January 1995 with a targeted customer base primarily in Florida.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The on-line services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services, and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base; and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The combined financial statements include the following operating companies owned by the same individual. The companies included in Internet Access Group, Inc. are:

    Peiman and Associates, Inc. -- specializes in software development and computer consulting services; became inactive as of January 1, 1997.

    Internet Access Group, Inc. -- provides internet services; formed as an S Corporation on December 12, 1994. The Company revoked its S Corporation status and became a C Corporation effective January 1, 1998.

  Significant intercompany transactions and balances have been eliminated.

  The financial statements of the Company have been prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments relating to the recoverability of recorded assets, or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

  The Company has accumulated net losses of $129,306 since its inception and, as a result, has a stockholders' deficit of $111,636 and negative working capital of $21,223 at December 31, 1997.

  The results to date reflect significant investments made by management in its infrastructure and its efforts to enhance the Company's ability to provide internet access services to subscribers in its service area. The Company has allocated substantial resources to

                          INTERNET ACCESS GROUP, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

enhance its customer service department and implemented a new billing system in 1998 to meet the needs of its subscribers. During 1998, the Company also decided to eliminate its web development department which had been generating operating losses during 1997 and the first half of 1998. The Company believes operating results achieved in the third and fourth quarters of 1998 reflect an operating profitability that demonstrates the Company will be able to meet its working capital obligations and enable the Company to continue as a going concern.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful life of five years.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of." The Company made no adjustments to the carrying values of the assets during the years ended December 31, 1995, 1996, and 1997.

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue as the services are provided.

                          INTERNET ACCESS GROUP, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Cost of Revenues

  Cost of access revenues primarily consists of telecommunication expenses inherent in the network infrastructure.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1995, 1996 and 1997, the Company expensed $2,059, $25,228 and $38,055, respectively, as advertising costs.

 Income Taxes

  For tax years prior to 1998, the Company elected tax treatment as an S Corporation; accordingly, the Company was taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the Subchapter S provisions of the Code, the stockholders included the Company's corporate income in their personal income tax returns. Accordingly, the Company was not subject to federal and state corporate income tax during the period for which it was an S Corporation.

  The Company revoked its S Corporation election on March 1, 1998. Therefore, the Company was subject to normal federal and state corporate income taxes effective January 1, 1998.

  For periods prior to the revocation of its S Corporation status, the unaudited pro forma income tax information included in Note 7 is presented in accordance with Statement of Financial Accounting Financial Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and certain state income taxes for the years ended December 31, 1995, 1996, and 1997 and for the nine-month period ended September 30, 1997.

  For periods after the revocation of its S corporation status, the Company accounts for income taxes using the liability method. The liability method provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as "temporary differences." Temporary differences result from the use of different accounting methods for financial statement and income tax reporting purposes.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by high credit quality financial institutions. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within

                          INTERNET ACCESS GROUP, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

management's expectations. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the receivables approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers and high-performance routers, which are important components of its network, each are currently acquired from nine sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Recent Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Comprehensive Income, which is required to be adopted in the year ended December 31, 1998. SFAS 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statement of Stockholders' Equity (Deficit). The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 ("SFAS 131"), Disclosures about Segments of an Enterprise and Related Information, which is required to be adopted for the year ended December 31, 1998. SFAS 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The disclosure for segment information on the financial statements is not expected to be material.

 Unaudited Interim Financial Information

  The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete

                          INTERNET ACCESS GROUP, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended September 30, 1997 and 1998, are not necessarily indicative of the results that may be expected for an entire year.

3. PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following:

                                                               DECEMBER 31,
                                                             ------------------
                                                               1996      1997
                                                             --------  --------
   Computer equipment....................................... $ 81,502  $126,136
   Other fixed assets.......................................   22,037    22,037
                                                             --------  --------
                                                              103,539   148,173
   Less accumulated depreciation and amortization...........  (14,099)  (39,906)
                                                             --------  --------
                                                             $ 89,440  $108,267
                                                             ========  ========

4. NOTES PAYABLE

  Notes payable consisted of the following:

                                                               DECEMBER 31,
                                                             ------------------
                                                               1996      1997
                                                             --------  --------
   Promissory notes payable, interest at 12%................ $137,848  $166,619
   Secured automobile loan..................................   18,577    15,673
                                                             --------  --------
     Total notes payable....................................  156,425   182,292
     Less: current portion..................................   (2,904)   (9,720)
                                                             --------  --------
   Notes payable, noncurrent................................ $153,521  $172,572
                                                             ========  ========

                          INTERNET ACCESS GROUP, INC.

5. NOTES PAYABLE (CONTINUED)

  The promissory notes are payable to a minority stockholder. The terms of the promissory notes allow for either party, giving six months written notice, the option of converting principal and accumulated interest into a maximum 48-month, 12% amortized payoff schedule. Subsequent to December 31, 1997, the creditor converted two of the notes which had amounts outstanding of $131,989 as of December 31, 1997, into 48-month notes as defined above.

  Principal payments on notes payable as adjusted for the conversion of two of the notes payable into 48-month notes, for each of the years from 1998 to 2002 are as follows:

            1998................................. $ 9,720
            1999.................................  31,814
            2000.................................  33,874
            2001.................................  38,170
            2002.................................  43,011

6. COMMITMENTS

 Lease Commitments

  The Company leases office space under noncancelable operating lease agreements. The leases generally provide for renewal terms and the Company is required to pay a portion of the common areas' expenses including maintenance, real estate taxes, and other expenses. Rent expense for the years ended December 31, 1995, 1996, and 1997 was $18,233, $32,805, and $38,990,
respectively. The Company also leases certain computer equipment under agreements which have been accounted for as capital leases.

  At December 31, 1997, future minimum lease payments under operating leases together with the present value of the net minimum lease payments under capital leases are as follows:

                                                             DECEMBER 31, 1997
                                                             -------------------
                                                             CAPITAL   OPERATING
                                                             --------  ---------
   1998..................................................... $  1,395   $37,288
   1999.....................................................   16,740    15,895
   2000.....................................................   16,740        --
   2001.....................................................    6,920        --
   2002.....................................................       --        --
   Thereafter...............................................       --        --
                                                             --------   -------
   Total minimum lease payments.............................   41,795   $53,183
                                                                        =======
   Less amounts representing interest.......................  (14,847)
                                                             --------
   Present value of minimum lease payments.................. $ 26,948
                                                             ========

                          INTERNET ACCESS GROUP, INC.

7. COMMON STOCK

  At December 31, 1997, the common stock of Internet Access Group, Inc. consists of 100 shares ($1 par value) authorized issued and outstanding.

8. INCOME TAXES

  As discussed in Note 2, the Company revoked its S Corporation status and became a C Corporation effective January 1, 1998. Based upon the cumulative temporary differences, the Company's deferred federal and state income tax asset as of September 30, 1998 (unaudited) was $43,198. A full valuation allowance of $43,198 was provided resulting in a net deferred asset of $0. No pro forma income tax provision (benefit) is reflected for the years ended December 31, 1995, 1996, 1997, and the nine-month period ended September 30, 1997 as the Company would have provided a full valuation allowance against the deferred tax asset had it been a C Corporation.

9. RELATED PARTY TRANSACTIONS

  At December 31, 1996 and 1997, the Company reported amounts receivable from stockholder of $54,931 and $95,151, respectively which relate to Company funds used by the stockholder to fund personal expenses. No formal note exists related to these advances.

10. SUBSEQUENT EVENT (UNAUDITED)

  The Company's stockholders have entered into an agreement whereby they will sell their shares in the Company to OneMain.com, Inc. ("OneMain.com"). The Company's stockholders will exchange their shares in the Company for cash and shares of common stock of OneMain.com concurrent with the consummation of the initial public offering ("IPO") of the common stock of OneMain.com. Additionally, the Company's stockholders will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist.

                REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

To the Members of
Midwest Internet, L.L.C.

  We have audited the accompanying balance sheets of Midwest Internet, L.L.C. (the Company) as of December 31, 1996 and 1997 and the related statements of operations, changes in members' deficit, and cash flows for the period from February 24, 1995 (inception) to December 31, 1995 and for the years ended December 31, 1996 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Midwest Internet, L.L.C. at December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from February 24, 1995 (Inception) to December 31, 1995 and for the years ended December 31, 1996 and 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP
St. Louis, Missouri
October 22, 1998

                            MIDWEST INTERNET, L.L.C.

                                 BALANCE SHEETS

                                              DECEMBER 31,
                                          ----------------------  SEPTEMBER 30,
                                             1996        1997         1998
                                          ----------  ----------  -------------
                                                                   (UNAUDITED)
                 ASSETS
Current assets:
 Cash and cash equivalents............... $   13,290  $   40,962    $  97,579
 Accounts receivable net of allowance
  for doubtful accounts of $0 and $0 and
  $20,000 (unaudited) at December 31,
  1996, 1997 and September 30, 1998,
  respectively...........................    248,121     206,807      201,159
 Other current assets....................         --       1,341        1,687
                                          ----------  ----------    ---------
   Total current assets..................    261,411     249,110      300,425
Property and equipment, net..............    498,582     498,139      398,486
Other assets.............................         --          --        2,586
                                          ----------  ----------    ---------
   Total assets.......................... $  759,993  $  747,249    $ 701,497
                                          ==========  ==========    =========
    LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
 Accounts payable........................ $  341,003  $  210,124    $ 178,703
 Accrued expenses........................     30,197      22,785       28,784
 Unearned revenues.......................     28,406      39,580       45,394
 Notes payable...........................    897,490     770,873      634,088
 Advances from related parties...........      6,967      90,778        7,485
 Current portion of capital lease
  obligations............................         --      74,475      104,960
                                          ----------  ----------    ---------
   Total current liabilities.............  1,304,063   1,208,615      999,414
Notes payable, less current portion......     38,822       8,910           --
Capital lease obligations, less current
 portion.................................         --     118,781       79,682
Members' deficit.........................   (582,892)   (589,057)    (377,599)
                                          ----------  ----------    ---------
   Total liabilities and members'
    deficit.............................. $  759,993  $  747,249    $ 701,497
                                          ==========  ==========    =========


                            See accompanying notes.

                            MIDWEST INTERNET, L.L.C.

                            STATEMENTS OF OPERATIONS

                          PERIOD FROM
                          FEBRUARY 24,
                              1995           YEAR ENDED           NINE MONTHS ENDED
                         (INCEPTION) TO     DECEMBER 31,            SEPTEMBER 30,
                          DECEMBER 31,  ----------------------  ----------------------
                              1995         1996        1997        1997        1998
                         -------------- ----------  ----------  ----------  ----------
                                                                     (UNAUDITED)
REVENUES:
 Access revenues........   $ 153,502    $1,555,668  $2,302,702  $1,650,507  $2,623,990
 Other revenues.........      32,641       234,708     220,426     153,342     133,998
                           ---------    ----------  ----------  ----------  ----------
   Total revenues.......     186,143     1,790,376   2,523,128   1,803,849   2,757,988
COSTS AND EXPENSES:
 Costs of access
  revenues..............      98,300       666,731     937,102     759,232     997,255
 Operations and
  customer support......      69,082       537,060     454,675     380,154     395,854
 Sales and marketing....      86,270       353,763     198,937     135,243     372,897
 General and
  administrative........      71,841       536,420     572,598     310,570     460,873
 Depreciation...........      57,450       178,770     301,246     225,935     238,405
                           ---------    ----------  ----------  ----------  ----------
   Total costs and
    expenses............     382,943     2,272,744   2,464,558   1,811,134   2,465,284
                           ---------    ----------  ----------  ----------  ----------
Income (loss) from
 operations.............    (196,800)     (482,368)     58,570      (7,285)    292,704
OTHER INCOME (EXPENSE):
 Interest expense.......      (5,913)      (59,066)   (102,004)    (80,751)    (76,205)
 Other income
  (expense), net........       4,690        (3,060)     37,269        (448)        420
                           ---------    ----------  ----------  ----------  ----------
Net income (loss).......   $(198,023)   $ (544,494) $   (6,165) $  (88,484) $  216,919
                           =========    ==========  ==========  ==========  ==========


                            See accompanying notes.

                            MIDWEST INTERNET, L.L.C.

                   STATEMENTS OF CHANGES IN MEMBERS' DEFICIT

                                                                       TOTAL
                                              CAPITAL    ACCUMULATED MEMBERS'
                                           CONTRIBUTIONS   DEFICIT    DEFICIT
                                           ------------- ----------- ---------
BALANCE AT FEBRUARY 24, 1995
 (INCEPTION).............................    $     --     $      --  $      --
 Net loss................................          --      (198,023)  (198,023)
 Members' contributions..................      75,000            --     75,000
                                             --------     ---------  ---------
BALANCE AT DECEMBER 31, 1995.............      75,000      (198,023)  (123,023)
 Net loss................................          --      (544,494)  (544,494)
 Members' contributions..................      84,625            --     84,625
                                             --------     ---------  ---------
BALANCE AT DECEMBER 31, 1996.............     159,625      (742,517)  (582,892)
 Net loss................................          --        (6,165)    (6,165)
                                             --------     ---------  ---------
BALANCE AT DECEMBER 31, 1997.............     159,625      (748,682)  (589,057)
 Net income (unaudited)..................          --       216,919    216,919
 Other (unaudited).......................      (5,461)           --     (5,461)
                                             --------     ---------  ---------
BALANCE AT SEPTEMBER 30, 1998
 (UNAUDITED).............................    $154,164     $(531,763) $(377,599)
                                             ========     =========  =========


                            See accompanying notes.

                            MIDWEST INTERNET, L.L.C.

                            STATEMENTS OF CASH FLOWS

                             PERIOD FROM                                NINE MONTHS
                          FEBRUARY 24, 1995      YEAR ENDED                ENDED
                           (INCEPTION) TO       DECEMBER 31,           SEPTEMBER 30,
                            DECEMBER 31,    ----------------------  --------------------
                                1995           1996        1997       1997       1998
                          ----------------- -----------  ---------  ---------  ---------
                                                                        (UNAUDITED)
OPERATING ACTIVITIES:
Net income (loss).......      $(198,023)    $  (544,494) $  (6,165) $ (88,484) $ 216,919
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 (used in) operating
 activities:
 Depreciation...........         57,450         178,770    301,246    225,935    238,405
 (Gain) loss on sale or
  disposal of
  equipment.............             --           3,060    (37,269)      (448)        --
 Changes in operating
  assets and
  liabilities:
   Accounts receivable,
    net.................        (20,292)       (227,829)    41,314    (22,351)     5,648
   Other assets.........         (1,687)          1,687     (1,341)    (1,687)    (2,932)
   Accounts payable.....        139,099         201,904   (130,879)   (39,952)   (31,421)
   Accrued expenses.....         11,577          18,620     (7,412)   (16,253)     5,999
   Unearned revenues....         10,575          17,831     11,174     19,196      5,814
                              ---------     -----------  ---------  ---------  ---------
Net cash provided by
 (used in) operating
 activities.............         (1,301)       (350,451)   170,668     75,956    438,432
INVESTING ACTIVITIES:
Purchases of property
 and equipment..........       (307,343)       (455,136)  (120,322)   (35,039)   (74,059)
Proceeds from disposal
 of property and
 equipment..............             --          24,616    100,383     66,505         --
                              ---------     -----------  ---------  ---------  ---------
Net cash used in
 investing activities...       (307,343)       (430,520)   (19,939)    31,466    (74,059)
FINANCING ACTIVITIES:
Proceeds from issuance
 of notes payable.......        520,023       2,130,275      1,130        300     30,130
Principal payments of
 notes payable..........       (130,143)     (1,583,842)  (157,658)  (103,855)  (175,825)
Payments on obligations
 under capital leases...             --              --    (50,340)   (46,311)   (73,307)
Proceeds from members'
 capital contributions..         75,000          84,625         --         --         --
Net advances from (to)
 related parties........          6,733             234     83,811     54,970    (88,754)
                              ---------     -----------  ---------  ---------  ---------
Net cash provided by
 (used in) financing
 activities.............        471,613         631,292   (123,057)   (94,896)  (307,756)
                              ---------     -----------  ---------  ---------  ---------
Net increase (decrease)
 in cash and cash
 equivalents............        162,969        (149,679)    27,672     12,526     56,617
Cash and cash
 equivalents at
 beginning of period....             --         162,969     13,290     13,290     40,962
                              ---------     -----------  ---------  ---------  ---------
Cash and cash
 equivalents at end of
 period.................      $ 162,969     $    13,290  $  40,962  $  25,816  $  97,579
                              =========     ===========  =========  =========  =========
SUPPLEMENTAL CASH FLOW
 INFORMATION:
Cash paid for interest..      $   5,913     $    59,066  $ 102,004  $  80,751  $  76,205
                              =========     ===========  =========  =========  =========
Capital lease
 obligations incurred...      $      --     $        --  $ 243,597  $ 200,107  $  64,693
                              =========     ===========  =========  =========  =========

                            See accompanying notes.

                            MIDWEST INTERNET, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

  Midwest Internet, L.L.C. (the "Company") is a regional provider of Internet access. The Company was organized in the State of Illinois on February 24, 1995 (inception) and began marketing services in November 1995. The Company's targeted markets include residential and business customers in Illinois, Tennessee, Kentucky and Missouri.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services, and telecommunication companies are likely to enhance their service offerings, resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs, increase spending on marketing, limit the Company's ability to expand its subscriber base, and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging from three to five years. All computer equipment is being depreciated using a three-year useful life.

 Impairment of Long-lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of

                            MIDWEST INTERNET, L.L.C.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial Accounting Standards No. 121 (SFAS 121), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. The Company made no adjustments to the carrying values of the assets during the years ended December 31, 1995, 1996, and 1997.

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided.

 Costs of Access Revenues

  Costs of access revenues primarily consist of telecommunications expenses inherent in the network infrastructure. Costs of access revenues also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per- user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the period from February 24, 1995 (Inception) to December 31, 1995, and for the years ended December 31, 1996 and 1997, the Company expensed $51,043, $165,984, $27,554, respectively, as advertising costs.

 Income Taxes

  The Company was organized as a limited liability company under the laws of the state of Illinois. The Company is taxed under the partnership provisions of the Internal Revenue Code (the "Code"). Under the partnership provisions of the Code, the limited liability company members include the Company's income on their personal income tax returns. Accordingly, the Company is not subject to federal and state corporate income taxes.

  The unaudited pro forma income tax information included in the statements of operations and Note 8 is presented in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, as if the Company had been subject to federal and certain state income taxes for the years ended December 31, 1995, 1996 and 1997 and for the nine-month periods ended September 30, 1997 and 1998.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit

                            MIDWEST INTERNET, L.L.C.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. Other financial instruments consist of accounts payable and notes payable. The carrying values of such amounts reported at the applicable balance sheet dates approximate their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management believes alternative telecommunications facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  The Company maintains various vendors for required products, such as modems, terminal servers and high-performance routers, which are important components of its network. Some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Recent Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 (SFAS 130), Comprehensive Income, which is required to be adopted in the year ended December 31, 1998. SFAS 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the statements of changes in members' deficit. SFAS 130 will not have an effect on the Company's financial statements because the Company does not have any elements of other comprehensive income.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 (SFAS 131), Disclosures about Segments of an Enterprise and Related Information, which is required to be adopted for the year ended December 31, 1998. SFAS 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. Because the Company has only one reportable segment, the additional disclosures for segment information are not expected to be significant.

                            MIDWEST INTERNET, L.L.C.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Unaudited Interim Financial Information

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended September 30, 1997 and 1998, are not necessarily indicative of the results that may be expected for an entire year.

3.PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following:

                                                                 DECEMBER 31
                                                              -----------------
                                                                1996     1997
                                                              -------- --------
   Computer equipment........................................ $709,955 $968,581
   Furniture, fixtures, and office equipment.................   17,485   20,584
   Vehicles..................................................       --       --
                                                              -------- --------
                                                               727,440  989,165
   Less accumulated depreciation and amortization............  228,858  491,026
                                                              -------- --------
                                                              $498,582 $498,139
                                                              ======== ========

4.NOTES PAYABLE

  Notes payable consisted of the following:

                                                                DECEMBER 31
                                                             -----------------
                                                               1996     1997
                                                             -------- --------
   Demand note payable to bank, monthly installments of
    $9,771 through April 1997 and $9,879 thereafter until
    maturity in October 2003, including interest at prime
    plus 1%................................................  $591,428 $524,029
   Demand note payable to bank, semi-annual installments of
    $25,518 through maturity in October 2001, including in-
    terest at prime plus 1%................................   200,050  167,007
   Notes payable to bank, monthly installments ranging from
    $2,199 to $3,003 through maturity in September 1998,
    including interest at prime plus 1%....................    94,834   38,822
   Line of credit, due on demand, available borrowings up
    to $50,000 subject to a borrowing base, interest at
    prime plus 1%, expires in June 1999....................    50,000   49,925
                                                             -------- --------
                                                              936,312  779,783
   Less current portion....................................   897,490  770,873
                                                             -------- --------
                                                             $ 38,822 $  8,910
                                                             ======== ========

                            MIDWEST INTERNET, L.L.C.

4. NOTES PAYABLE (CONTINUED)

  The prime rate used by all of the banks above was 8.5 percent at December 31, 1997. The Company incurred interest related to the notes of $5,913, $59,066, and $84,847 for the period from February 24, 1995 (inception) to December 31, 1995 and for the years ended December 31, 1996 and 1997, respectively.

  The notes payable are secured by substantially all of the Company's assets and personal guarantees of its members. In addition, most of the above notes are due on demand; accordingly, such notes have been classified as a current liability.

  In March and April 1998, the Company issued approximately $15,000 in demand notes payable to a bank that provide for monthly installments ranging from $176 to $317 through maturity in April 2001, including interest at rates ranging from 8.125% to 9%. In addition, in August 1998, the Company obtained an additional $50,000 unsecured line of credit from a bank. The line of credit expires in August 1999 and is personally guaranteed by the Company's members.

5.COMMITMENTS

 Lease Commitments

  The Company leases certain sites for its servers, office space, and various office and computer equipment under noncancelable operating lease agreements. The site leases generally provide for renewal terms, and for certain sites the Company is required to pay a portion of the common areas' expenses including maintenance, real estate taxes, and other expense. Rent expense for the period from February 24, 1995 (inception) to December 31, 1995 and for the years ended December 31, 1996 and 1997 was $11,825, $64,584, and $53,370, respectively.

  The Company leases certain computer equipment under agreements which have been accounted for as capital leases. The related computer equipment had a cost and accumulated amortization of $243,597 and $45,270, respectively, at December 31, 1997. Amortization of leased equipment is included in depreciation and amortization. The computer equipment lease agreements require aggregate monthly payments ranging from $191 to $1,300 and expire at various dates through November 2000.

                            MIDWEST INTERNET, L.L.C.

5. COMMITMENTS (CONTINUED)

  Future minimum lease payments for both capital and operating leases at December 31, 1997 were as follows:

                                                              CAPITAL  OPERATING
                                                              -------- ---------
   1998...................................................... $100,260 $ 56,465
   1999......................................................  100,260   47,215
   2000......................................................   32,763   40,497
                                                              -------- --------
   Total minimum lease payments..............................  233,283 $144,177
                                                                       ========
   Less amounts representing interest........................   40,027
                                                              --------
   Present value of minimum lease payments................... $193,256
                                                              ========

  From January 1, 1998 through October 22, 1998, the Company has entered into several additional lease commitments related to computer and office equipment and site leases. These leases expire at various dates through February 2003. The aggregate future minimum lease payments under leases entered into subsequent to year end total approximately $375,000, of which approximately $56,000 is due in 1998.

 Purchase Commitment

  In February 1998, the Company entered into a three-year noncancelable agreement for the supply of bandwidth for use as the Company backbone. Under the terms of the agreement, the monthly service fee is $12,000.

6. RELATED PARTY TRANSACTIONS

  Members have affiliated enterprises that provide a variety of services to the Company including Internet consulting and Web page development. During the years ended December 31, 1996 and 1997, the Company expensed payments for services provided from these related parties of $25,700 and $31,600, respectively.

  The Company has borrowed certain amounts from its members. No formal written terms exist for these advances; however, because such amounts are considered payable within the next year, the Company has classified these advances as current liabilities in the accompanying balance sheets.

7. INCOME TAXES

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") to sell the outstanding members' interest of the Company and concurrent with the related initial public offering of OneMain.com (as more fully described in Note
9), the Company's tax status as a partnership will terminate and, accordingly, the Company will be subject to federal and state corporate income tax. Based upon the cumulative temporary differences, the

                            MIDWEST INTERNET, L.L.C.

7. INCOME TAXES (CONTINUED)

Company would have recognized a deferred federal and state income tax benefit and asset of $3,502 as of December 31, 1997 and $36,082 as of September 30, 1998 (unaudited), had the termination of its election to be treated as a partnership occurred on those respective dates.

  No proforma income tax provision is reflected for the period from February 24, 1995 (inception) to December 31, 1995, and for the years ended December 31, 1996 and 1997, and the nine months ended September 30, 1997 and 1998 because the Company would have provided a full valuation allowance against the deferred tax asset had it been a C Corporation.

8.  EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT
AUDITORS

  On December 8, 1998, the Company consummated a transaction to purchase the subscriber base of a local ISP, and certain other assets (including equipment, software used in the provisioning of customers and accounts receivable) and assume certain equipment leases. In addition, the seller agreed to a noncompete period of two years after closing. The final purchase price was $550,000 of which $14,960 was paid at closing. The remainder of the purchase price will be paid in 20 equal monthly installments of $26,752 beginning December 15, 1998. To ensure payment of the purchase price, a $250,000 irrevocable letter of credit has been issued by a bank.

  The unaudited pro forma results of operations set forth below assumes the acquisition of the local ISP had occurred at the beginning of the periods presented:

                                               YEAR ENDED     NINE MONTHS ENDED
                                            DECEMBER 31, 1997 SEPTEMBER 30, 1998
                                            ----------------- ------------------
   Revenues................................    $2,801,144         $3,081,775
   Net income (loss).......................    $  217,884         $  615,311

9. SUBSEQUENT EVENTS (UNAUDITED)

  The Company's members have entered into an agreement whereby they will sell their membership shares in the Company to OneMain.com. The Company's members will exchange their membership shares in the Company for cash and shares of common stock of OneMain.com concurrent with the consummation of the initial public offering ("IPO") of the common stock of OneMain.com. Additionally, the Company's members will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of the

                            MIDWEST INTERNET, L.L.C.

9. SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)


Company. Upon consummation of the agreement, OneMain.com will become the sole member of the Company. Subsequent to the acquisition, the Company will continue to exist and maintain its status as an LLC.

  On December 16, 1998, the Company entered into two additional lease commitments related to computer equipment. The leases expire in November 2002 and the aggregate future minimum lease payments under these leases totals approximately $125,000.

                         REPORT OF INDEPENDENT AUDITORS

To The Members of
Internet Solutions, LLC

  I have audited the accompanying balance sheet of Internet Solutions, LLC as of December 31, 1995, 1996 and 1997, and the related statements of operations, members' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

  I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

  In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Solutions, LLC at December 31, 1995, 1996 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

Kevin J. Tochtrop
Certified Public Accountant
Washington, Missouri

December 3, 1998

                            INTERNET SOLUTIONS, LLC
                         (A LIMITED LIABILITY COMPANY)

                                 BALANCE SHEETS

                                             DECEMBER 31,            SEPTEMBER
                                       ---------------------------      30,
                                        1995      1996      1997       1998
                                       -------  --------  --------  -----------
                                                                    (UNAUDITED)
                ASSETS
Current assets:
 Cash and cash equivalents............ $37,114  $ 14,839  $ 15,977   $ 52,134
 Accounts receivable, net of
  allowance for doubtful accounts of
  $0 and $0 and $2,000 (unaudited )
  at December 31, 1996, 1997 and
  September 30, 1998, respectively....      --       491    15,807     21,275
 Other current assets.................      --        --     2,975      7,877
                                       -------  --------  --------   --------
   Total current assets...............  37,114    15,330    34,759     81,286
Property and equipment, net...........  24,714    92,132   212,603    252,771
Intangible assets, net................      --        --    59,714    268,318
                                       -------  --------  --------   --------
   Total assets....................... $61,828  $107,462  $307,076   $602,375
                                       =======  ========  ========   ========
   LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
 Line of credit to related party...... $    --  $     --  $150,000   $150,000
 Notes payable........................      --        --        --    134,736
 Accounts payable.....................  18,964    24,716    19,042      8,275
 Accrued expenses.....................      --     1,666     7,164     59,413
 Unearned revenues....................      --        --    28,167     87,671
 Other current liabilities............      --        --        --      4,175
                                       -------  --------  --------   --------
   Total current liabilities..........  18,964    26,382   204,373    444,270
Commitments...........................      --        --        --         --
Members' equity:
 Members' capital.....................  90,000   202,400   224,800    191,863
 Accumulated deficit.................. (47,136) (121,320) (122,097)   (33,758)
                                       -------  --------  --------   --------
   Total members' equity..............  42,864    81,080   102,703    158,105
                                       -------  --------  --------   --------
   Total liabilities and members'
    equity............................ $61,828  $107,462  $307,076   $602,375
                                       =======  ========  ========   ========


                            See accompanying notes.

                            INTERNET SOLUTIONS, LLC
                         (A LIMITED LIABILITY COMPANY)

                            STATEMENTS OF OPERATIONS

                          PERIOD FROM
                           AUGUST 30,
                              1995         YEAR ENDED       NINE MONTHS ENDED
                         (INCEPTION) TO   DECEMBER 31,        SEPTEMBER 30,
                          DECEMBER 31,  ------------------  ------------------
                              1995        1996      1997      1997      1998
                         -------------- --------  --------  --------  --------
                                                               (UNAUDITED)
REVENUES:
 Access revenues........    $  7,044    $137,225  $443,424  $287,581  $667,856
 Other revenues.........          --       3,476     2,633        --     4,695
                            --------    --------  --------  --------  --------
   Total revenues.......       7,044     140,701   446,057   287,581   672,551
COSTS AND EXPENSES:
 Costs of access and
  other revenues........      17,160      84,355   162,731   107,429   229,221
 Operations and
  customer support......          --          --    53,105    22,100   129,395
 Sales and marketing....       3,159      12,857    19,961     7,259    33,700
 General and
  administrative........      33,018     102,711   157,507   122,777   118,485
 Amortization...........          --          --     8,313        --    19,703
 Depreciation...........         843      14,880    32,700    22,056    42,089
                            --------    --------  --------  --------  --------
   Total costs and
    expenses............      54,180     214,803   434,317   281,621   572,593
                            --------    --------  --------  --------  --------
(Loss) Income from
 operations.............     (47,136)    (74,102)   11,740     5,960    99,958
OTHER INCOME (EXPENSE):
 Interest income........          --         429       277        56       208
 Interest expense.......          --        (511)  (12,794)   (5,988)  (11,827)
                            --------    --------  --------  --------  --------
Net (loss) income.......    $(47,136)   $(74,184) $   (777) $     28  $ 88,339
                            ========    ========  ========  ========  ========
PRO FORMA INFORMATION
 (UNAUDITED):
 Historical (loss)
  income before income
  taxes.................    $(47,136)   $(74,184) $   (777) $     28  $ 88,339
 Pro forma income tax
  provision.............          --          --        --        --   (25,655)
                            --------    --------  --------  --------  --------
   Pro forma net (loss)
    income..............    $(47,136)   $(74,184) $   (777) $     28  $ 62,684
                            ========    ========  ========  ========  ========


                            See accompanying notes.

                            INTERNET SOLUTIONS, LLC
                         (A LIMITED LIABILITY COMPANY)

                         STATEMENTS OF MEMBERS' EQUITY

                                                                        TOTAL
                                                 MEMBER'S  ACCUMULATED MEMBERS'
                                                 CAPITAL     DEFICIT    EQUITY
                                                 --------  ----------- --------
BALANCE AT AUGUST 30, 1995 (INCEPTION).........  $     --   $      --  $     --
                                                 --------   ---------  --------
 Contributed Capital...........................    60,000          --    60,000
 Compensation expense for member's equity......    30,000          --    30,000
 Net loss......................................        --     (47,136)  (47,136)
                                                 --------   ---------  --------
BALANCE AT DECEMBER 31, 1995...................    90,000     (47,136)   42,864
                                                 --------   ---------  --------
 Contributed Capital...........................    60,000          --    60,000
 Compensation expense for member's equity......    52,400          --    52,400
 Net loss......................................        --     (74,184)  (74,184)
                                                 --------   ---------  --------
BALANCE AT DECEMBER 31, 1996...................   202,400    (121,320)   81,080
                                                 --------   ---------  --------
 Compensation expense for member's equity......    22,400          --    22,400
 Net loss......................................        --        (777)     (777)
                                                 --------   ---------  --------
BALANCE AT DECEMBER 31, 1997...................   224,800    (122,097)  102,703
                                                 --------   ---------  --------
 Net income (unaudited)........................        --      88,339    88,339
 Distribution of Capital (unaudited)...........   (32,937)         --   (32,937)
                                                 --------   ---------  --------
BALANCE AT SEPTEMBER 30, 1998 (UNAUDITED)......  $191,863   $ (33,758) $158,105
                                                 ========   =========  ========


                            See accompanying notes.

                            INTERNET SOLUTIONS, LLC
                         (A LIMITED LIABILITY COMPANY)

                            STATEMENTS OF CASH FLOWS

                            PERIOD FROM
                            AUGUST 30,
                               1995          YEAR ENDED       NINE MONTHS ENDED
                          (INCEPTION), TO   DECEMBER 31,        SEPTEMBER 30,
                           DECEMBER 31,   ------------------  ------------------
                               1995         1996      1997      1997      1998
                          --------------- --------  --------  --------  --------
                                                                 (UNAUDITED)
OPERATING ACTIVITIES:
Net income (loss).......     $(47,136)    $(74,184) $   (777) $     28  $ 88,339
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 operating activities:
 Depreciation and
  amortization..........          843       14,880    41,013    22,056    61,792
 Compensation expense
  for member's equity...       30,000       52,400    22,400    22,400        --
 Changes in operating
  assets and
  liabilities:
   Accounts receivable..           --         (491)  (15,316)   (5,725)   (5,468)
   Other current
    assets..............           --           --    (2,975)   (1,628)   (4,902)
   Accounts payable.....       18,964        5,752    (5,674)  (35,372)  (10,767)
   Accrued expenses.....           --        1,666     5,498     8,117    19,313
   Unearned revenues....           --           --    28,167    16,247     7,158
   Other current
    liabilities.........           --           --        --        --     4,175
                             --------     --------  --------  --------  --------
Net cash provided by
 operating activities...        2,671           23    72,336    26,123   159,640
                             --------     --------  --------  --------  --------
INVESTING ACTIVITIES:
Purchases of property
 and equipment..........      (25,557)     (82,298) (154,849)  (85,369)  (94,483)
Subscriber list
 acquisition............           --           --   (66,349)  (50,998) (120,000)
                             --------     --------  --------  --------  --------
Net cash used in
 investing activities...      (25,557)     (82,298) (221,198) (136,367) (214,483)
                             --------     --------  --------  --------  --------
FINANCING ACTIVITIES:
Net proceeds under line
 of credit..............           --           --   150,000   110,000        --
Proceeds from note
 payable................           --           --        --        --    91,000
Proceeds from
 participants' capital
 contributions..........       60,000       60,000        --        --        --
                             --------     --------  --------  --------  --------
Net cash provided by
 financing activities...       60,000       60,000   150,000   110,000    91,000
                             --------     --------  --------  --------  --------
Net increase (decrease)
 in cash and cash
 equivalents............       37,114      (22,275)    1,138      (244)   36,157
Cash and cash
 equivalents at
 beginning of period....           --       37,114    14,839    14,389    15,977
                             --------     --------  --------  --------  --------
Cash and cash
 equivalents at end of
 period.................     $ 37,114     $ 14,839  $ 15,977  $ 14,145  $ 52,134
                             ========     ========  ========  ========  ========
SUPPLEMENTAL CASH FLOW
 INFORMATION:
Cash paid for interest..     $     --     $     --  $  5,533  $  4,492  $ 10,229
                             ========     ========  ========  ========  ========


                            See accompanying notes.

                            INTERNET SOLUTIONS, LLC
                         (A LIMITED LIABILITY COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

  Internet Solutions, LLC (the "Company") is a regional provider of Internet access. The Company was organized in Missouri on August 30, 1995, as a limited liability company and began providing services on October 1, 1996. The Company's targeted markets include rural areas in Missouri.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base; and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives, ranging between three to seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of

                            INTERNET SOLUTIONS, LLC
                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company made no adjustments to the carrying values of the assets during the period from August 30 (inception), to December 31, 1995, the years ended December 31, 1996, and 1997.

 Acquisition Customer Base

  The Company capitalizes specific costs incurred for the purchase of customer bases from other Internet Service Providers ("ISPs"). The customer acquisition costs are based on the value of retained customers. Amortization is provided using the straight-line method over six years commencing when the customer base is received.

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided.

 Costs of Revenues

  Costs of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Costs of access revenues also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per-user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the three years ended period from August 30, 1995 (inception) to December 31, 1995, and for the years ended December 31, 1996, and 1997, the Company expensed $3,159, $12,857, and $19,961, respectively, as advertising costs. During the nine months ended September 30, 1997 and 1998, the Company expensed $7,064 (unaudited), and $16,802 (unaudited), respectively, as advertising costs.

 Income Taxes

  The Company is organized as a limited liability company under the laws of the state of Missouri. Accordingly, the Company is taxed under the partnership provisions of the Internal Revenue Code ("the Code"). Under the partnership provisions of the Code, the members of the limited liability company include the Company's income on their individual tax returns. As a result, the Company is not subject to federal and state corporate income tax.

                            INTERNET SOLUTIONS, LLC
                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  The unaudited pro forma income tax information included in the statements of operations and Note 7 is presented in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, as if the Company had been subject to federal and state income taxes for all periods presented.

 Financial Instruments

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the accounts receivable approximates their fair value.

 Compensation Expense for Member's Capital

  During the period from August 30, 1995 (inception) to July 1, 1997, certain officer's of the Company performed work for the Company without drawing a salary from the Company. The member's of the Company agreed to recognize the fair value of the work performed by the officers as a contribution to Member's capital and adjusted the ownership percentages of the Company, as stipulated in the Company's Operating Agreement, accordingly. The cumulative amount contributed by the officers as of December 31, 1997 was $104,800.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, are each currently acquired from varied sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Recent Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Comprehensive Income, which is required to be

                            INTERNET SOLUTIONS, LLC
                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

adopted in the year ended December 31, 1998. SFAS 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statement of Members' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 ("SFAS 131"), Disclosures about Segments of an Enterprise and Related Information, which is required to be adopted for the year ended December 31, 1998. SFAS 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The disclosure for segment information on the financial statements is not expected to be material.

 Unaudited Interim Financial Information

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended September 30, 1997 and 1998, are not necessarily indicative of the results that may be expected for an entire year.

3. PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following:

                                  DECEMBER 31,
                            ---------------------------
                             1995      1996      1997
                            -------  --------  --------
 Computer equipment......   $25,557  $107,182  $231,908
 Capitalized line
  installation...........        --        --    27,446
 Furniture, fixtures, and
  office equipment.......        --       672     2,553
                            -------  --------  --------
                             25,557   107,854   261,907
 Less accumulated
  depreciation and
  amortization...........      (843)  (15,722)  (49,304)
                            -------  --------  --------
                            $24,714  $ 92,132  $212,603
                            =======  ========  ========

                            INTERNET SOLUTIONS, LLC
                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


4. INTANGIBLE ASSETS

  Intangible assets consisted of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                              1995 1996  1997
                                                              ---- ---- -------
 Acquired customer base.....................................   --   --   66,349
 Less accumulated amortization..............................   --   --   (6,635)
                                                              ---  ---  -------
                                                               --   --  $59,714
                                                              ===  ===  =======

5. LINE OF CREDIT

  The Company has a short-term line of credit with a related party, a company owned by certain members of the Company, allowing for borrowings of up to $200,000 based upon a borrowing base determined by predefined levels of accounts receivable and inventory. The balance of the line of credit is payable on demand. Borrowings against the line bear interest at the bank's prime rate plus 2% (10% at September 30, 1998). The line is secured by certain assets. Borrowings of $150,000 were outstanding against the line at December 31, 1997 and September 30, 1998, respectively.

6. COMMITMENTS

 Lease Commitments

  The Company leases office space from a related party and various office and computer equipment under non-cancelable operating lease agreements. The leases generally provide for renewal terms. Rent expense for the years ended December 31, 1995, 1996 and 1997 was $0, $0 and $7,571, respectively. The fair value of rent expense for the period from August 30, 1995 (inception) to December 31, 1995 and for the year ended December 31, 1996 are immaterial to the financial statements.

  Minimum future lease payments under operating leases are summarized as follows:

                                        DECEMBER 31, 1997
                                        -----------------
            1998.......................     $104,863
            1999.......................      171,344
            2000.......................      128,662
            2001.......................       50,554
                                            --------
            Total minimum lease
             payments..................     $455,423
                                            ========

7. INCOME TAXES

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") to sell the outstanding stock of the Company and concurrent with the related initial public offering

                            INTERNET SOLUTIONS, LLC
                         (A LIMITED LIABILITY COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

7. INCOME TAXES (CONTINUED)

of OneMain.com (as more fully described in Note 8), the Company's status as a partnership will automatically terminate and normal federal and state corporate income tax rates will apply. Based upon the cumulative temporary differences, the Company would have recognized a deferred federal and state income tax expense and liability of $0 as of December 31, 1997 and $31,723 as of September 30, 1998 (unaudited), had the termination of its election to be treated as a partnership occurred on those respective dates.

  No pro forma income tax provision (benefit) is reflected for the period from August 30, 1995 (Inception) through December 31, 1995, and for the two years ended December 31, 1996 and 1997, and for the nine month unaudited periods ended September 30, 1997 and 1998 as the Company would have provided a full valuation allowance.

8. SUBSEQUENT EVENT (UNAUDITED)

  On September 1, 1998, the Company entered into an agreement with K4 Cyber Tech Ltd. ("K4"), to acquire its list of dial-up Internet access customers for approximately $163,000, of which approximately $43,000 represented a note payable to K4. In addition to acquiring the list, the Company assumed a liability to provide services to certain of the newly acquired customers who had already paid in advance for their services. This liability is estimated at $43,000 as of September 30, 1998. To finance this transaction, the Company entered into an agreement with a financial institution to borrow approximately $91,000, in the form of a line of credit, bearing variable interest rate of prime plus 2% and payable upon demand.

  The Company's members have entered into an agreement whereby they will sell their membership shares in the Company to OneMain.com ("OneMain.com"). The Company's members will exchange their membership shares in the Company for cash and shares of common stock of OneMain.com concurrent with the consummation of the initial public offering ("IPO") of the common stock of OneMain.com. Additionally, the Company's members will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole member of the Company. Subsequent to the acquisition, the Company will continue to exist and maintain its status as an LLC.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To The Board of Directors and Stockholders of
FGInet, Inc.

  We have audited the accompanying balance sheets of FGInet, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FGInet, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

St. Louis, Missouri
November 13, 1998

                                  FGINET, INC.

                                 BALANCE SHEETS

                                                DECEMBER 31,
                                              ------------------  SEPTEMBER 30,
                                                1996      1997        1998
                                              --------  --------  -------------
                                                                   (UNAUDITED)
                   ASSETS
Current assets:
 Cash and cash equivalents................... $ 39,586  $ 74,698   $   61,709
 Accounts receivable.........................    4,902    21,222       13,675
 Inventory...................................    4,756     6,618        1,945
 Prepaid expenses............................    1,492     2,390        2,870
 Other current assets........................    4,197     5,574        5,378
                                              --------  --------   ----------
   Total current assets......................   54,933   110,502       85,577
Property and equipment, net..................  160,290   241,126      495,518
Intangible assets, net.......................   28,098    23,760      585,204
Deferred tax asset...........................       --        --          405
                                              --------  --------   ----------
   Total assets.............................. $243,321  $375,388   $1,166,704
                                              ========  ========   ==========
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable............................ $ 17,179  $ 62,868   $   30,237
 Accrued expenses............................    4,408    13,706        9,950
 Unearned revenues...........................   62,398    68,905      143,658
 Notes payable to stockholders...............       --     9,079      678,715
                                              --------  --------   ----------
   Total current liabilities.................   83,985   154,558      862,560
Deferred tax liability.......................       --     9,603           --
Stockholders' equity:
 Voting common stock; no par value;
  9,000,000 shares authorized; 2,960,000,
  2,960,000 and 3,110,000 shares issued and
  outstanding, respectively..................  295,000   295,000      406,000
 Non-voting common stock; no par value;
  1,000,000 shares authorized; 0, 41,250 and
  41,500 shares issued and outstanding,
  respectively...............................       --    52,589       53,089
 Accumulated deficit......................... (135,664) (136,362)    (154,945)
                                              --------  --------   ----------
   Total stockholders' equity................  159,336   211,227      304,144
                                              --------  --------   ----------
   Total liabilities and stockholders'
    equity................................... $243,321  $375,388   $1,166,704
                                              ========  ========   ==========


                            See accompanying notes.

                                  FGINET, INC.

                            STATEMENTS OF OPERATIONS

                                    YEAR ENDED             NINE MONTHS ENDED
                                   DECEMBER 31,              SEPTEMBER 30,
                            ----------------------------  -------------------
                             1995      1996       1997      1997      1998
                            -------  ---------  --------  -------- ----------
                                                              (UNAUDITED)
REVENUES:
 Access revenues........... $34,161  $ 214,909  $712,427  $516,253 $  852,892
 Other revenues............      --     60,056   106,018    66,030    131,942
                            -------  ---------  --------  -------- ----------
   Total revenues..........  34,161    274,965   818,445   582,283    984,834
COSTS AND EXPENSES:
 Costs of access
  revenues.................  16,000    147,785   316,054   219,501    446,686
 Costs of other revenues...      --     46,694    70,064    35,283    104,942
 Operations and customer
  support..................      90     47,954    71,455    49,601     72,119
 Sales and marketing.......   1,890     42,235   142,587    94,290    168,760
 General and
  administrative...........  17,744     89,296   156,309   110,422    155,748
 Amortization..............      --      5,619    12,618     9,465     13,936
 Depreciation..............   2,227     20,475    49,239    36,929     56,350
                            -------  ---------  --------  -------- ----------
   Total costs and
    expenses...............  37,951    400,058   818,326   555,491  1,018,541
                            -------  ---------  --------  -------- ----------
(Loss) income from
 operations................  (3,790)  (125,093)      119    26,792    (33,707)
OTHER INCOME:
 Interest income...........      --      2,680     2,335     1,625      1,185
 Other income..............      --      1,249     6,451     5,835      3,931
                            -------  ---------  --------  -------- ----------
(Loss) income before
 provision (benefit) for
 income taxes..............  (3,790)  (121,164)    8,905    34,252    (28,591)
Provision (benefit) for
 income taxes..............      --         --     9,603    16,239      9,603
                            -------  ---------  --------  -------- ----------
Net (loss) income.......... $(3,790) $(121,164) $   (698) $ 18,013 $  (38,194)
                            =======  =========  ========  ======== ==========


                            See accompanying notes.

                                  FGINET, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                VOTING         NON-VOTING
                             COMMON STOCK     COMMON STOCK
                          ------------------ --------------
                                                                                      TOTAL
                                                            TREASURY  ACCUMULATED STOCKHOLDERS'
                           SHARES    AMOUNT  SHARES AMOUNT   STOCK      DEFICIT      EQUITY
                          --------- -------- ------ ------- --------  ----------- -------------
BALANCE AT DECEMBER 31,
 1994...................  1,600,000 $ 25,000     -- $    -- $    --    $ (10,710)   $  14,290
 Net loss...............         --       --     --      --      --       (3,790)      (3,790)
 Issuance of common
  stock.................     80,000    5,000     --      --      --           --        5,000
 320,000 treasury shares
  purchased.............         --       --     --      --  (2,500)          --       (2,500)
                          --------- -------- ------ ------- -------    ---------    ---------
BALANCE AT DECEMBER 31,
 1995...................  1,680,000   30,000     --      --  (2,500)     (14,500)      13,000
 Net loss...............         --       --     --      --      --     (121,164)    (121,164)
 640,000 treasury shares
  purchased.............         --       --     --      --  (7,500)          --       (7,500)
 960,000 treasury shares
  reissued..............         --   48,750     --      --  10,000           --       58,750
 Issuance of common
  stock.................  1,280,000  216,250     --      --      --           --      216,250
                          --------- -------- ------ ------- -------    ---------    ---------
BALANCE AT DECEMBER 31,
 1996...................  2,960,000  295,000     --      --      --     (135,664)     159,336
 Net loss...............         --       --     --      --      --         (698)        (698)
 Issuance of common
  stock.................         --       -- 41,250  52,589      --           --       52,589
                          --------- -------- ------ ------- -------    ---------    ---------
BALANCE AT DECEMBER 31,
 1997...................  2,960,000  295,000 41,250  52,589      --     (136,362)     211,227
 Net loss (Unaudited)...         --       --     --      --      --      (18,583)     (18,583)
 Issuance of common
  stock (Unaudited).....    150,000  111,000    250     500      --           --      111,500
                          --------- -------- ------ ------- -------    ---------    ---------
BALANCE AT SEPTEMBER 30,
 1998 (UNAUDITED).......  3,110,000 $406,000 41,500 $53,089 $    --    $(154,945)   $ 304,144
                          ========= ======== ====== ======= =======    =========    =========


                            See accompanying notes.

                                  FGINET, INC.

                            STATEMENTS OF CASH FLOWS

                                    YEAR ENDED             NINE MONTHS ENDED
                                   DECEMBER 31,              SEPTEMBER 30,
                            -----------------------------  -------------------
                             1995      1996       1997       1997      1998
                            -------  ---------  ---------  --------  ---------
                                                              (UNAUDITED)
OPERATING ACTIVITIES:
Net (loss) income.........  $(3,790) $(121,164) $    (698) $ 14,414  $ (18,583)
Adjustments to reconcile
 net (loss) income to net
 cash
 provided by (used in)
  operating activities:
 Depreciation and
  amortization............    2,227     26,094     61,857    46,394     70,286
 Deferred taxes...........       --         --      9,603    19,838    (10,008)
 Changes in operating
  assets and liabilities:
   Accounts receivable....      120     (4,852)   (16,320)  (13,702)     7,547
   Prepaid expenses.......      (77)    (1,415)      (898)   (4,001)      (480)
   Inventory..............       --     (4,756)    (1,862)    8,637      4,673
   Other current assets...    1,700     (4,042)    (1,377)   (2,986)       196
   Accounts payable.......   (2,769)    13,718     45,689    34,076    (32,361)
   Accrued expenses.......     (535)     4,408      9,298    27,110     (3,756)
   Unearned revenues......   11,095     51,303      6,507   (29,013)    74,753
                            -------  ---------  ---------  --------  ---------
Net cash provided by (used
 in) operating
 activities...............    7,971    (40,706)   111,799   100,767     92,267
INVESTING ACTIVITIES:
Purchases of property and
 equipment................   (7,667)  (164,747)  (130,075)  (80,527)  (311,012)
Acquisition of customer
 base.....................       --    (23,332)    (5,280)       --   (541,960)
Acquisition of non-compete
 agreements...............       --    (10,385)    (3,000)       --    (33,420)
                            -------  ---------  ---------  --------  ---------
Net cash used in investing
 activities...............   (7,667)  (198,464)  (138,355)  (80,527)  (886,392)
FINANCING ACTIVITIES:
Proceeds from issuance of
 notes payable............       --         --      9,079     9,079    673,807
Principal payments of
 notes payable............       --         --         --        --     (4,171)
Purchase of treasury
 stock....................   (2,500)    (7,500)        --        --         --
Net proceeds from issuance
 of common stock..........    5,000    275,000     52,589    30,589    111,500
                            -------  ---------  ---------  --------  ---------
Net cash provided by
 financing activities.....    2,500    267,500     61,668    39,668    781,136
                            -------  ---------  ---------  --------  ---------
Net increase (decrease) in
 cash and cash
 equivalents..............    2,804     28,330     35,112    59,908    (12,989)
Cash and cash equivalents
 at beginning of period...    8,452     11,256     39,586    39,586     74,698
                            -------  ---------  ---------  --------  ---------
Cash and cash equivalents
 at end of period.........  $11,256  $  39,586  $  74,698  $ 99,494  $  61,709
                            =======  =========  =========  ========  =========
SUPPLEMENTAL CASH FLOW
 INFORMATION:
Cash paid for income
 taxes....................  $    --  $      --  $   5,003  $  1,900  $     430
                            =======  =========  =========  ========  =========

                            See accompanying notes.

                                  FGINET, INC.

                         NOTES TO FINANCIAL STATEMENTS

         YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND NINE MONTHS
           ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

1. ORGANIZATION

  FGInet, Inc. (the "Company") is a regional provider of Internet access. The Company was incorporated in Illinois on September 16, 1994 and began marketing services in 1994. The Company's targeted market is the State of Illinois.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base; and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment, including leasehold improvements, are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between three to seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

                                  FGINET, INC.

         YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND NINE MONTHS
           ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Inventory

  Inventory consists of purchased goods held for resale and is stated at the lower of cost or market on a first-in, first-out (FIFO) method.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company made no adjustments to the carrying values of the assets during the years ended December 31, 1995, 1996, and 1997.

 Intangible Assets

  The Company has recorded the value of acquired customer bases purchased from existing companies at the estimated fair market value. These customer bases are being amortized using the straight-line method over three years.

  The Company has recorded the value of non-competition agreements entered into with other companies purchased by the Company. These non-compete agreements are amortized using the straight-line method over the term of the specific agreement, generally two to three years.

 Stock Compensation

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation. SFAS 123 allows companies to account for stock-based compensation under either the new provisions of SFAS 123 or the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. The Company has chosen to continue accounting for its stock-based compensation in accordance with the provisions of APB 25.

 Revenue Recognition

  The Company recognizes Internet access revenues when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenues on these advance payments and amortizes the amounts to revenues on a straight-line basis as the services are provided.

                                  FGINET, INC.

         YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND NINE MONTHS
           ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  The Company does not refund advance payments in instances of contract cancellation. The Company continues service to the customer until the contract term expires.

 Costs of Revenues

  Costs of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Costs of access revenues also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1995, 1996, and 1997, the Company expensed $1,890, $26,251, and $118,769, respectively, as advertising costs.

 Income Taxes

  For tax years prior to 1997, the Company elected tax treatment as an S corporation; accordingly, the Company was taxed under the Subchapter S provisions of the Internal Revenue Code (the "Code"). Under the Subchapter S provisions of the Code, the stockholders included the Company's income on their personal income tax returns. As a result, the Company was not subject to federal and state corporate income tax during the period for which it was an S corporation.

  Beginning in 1997, the Company revoked its S corporation election. Therefore, beginning in 1997, the Company was subject to normal federal and state corporate income taxes.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the receivables approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management believes alternative telecommunication facilities could

                                  FGINET, INC.

         YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND NINE MONTHS
           ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, are each currently acquired from two sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Recent Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Comprehensive Income, which is required to be adopted in the year ended December 31, 1998. SFAS 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 ("SFAS 131"), Disclosures about Segments of an Enterprise and Related Information, which is required to be adopted for the year ended December 31, 1998. SFAS 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The disclosure for segment information on the financial statements is not expected to be material.

 Unaudited Interim Financial Information

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended September 30, 1997 and 1998, are not necessarily indicative of the results that may be expected for an entire year.

                                  FGINET, INC.

         YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND NINE MONTHS
           ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)


3. PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following:

                                                  DECEMBER 31,
                                                -----------------
                                                                  SEPTEMBER 30,
                                                  1996     1997        1998
                                                -------- -------- -------------
                                                                   (UNAUDITED)
   Computer equipment.......................... $175,900 $297,033   $603,041
   Furniture, fixtures, and office equipment...    7,649   16,590     21,324
                                                -------- --------   --------
                                                 183,549  313,623    624,365
   Less accumulated depreciation...............   23,259   72,497    128,847
                                                -------- --------   --------
                                                $160,290 $241,126   $495,518
                                                ======== ========   ========


4. INTANGIBLE ASSETS

  Intangible assets consisted of the following:

                                                    DECEMBER 31,
                                                   ---------------
                                                                   SEPTEMBER 30,
                                                    1996    1997       1998
                                                   ------- ------- -------------
                                                                    (UNAUDITED)
   Acquired customer base......................... $23,332 $28,612   $570,572
   Non-compete agreements.........................  10,385  13,385     46,805
                                                   ------- -------   --------
                                                    33,717  41,997    617,377
   Less accumulated amortization..................   5,619  18,237     32,173
                                                   ------- -------   --------
                                                   $28,098 $23,760   $585,204
                                                   ======= =======   ========

5. NOTES PAYABLE TO STOCKHOLDERS

  At December 31, 1997, the Company has a non-interest bearing note payable due to a stockholder in one payment in December, 1998. The fair value of the note payable approximated the carrying value.

                                  FGINET, INC.

         YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND NINE MONTHS
           ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)


6. COMMITMENTS

  The Company leases office space under non-cancelable operating lease agreements. Minimum future lease payments under non-cancelable operating leases is summarized as follows:

           1999................................ $ 39,054
           2000................................   40,132
           2001................................   38,463
           2002................................      150
                                                --------
           Total minimum lease payments........ $117,799
                                                ========

  The Company also has purchase commitments with various telecommunications providers for internet access. These non-cancelable agreements have varying terms and rates. No minimum purchase provisions apply to these agreements.

  Rent expense for the years ended December 31, 1995, 1996, and 1997 was $688, $10,485, and $26,560, respectively.

7. STOCK COMPENSATION

  In 1996, the Company recorded compensation expense of $75,000 for voting common stock issued to employed stockholders at less than fair value. Fair value for purposes of calculating compensation expense was the most recent sale price for voting common stock sold to outside investors. The difference between this amount and the amount paid by the employed shareholders was recorded as compensation expense.

8. STOCK OPTIONS

  The Board of Directors may grant voting and nonvoting common stock options to employees, board members, and others who contribute materially to the success of the Company. Stock options have been granted at prices which the Company's Board of Directors believe approximate the fair market value of its common stock at the date of grant, taking into consideration the stock's voting rights, transferability and liquidity. Individual grants generally become exercisable immediately. The contractual term of the options granted are five years from the date of grant.

                                  FGINET, INC.

         YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND NINE MONTHS
           ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)


8. STOCK OPTIONS (CONTINUED)

  Common stock option activity was as follows:

                                                              NUMBER OF WEIGHTED
                                                   NUMBER OF    NON-    AVERAGE
                                                    VOTING     VOTING   EXERCISE
                                                    SHARES     SHARES    PRICE
                                                   ---------  --------- --------
   Outstanding at December 31, 1995...............       --       --     $  --
     Options granted..............................  160,000       --      .125
     Options exercised............................ (160,000)      --      .125
                                                   --------      ---     -----
   Outstanding at December 31, 1996...............       --       --     $  --
                                                   ========      ===     =====

  There were no options granted during 1997 or outstanding at December 31, 1997.

  Had compensation expense related to stock options been determined based on fair value at the grant date for options granted during the year ended December 31, 1996, consistent with the provisions of SFAS 123, the Company's net loss would have been $124,364.

  The fair value of each option grant is estimated on the date of grant using the minimum value option pricing fair value model with the following assumptions used for grants in 1996: no dividend yield, a risk-free interest rate of 5.25%, and expected life of the option term of 4 years.

9. INCOME TAXES

  Based upon cumulative temporary differences, the Company recognized a deferred income tax liability of $9,603 as of December 31, 1997. This liability is mainly due to the book and tax timing differences for depreciation, and for the utilization of a net operating loss for the period subsequent to the revocation of the Company's S corporation election. The income tax provision of $9,603 for 1997 differs from the anticipated statutory expense of $3,000 principally because of the Company's change in tax status from an S corporation to a C corporation effective January 1, 1997.

  No pro forma provision for income taxes is reflected for the years ended December 31, 1995 and 1996 as the Company would have provided a full valuation allowance against the deferred tax asset had it been a C corporation.

10. ACQUISITIONS

  On August 16, 1996, the Company completed the acquisition of substantially all of the assets of NetJax, a company in the same line of business as the Company, in exchange for $64,000 in cash. The acquisition of NetJax has been accounted for using the purchase method and, accordingly, the acquired assets have been recorded at their estimated fair values as of August 16, 1996.

                                  FGINET, INC.

         YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND NINE MONTHS
           ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)


10. ACQUISITIONS (CONTINUED)

  The estimated fair value of the assets acquired on August 16, 1996 are as follows:

     Property and equipment............................................ $27,430
     Other current assets..............................................   2,855
     Three year non-compete agreement..................................  10,385
     Customer base of 375 customers....................................  23,330
                                                                        -------
       Total purchase price............................................ $64,000
                                                                        =======

  On October 20, 1997, the Company completed the acquisition of substantially all of the assets of Decatur Communications ("Decatur"), a company in the same line of business as the Company, in exchange for $8,280 in cash. The acquisition of Decatur has been accounted for using the purchase method and, accordingly, the acquired assets have been recorded at their estimated fair values as of October 20, 1997.

  The estimated fair value of the assets acquired on October 20, 1997 are as follows:

     Three year non-compete agreement................................... $3,000
     Customer base of 46 customers......................................  5,280
                                                                         ------
       Total purchase price............................................. $8,280
                                                                         ======

  On May 30, 1998, the Company completed the acquisition of substantially all of the assets of FGInet of Highland, a company in the same line of business as the Company, for $15,000 in cash and 20,000 shares of FGInet common voting stock valued at $1 per share. The acquisition of FGInet of Highland has been accounted for using the purchase method and, accordingly, the acquired assets have been recorded at their estimated fair values as of May 30, 1998.

  The estimated fair value of the assets acquired on May 30, 1998 are as follows:

     Property and equipment............................................ $ 8,000
     Two year non-compete agreement....................................   1,000
     Customer base of 200 customers....................................  26,000
                                                                        -------
       Total purchase price............................................ $35,000
                                                                        =======

11. SUBSEQUENT EVENTS

  On September 15, 1998, the Company entered into an agreement to acquire substantially all of the assets of Great Plains Group, Inc., a company in the same line of business as the Company, including an estimated customer base of 330 for an estimated purchase price of $81,000, contingent upon the final number of customers acquired to be determined on November 15,

                                  FGINET, INC.

         YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND NINE MONTHS
           ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND 1998 (UNAUDITED)


11. SUBSEQUENT EVENTS (CONTINUED)

1998. A portion of the purchase price relates to a non-compete agreement entered into by the Company and Great Plains Group, Inc. owners.

  On September 21, 1998, the Company entered into an agreement to acquire substantially all of the assets of Interactive Communications and Explorations, a partnership in the same line of business as the Company, including an estimated customer base of 1,340 for an estimated purchase price of $480,000, contingent upon the final number of customers acquired to be determined on November 15, 1998. A portion of the purchase price relates to a non-compete agreement entered into by the Company and Interactive Communications and Explorations owners.

  On September 28, 1998, the Company entered into an agreement to acquire a customer base estimated at 220 from FGInet of Mt. Zion, a company in the same line of business as the Company in exchange for 44,285 shares of FGInet common voting stock.

  On September 30, 1998, the Company entered into an agreement to acquire substantially all of the assets of Wyman Computer Services, a company in the same line of business as the Company, including an estimated customer base of 200, in exchange for $9,000 in cash.

  On September 30, 1998, the Company obtained a $100,000 bank line of credit guaranteed by a stockholder of the Company. Terms of the agreement require the Company to pay interest monthly at prime plus one and repay any unpaid principal on September 30, 1999.

  On October 2, 1998, the Company obtained an $80,000 bank line of credit collateralized by all accounts receivable, inventory, and equipment. Terms of the agreement require the Company to pay interest monthly at prime plus one and repay any unpaid principal on October 2, 1999.

12. SUBSEQUENT EVENT (UNAUDITED)

  The Company's stockholders have entered into an agreement whereby they will sell their shares in the Company to OneMain.com, Inc. ("OneMain.com"). The Company's stockholders will exchange their shares in the Company for cash and shares of common stock of OneMain.com concurrent with the consummation of the initial public offering ("IPO") of the common stock of OneMain.com. Additionally, the Company's stockholders will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company.

  Subsequent to the acquisition, the Company will continue to exist and maintain its status as a corporation.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To The Board of Directors and Stockholder of
Superhighway, Inc. d/b/a Indynet

  We have audited the accompanying balance sheets of Superhighway, Inc. d/b/a Indynet (the "Company") as of December 31, 1996 and 1997, and the related statements of operations, stockholder's equity, and cash flows for the seven-month period from June 1, 1995 (inception) to December 31, 1995 and the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Superhighway, Inc. d/b/a Indynet at December 31, 1996 and 1997, and the results of its operations and cash flows for the seven month period from June 1, 1995 (inception) to December 31, 1995 and the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young, LLP

Indianapolis, Indiana
October 23, 1998

                        SUPERHIGHWAY, INC. D/B/A INDYNET

                                 BALANCE SHEETS

                                                  DECEMBER 31,
                                                ----------------- SEPTEMBER 30,
                                                  1996     1997       1998
                                                -------- -------- -------------
                                                                   (UNAUDITED)
                    ASSETS
Current assets:
 Cash and cash equivalents..................... $ 19,877 $  9,623  $   30,606
 Accounts receivable, net of allowance for
  uncollectible accounts (1996-$18,500; 1997-
  $40,000; 1998-$40,000).......................  105,996  227,196     356,806
                                                -------- --------  ----------
    Total current assets.......................  125,873  236,819     387,412
Property and equipment, net of accumulated
 depreciation..................................  309,091  671,724     787,096
Other assets...................................      435   10,135      37,250
                                                -------- --------  ----------
    Total assets............................... $435,399 $918,678  $1,211,758
                                                ======== ========  ==========
     LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Line of credit................................ $     -- $ 50,000  $   98,500
 Accounts payable..............................   95,884   81,472     115,244
 Accrued expenses..............................   14,395   19,417      22,753
 Current portion of long-term debt.............       --   20,719      22,230
 Other current liabilities.....................    8,354   14,849      12,625
                                                -------- --------  ----------
   Total current liabilities...................  118,633  186,457     271,352
Long-term debt, net of current portion.........       --   28,889      12,021
Stockholder's equity:
 Common stock, no par value:
 Authorized--1,000 shares issued and
  outstanding--500 shares......................   87,503   87,503      87,503
 Retained earnings.............................  229,263  615,829     840,882
                                                -------- --------  ----------
   Total stockholder's equity..................  316,766  703,332     928,385
                                                -------- --------  ----------
   Total liabilities and stockholder's equity.. $435,399 $918,678  $1,211,758
                                                ======== ========  ==========



                            See accompanying notes.

                        SUPERHIGHWAY, INC. D/B/A INDYNET

                            STATEMENTS OF OPERATIONS

                          PERIOD FROM
                          JUNE 1, 1995
                          (INCEPTION)       YEAR ENDED           NINE MONTHS ENDED
                               TO          DECEMBER 31,            SEPTEMBER 30,
                          DECEMBER 31, ----------------------  ----------------------
                              1995        1996        1997        1997        1998
                          ------------ ----------  ----------  ----------  ----------
                                                                    (UNAUDITED)
NET REVENUES:
 Access revenues........    $235,025   $1,179,755  $2,004,474  $1,501,049  $2,176,760
 Other revenues.........      13,454       68,996     101,816      40,748      65,346
                            --------   ----------  ----------  ----------  ----------
   Total revenues.......     248,479    1,248,751   2,106,290   1,541,797   2,242,106
COSTS AND EXPENSES:
 Cost of access
  revenues..............      70,886      419,858     725,579     320,620     898,970
 Cost of other
  revenues..............       3,090       16,215      27,064      20,057      36,546
 Operations and
  customer support......      40,176      211,609     357,454     263,357     384,696
 Sales and marketing....      19,845      120,079     197,944     143,847     232,104
 General and
  administrative........      39,177      164,003     200,806     147,946     257,687
 Depreciation and
  amortization..........      46,878       78,408     137,431     154,602     117,265
                            --------   ----------  ----------  ----------  ----------
   Total cost and
    expenses............     220,052    1,010,172   1,646,278   1,050,429   1,927,268
Income from operations..      28,427      238,579     460,012     491,368     314,838
OTHER INCOME (EXPENSE):
 Interest income........          --           --          --          --         100
 Interest expense.......          --      (19,442)     (4,045)     (2,220)    (11,298)
 Other income
  (expense), net........          --      (13,501)    (49,233)     (9,319)    (10,061)
                            --------   ----------  ----------  ----------  ----------
   Total other income
    (expense)...........          --      (32,943)    (53,278)    (11,539)    (21,259)
Net income..............    $ 28,427   $  205,636  $  406,734  $  479,829  $  293,579
                            ========   ==========  ==========  ==========  ==========
UNAUDITED PRO FORMA
 INFORMATION:
Net income..............    $ 28,427   $  205,636  $  406,734  $  479,829  $  293,579
Pro forma income tax
 provision..............      11,161       83,177     162,148     190,148     118,296
                            --------   ----------  ----------  ----------  ----------
Pro forma net income
 (See Note 2)...........    $ 17,266   $  122,459  $  244,586  $  289,681  $  175,283
                            ========   ==========  ==========  ==========  ==========



                            See accompanying notes.

                        SUPERHIGHWAY, INC. D/B/A INDYNET

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                           COMMON STOCK                TOTAL
                                          -------------- RETAINED  STOCKHOLDER'S
                                          SHARES AMOUNT  EARNINGS     EQUITY
                                          ------ ------- --------  -------------
BALANCE AT JUNE 1, 1995 (DATE OF
 INCEPTION).............................    --   $    -- $     --    $     --
 Issuance of common stock...............   500    87,503       --      87,503
 Net income.............................    --        --   28,427      28,427
 Stockholder distributions..............    --        --   (3,000)     (3,000)
                                           ---   ------- --------    --------
BALANCE AT DECEMBER 31, 1995............   500    87,503   25,427     112,930
 Net income.............................    --        --  205,636     205,636
 Stockholder distributions..............    --        --   (1,800)     (1,800)
                                           ---   ------- --------    --------
BALANCE AT DECEMBER 31, 1996............   500    87,503  229,263     316,766
 Net income.............................    --        --  406,734     406,734
 Stockholder distributions..............    --        --  (20,168)    (20,168)
                                           ---   ------- --------    --------
BALANCE AT DECEMBER 31, 1997............   500    87,503  615,829     703,332
 Net income(unaudited)..................    --        --  293,579     293,579
 Stockholder distributions(unaudited)...    --        --  (68,526)    (68,526)
                                           ---   ------- --------    --------
BALANCE AT SEPTEMBER 30, 1998
 (UNAUDITED)............................   500   $87,503 $840,882    $928,385
                                           ===   ======= ========    ========




                            See accompanying notes.

                        SUPERHIGHWAY, INC. D/B/A INDYNET

                            STATEMENTS OF CASH FLOWS

                           PERIOD FROM
                           JUNE 1, 1995
                          (INCEPTION) TO     YEAR ENDED         NINE MONTHS ENDED
                           DECEMBER 31,     DECEMBER 31,          SEPTEMBER 30,
                          -------------- --------------------  --------------------
                               1995        1996       1997       1997       1998
                          -------------- ---------  ---------  ---------  ---------
                                                                   (UNAUDITED)
OPERATING ACTIVITIES:
Net income..............    $  28,427    $ 205,636  $ 406,734  $ 479,829  $ 293,579
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities:
 Depreciation and
  amortization..........       46,878       78,408    137,431    154,602    117,265
 Allowance for doubtful
  accounts..............        2,000       16,500     21,500     18,500         --
 Loss on write-off of
  equipment.............           --       13,501     49,233         --    100,061
 Changes in operating
  assets and
  liabilities:
   Accounts receivable..      (12,500)    (111,996)  (142,700)  (266,471)  (129,610)
   Other current
    assets..............          (35)        (400)    (9,700)    (8,500)   (36,115)
   Accounts payable and
    accrued expenses....       47,902       62,378     (9,390)   100,414     37,108
   Other current
    liabilities.........       10,457       (2,103)     6,495        858     (2,224)
                            ---------    ---------  ---------  ---------  ---------
Net cash provided by
 operating activities...      123,129      261,924    459,603    479,232    380,064
INVESTING ACTIVITIES:
Purchases of property
 and equipment..........     (214,086)    (233,793)  (549,297)  (525,418)  (260,196)
Proceeds from disposal
 of property and
 equipment..............           --           --         --         --     12,996
                            ---------    ---------  ---------  ---------  ---------
Net cash used in
 investing activities...     (214,086)    (233,793)  (549,297)  (525,418)  (247,200)
FINANCING ACTIVITIES:
Net proceeds under line
 of credit..............           --           --     50,000         --     48,500
Proceeds from issuance
 of long-term debt......           --           --     63,820     63,820         --
Principal payments of
 long-term debt.........           --           --    (14,212)    (9,407)   (35,354)
Distributions made to
 stockholder............       (3,000)      (1,800)   (20,168)   (20,168)  (125,027)
Proceeds from issuance
 of common stock........       87,503           --         --         --         --
                            ---------    ---------  ---------  ---------  ---------
Net cash provided by
 (used in) financing
 activities.............       84,503       (1,800)    79,440     34,245   (111,881)
                            ---------    ---------  ---------  ---------  ---------
Net (decrease) increase
 in cash and cash
 equivalents............       (6,454)      26,331    (10,254)   (11,941)    20,983
Cash and cash
 equivalents at
 beginning of period....           --       (6,454)    19,877     19,877      9,623
                            ---------    ---------  ---------  ---------  ---------
Cash and cash
 equivalents at end of
 period.................    $  (6,454)   $  19,877  $   9,623  $   7,936  $  30,606
                            =========    =========  =========  =========  =========
SUPPLEMENTAL CASH FLOW
 INFORMATION:
Cash paid for interest..    $      --    $  19,442  $   4,045  $   2,220  $  11,298
                            =========    =========  =========  =========  =========


                            See accompanying notes.

                       SUPERHIGHWAY, INC. d/b/a/ INDYNET

                         NOTES TO FINANCIAL STATEMENTS

1.ORGANIZATION

  Superhighway, Inc. d/b/a Indynet (the "Company") was incorporated as a Subchapter S Corporation under the laws of Indiana on June 1, 1995. The Company is a regional provider of Internet access. The Company's targeted markets include central Indiana and surrounding communities.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  All highly liquid investments with maturities of three months or less at the time of purchase are classified as cash equivalents.

 Property and Equipment

  Property and equipment, including leasehold improvements, are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between three to seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-

                        SUPERHIGHWAY, INC. d/b/a INDYNET

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Lived Assets and Long-Lived Assets to be Disposed of. The Company made no adjustments to the carrying values of the assets during the seven-month period from June 1, 1995 (inception) to December 31, 1995, and the years ended December 31, 1996 and 1997.

 Revenue Recognition

  The Company offers monthly contracts for Internet access that are generally billed for on the first day of the month. The Company recognizes access revenue as services are provided.

  The Company has entered into agreements to provide internet access and other internet services to various non-profit organizations in exchange for non-monetary goods and services. These agreements have been accounted for as non-monetary transactions and are recorded at the fair value of the services provided by the Company. During the seven-month period from June 1, 1995 (inception) to December 31, 1995 and the years ended December 31, 1996 and 1997, access revenues and cost of access revenues include $24,245, $98,811 and $197,578, respectively, of such non-monetary transactions.

 Costs of Revenues

  Cost of access revenues primarily consists of telecommunication expenses inherent in the network infrastructure. Cost of access revenues also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per- user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the seven-month period from June 1, 1995 (inception) to December 31, 1995 and the years ended December 31, 1996, and 1997, the Company expensed $1,301, $22,788 and $35,562, respectively, as advertising costs.

 Income Taxes

  Historically, the Company has elected by the consent of its stockholder, to be taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the Subchapter S provisions of the Code, the stockholder includes the Company's corporate income in his personal income tax return. Accordingly, the Company was not subject to federal and state corporate income tax during the period for which it was an S Corporation.

  The unaudited pro forma income tax information included in the statements of operations and Note 7 is presented in accordance with Statement of Financial Accounting Financial Standards No. 109, Accounting for Income Taxes, as if the Company had been subject to federal and certain state income taxes for the seven month period from June 1, 1995 (inception to) December 31,

                        SUPERHIGHWAY, INC. d/b/a INDYNET

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

1995, the years ended December 31, 1996 and 1997 and for the nine-month periods ended September 30, 1997 and 1998.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the receivables approximates fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, are each currently acquired from numerous sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Recent Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Comprehensive Income, which is required to be adopted in the year ended December 31, 1998. SFAS 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statement of Stockholders' Equity. The Company adopted SFAS 130 on January 1, 1998. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 ("SFAS 131"), Disclosures about Segments of an Enterprise and Related Information, which is required to be adopted for the year ended December 31, 1998. SFAS 131 changes the way public companies report segment information in annual financial

                        SUPERHIGHWAY, INC. d/b/a INDYNET

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The disclosure for segment information on the financial statements is not expected to be material.

 Unaudited Interim Financial Information

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended September 30, 1997 and 1998, are not necessarily indicative of the results that may be expected for an entire year.

3.PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                                1996     1997
                                                              -------- --------
   Computer equipment........................................ $405,678 $784,188
   Furniture, fixtures, and office equipment.................       --   11,122
   Leasehold improvements....................................    7,200   12,699
                                                              -------- --------
                                                               412,878  808,009
   Less accumulated depreciation and amortization............  103,787  136,285
                                                              -------- --------
                                                              $309,091 $671,724
                                                              ======== ========

4.LINE OF CREDIT

  The Company has a short-term line of credit with a bank. Borrowings against the line bear interest at the bank's prime rate (9.5% at December 31, 1997) plus 0.5%. The line is secured by and is personally guaranteed by the sole stockholder. Borrowings of $50,000 were outstanding against the line at December 31, 1997.

5.LONG-TERM DEBT

  Long-term debt consists of the following at December 31, 1997:

   Note payable to a bank, monthly installments of $2,041, including interest at 9.25 %. The note is collateralized by all assets of the
    Company and personally guaranteed by the sole stockholder..........  $49,608
   Less current portion................................................   20,719
                                                                         -------
                                                                         $28,889
                                                                         =======

                        SUPERHIGHWAY, INC. d/b/a INDYNET

5. LONG-TERM DEBT (CONTINUED)

  Principal payments on long-term debt are due as follows: 1998--$20,719; 1999--$22,756 and 2000--$6,052.

6.LEASE COMMITMENTS

  The Company leases office space on a month to month basis from the sole stockholder and is required to pay the common areas' expenses including maintenance, real estate taxes and other expense. Rent expense for seven-month period from June 1, 1995 (inception) to December 31, 1995 and the years ended December 31, 1996 and 1997 was $251, $7,713, and $37,264, respectively.

7.INCOME TAXES

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") to sell the outstanding stock of the Company and concurrent with the related initial public offering of OneMain.com (as more fully described in Note 8), the Company's status as an S Corporation under the Code will automatically terminate and normal federal and state corporate income tax rates will apply. Based upon the cumulative temporary differences, the Company would have recognized a deferred federal and state income tax expense and liability and of $26,910 as of December 31, 1997 and $59,137 as of September 30, 1998 (unaudited), had the termination of its election to be treated as an S Corporation occurred on those respective dates.

8.SUBSEQUENT EVENTS (UNAUDITED)

  The Company's stockholder has entered into an agreement whereby he will sell his shares in the Company to OneMain.com. The Company's stockholder will exchange his shares in the Company for cash and shares of common stock of OneMain.com concurrent with the consummation of the initial public offering ("IPO") of the common stock of OneMain.com. Additionally, the Company's stockholder will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist and maintain its status.

  The Company has entered into an agreement to purchase the computer equipment and customer lists of another Internet service provider. The final purchase price of approximately $23,800 is contingent upon customer retention as of September 30, 1998. The terms of the purchase agreement state that the remaining amount will be paid in the form of access services provided.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To The Director and Stockholder of
Lightspeed Net, Inc.

  We have audited the accompanying balance sheets of Lightspeed Net, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholder's equity, and cash flows for period from March 27, 1995 (inception) to December 31, 1995 and the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lightspeed Net, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for period from March 27, 1995 (inception) to December 31, 1995 and the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

  As discussed in Note 1 to the financial statements, the Company's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

Los Angeles, California
December 15, 1998

                              LIGHTSPEED NET, INC.

                                 BALANCE SHEETS

                                             DECEMBER 31,
                                        ------------------------  SEPTEMBER 30,
                                           1996         1997          1998
                                        -----------  -----------  -------------
                                                                   (UNAUDITED)
                ASSETS
Current assets:
 Cash.................................. $        --  $    55,863   $    63,546
 Accounts receivable...................     103,353      266,691       218,549
 Prepaid expenses......................      12,160       13,279         2,029
 Other current assets..................          --       17,758        23,184
                                        -----------  -----------   -----------
Total current assets...................     115,513      353,591       307,308
Property and equipment, net............     964,838    1,111,776     1,223,437
Other assets...........................       1,600       18,594        15,262
                                        -----------  -----------   -----------
Total assets........................... $ 1,081,951  $ 1,483,961   $ 1,546,007
                                        ===========  ===========   ===========
 LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
 Accounts payable...................... $    43,414  $   114,861   $    32,088
 Accounts payable, related party.......       5,447       78,913        69,194
 Accrued expenses......................      63,939      134,220        48,949
 Customer advances.....................      12,512       40,352        97,786
 Unearned revenues.....................      81,888      267,367       338,319
                                        -----------  -----------   -----------
   Total liabilities...................     207,200      635,713       586,336
Stockholder's equity:
 Common stock (no par value, 100,000
  shares authorized, 100 shares issued
  and outstanding).....................          --      874,751       874,751
 Additional paid-in capital............          --    1,240,273     1,430,962
 Proprietor's capital..................   2,325,540           --            --
 Accumulated deficit...................  (1,450,789)  (1,266,776)   (1,346,042)
                                        -----------  -----------   -----------
   Total stockholder's equity..........     874,751      848,248       959,671
                                        -----------  -----------   -----------
   Total liabilities and stockholder's
    equity............................. $ 1,081,951  $ 1,483,961   $ 1,546,007
                                        ===========  ===========   ===========


                            See accompanying notes.

                              LIGHTSPEED NET, INC.

                            STATEMENTS OF OPERATIONS

                          PERIOD FROM
                           MARCH 27,
                              1995            YEAR ENDED            NINE MONTHS ENDED
                         (INCEPTION) TO      DECEMBER 31,             SEPTEMBER 30,
                          DECEMBER 31,  ------------------------  ----------------------
                              1995         1996         1997         1997        1998
                         -------------- -----------  -----------  ----------  ----------
                                                                       (UNAUDITED)
REVENUES:
 Access revenues........   $  84,771    $ 1,124,474  $ 3,070,875  $2,071,459  $3,479,935
 Other revenues.........          --             --       15,026      14,641      41,695
                           ---------    -----------  -----------  ----------  ----------
   Total revenues.......      84,771      1,124,474    3,085,901   2,086,100   3,521,630
COST AND EXPENSES:
 Cost of access
  revenues..............     125,462        820,854    1,528,309     998,384   1,326,932
 Cost of other
  revenues..............          --             --        8,741       4,584      20,881
 Operations and
  customer support......      89,635        254,212      611,673     424,611     488,987
 Sales and marketing....      59,159        487,891      818,782     626,939     560,572
 General and
  administrative........     161,822        414,418      860,563     623,788     719,031
 Depreciation and
  amortization..........      33,922        212,659      500,692     298,114     485,999
                           ---------    -----------  -----------  ----------  ----------
   Total cost and
    expenses............     470,000      2,190,034    4,328,760   2,976,420   3,602,402
                           ---------    -----------  -----------  ----------  ----------
Loss from operations....    (385,229)    (1,065,560)  (1,242,859)   (890,320)    (80,772)
OTHER INCOME (EXPENSE):
 Interest income........          --             --        1,510       1,062       1,506
 Other expense..........          --             --      (25,427)         --          --
                           ---------    -----------  -----------  ----------  ----------
Total other income
 (expense)..............          --             --      (23,917)      1,062       1,506
                           ---------    -----------  -----------  ----------  ----------
Net loss................   $(385,229)   $(1,065,560) $(1,266,776) $ (889,258) $  (79,266)
                           =========    ===========  ===========  ==========  ==========



                            See accompanying notes.

                              LIGHTSPEED NET, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                           COMMON STOCK   ADDITIONAL                                TOTAL
                          ---------------  PAID-IN   PROPRIETOR'S  ACCUMULATED  STOCKHOLDER'S
                          SHARES  AMOUNT   CAPITAL     CAPITAL       DEFICIT       EQUITY
                          ------ -------- ---------- ------------  -----------  -------------
BALANCE AT MARCH 27,
 1997 (DATE OF
 INCEPTION).............    --   $     -- $       -- $        --   $        --   $        --
 Contribution...........    --         --         --     681,934            --       681,934
 Net loss...............    --         --         --          --      (385,229)     (385,229)
                           ---   -------- ---------- -----------   -----------   -----------
BALANCE AT DECEMBER 31,
 1995...................    --         --         --     681,934      (385,229)      296,705
 Contribution...........    --         --         --   1,643,606            --     1,643,606
 Net loss...............    --         --         --          --    (1,065,560)   (1,065,560)
                           ---   -------- ---------- -----------   -----------   -----------
BALANCE AT DECEMBER 31,
 1996...................    --         --         --   2,325,540    (1,450,789)      874,751
 Incorporation..........   100    874,751         --  (2,325,540)    1,450,789            --
 Contribution...........    --         --  1,240,273          --            --     1,240,273
 Net loss...............    --         --         --          --    (1,266,776)   (1,266,776)
                           ---   -------- ---------- -----------   -----------   -----------
BALANCE AT DECEMBER 31,
 1997...................   100    874,751  1,240,273          --    (1,266,776)      848,248
 Contribution
  (unaudited)...........    --         --    190,689          --            --       190,689
 Net loss (unaudited)...    --         --         --          --       (79,266)      (79,266)
                           ---   -------- ---------- -----------   -----------   -----------
BALANCE AT SEPTEMBER 30,
 1998 (UNAUDITED).......   100   $874,751 $1,430,962 $        --   $(1,346,042)  $   959,671
                           ===   ======== ========== ===========   ===========   ===========



                            See accompanying notes.

                              LIGHTSPEED NET, INC.

                            STATEMENTS OF CASH FLOWS

                           PERIOD FROM
                          MARCH 27, 1995       YEAR ENDED           NINE MONTHS ENDED
                          (INCEPTION) TO      DECEMBER 31,            SEPTEMBER 30,
                           DECEMBER 31,  ------------------------  ---------------------
                               1995         1996         1997         1997       1998
                          -------------- -----------  -----------  ----------  ---------
                                                                       (UNAUDITED)
OPERATING ACTIVITIES:
Net loss................    $(385,229)   $(1,065,560) $(1,266,776) $ (889,258) $ (79,266)
Adjustments to reconcile
 net loss to net cash
 provided by (used in)
 operating activities:
 Depreciation and
  amortization..........       33,922        212,659      500,692     298,114    485,999
 Provision for doubtful
  accounts..............          848         11,244       99,944      72,254     59,932
 Loss on sale or
  disposal of
  equipment.............           --             --       25,427          --         --
 Changes in operating
  assets and
  liabilities:
   Accounts receivable..      (12,488)      (102,957)    (263,282)   (156,917)   (11,790)
   Prepaid expenses.....           --        (12,160)      (1,119)        793     11,250
   Other current
    assets..............      (23,400)        23,400      (17,758)    (22,204)    (5,426)
   Other assets.........         (700)          (900)     (18,490)       (535)    (3,400)
   Accounts payable.....          920         47,941      144,913      32,281    (92,492)
   Customer advances....           --         12,512       27,840      21,144     57,434
   Accrued expenses.....        9,528         54,411       70,281      62,579    (85,271)
   Unearned revenues....        2,135         79,753      185,479     119,942     70,952
                            ---------    -----------  -----------  ----------  ---------
Net cash provided by
 (used in) operating
 activities.............     (374,464)      (739,657)    (512,849)   (461,807)   407,922
INVESTING ACTIVITIES:
Purchases of property
 and equipment..........     (307,470)      (903,948)    (696,561)   (525,329)  (590,928)
Proceeds from disposal
 of property and
 equipment..............           --             --       25,000          --         --
                            ---------    -----------  -----------  ----------  ---------
Net cash used in
 investing activities...     (307,470)      (903,948)    (671,561)   (525,329)  (590,928)
FINANCING ACTIVITIES:
Owner's capital
 contributions..........      681,934      1,643,605           --          --         --
Shareholder's capital
 contributions..........           --             --    1,240,273   1,023,123    190,689
                            ---------    -----------  -----------  ----------  ---------
Net cash provided by
 financing activities...      681,934      1,643,605    1,240,273   1,023,123    190,689
                            ---------    -----------  -----------  ----------  ---------
Net increase in cash....           --             --       55,863      35,987      7,683
Cash at beginning of
 period.................           --             --           --          --     55,863
                            ---------    -----------  -----------  ----------  ---------
Cash at end of period...    $      --    $        --  $    55,863  $   35,987  $  63,546
                            =========    ===========  ===========  ==========  =========
SUPPLEMENTAL CASH FLOW
 INFORMATION:
Cash paid for income
 taxes..................    $      --    $        --  $       800  $       --  $     800
                            =========    ===========  ===========  ==========  =========


                            See accompanying notes.

                              LIGHTSPEED NET, INC.

                         NOTES TO FINANCIAL STATEMENTS

               DECEMBER 31, 1996 AND 1997, AND SEPTEMBER 30, 1998

1. ORGANIZATION AND MANAGEMENT'S PLAN TO ADDRESS OPERATIONAL ISSUES AND
LIQUIDITY

  Lightspeed Net, Inc. (the "Company") is a regional provider of internet access with targeted markets in central California. The internet business operated as a line of business of Lightspeed Software, an affiliated company which is wholly owned by the sole stockholder of the Company, from March 27, 1995 (inception) to December 31, 1996. On June 28, 1996 the Company was incorporated and became a separate company beginning January 1, 1997. The assets and liabilities carved out were carried over at historical cost which approximated fair value.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The financial statements include the accounts of the Company for the year ended December 31, 1997 and the nine-months ended September 30, 1998 (unaudited). For the period March 27, 1995 (inception) to December 31, 1995 and the year ended December 31, 1996, the financial statements include revenues and cost of revenues directly attributable to internet services and expenses which have been allocated from Lightspeed Software on a specific identification basis. Further the Company shared certain employees and other resources with Lightspeed Software. Allocations from Lightspeed Software for indirect expenses for such shared resources have been made primarily on a proportional cost allocation method. Management believes these allocations are reasonable and that such expenses would not differ materially had the Company operated on a stand-alone basis for the period from March 27, 1995 (inception) to December 31, 1995 and the year ended December 31, 1996. The financial statements of the Company do not necessarily reflect the results of operations or financial position that would have existed had the Company been an independent company.

  The financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses since inception and has had negative cash flows from operations in all periods except the interim nine months ended September 30, 1998 (unaudited). In addition, management anticipates that its cash and working capital requirements in the short term cannot be met entirely from funds generated internally from operations.

  Management's operational and financing plans to address the above issues include continued focus on increasing its subscriber base and geographic coverage and obtaining equity and debt financing. The online services and internet markets are highly competitive. The Company believes that existing competitors, internet-based services, internet service providers, internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase

                              LIGHTSPEED NET, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

marketing spending; limit the Company's ability to expand its subscriber base and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between three to seven years.

 Impairment of Long-Lived Assets

  Management periodically determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of. When indicators of impairment of long-lived assets to be disposed of are present and the discounted future cash flows estimated to be generated by those assets is less than the carrying value of such assets, an impairment loss would be recorded by the Company. No such impairment losses have been identified by the Company.

 Stock Compensation

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123). SFAS 123 allows companies to account for stock-based compensation under either the new provisions of SFAS 123 or the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB
25), but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. The Company has chosen to continue accounting for its stock-based compensation in accordance with the provisions of APB 25.

 Revenue Recognition

  The Company recognizes internet access revenue when the services are provided. The Company offers contracts for internet access which are billed in the month prior to the

                              LIGHTSPEED NET, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

month of service. The Company has deferred recognizing revenue on these advance billings until earned.

  In June 1995, the Company entered into a strategic alliance with ACN Communications ("ACN") which provides for ACN to sell internet services provided by the Company as part of a telecommunications bundle of services. ACN markets, invoices and collects for these internet services provided by the Company. In return, ACN retains approximately 30% of the revenues received for these services, or a minimum of $22,000 per month. The remainder of the revenues are paid to the Company. Revenues from this alliance are included in access revenues in the statement of operations.

 Cost of Revenues

  Cost of access revenues primarily consists of telecommunication expenses inherent in the network infrastructure. Cost of access revenues also includes fees paid to lease the Company's backbone, other license fees paid to third-party software vendors, and product costs.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1997, 1996, and the period from March 27, 1995 (inception) to December 31, 1995, and the nine-month periods ended September 30, 1998 and 1997, the Company expensed $254,510, $274,284, $37,991, $101,130
(unaudited), and $207,606 (unaudited), respectively, as advertising costs.

 Income Taxes

  Historically, the Company has elected, by consent of its sole stockholder, to be taxed as a subchapter S Corporation, as provided by the Internal Revenue Code and the California Revenue and Taxation Code. Under the Subchapter S provisions, the Company's results of operations are reported in the individual income tax return of the sole stockholder. Accordingly, the Company was not subject to Federal and State corporate income tax during the period for which it was an S Corporation. The Company recorded California franchise tax provisions of $800 for the year ended December 31, 1997 and the nine months ended September 30, 1998.

  The unaudited pro forma income tax information included in the Statement of Operations and Note 7 is presented in accordance with Statement of Financial Accounting Standards No. 109, [Accounting for Income Taxes], as if the Company had been subject to federal and certain state income taxes for the years ended December 31, 1995, 1996 and 1997 and for the nine-month periods ended September 30, 1997 and 1998.

                              LIGHTSPEED NET, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the receivables approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers and high-performance routers, which are important components of its network, are each currently acquired from primarily one source. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Recent Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 Comprehensive Income (SFAS 130), which is required to be adopted in the year ended December 31, 1998. SFAS 130 requires that an enterprise classify items of other comprehensive income by their nature in the financial statements, and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the statement of stockholders' equity. The Company will be required to restate earlier periods provided for comparative purposes, and it is anticipated that the effect will be insignificant.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 ("SFAS 131"), Disclosures about Segments of an Enterprise and Related Information, which is required to be adopted for the year ended December 31, 1998. SFAS 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The disclosure for segment information on the financial statements is not expected to be material.

                              LIGHTSPEED NET, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Unaudited Interim Financial Information

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended September 30, 1997 and 1998, are not necessarily indicative of the results that may be expected for an entire year.

3. PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following:

                                             DECEMBER 31,
                                         ----------------------  SEPTEMBER 30,
                                            1996        1997         1998
                                         ----------  ----------  -------------
                                                                  (UNAUDITED)
Computer equipment...................... $1,181,406  $1,714,934   $ 2,284,351
Furniture, fixtures, and office equip-
 ment...................................         --      36,774        58,285
Automobiles.............................     30,013      30,013        30,013
                                         ----------  ----------   -----------
                                          1,211,419   1,781,721     2,372,649
Less accumulated depreciation...........   (246,581)   (669,945)   (1,149,212)
                                         ----------  ----------   -----------
                                         $  964,838  $1,111,776   $ 1,223,437
                                         ==========  ==========   ===========

4. COMMITMENTS

  The Company leases office space under non-cancelable operating lease agreements. The leases generally provide for renewal terms and the Company is required to pay a portion of the common areas' expenses including maintenance, real estate taxes and other expense. Rent expense for the years ended December 31, 1997, 1996, and the period from March 27, 1995 (inception) to December 31, 1995 was $74,719, $37,221, and $5,450, respectively. Rent expense for the nine months ended September 30, 1998 and 1997 was $113,813 (unaudited) and $45,161 (unaudited), respectively.

  Minimum future lease payments under operating leases with initial terms of one year or more consist of the following:

                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1997         1998
                                                      ------------ -------------
                                                                    (UNAUDITED)
   1998..............................................   $101,636     $134,617
   1999..............................................    123,562      165,187
   2000..............................................    113,064      151,970
   2001..............................................    103,642      139,231
   2002..............................................         --       37,041
   Thereafter........................................         --       18,884
                                                        --------     --------
   Total minimum lease payments......................   $441,904     $646,930
                                                        ========     ========

                             LIGHTSPEED NET, INC.

5. STOCK OPTION PLAN

  On July 24, 1998, the Company adopted the Lightspeed Net, Inc. Grant of Incentive Stock Option (the "Option Plan") which permits the Company to grant stock options to the Company's President. Under the Option Plan, the Company's President may purchase up to eleven shares of the Company's common stock at a price of $33,333.63 per share, the fair market value of the common stock on the grant date as determined by the Company's Board of Directors. The options granted under the Option Plan are fully vested and shall expire five years from the date of grant. Refer to Note 9 for a possible settlement of these options.

  Stock option activity was as follows:

                                                          WEIGHTED
                                                          AVERAGE    EXERCISE
                                               NUMBER OF  EXERCISE  PRICE PER
                                                SHARES     PRICE      SHARE
                                               --------- ---------- ----------
Outstanding at December 31, 1997..............     --    $       -- $       --
  Options granted.............................     11     33,333.63  33,333.63
  Options exercised...........................     --            --         --
  Options canceled or expired.................     --            --         --
                                                  ---    ---------- ----------
Outstanding at September 30, 1998 (Unau-
 dited).......................................     11    $33,333.63 $33,333.63
                                                  ===    ========== ==========
Exercisable at September 30, 1998.............     11    $33,333.63 $33,333.63

  Had compensation expense related to the Option Plan been determined based on fair value at the grant date for options granted during the nine months ended September 30, 1998 under the provisions of SFAS 123, the Company's net loss would have been increased by $10,017 (unaudited). The effect of applying SFAS 123 for purposes of recognizing compensation expense is not necessarily representative of the effects on reported net income for future periods.

  The fair value of the option grant was estimated on the date of grant using the minimum value option pricing fair value model as provided for under SFAS 123, with the following weighted-average assumptions used for grants in 1998: dividend yield of 0%, a risk-free interest rate of 5.54%, and expected life of the option term of six months. The weighted average fair values of the options granted in 1998 with a stock price equal to the exercise price is $10,017 (unaudited).

  As of September 30, 1998, the Company had no shares of common stock reserved for future issuance under the Option Plan.

6. PROFIT SHARING PLAN

  On December 28, 1989, Lightspeed Software, formerly known as MacSoft, entered into the MacSoft Profit Sharing Plan and Trust (the "Profit Plan"). As the stockholder has started additional companies, the Profit Plan has covered the employees of each of those companies. Under the terms of the Profit Plan, the sole stockholder of the Company historically

                              LIGHTSPEED NET, INC.

6. PROFIT SHARING PLAN (CONTINUED)

contributed 15% of the base salaries for all eligible employees to the Profit Plan. An employee becomes eligible for the Profit Plan after reaching the age of 21 and completing one year of service with the Company. Benefits under the Profit Plan vest at a rate of 20% per year after three to seven years of service. The Profit Plan for the Company and the affiliated companies is administered by a third party. Voluntary contributions to the Profit Plan in the amounts of $90,689, $49,434, and $8,351 were made by the Company for the years ended December 31, 1997, 1996, and the period from March 27, 1995 (inception) to December 31, 1995. The Company elected not to have a profit sharing contribution for 1998.

7. INCOME TAXES

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") to sell the outstanding stock of the Company and concurrent with the related initial public offering of OneMain.com as more fully described in Note 11, the Company's status as an S Corporation under the Code will automatically terminate and normal Federal and state corporate income tax rates will apply. Based upon the cumulative temporary differences, the Company would have recognized a deferred Federal and state income tax benefit and asset of $109,008 as of December 31, 1997 and $42,869 as of September 30, 1998
(unaudited), with a full valuation allowance had the termination of its election to be treated as an S Corporation occurred on those respective dates.

  No pro forma income tax benefit is reflected for the period from March 27, 1995 (inception) to December 31, 1995 and the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1997 (unaudited) and 1998 (unaudited) as the Company would have provided a full valuation allowance against the deferred tax asset had it been a C Corporation.

8. RELATED PARTY TRANSACTIONS

  The Company provides loans to its employees which are payable monthly and bear an interest rate of 10%. Amounts receivable from employee loans at December 31, 1996, 1997, and September 30, 1998 (unaudited) were $0, $17,758, and $23,184, respectively and are included in other assets on the balance sheet.

  The Company purchases most of its computer equipment from Lightspeed Technologies, Inc, an affiliated company which is wholly owned by the sole stockholder of the Company. Purchases from Lightspeed Technologies, Inc. for the years ended December 31, 1997, 1996, and the period from March 27, 1995 (inception) to December 31, 1995 were $877,373, $1,042,327, and $327,502, respectively. Purchases for the nine months ended September 30, 1998 and 1997 were $531,082 (unaudited) and $274,547 (unaudited), respectively. The Company believes that such purchases were made at the fair market value of the assets acquired.

                              LIGHTSPEED NET, INC.

8. RELATED PARTY TRANSACTIONS (CONTINUED)

  The Company leases a customer service center from the sole shareholder of the Company. Total rental expense paid for the years ended December 31, 1997, 1996, and the period from March 27, 1995 (inception) to December 31, 1995 was $60,000, $9,300 and $4,700 respectively. Rental expense for the nine months ended September 30, 1998 and 1997 was $45,000 (unaudited) and $45,000 (unaudited), respectively. On November 10, 1998, the Company entered a new agreement effective December 1, 1998 for three years increasing the monthly rent to $5,280 per month.

  On November 11, 1998, the Company entered into a lease agreement for a 36 strand fiber optic connection between two of its facilities from Lightspeed Software. The lease agreement is effective December 1, 1998 for three years at $900 per month.

9. SUBSEQUENT EVENT (UNAUDITED)

The Company's stockholder has entered into an agreement whereby he will sell his shares in the Company to OneMain.com. The Company's sole stockholder will exchange his shares in the Company for cash and shares of common stock of OneMain.com concurrent with the consummation of the initial public offering ("IPO") of the common stock of OneMain.com. Additionally, the Company's stockholder will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com. will become the sole stockholder of the Company and the Company will continue to exist.

  In connection with this agreement, the outstanding stock options will be canceled by a payment to the holder. As a result, in the period of cancellation the Company will recognize compensation expense equal to the amount payable for the cancellation.

                REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

To the Stockholders of
JPS.Net Corporation

  We have audited the accompanying balance sheets of JPS.Net Corporation as of December 31, 1997 and September 30, 1998, and the related statements of operations, stockholders' equity, and cash flows for the period January 31, 1997 (inception) to December 31, 1997 and the nine months ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of JPS.Net Corporation at December 31, 1997 and September 30, 1998, and the results of its operations and its cash flows for the period January 31, 1997 (inception) to December 31, 1997 and the nine-month period ended September 30, 1998, in conformity with generally accepted accounting principles.

  As discussed in Note 8 to the financial statements, the Company's recurring losses from operations and working capital deficiency raise substantial doubt about its ability to continue as a going concern. (Management's plans as to these matters are also described in Note 8.) These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

Vienna, Virginia
December 18, 1998

                              JPS.NET CORPORATION

                                 BALANCE SHEETS

                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1997         1998
                                                     ------------ -------------
                       ASSETS
Current assets:
 Cash and cash equivalents..........................  $  767,890   $ 1,076,893
 Restricted cash....................................          --       339,867
 Accounts receivable................................      79,186       135,859
 Short-term investments.............................          --       300,000
 Notes receivable from related parties..............      91,661       264,325
 Other current assets...............................      17,975       180,328
                                                      ----------   -----------
   Total current assets.............................     956,712     2,297,272
Property and equipment, net.........................     284,227       787,437
Other assets........................................       7,302        42,303
                                                      ----------   -----------
   Total assets.....................................  $1,248,241   $ 3,127,012
                                                      ==========   ===========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable, related parties.....................  $   59,217   $    32,572
 Note payable to former stockholder, current........          --       244,048
 Accounts payable...................................     354,328       191,263
 Accrued expenses...................................      83,354       381,944
 Unearned revenues..................................   1,730,649     4,268,750
                                                      ----------   -----------
   Total current liabilities........................   2,227,548     5,118,577
 Note payable to former stockholder, net of current
  portion...........................................          --       830,952
                                                      ----------   -----------
   Total liabilities................................   2,227,548     5,949,529
Stockholders' equity:
 Capital stock, no par value (10 million shares
  authorized; 5,000,000 and 4,708,947 shares issued
  and outstanding at December 31, 1997 and
  September 30, 1998, respectively).................      13,360        12,582
 Accumulated deficit................................    (992,667)   (2,835,099)
                                                      ----------   -----------
   Total stockholder's equity.......................    (979,307)   (2,822,517)
                                                      ----------   -----------
   Total liabilities and stockholders' equity.......  $1,248,241   $ 3,127,012
                                                      ==========   ===========


                            See accompanying notes.

                              JPS.NET CORPORATION

                            STATEMENTS OF OPERATIONS

                                       FOR THE PERIOD
                                      JANUARY 31, 1997    NINE MONTHS ENDED
                                       (INCEPTION) TO       SEPTEMBER 30,
                                      DECEMBER 31, 1997 ----------------------
                                            1997           1997        1998
                                      ----------------- ----------  ----------
                                                             (UNAUDITED)
NET REVENUES:
 Access revenues.....................    $2,060,390     $1,043,197  $5,913,748
 Other revenues......................        14,008         14,008      28,986
                                         ----------     ----------  ----------
   Total net revenues................     2,074,398      1,057,205   5,942,734
COSTS AND EXPENSES:
 Costs of access and other
  revenues...........................     1,121,368        513,496   2,400,345
 Operations, customer support, and
  general and administrative.........     1,573,726        729,551   3,354,956
 Sales and marketing.................       294,841        129,344     809,743
 Amortization........................        24,681         13,568      85,466
 Depreciation........................        52,428         32,855      88,729
                                         ----------     ----------  ----------
   Total costs and expenses..........     3,067,044      1,418,814   6,739,239
Loss from operations.................      (992,646)      (361,609)   (796,505)
                                         ----------     ----------  ----------
OTHER INCOME (EXPENSE):
 Interest income.....................         8,911          4,080      32,339
 Interest expense....................        (8,932)          (989)     (4,175)
                                         ----------     ----------  ----------
Loss before taxes....................    $ (992,667)    $ (358,518) $ (768,341)
                                         ----------     ----------  ----------
 Income tax provision................            --             --          --
                                         ----------     ----------  ----------
Net loss.............................    $ (992,667)    $ (358,518) $ (768,341)
                                         ==========     ==========  ==========


                            See accompanying notes.

                              JPS.NET CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                       TOTAL
                                  NUMBER OF  CAPITAL  ACCUMULATED  STOCKHOLDERS'
                                   SHARES     STOCK     DEFICIT       EQUITY
                                  ---------  -------  -----------  -------------
BALANCE AT JANUARY 31, 1997
 (INCEPTION)....................         --  $    --  $        --   $        --
 Issuance of capital stock......  5,000,000   13,360           --        13,360
 Net loss.......................         --       --     (992,667)     (992,667)
                                  ---------  -------  -----------   -----------
BALANCE AT DECEMBER 31, 1997....  5,000,000  $13,360  $  (992,667)  $  (979,307)
 Repurchase of capital stock....   (340,190)    (909)  (1,074,091)   (1,075,000)
 Issuance of capital stock......     49,137      131           --           131
 Net loss.......................                  --     (768,341)     (768,341)
                                  ---------  -------  -----------   -----------
BALANCE AT SEPTEMBER 30, 1998...  4,708,947  $12,582  $(2,835,099)  $(2,822,517)
                                  =========  =======  ===========   ===========



                            See accompanying notes.

                              JPS.NET CORPORATION

                            STATEMENTS OF CASH FLOWS

                                        FOR THE PERIOD    NINE MONTHS ENDED
                                       JANUARY 31, 1997     SEPTEMBER 30,
                                        (INCEPTION) TO   ---------------------
                                       DECEMBER 31, 1997   1997        1998
                                       ----------------- ---------  ----------
                                                             (UNAUDITED)
OPERATING ACTIVITIES:
Net loss.............................      $(992,667)    $(358,518) $ (768,341)
Adjustments to reconcile net loss to
 net cash provided by operating
 activities:
 Depreciation and amortization.......         77,109        46,423     174,195
 Loss on disposal of fixed assets....         84,900            --          --
 Changes in operating assets and
  liabilities:
   Prepaid expenses and other........        (25,277)           --    (161,179)
   Accounts receivable...............        (79,186)           --     (56,673)
   Other current assets..............        (91,661)      (51,891)   (173,838)
   Accounts payable..................        354,328        67,699    (163,065)
   Accrued expenses..................         83,354         3,392      94,978
   Unearned revenues.................      1,730,649     1,035,932   2,538,101
   Other current liabilities.........             --            --     203,613
                                           ---------     ---------  ----------
Net cash provided by operating
 activities..........................      1,141,549       743,037   1,687,791
                                           ---------     ---------  ----------
INVESTING ACTIVITIES:
Purchases of property and equipment..       (446,236)     (242,201)   (712,407)
Increase in investments and
 restricted cash.....................             --       (13,568)   (639,867)
                                           ---------     ---------  ----------
Net cash used in investing
 activities..........................       (446,236)     (255,769) (1,352,274)
                                           ---------     ---------  ----------
FINANCING ACTIVITIES:
Net proceeds from issuance of common
 stock...............................         13,360        13,360
Net proceeds from notes payable,
 related parties.....................         59,217         5,902     (26,514)
                                           ---------     ---------  ----------
Net cash (used in) provided by
 financing activities................         72,577        19,262     (26,514)
                                           ---------     ---------  ----------
Net increase in cash and cash
 equivalents.........................        767,890       506,530     309,003
Cash and cash equivalents at
 beginning of period.................             --            --     767,890
                                           ---------     ---------  ----------
Cash and cash equivalents at end of
 period..............................      $ 767,890     $ 506,530  $1,076,893
                                           =========     =========  ==========


                            See accompanying notes.

                              JPS.NET CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

  JPS.Net Corporation (the "Company") is a regional provider of Internet access. The Company was incorporated on January 31, 1997 under the laws of the State of California. All of the Company's stock was issued to two individuals for cash. These individuals had computer sales and consulting experience and in the months preceeding the Company's incorporation, had begun to provide Internet access services to subscribers.

  The Company was formed with the intention of building an Internet access subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base; and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the financial statements, the Company has incurred losses of $992,667 and $768,341 for the period from January 31, 1997 (date of inception) to December 31, 1997 and the nine-month period ended September 30, 1998, respectively. These losses have significantly weakened the Company's financial position and its ability to purchase equipment and meet current operating expenses, and, at September 30, 1998, the Company's current liabilities exceeded its current assets by $2,821,353.

  The Company is in the process of increasing the prices it charges for its services by approximately 40%. The satisfactory completion of these negotiations and increase in prices charged is essential as the Company has no other immediate plans that will provide sufficient cash flows to meet current operating requirements. Because the negotiations are still in progress, there can be no assurance that the Company will have sufficient funds to finance its future operations. All of these matters raise substantial doubt about the Company's ability to continue as a going concern and, in the event the negotiations for continued financing are unsuccessful and the increase in prices reduces the number of customers substantially, the Company has plans to substantially reduce the staffing at the Company. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classifications of liabilities that may result from the outcome of this uncertainty.

                              JPS.NET CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated using the straight- line method over the estimated useful lives, ranging between three to seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided.

 Costs of Access Revenues

  Costs of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Costs of access revenues also include reproduction fees for Web browser software based on a per-user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the period from January 31, 1997 (inception) to December 31, 1997, and the nine-month periods ended September 30, 1997 and 1998, the Company expensed $292,631, $127,314 (unaudited), and $332,406, respectively, as advertising costs.

 Income Taxes

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Financial Standards No. 109, Accounting for Income Taxes (SFAS 109). Under the

                              JPS.NET CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

 Recent Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 ("SFAS 131"), Disclosures about Segments of an Enterprise and Related Information, which, if the Company participates in the proposed IPO (see Note 10), is required to be adopted for the year ended December 31, 1998. SFAS 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The disclosure for segment information on the financial statements is not expected to be material.

 Financial Instruments

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. Management believes that the credit risk related to its deposits with financial institutions is minimal.

  The Company grants credit without collateral to its customers, however ongoing credit evaluations of customers' financial condition are performed. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the Company's large customer base.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, are each currently acquired from varied sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are

                              JPS.NET CORPORATION

2. SIGNIFICANT OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Unaudited Interim Financial Information

  The accompanying unaudited statements of operations and cash flows for the nine months ended September 30, 1997 together with the related notes have been prepared in accordance with generally accepted accounting principles for the interim financial reporting and in compliance with Article 10 of Regulation S-
X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring materials) considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended September 30, 1997 and 1998 are not necessarily indicative of results that may be expected for an entire year.

3. RESTRICTED CASH

  In 1998, the Company entered into an agreement with a financial institution (the "Institution") whereby the Institution provided credit card processing and payment services to the Company. As a requirement of performing the services, the Institution required that the Company pay for such services and maintain an amount on deposit with the Institution equal to 10% of the total dollar amount of credit card receipts processed by the Institution on behalf of the Company over the course of the immediately preceding six months. Any amounts exceeding the 10% threshold described above were deposited in the Company's operating bank account. The Institution reserves the right to use the deposit as its first recourse to offset any losses it may incur due to the inability of the Company to perform services where payment was received in advance from customers, and where the Institution might be held liable by the customer or another financial institution under the terms of the credit card agreements with such customers or financial institutions. As of September 30, 1998 the total amounts held on reserve by the Institution were approximately $340,000.

4. PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following:

                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1997         1998
                                                     ------------ -------------
Computer equipment..................................   $141,590     $ 532,106
Capitalized line installation.......................    176,528       397,033
Furniture, fixtures, and office equipment...........     15,659        21,366
                                                       --------     ---------
                                                        333,777       950,505
Less accumulated depreciation and amortization......    (49,550)     (163,068)
                                                       --------     ---------
                                                       $284,227     $ 787,437
                                                       ========     =========

                              JPS.NET CORPORATION

5. NOTE PAYABLE TO FORMER STOCKHOLDER

  In September 1998, the Company entered into an agreement with a stockholder whereby the Company agreed to repurchase all of the outstanding shares held by the stockholder for $1,075,000. A note payable to the stockholder, in the amount of $1,075,000, bearing an annual interest rate of 7%, was issued by the Company at September 30, 1998, in exchange for the 340,190 shares held by the stockholder. The fair value of the shares repurchased was established based on an bona fide offer to purchase all the outstanding shares of the Company by another entity for approximately $15,800,000. This offer was rejected by the Company. In accordance with Accounting Research Bulletin 43, the Company chose to allocate the purchase price of the stock between common stock and retained deficit. As a result, as of September 30, 1998, common stock was reduced by $909 or $0.0027 per share, based on the price paid by the stockholder at time of purchase. The remainder, or $1,074,091, was allocated to retained deficit.

  Scheduled payments of principal on the note payable for the next five years are as follows:

            YEAR ENDING DECEMBER 31,             AMOUNT
            ------------------------           ----------
            1998.............................. $   47,597
            1999..............................    297,506
            2000..............................    319,013
            2001..............................    342,075
            2002..............................     68,809
                                               ----------
                                               $1,075,000
                                               ==========

6. LEASE COMMITMENTS

  The Company leases office space and various office and computer equipment under non-cancelable operating lease agreements. The leases generally provide for renewal terms. Rent expense for the period January 31, 1997 (inception) to December 31, 1997 and for the nine-month periods ended September 30, 1997 and 1998 was approximately $78,000, $42,000 (unaudited), and 137,000 respectively.

  Minimum future lease payments under operating leases are summarized as follows:

            YEAR ENDING
            DECEMBER 31,                         AMOUNT
            ------------                       ----------
            1998.............................. $  619,731
            1999..............................  2,047,906
            2000..............................    914,896
                                               ----------
            Total minimum lease payments...... $3,582,533
                                               ==========

                              JPS.NET CORPORATION

7. INCOME TAXES

  The tax effects of temporary differences that give rise to significant portions of potential deferred tax assets and deferred tax liabilities are presented below:

                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1997         1998
                                                      ------------ -------------
     Net operating losses............................  $ 328,441     $ 563,487
     Accrued expenses................................         --        81,108
                                                       ---------     ---------
     Total deferred tax assets.......................    328,441       644,595
     Depreciation and amortization...................    (18,314)      (32,912)
                                                       ---------     ---------
     Net deferred tax asset..........................    310,127       611,683
                                                       ---------     ---------
     Valuation allowance.............................   (310,127)     (611,683)
                                                       ---------     ---------
     Net deferred tax asset..........................  $      --     $      --
                                                       =========     =========

  The Company is in a net deferred tax asset position at September 30, 1998 and December 31, 1997 (before the consideration of a valuation allowance). However, in light of the Company's history of operating losses, the Company has established a valuation reserve for the entire amount of the net deferred tax assets.

  The income tax provisions for Federal and state income taxes for both the period from January 31, 1997 (inception) to December 31, 1997 and the nine months ended September 30, 1997 are zero.

  The Company did not recognize an income tax benefit for the period from January 31, 1997 (inception) through December 31, 1997 nor for the nine months ended September 30, 1998 of approximately $310,000 and $300,000, respectively due to aforementioned uncertainties concerning the Company's ability to realize deferred tax assets.

8. RELATED PARTY TRANSACTIONS

  The Company had two notes receivable from related parties which totaled $91,661 and $264,325 as of December 31, 1997 and September 30, 1998,
respectively. The first note receivable amounted to $46,702 and $154,449 as of December 31, 1997 and September 30, 1998, respectively, and relates to a line of credit to a stockholder approved by the Company. The line of credit may not exceed $374,000. The note is payable on demand and accrues interest at a rate of 5% annually on unpaid balances. The second note receivable amounted to $44,959 and $109,876 as of December 31, 1997 and September 30, 1998,
respectively, and relates to a loan made by the Company to a former stockholder. The note is payable on demand and accrues interest at a rate of 7% annually on unpaid balances.

                              JPS.NET CORPORATION

9. RELATED PARTY TRANSACTIONS (CONTINUED)

  The Company had four notes payable which it assumed on behalf of a related party and which amounted to $59,217 and $32,572 at December 31, 1997 and September 30, 1998, respectively. The first note payable amounted to $8,396 and $0 as of December 31, 1997 and September 30, 1998, respectively, and relates to a loan by an acquaintance of a stockholder of the Company, which was assumed by the Company upon its incorporation.

  The note is payable on demand and accrues interest at a rate of 36.8% annually on unpaid balances. The note was paid off in full in 1998. The second note payable which amounted to $16,164 and $2,926 at December 31, 1997, and September 30, 1998, respectively, relates to a loan by an relative of a stockholder of the Company, which was assumed by the Company upon its incorporation. The note is payable on demand and accrues interest at a rate of 15% annually on unpaid balances. The third and fourth note payable which amounted to $34,657 and $29,646 as of December 31, 1997, and September 30, 1998, respectively, relate to loans assumed by the Company on behalf a stockholder of the Company. The notes accrue interest at a rate of 16% annually on unpaid balances. The notes will be assumed by one of the Company's stockholders on October 1, 1998, and thus are treated as current liabilities at December 31, 1997 and September 30, 1998.

10. LITIGATION

  The Company is involved in litigation arising in the ordinary course of business. After consultation with legal counsel, management anticipates that these matters will be resolved without material adverse effect on the Company's financial position.

11. SUBSEQUENT EVENT (UNAUDITED)

  The Company and its stockholders have entered into an agreement whereby the stockholders will sell their stock in the Company to OneMain.com, Inc. ("OneMain.com"). The Company's stockholders will exchange their stock in the Company for cash and shares of common stock of OneMain.com concurrent with the consummation of the initial public offering ("IPO") of the common stock of OneMain.com. Additionally, the Company's members will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-half of the difference between total revenue for the Company for the 12 months ended September 30, 1999 and the revenues for the Company for the period from June 1, 1998 through September 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER WE NOR THE UNDERWRITERS HAVE AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WHEN YOU MAKE A DECISION ABOUT WHETHER TO INVEST IN OUR COMMON STOCK, YOU SHOULD NOT RELY UPON ANY INFORMATION OTHER THAN THE INFORMATION IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPEC-TUS NOR SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPEC-TUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THESE SHARES OF THE COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

                                  ----------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Summary..................................................................   1
Risk Factors.............................................................   8
The Company..............................................................  20
The Transactions.........................................................  20
Use of Proceeds..........................................................  23
Dividend Policy..........................................................  23
Capitalization...........................................................  24
Dilution.................................................................  25
Selected Combined Pro Forma Financial Data...............................  27
Selected Historical Financial Data for Our ISPs..........................  29
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  33
Business.................................................................  65
Management...............................................................  76
Certain Transactions.....................................................  83
Principal Stockholders...................................................  86
Description of Capital Stock.............................................  87
Shares Available for Future Sale.........................................  91
Underwriting.............................................................  94
Experts..................................................................  97
Legal Matters............................................................ 100
Additional Information................................................... 100
Glossary of Technical Terms.............................................. G-1
Index to Financial Statements............................................ F-1

                                  ----------

 UNTIL      , 1999 (25 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING), ALL
DEALERS THAT BUY, SELL OR TRADE THESE SHARES OF COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                      Shares

                                    [LOGO]

                               ONEMAIN.COM, INC.

                                 Common Stock

                                  -----------

                                  PROSPECTUS

                                  -----------

                                BT ALEX. BROWN

                          SOUNDVIEW TECHNOLOGY GROUP

                            WIT CAPITAL CORPORATION

                                      , 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth all fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All amounts shown are estimates except for the registration fee and the NASD filing fee.

                                                                        AMOUNT
                                                                        -------
   Securities and Exchange Commission registration fee................. $39,963
   NASD filing fee.....................................................  14,875
   Nasdaq National Market listing fee..................................  95,000
   Accounting fees and expenses........................................      *
   Legal fees and expenses.............................................      *
   Printing and engraving expenses.....................................      *
   Transfer agent and registrar fees...................................      *
   Miscellaneous expenses..............................................      *
                                                                        -------
     Total............................................................. $    *
                                                                        =======

  --------
  * To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Certificate of Incorporation and Bylaws of the Registrant provide for the indemnification of the Registrant's directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the General Corporation Law of the State of Delaware (the "DGCL"), except that the Registrant will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by the person only if the proceeding (or part thereof) was authorized by the Registrant's Board of Directors. The indemnification provided under the Certificate of Incorporation and Bylaws includes the right to be paid by the Registrant the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Pursuant to the Bylaws, if a claim for indemnification is not paid by the Registrant within 60 days after a written claim has been received by the Registrant, the claimant may at any time thereafter bring an action against the Registrant to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting the action.

  As permitted by the DGCL, the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

  Under the Bylaws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not the Registrant would have the power to indemnify the person against such liability under the provisions of the DGCL. The Registrant intends to purchase director and officer liability insurance on behalf of its directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  (a) On August 19, 1998, in connection with its formation, the Registrant sold
(i) 2,000,000 shares of its common stock, $.001 par value per share ("Common Stock"), to Jonathan J. Ledecky, (ii) 1,500,000 shares of its Common Stock to Stephen E. Smith and (iii) 1,052,500 shares of its Common Stock to Dewey K. Shay, in each case for cash at a price per share of $0.01 for an aggregate consideration of $45,525. These sales were effected without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

  (b) On October 19, 1998, in connection with entering into a Senior Management Agreement, Martin R. Lyons purchased 200,000 shares of Common Stock at a price per share of $0.05 for an aggregate consideration of $10,000, paid $200 in cash and a note in the amount of $9,800. This sale was effected without registration under the Securities Act in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

  (c) On November 10, 1998, in connection with entering into a Senior Management Agreement, Merrill L. Stout purchased 25,000 shares of Common Stock at a purchase price per share of $0.05 for an aggregate consideration of $1,250, paid in cash. This sale was effected without registration under the Securities Act in reliance upon the exemption for registration contained in
Section 4(2) of the Securities Act.

  Prior to filing this Registration Statement, the Registrant agreed to issue approximately 6,087,211 shares of its Common Stock to 117 persons in exchange for all the stock or limited liability company interests held by these persons in the 17 companies the Registrant will acquire upon completion of its initial public offering. If the Registrant does not complete its initial public offering prior to March 31, 1998, the number of shares of Common Stock issued to these persons will increase by 3% to a total of 6,269,826 shares of Common Stock. The stock and limited liability company interests to be acquired by the Registrant in exchange for these shares have been valued at a total of approximately $60.9 million by the Registrant. The Transactions were effected without registration under the Securities Act in reliance upon the exemption from registration contained in Rule 506 of Regulation D promulgated under
Section 4(2) of the Securities Act.

  Each of the foregoing transactions was effected without the use of an underwriter.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS

    1.1*  Form of Underwriting Agreement
    3.1*  Amended and Restated Certificate of Incorporation of the Registrant
    3.2*  Amended and Restated Bylaws of the Registrant
    5.1*  Opinion of Hogan & Hartson L.L.P.
   10.1*  Stock Purchase Agreement among the Registrant, United States
          Internet, Inc. and certain shareholders of United States Internet,
          Inc.
   10.2* Form of Stock Purchase Agreement among the Registrant and certain individual shareholders of United States Internet, Inc.
   10.3* Stock Purchase Agreement among the Registrant, JPS.Net Corporation and the shareholders of JPS.Net Corporation.
   10.4* Stock Purchase Agreement among the Registrant, D&E SuperNet, Inc. and the shareholder of D&E SuperNet, Inc.
          Senior Management Agreement between the Registrant and Stephen E.
   10.5*  Smith
   10.6*  Senior Management Agreement between the Registrant and Dewey K. Shay
          Senior Management Agreement between the Registrant and Martin R.
   10.7*  Lyons
          Senior Management Agreement between the Registrant and Allon H.
   10.8*  Lefever
   10.9*  Employment Agreement between the Registrant and Michael C. Crabtree
   10.10* Registration Rights Agreement among the Registrant and certain stockholders of the Registrant
   10.11* OneMain.com, Inc. 1999 Stock Option and Incentive Plan
   10.12* OneMain.com, Inc. 1999 Employee Stock Purchase Plan
   11.1*  Computation of Per Share Earnings
   21.1*  Subsidiaries of the Registrant
   23.1   Consent of Ernst & Young LLP, Independent Auditors (OneMain.com)
   23.2   Consent of Ernst & Young LLP, Independent Auditors (D&E Supernet)
   23.3   Consent of Ernst & Young LLP, Independent Auditors (SunLink, Inc.)
   23.4   Consent of Ernst & Young LLP, Independent Auditors (LebaNet, Inc.)
          Consent of Grant Thornton LLP, Independent Auditors (Southwind
   23.5   Internet Access, Inc.)
          Consent of Ernst & Young LLP, Independent Auditors (Horizon Internet
   23.6   Technologies, Inc.)
          Consent of Coulter & Justus, P.C., Independent Auditors (United
   23.7   States Internet, Inc.)
          Consent of Ernst & Young LLP, Independent Auditors (Internet Partners
   23.8   of America, LC)
          Consent of Lopez, Levi & Associates, P.A., Independent Auditors
   23.9   (Netrox, LLC)
   23.10  Consent of Ernst & Young LLP, Independent Auditors (ZoomNet, Inc.)
          Consent of Ernst & Young LLP, Independent Auditors (Palm.Net, USA,
   23.11  Inc.)
          Consent of Ernst & Young LLP, Independent Auditors (Internet Access
   23.12  Group, Inc.)
          Consent of Ernst & Young LLP, Independent Auditors (Midwest Internet,
   23.13  L.L.C.)
   23.14  Consent of Kevin J. Tochtrop, Certified Public Accountant,
          Independent Auditors (Internet Solutions, LLC)
   23.15  Consent of Ernst & Young LLP, Independent Auditors (FGInet, Inc.)
          Consent of Ernst & Young LLP, Independent Auditors (Superhighway,
   23.16  Inc.)

   23.17   Consent of Ernst & Young LLP, Independent Auditors (Lightspeed Net, Inc.)
   23.18   Consent of Ernst & Young LLP, Independent Auditors (JPS.Net Corporation)
   23.19*  Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
   23.20   Consent of Allon H. Lefever (Director Nominee)
   23.21   Consent of Michael C. Crabtree (Director Nominee)
   23.22   Consent of Thomas R. Eisenmann (Director Nominee)
   27.1    Financial Data Schedule
   99.1*   Form of Rule 134 e-mail Notice to Wit Capital Corporation Members
   99.2*   Form of Rule 134 e-mail Notice to e-Dealer Customers
   99.3*   Form of Rule 134 e-mail Notice to Subscribers of Companies to be Acquired by Registrant
   99.4*   Text of Wit Capital Corporation Website Established for this Offering

  --------
  * To be filed by amendment.

  (B) FINANCIAL STATEMENT SCHEDULES

  Schedules have been omitted because the information required to be set forth therein is not applicable or is included elsewhere in the Financial Statements or the notes thereto.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as may be required by the underwriter to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SOUTHAMPTON, NEW YORK, ON THE 28TH DAY OF DECEMBER, 1998.

                                          ONEMAIN.COM, INC.


                                          By       /s/ Stephen E. Smith
                                             ----------------------------------
                                                     STEPHEN E. SMITH
                                               CHAIRMAN, PRESIDENT AND CHIEF
                                                     EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                NAME                            TITLE                DATE

        /s/ Stephen E. Smith            Chairman, President   December 28, 1998
-------------------------------------    and Chief Executive
          STEPHEN E. SMITH               Officer and
                                         Director (Principal
                                         Executive Officer)

          /s/ Dewey K. Shay             Vice President and    December 28, 1998
-------------------------------------    Chief Financial
            DEWEY K. SHAY                Officer (Principal
                                         Financial and
                                         Accounting Officer)

                                 EXHIBIT INDEX

 EXHIBIT                                                                  PAGE
 NUMBER                             EXHIBITS                             NUMBER
 -------                            --------                             ------
  1.1*   Form of Underwriting Agreement
         Amended and Restated Certificate of Incorporation of the
  3.1*   Registrant
  3.2*   Amended and Restated Bylaws of the Registrant
  5.1*   Opinion of Hogan & Hartson L.L.P.
 10.1*   Stock Purchase Agreement among the Registrant, United States
         Internet, Inc. and certain shareholders of United States
         Internet, Inc.
 10.2*   Form of Stock Purchase Agreement among the Registrant and
         certain individual shareholders of United States Internet,
         Inc.
 10.3*   Stock Purchase Agreement among the Registrant, JPS.Net
         Corporation and the shareholders of JPS.Net Corporation
 10.4*   Stock Purchase Agreement among the Registrant, D&E SuperNet,
         Inc. and the shareholder of D&E SuperNet, Inc.
         Senior Management Agreement between the Registrant and
 10.5*   Stephen E. Smith
         Senior Management Agreement between the Registrant and Dewey
 10.6*   K. Shay
         Senior Management Agreement between the Registrant and Martin
 10.7*   R. Lyons
         Senior Management Agreement between the Registrant and Allon
 10.8*   H. Lefever
         Employment Agreement between the Registrant and Michael C.
 10.9*   Crabtree
 10.10*  Registration Rights Agreement among the Registrant and certain stockholders of the Registrant
 10.11*  OneMain.com, Inc. 1999 Stock Option and Incentive Plan
 10.12*  OneMain.com, Inc. 1999 Employee Stock Purchase Plan
 11.1*   Computation of Per Share Earnings
 21.1*   Subsidiaries of the Registrant
         Consent of Ernst & Young LLP, Independent Auditors
 23.1    (OneMain.com)
         Consent of Ernst & Young LLP, Independent Auditors (D&E
 23.2    Supernet)
         Consent of Ernst & Young LLP, Independent Auditors (SunLink,
 23.3    Inc.)
         Consent of Ernst & Young LLP, Independent Auditors (LebaNet,
 23.4    Inc.)
         Consent of Grant Thornton LLP, Independent Auditors
 23.5    (Southwind Internet Access, Inc.)
         Consent of Ernst & Young LLP, Independent Auditors (Horizon
 23.6    Internet Technologies, Inc.)
         Consent of Coulter & Justus, P.C., Independent Auditors
 23.7    (United States Internet, Inc.)
 23.8    Consent of Ernst & Young LLP, Independent Auditors (Internet
         Partners of America, LC)
         Consent of Lopez, Levi & Associates, P.A., Independent
 23.9    Auditors (Netrox, LLC)
         Consent of Ernst & Young LLP, Independent Auditors (ZoomNet,
 23.10   Inc.)
         Consent of Ernst & Young LLP, Independent Auditors (Palm.Net,
 23.11   USA, Inc.)
         Consent of Ernst & Young LLP, Independent Auditors (Internet
 23.12   Access Group, Inc.)
         Consent of Ernst & Young LLP, Independent Auditors (Midwest
 23.13   Internet, L.L.C.)
 23.14   Consent of Kevin J. Tochtrop, Certified Public Accountant,
         Independent Auditors (Internet Solutions, LLC)
         Consent of Ernst & Young LLP, Independent Auditors (FGInet,
 23.15   Inc.)
         Consent of Ernst & Young LLP, Independent Auditors
 23.16   (Superhighway, Inc.)
         Consent of Ernst & Young LLP, Independent Auditors
 23.17   (Lightspeed Net, Inc.)
         Consent of Ernst & Young LLP, Independent Auditors (JPS.Net
 23.18   Corporation)
 23.19*  Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
 23.20   Consent of Allon H. Lefever (Director Nominee)
 23.21   Consent of Michael C. Crabtree (Director Nominee)
 23.22   Consent of Thomas R. Eisenmann (Director Nominee)
 27.1    Financial Data Schedule

99.1*  Form of Rule 134 e-mail Notice to Wit Capital Corporation Members
99.2*  Form of Rule 134 e-mail Notice to e-Dealer Customers
99.3*  Form of Rule 134 e-mail Notice to Subscribers of Companies to be Acquired by Registrant
99.4*  Text of Wit Capital Corporation Website Established for this Offering

--------
* To be filed by amendment.